As filed with the Securities and Exchange Commission on October 22, 2007

Registration No. 333-146138
Securities and Exchange Commission
Washington, D.C. 20549 - 2001

PRE-EFFECTIVE AMENDMENT NO. 1
FORM S-4
Registration Statement
Under the Securities Act of 1933
U.S. ENERGY CORP.
(Exact name of registrant as specified in its charter)
Wyoming	1094	83-0205516
State or other jurisdiction of incorporation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number

877 North 8th West, Riverton, Wyoming 82501; Tel. 307.856.9271
(Address, including zip code, and telephone number, including area code, of issuer’s principal executive offices)
Robert Scott Lorimer, 877 North 8th West
Riverton, WY 82501; Tel. 307.856.9271
(Name, address, including zip code, and telephone number of agent for service)
Copies to:	Stephen E. Rounds
The Law Office of Stephen E. Rounds
1544 York Street, Suite 110, Denver, CO 80206
Tel: 303.377.6997; Fax: 303.377.0231 Scot Anderson and Ryan Arney Davis Graham & Stubbs LLP 1550 17th Street, Suite 500, Denver, CO 80202 Tel. 303.892.9400; Fax 303.893.1379
_______________

Approximate date of commencement and end of proposed sale to the public: At the effective time of the merger described in this registration statement, which shall occur as soon as practicable after the effective date of this registration statement and the satisfaction or waiver of all conditions to closing such merger.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [  ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	Maximum
	Amount of	Maximum	Aggregate
Title of Each	Securities to	Offering	Dollar Price
Class	be Registered	Price Per	of Securities to	Amount of
of Securities	in Offering	Security	be Registered	Fee

Common Stock	2,876,188	$2.27	$6,528,950	$200.44

(1)
Pursuant to rule 457(f)(1), the maximum aggregate offering price is based on the average of the high and low sales prices of Crested Corp. common stock as reported on OTCBB for the five trading days preceding September 17, 2007, and computed based on the estimated maximum number of 2,876,188 shares of U.S. Energy Corp. common stock that may be exchanged for the Crested Corp. common stock.  The fee rate is $30.70 per million dollars of the aggregate offering market price.

(2)	Represents the maximum number of shares issuable by U.S. Energy Corp. upon consummation of the merger with Crested Corp. U.S. Energy Corp. shall be the surviving entity in the merger.

Delaying amendment under rule 473(a):  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to section 8(a), may determine.

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY PROXY STATEMENT/PROSPECTUS
DATED OCTOBER 22, 2007, SUBJECT TO COMPLETION
MERGER PROPOSED—YOUR VOTE IS IMPORTANT

Dear Shareholders:

The boards of directors of Crested Corp. (“Crested”) and U.S. Energy Corp. (“USE”) have approved a merger of Crested with and into USE.

If the merger is completed, Crested shareholders (other than USE) will receive 1 share of USE’s common stock (par value $0.01 per share) for each 2 shares of Crested’s common stock (par value $0.001 per share), for a total of 2,876,188 shares of USE common stock.  USE will receive no shares in the merger.  The implied value of one share of Crested common stock on August 21, 2007, the last practicable trading day before the distribution of this proxy statement/prospectus, was $2.37, based on the $4.74 per share closing price of USE common stock on that date.  This value will fluctuate prior to the completion of the merger.  Crested’s common stock is traded on the Over-the-Counter Bulletin Board under the symbol “CBAG”.

USE has agreed to file an application with the Nasdaq Capital Market to have the shares of USE common stock issuable pursuant to the merger listed on Nasdaq under the symbol “USEG.”

A maximum of 2,876,188 shares of USE common stock will be issued to Crested shareholders in the merger.  These shares will represent approximately 12.1% of the outstanding common stock of USE after the merger on a pro forma basis as of August 21, 2007. We cannot complete the merger unless the holders of a majority of the shares of Crested common stock not held by USE and its directors and officers approve the merger agreement.  Crested will hold a special meeting of its shareholders to vote on this proposal.  Your vote is important.  The place, date and time of the special meeting is as follows:

Crested Corp.
877 N. 8th W.
Riverton, Wyoming 82501
_________, 2007
10:00 a.m., Local Time

The Crested directors unanimously recommend that the Crested shareholders vote “FOR” the adoption of the merger agreement.

Your participation in the special meeting, in person or by proxy, is encouraged.  Whether or not you plan to attend the special meeting in person, we encourage you to complete, sign, date and return the enclosed proxy card promptly in the accompanying postage paid envelope.  If you do not vote, you will have effectively voted against the merger.

USE, two affiliates of USE (Sutter Gold Mining Inc. and Plateau Resources Limited Inc.), and the USE officers and directors, current and retired, who own Crested stock, and the Crested directors have entered into a voting agreement with Crested.  They have agreed to vote all shares of Crested’s stock held by them consistent with the vote of the holders of a majority of the minority Crested shares.  At August 21, 2007 USE, on a consolidated basis, owns approximately 70.1%, of the outstanding shares of Crested. The USE officers and directors and Crested directors own approximately 1.3% of Crested, and also own options to purchase another 1,170,000 shares of Crested stock (at $1.71 per share); on a fully-diluted basis, the Crested and USE officers and directors own 3.0% of Crested’s common stock.

This proxy statement/prospectus describes the special meeting, the merger, documents related to the merger and other related matters.  Please read this entire proxy statement/prospectus carefully, including the section discussing Risk Factors beginning on page __.  You may also obtain information about USE and Crested from documents that the companies have each previously filed with the Securities and Exchange Commission, as described under “WHERE YOU CAN FIND MORE INFORMATION” on page __ of this proxy statement/prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the USE common stock to be issued under this proxy statement/ prospectus or determined if this proxy statement/prospectus is accurate or adequate.  Any representation to the contrary is a criminal offense.

The date of this proxy statement/prospectus is __________, 2007, and it is first being mailed or otherwise delivered to Crested shareholders on or about ____________, 2007.

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about USE from documents that are incorporated by reference but not delivered with this proxy statement/prospectus.  You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from USE.

U.S. Energy Corp.
Attn: Robert Scott Lorimer, CFO/Treasurer
877 N. 8th W.
Riverton, Wyoming 82501
Telephone 307.856.9271

Documents containing business and financial information about Crested which are not contained in this proxy statement/prospectus, but which are contained in exhibits filed with the Form S-4 registration statement, of which this proxy statement/prospectus is a part, may be obtained by writing or calling Crested at the address and telephone number listed above.  No information about Crested is incorporated by reference into this proxy statement/prospectus.

You will not be charged for any of the documents you request.  Crested shareholders requesting documents should do so not later than __________, 2007, in order to receive them before the special meeting].

Important Proxy Submission Information

Crested shareholders of record may submit their proxies by returning them to Crested Corp., 877 N. 8th W., Riverton, Wyoming 82501, Attn. Robert Scott Lorimer, CFO/Treasurer, in the return envelope provided to them. Crested shareholders may also vote their proxies at the meeting to be held at Crested’s office, 877 N. 8th W., Riverton, Wyoming 82501, at 10:00 a.m., local time, on ________ __, 2007.

v

CRESTED CORP.
877 N. 8th W.
Riverton, Wyoming 82501
NOTICE OF SPECIAL MEETING OF CRESTED SHAREHOLDERS
TO BE HELD ON ____________ , 2007
Dear Shareholders:

NOTICE IS HEREBY GIVEN that a special meeting of Crested shareholders will be held at the offices of Crested, 877 N. 8th W., Riverton, Wyoming, at 10:00 a.m., local time, on __________, 2007.  The purpose of the meeting is to consider and vote upon the following matters:

•
a proposal to adopt the Agreement and Plan of Merger, dated as of January 23, 2007, and as amended on July 31, 2007, by and between Crested Corp., a Colorado corporation, and U.S. Energy Corp. (“USE”), a Wyoming corporation; and

•	such other business as may properly come before the special meeting or any adjournment or postponement thereof.

In the merger, each 2 shares of Crested common stock will be converted into the right to receive 1 share of USE common stock, or a total of 2,876,188 shares, including 197,202 shares to be issued for the Crested shares underlying options to buy Crested shares held by employees, officers, directors and a retired officer of USE.  Your attention is directed to the proxy statement/prospectus accompanying this notice for a discussion of the merger.  A copy of the merger agreement is included as Appendix A to the accompanying proxy statement/prospectus.

Crested has fixed the close of business on October 10, 2007 as the record date for the Crested special meeting.  Only Crested shareholders of record at such date will be entitled to receive notice of, and to vote at, the special meeting or any adjournment or postponement thereof.  In order to adopt the merger agreement, holders of a majority of the outstanding shares of Crested common stock which are not held by USE, by its officers and directors, or by two subsidiaries of USE (Plateau Resources Limited, Inc. and Sutter Gold Mining Inc.), must vote to adopt the merger agreement.  Your vote is important.

USE, its subsidiaries, its officers and directors and Crested’s directors who own shares in Crested, have entered into a voting agreement (see Appendix B to this proxy statement/prospectus) by which they have agreed to vote all of their shares of Crested common stock consistent with the vote of the holders of a majority of the minority shareholders of Crested with respect to adoption of the merger agreement.  Such shareholders hold approximately 71.4% of Crested’s outstanding shares on a non-diluted basis (72.0% on a fully-diluted basis).  A list of Crested shareholders entitled to vote at the special meeting will be available for inspection by any shareholder during regular business hours at Crested’s offices, located at 877 N. 8th W., Riverton, Wyoming 82501, for 10 days prior to the date of the special meeting and will also be available at the special meeting.

All Crested shareholders entitled to notice of, and to vote at, the Crested special meeting are cordially invited to attend the Crested special meeting in person.  However, to ensure your representation at the special meeting, please submit your proxy by mail with voting instructions.  The submission of your proxy will not prevent you from voting in person.  Any holder of Crested shares entitled to vote that is present at the Crested special meeting may vote in person instead of by proxy, thereby canceling any previous proxy.  In any event, a proxy may be revoked in writing at any time before the vote is taken at the Crested special meeting.

All of Crested’s directors have unanimously determined that the merger agreement and the merger are advisable, fair to, and in the best interests of Crested and its shareholders, and unanimously recommend that Crested shareholders vote “FOR” the adoption of the merger agreement.

YOUR VOTE IS IMPORTANT.

                                                                    BY ORDER OF THE BOARD OF DIRECTORS,
                                                                    Harold F. Herron, President and Director
                                                                    __________________, 2007

                                                                                                                                Page
QUESTIONS AND ANSWERS ABOUT THE MERGER	1
SUMMARY	8
Parties to the Merger	8
U.S. Energy Corp. – Selected Information	8
General	8
The USECC Joint Venture	10
Recent Significant Transactions	11
SXR Uranium One – Uranium Assets	12
Kobex Resources Ltd. – Molybdenum	13
Crested Corp	13
Reasons for the Merger and Crested’s Recommendation to Shareholders (page 78)	14
The Merger (page 73)	14
Merger Consideration (page 88)	15
Share Information and Comparative Market Prices (pages 34-36)	15
Material United States Federal Income Tax Consequences of the Merger to Crested
Shareholders (page 98)	15
Opinion of the Crested Financial Advisor (page 80)	16
Crested Shareholders Have Dissenters’ Rights of Appraisal (page 96)	16
The Voting Agreement (page 95)	16
Conditions that Must Be Satisfied or Waived for the Merger to Occur (page 93)	16
Termination of the Merger Agreement (page 94)	17
Crested’s and USE’s Directors and Officers Have Financial Interests in the Merger
(page 89)	17
The Rights of Crested Shareholders Will Be Governed by Different Laws and New
Governing Documents After the Merger (page 101)	17
Accounting Treatment of the Merger by USE (page 98)	17
USE Shareholder Approval Is Not Required	17
Regulatory Requirements	18
Risk Factors (page 19)	18
Restrictions on the Ability to Sell USE Common Stock	18
Surrender of Stock Certificates	18
The Special Meeting of Crested Shareholders (page 70)	18
RISK FACTORS	19
Risks Relating to the Merger	19
Risks Relating to USE’s Business	21
Risks Relating to USE Stock	24
SELECTED HISTORICAL FINANCIAL DATA OF CRESTED	26
SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF USE	27
UNAUDITED U.S. ENERGY CORP. PRO FORMA COMBINED CONDENSED
CONSOLIDATED FINANCIAL INFORMATION	30
COMPARATIVE PER SHARE DATA	34
COMPARATIVE MARKET PRICES AND DIVIDENDS	34
Recent Closing Prices	34
Historical Market Price Data	35
Number of Crested shareholders	36
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	37
INFORMATION ABOUT CRESTED	38

(continued)

                                                                                                                                 Page
General	38
Recent Significant Transactions	38
Properties	43
Other Properties	46
Mining Claim Holdings	47
Proposed Federal Legislation	47
Legal Proceedings	47
Research and Development	49
Environmental Regulations	50
Employees	50
Change in Accountants	50
Crested’s Management’s Discussion and Analysis of Financial Condition and Results of
Operations for the Six Months Ended June 30, 2007 as compared to the Six Months	52
Crested’s Management’s Discussion and Analysis – Results of Operations for the Year Ended
December 21, 2006, 2005 and 2004	59
THE CRESTED SPECIAL MEETING	70
Matters to be Considered	70
Proxies	70
Shares Subject to Voting Agreement	71
Solicitation of Proxies; Expenses of Solicitation	71
Record Date	71
Voting Rights and Vote Required	71
Recommendation of the Board of Directors	72
Interest of Certain Matters to be Acted Upon	72
Attending the Meeting	72
Revocation of Proxies	72
Householding	73
Future Crested Shareholder Proposals	73
THE MERGER	73
General	73
Structure	73
Background of the Merger	74
History of Communications between the Boards of Directors of the Companies Regarding
the Merger	74
USE’s Reasons for the Merger	77
Crested’s Reasons for the Merger; Recommendation of Crested’s Board of Directors	78
Opinion of the Crested Financial Advisor – Neidiger, Tucker, Bruner, Inc.	80
Opinion of the USE Financial Advisor – Navigant Capital Advisors, LLC	82
Summary of Analyses Performed by Navigant	85
Decision of USE’s Board of Directors	87
Board of Directors and Management of USE Following the Merger	87
Distribution of the Merger Consideration	88
Public Trading Markets	88
USE Dividends	88

(continued)

                                                                                                                                Page
Crested’s and USE’s Directors and Officers Have Financial Interests in the Merger	89
Indemnification and Insurance	91
THE MERGER AGREEMENT	91
Representations and Warranties	91
Closing and Effective Time of the Merger	91
No Solicitation of Takeover Proposals	92
Conditions to the Completion of the Merger	93
Conduct of Business of Crested and USE Pending the Merger	94
Termination and Termination Fees; Payment of Fees and Costs Generally	94
THE VOTING AGREEMENT	95
DISSENTERS’ RIGHTS	96
ACCOUNTING TREATMENT	98
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE
MERGER	98
In General	99
Tax Consequences If the Merger Does Not Qualify as a Reorganization Under Section
368(a) of the Code	101
COMPARISON OF SHAREHOLDERS’ RIGHTS	101
General	101
Comparison of Shareholders’ Rights	101
DESCRIPTION OF USE SECURITIES	105
Common Stock	105
Preferred Stock	106
EXPERTS	107
LEGAL MATTERS	108
WHERE YOU CAN FIND MORE INFORMATION	108
CRESTED CORP. FINANCIAL STATEMENTS	110
At June 30, 2007 and 2006 and for the Three and Six Months Then Ended (Unaudited)	F-1
At December 31, 2006 and for the Three Years Then Ended (Audited)	F-14

x

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following are some questions you may have about the merger, and brief answers to those questions.  You should read the remainder of this proxy statement/prospectus, and the attached documents and the documents that are incorporated by reference because the information in this section does not provide all the information that might be important to you with respect to the merger. The answers only summarize some of the information.

Q:	Why am I receiving this proxy statement/prospectus?

A:
Crested and USE have agreed to the acquisition of Crested by USE pursuant to the terms of a merger agreement, as amended, that is described in this proxy statement/prospectus.  A copy of the merger agreement and the amendment is attached to this proxy statement/prospectus as Appendix A.  In order to complete the merger, Crested shareholders holding a majority of the outstanding Crested shares, excluding the Crested shares owned by USE, by its subsidiaries, and by its officers and directors, must adopt the merger agreement and the transactions contemplated thereby.  This proxy statement/prospectus contains important information about the merger, the merger agreement and the special meeting, which you should read carefully.  The enclosed voting materials allow you to vote your shares without attending the special meeting.  Your vote is important.  USE, its subsidiaries, its officers and directors and Crested’s directors who own Crested shares, have entered into a voting agreement with Crested, by which they have agreed to vote all of their shares of Crested common stock in line with the vote of the holders of a majority of the minority shares of Crested (i.e., all shares not held by USE, by its subsidiaries, and by its officers and directors), with respect to adoption of the merger agreement.  A copy of the voting agreement is attached to this proxy statement/prospectus as Appendix B.  At August 21, 2007 the minority Crested shareholders hold approximately 29.9% of the outstanding shares of Crested.  We encourage you to vote or tender your proxy as soon as possible.

Q:	Why is Crested proposing the merger?

A:
Crested is proposing to merge for several reasons, including the belief of its board of directors that the merger is the best strategic alternative available for Crested.  For more information, please see “Crested’s Reasons for the Merger; Recommendation of Crested’s Board of Directors.”

Q:	What will happen in the merger?

A:	In the merger, Crested will merge into USE. USE will continue after the merger as the surviving entity, and Crested will cease to exist.

Q:	As a Crested shareholder, what will I receive in the merger?

A:	If the merger is completed, for every 2 shares of Crested common stock you own, you will receive 1 share of USE common stock.

If you own 500 or fewer Crested shares, you may elect to receive cash instead of shares of USE.  The amount of cash would be based on the value of the USE shares you would receive, multiplied by the closing price of USE shares on the day the merger is completed.  USE may determine to pay cash or issue shares to all Crested shareholders who have made such an election:  If you make this election, and USE decides to pay cash, then USE will pay cash to everyone with 500 or fewer Crested shares who makes the election; if USE decides not to pay cash, then all of the electing persons will receive USE shares.

If none of the Crested minority shareholders elect to receive cash, then all of the Crested minority shareholders, and the employees and directors and officers of USE who now hold options to purchase Crested stock, will receive a total of 2,876,188 USE shares.

Q:	Will any of the officers, directors and employees of USE, or the independent directors of Crested, receive Crested shares in the merger?

A:
Yes.  The following table shows the number of Crested shares currently owned by  USE officers and  one retired USE officer as of August 21, 2007.  The table also shows the ownership of Crested shares, if the merger with USE is successful, by (i) USE employees, (ii) USE officers, (iii) USE directors, (iv) a retired USE officer, (v) Crested directors, (vi) USE and (vii) USE consolidated subsidiaries.  Percentage ownership of each group mentioned above is also shown before the merger and what it would be after the merger.  Shares owned by USE employees, officers and directors post merger include shares which would be issued on a cashless exercise basis for options held by those individuals.

					Shares of Crested	Diluted Number
	Shares of Crested		Crested		from Cashless	of Shares	Basic %	Diluted %
	Directly Owned		Options		Exercise of Options	to be Owned	Ownership	Ownership
USE Employees	-		330,000		86,769	86,769	0.0%	0.5%
Officers of USE	18,466		850,000		223,491	241,957	0.1%	1.4%
Directors of USE			90,000		23,664	23,664	0.0%	0.1%
Retired USE Officer						-
and Director	147,850	(1)	230,000	(2)	60,474	208,324	0.9%	1.2%
	166,316		1,500,000		394,398	560,714	1.0%	3.2%

Directors of Crested	55,925		-		-	55,925	0.3%	0.3%

Crested shares owned by:
USE	12,024,733		-		-	12,024,733	69.2%	67.6%
Plateau Resources, Ltd.	60,000		-		-	60,000	0.3%	0.3%
Sutter Gold Mining Inc.	100,000		-		-	100,000	0.6%	0.6%

USE Consolidated Ownership	12,184,733		-		-	12,184,733	70.1%	68.5%

Total USE, USE Subsidiary,
Employees, Officers and
Directors of Crested and USE	12,406,974	(3)	1,500,000		394,398	12,801,372	71.4%	72.0%

(1) Shares directly owned by Daniel P. Svilar, retired USE and Crested General Counsel.
(2) Includes Daniel P. Svilar (200,000 options) who served as General Counsel until retirement at January 12, 2007 and Don Anderson (30,000 options)
who served as a Director until retirement on January 6, 2007.
(3) Subject to Voting Agreement to be voted with majority of minority shareholders of Crested.

Immediately following, and as a result of the merger, the Crested minority shareholders (other than the officers, directors, and employees of USE,  directors of Crested and USE consolidated subsidiaries) are expected to own about 10.4% of the total USE shares to be outstanding (on a pro forma basis as of August 21, 2007, when USE had 20,937,053 shares outstanding).

Q:	What are the principal risks relating to the merger?

A:
If all of the conditions to the merger are not met, the merger will not occur.  The merger agreement contains certain termination rights for both USE and Crested which, if exercised, could result in reimbursement to the other party of legal and advisory fees actually incurred relating to the merger.  These and other risks are explained in the section entitled “Risk Factors—Risks Relating to the Merger” beginning on page 19 of this proxy statement/prospectus.

Q:	Can the value of the transaction change between now and the time the merger is completed?

A:
Yes.  The value of the merger consideration (the USE shares) can change.  The exchange ratio is fixed, meaning that every 2 issued and outstanding shares of Crested’s common stock held by the minority shareholders will be converted into the right to receive 1 USE share, regardless of the trading price of USE common stock at the effective time of the merger.  Because the market value of the USE shares to be issued in the merger may increase or decrease substantially as USE’s trading price fluctuates, the value you receive may be worth more or less than it was when the merger agreement was signed, when you vote, when the merger is completed, or when you actually receive your shares.  The future market price of USE shares is not predicted.

Q:	When and where will the special meeting take place?

A:	The Crested meeting will take place on ____________, 2007, at 877 N. 8th W., Riverton, Wyoming 82501, at 10:00 am local time.

Q:	Who is entitled to vote at the special meeting?

A:
Holders of record of Crested shares as of the close of business on October 10, 2007 (the record date), are entitled to vote at the meeting.  Each shareholder has one vote for each share of Crested that the shareholder owns on the record date.

Q:	What vote is required to adopt the merger agreement?

A:
The affirmative vote of the holders of a majority of Crested shares is required to adopt the merger agreement.  The following table shows how we have calculated the vote required to approve the merger.  Because the Crested options will not be exercised until after all Crested shareholders vote at the meeting, the shares underlying the Crested options are not shown in the table.

Number of Crested shares
Outstanding at August 21, 2007	17,382,704

Deduct shares owned by:
U.S. Energy Corp.	12,024,733
USE Officers	18,466
Retired USE Officer	147,850
Crested Directors	55,925
Plateau Resources, Ltd.	60,000
Sutter Gold Mining Company	100,000
12,406,974

Crested shares owned by minority
shareholders	4,975,730

Majority of Crested Minority Shareholders	2,487,866

Therefore, the affirmative vote of Crested minority shareholders (not including those who have entered into the voting agreement) holding 2,487,866 shares is needed to approve the merger.  See “THE VOTING AGREEMENT” beginning on page 94.

Q:	How does the Crested board of directors recommend that Crested shareholders vote?

A:
The Crested board of directors unanimously recommended that Crested shareholders vote “FOR” the adoption of the merger agreement.  The two Crested shares for one USE share exchange ratio was negotiated between special committees of independent directors of the boards of Crested and USE, and approved by the full boards of directors of both companies.

Q:	Did the Crested and USE Boards receive opinions from financial advisors?

A.
Yes.  Neidiger, Tucker, Bruner, Inc. (“NTB”) delivered its written opinion, dated January 22, 2007, to the special committee of the independent directors of Crested, to the board of directors of Crested, to the effect that, as of such date and based upon and subject to the factors, qualifications, limitations and assumptions set forth therein.  NTB’s opinion states that the exchange ratio is fair and reasonable from a financial point of view to the minority shareholders of Crested.  As of October 12, 2007, NTB delivered an updated written opinion, as of that date, to the same effect.  NTB has been paid a fee by Crested, none of which is contingent upon consummation of the merger.

Navigant Capital Advisors, LLC (“Navigant Capital”) delivered its written opinion, dated January 23, 2007, to the board of directors of USE, to the effect that, as of such date and based upon and subject to the factors, qualifications, limitations and assumptions set forth therein, the exchange ratio is fair, from a financial point of view, to the shareholders of USE.  As of October 12, 2007, Navigant Capital delivered an updated written opinion, as of that date, to the same effect.  Navigant Capital has been paid a fee by USE, none of which is contingent upon consummation of the merger.

The full text of the written opinions of NTB and Navigant Capital, both dated October 12, 2007, which set forth the respective assumptions, matters considered and limitations on the reviews undertaken in connection with the opinions, are attached as Appendices C and D.  Crested shareholders should read NTB’s opinion in its entirety.  Neither NTB’s nor Navigant Capital’s opinion is a recommendation as to how any holder of Crested shares should vote on the merger agreement.

Q:	What do I need to do now?

A:
After you have carefully read this entire document and such other information you deem appropriate, please vote your shares of Crested common stock.  You may do this by completing, signing, dating and mailing the enclosed proxy card.  A return envelope is enclosed.  This will enable your shares to be represented and voted at the Crested special meeting.

Q:	What if I do not vote, do not fully complete my proxy card, or fail to instruct my broker?

A:
If you do not submit a proxy or instruct your broker how to vote your shares if your shares are held in “street name,” and you do not vote in person at the special meeting, the effect will be the same as if you voted “AGAINST” the adoption of the merger agreement.  If you submit a signed proxy without specifying the manner in which you would like your shares to be voted, your shares will be voted “FOR” the adoption of the merger agreement.

Q:	If my shares are held in “street name” by my broker, will my broker automatically vote my shares for me?

A:
No.  Your broker will not be able to vote your shares without instructions from you.  You should instruct your broker to vote your shares, and you should follow the directions your broker provides.  Please refer to the voting form used by your broker to see if it offers telephone or Internet voting.

Q:	What if I fail to instruct my broker?

A:
If you fail to instruct your broker to vote your shares and the broker submits an unvoted proxy, the resulting broker “non-vote” will be counted toward a quorum at the respective special meeting, but the effect will be the same as if you voted “AGAINST” the adoption of the merger.

Q:	Can I attend the special meeting and vote my shares in person?

A:
Yes.  Holders of record of Crested common stock are invited to attend the special meeting and to vote in person at the meeting.  If a broker holds your shares, then you are not a record holder and you must ask your broker how you can vote in person at the special meeting.

Q:	Can I change my vote?

A:	Yes. If you have not voted through your broker, there are three ways you can change your proxy instructions after you have submitted your proxy card.

•	First, you may send a written notice revoking your proxy to the person to whom you submitted your proxy.

•
Second, you may complete and submit a new proxy card.  The latest proxy actually received from a Crested shareholder before the meeting will be counted, and any earlier proxy will automatically be revoked.

•
Third, you may attend the Crested special meeting and vote in person.  Any earlier proxy will thereby be automatically revoked.  However, simply attending the meeting without voting will not revoke your proxy.

•	If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker in order to change or revoke your vote.

Q:	When do you expect to complete the merger?

A:	We expect to complete the merger in the fourth quarter of 2007. However, we cannot guarantee when or if the merger will occur.

Q:	Will I have appraisal rights as a result of the merger?

A:
Yes.  Under Sections 7-113-101 to 7-113-302 of the Colorado Business Corporation Act, under certain circumstances, you are entitled to dissent from the merger and have the value of your Crested shares appraised.

Q:	What are the tax consequences of the merger to me?

A:
The merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), so that for U.S. federal income tax purposes, you will not recognize gain or loss on the receipt of USE shares.  Each of USE’s and Crested’s obligations under the merger agreement are conditioned on the receipt of opinions that the merger will qualify as a reorganization for United States federal income tax purposes.

For a more complete discussion of the United States federal income tax consequences of the merger, see “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER” on page 97.

The tax consequences of the merger to you will depend on your particular facts and circumstances.  Please consult your own tax advisor to determine your own tax consequences from the merger.

Q:	Should I send in my stock certificates now?

A:
No, you should not send in your stock certificates at this time.  Crested shareholders will need to exchange their Crested stock certificates for USE shares after we complete the merger.  USE will send you instructions for exchanging stock certificates at that time.

Q:	How will Crested shareholders receive the merger consideration?

A:
Following the merger, you will receive a letter of transmittal and instructions on how to obtain the merger consideration in exchange for your Crested common stock.  You must return the completed letter of transmittal and your Crested stock certificates as described in the instructions, and you will receive the merger consideration as soon as practicable after USE receives your completed letter of transmittal and Crested stock certificates.  If you hold shares through a brokerage account, your broker will handle the surrender of stock certificates and the receipt of your merger consideration.

Q:	Who will help answer my questions?

A:
If you have any questions about the transaction or how to submit your proxy, or if you need additional copies of this proxy statement/prospectus, the enclosed proxy card, voting instructions, or the election form, you should contact Robert Scott Lorimer, CFO/Treasurer, Crested Corp., 877 N. 8th W., Riverton, Wyoming 82501, telephone 307.856.9271.

SUMMARY

This summary generally highlights selected information from this proxy statement/prospectus.  It does not contain all of the information that may be important to you.  You should read carefully the entire document and the other documents referred to in this proxy statement/prospectus to fully understand the merger.

Information about the joint venture between U.S. Energy Corp. and Crested Corp. is set forth below. Some of the other items in the summary refer to the page where the subject is discussed in more detail.  Other items are discussed only in the summary.

Summary information about USE follows.  Detailed information can be found in the documents about USE that are incorporated by reference.  See “WHERE YOU CAN FIND MORE INFORMATION.”  Detailed information about Crested is set forth under the caption “INFORMATION ABOUT CRESTED.”

Information on USE’s Internet website www.usnrg.com is not part of this proxy statement/prospectus and you should not rely on that information in deciding whether to adopt the merger agreement and approve the related transactions.

Parties to the Merger

The parties to the merger agreement are U.S. Energy Corp., a Wyoming corporation, and Crested Corp., a Colorado corporation.  The companies share the same principal executive office and employees.  Their address is:

U.S. Energy Corp. and Crested Corp.
877 N. 8th W.
Riverton, Wyoming 82501
307.856.9271

U.S. Energy Corp. – Selected Information

The following summarizes some information about USE.  For detailed information on its business, properties, and management, financial statements and management’s discussion and analysis of financial condition and results of operations, please see the information incorporated by reference into this proxy statement/prospectus entitled “WHERE YOU CAN FIND MORE INFORMATION”.

General

USE was formed in 1966 and is in the business of acquiring, exploring, developing and/or selling or leasing mineral and other properties.  These properties have principally consisted of uranium, gold, molybdenum, and oil and gas.

Almost all of USE’s business is conducted through a joint venture with Crested.  USE and Crested were originally independent companies, with two common affiliates, John L. Larsen and Max T. Evans.  Mr. Evans died in February 2002 and Mr. Larsen died in September 2006.  In 1980, USE and Crested formed a joint venture (the “USECC Joint Venture”, “USECC” or the “Joint Venture”) to do business together unless one or the other elected not to pursue a specific project.  Since 1993, USE has funded substantially all of Crested’s obligations under the USECC Joint Venture because Crested has not had the capital to pay its share.  Historically, Crested paid a portion of the advances from USE by issuing its common stock to USE.  As of June 30, 2007, Crested owed USE a total of $3,250,800.  As of July 31, 2007, all of this amount was paid by Crested to USE with the cash proceeds it received from the sale of uranium assets, which Crested had jointly owned with USE.  For a further discussion of the joint venture arrangement, see “The USECC Joint Venture” section below.

Typically, properties are acquired as part of specific mineral projects.  Properties are initially acquired, financed and operated by and through the USECC Joint Venture.  Management’s strategy has been, and will continue to be, demonstrating prospective value in the properties sufficient to support substantial investments by investment groups, financial institutions and/or large industry partners, and then bring on long term development expertise to move the properties into production.  Sales of the properties or subsidiaries also is a continuing alternative, as was effected with the 2005 sale of Rocky Mountain Gas, Inc. (“RMG”), and as was recently effected in April 2007 by the sale of the uranium assets to sxr Uranium One Inc. (“sxr” or “Uranium One,” headquartered in Toronto, Canada with offices in South Africa and Australia (Toronto Stock Exchange and Johannesburg Stock Exchange, “SXR”)), as discussed further below.

To demonstrate prospective value, management may have feasibility studies conducted by independent engineering firms, to determine the economic feasibility, calculated at commodity prices existing at the time, of various mine plans and processing (milling) facilities.  In some instances, significant additional exploratory drilling may have to be done to further delineate grades as well as the extent of the minerals in the ground, if any.

The principal uncertainties in the successful implementation of the strategy are:

•	whether feasibility studies will show, for any of the properties, that the minerals can be mined and processed profitably;

•	commodity prices for gold, uranium, molybdic oxide, as well as oil and gas must be at levels so the properties can be exploited at a profit; and

•
whether the feasibility studies will show volume and grades of mineralization, and manageable costs of development, mining and processing, which are sufficient to bring industry partners to the point of investment.

To some extent, the economic feasibility of a particular property can change with modifications to the mine processing plans (for example, to add or not add a circuit to process a particular mineral, enlarge or reduce the production rate and/or the mine plan, etc.)  Overall, however, the principal drivers to attainment of the business strategy are the quality of the minerals in the ground, the cost to extract the minerals, and international commodity prices.

Some of the projects are transferred to new companies, with the objective of obtaining capital from an outside source for further development and/or joint venturing with other companies.  Examples include: Sutter Gold Mining, Inc, (“SGMI”) for gold, and RMG for coalbed methane gas (“CBM”) which was sold in 2005.

As of the date of this proxy statement/prospectus, the only remaining substantial mineral asset is the Lucky Jack molybdenum property (the “Lucky Jack Property”), in which Kobex Resources Ltd. (“Kobex”) has an option to acquire a substantial interest by funding mine development costs and other expenditures.  If Kobex does not exercise its option to acquire an interest in the Lucky Jack Property, USE and Crested will pursue other alternatives for that property, including sale to third parties, a joint venture with another company, and raising capital for USE and Crested to continue development and exploitation on their own.  If the merger of Crested is not consummated, Crested, as a result of its ownership percentage of the Lucky Jack Property, will participate in these activities, but its lack of capital may limit its ability to do so.  If the merger is unsuccessful, USE may elect to not continue funding Crested’s portion of costs which may cause Crested to either raise its own participating capital or become diluted.

USE and Crested intend to remain active in the minerals industry, and now are exploring various opportunities to acquire additional mineral properties, and other business opportunities.  USE recently entered into a contract to acquire oil and gas leases with an industry partner.  These properties are currently under evaluation for drilling and development of producing oil and gas wells.  In the event that the merger with Crested is not closed, USE has agreed to offer, on a cost basis, a 50% interest in the oil and gas properties to Crested.  Except for real estate in Gillette, Wyoming which has been purchased to develop multifamily housing to serve the demographics of the energy business in Wyoming and the oil and gas leases owned by USE, there are no contracts or agreements in principle to acquire mineral properties or participate in other business opportunities by USECC, or USE and Crested jointly or separately.

The USECC Joint Venture

Under the USECC Joint Venture as originally conceived, if either USE or Crested had a business opportunity, the proposal would be presented to the other party with the opportunity to participate equally on a 50%-50% basis.  The USECC Joint Venture was signed in 1982 and has not been amended since that time.  Mineral or other assets have been acquired by the USECC Joint Venture and the companies have shared exploration and development costs.  From time to time, USECC or USE and Crested have contributed a group of assets to a newly formed corporation for equal equity stakes, then the new corporation had the potential of raising debt or additional equity capital to continue exploration and development of the assets, and acquire more assets.

Examples of the operation of the USECC Joint Venture have been SGMI, RMG (sold in 2005), uranium properties, and the Lucky Jack Property.  Historically, a disproportionate amount of the costs for each of these projects have been paid by USE.  USE’s interests in RMG and SGMI were increased to reflect its funding in these projects: USE and Crested own 48.8% and 5.7% of SGMI, and the proceeds as between USE and Crested from the 2005 sale of RMG reflected their disproportionate interests in RMG (65% and 35%) at the time of sale.

As of June 30, 2007, Crested owed USE $3,250,800 as a result of USE paying Crested’s share of expenses related to RMG, SGMI, the uranium properties and the Lucky Jack Property, as well as Crested’s shares of administrative and legal costs (including the legal costs for the 15 -year litigation with Nukem Inc. over a partnership owned by Nukem, USE and Crested), and other business activities.  This amount is net of Crested issuing a total of 6,666,666 shares of common stock (during its former fiscal year ended May 31, 2001) to USE, for which it received a $3,000,000 reduction of its debt to USE.  The Crested shares were issued at the then-current market prices for Crested stock.  USE has not charged interest on the debt incurred by Crested.  As of July 31, 2007, Crested completely paid off the remaining debt to USE with cash proceeds Crested received from the sale of its interests in uranium assets to Uranium One.  See “sxr Uranium One – Uranium Assets” below.

This table shows the amounts owed by Crested to USE at July 31, 2007, June 30, 2007, March 31, 2007, December 31, 2006, 2005, 2004, 2003, and 2002, and at May 31, 2002.  Crested and USE changed their fiscal year end from May 31 to December 31 in 2002.

July 31, 2007	$-
June 30, 2007	$3,250,800
March 31, 2007	$12,963,900
December 31, 2006	$13,277,200
December 31, 2005	$10,821,800
December 31, 2004	$9,650,900
December 31, 2003	$9,480,300
December 31, 2002	$8,553,900
May 31, 2002	$7,560,700

Crested has no employees, and relies on USE employees for all services.  USE funds payroll and benefits for all employees, and charges Crested one-half of the amount it pays for payroll expenses each year.  The only compensation arrangement in place for Crested as a stand -alone company is its incentive stock option plan, adopted in 2004, under which the Crested and USE officers, directors, and employees hold options, which are in addition to any options held under the USE incentive stock option plan.

If the merger is consummated, Crested will cease to exist, and all of its assets and liabilities will belong to USE, and the Joint Venture will be terminated and all its assets and liabilities will belong to USE.  If the merger is not consummated, Crested may need to seek other sources of capital.

Recent Significant Transactions

Sutter Gold Mining Inc.  USE and Crested organized a limited liability company in 1994 to hold and develop its California gold properties.  The assets were transferred to Sutter Gold Mining Company, and activities were funded by continued capital from USE and third party investors.  In 2004, the corporation completed a reverse takeover of Globemin Resources Inc., changed Globemin’s name to Sutter Gold Mining Inc. (“Sutter” or “SGMI”), is listed on the Toronto Venture Exchange as “SGMI”, and has raised additional capital from third party investors.

On March 14, 2007 the independent directors of USE, Crested and Sutter negotiated a settlement of $2,025,700 in debt due to USE and Crested as of December 31, 2006 for the issuance of 7,621,868 shares of Sutter common stock.  The issuance of these shares was subject to the approval of the Toronto Stock Exchange (“TSX”) which was obtained on May 2, 2007.

In addition, USE and Crested agreed to convert the $4.6 million Contingent Stock Purchase Warrant they held to purchase common stock in SGMI, into a 5% Net Profits Interest Royalty ("NPIR") on its Lincoln Project in California, until the total amount of $4.6 million is paid, and a 1% NPIR thereafter.

The USECC Joint Venture also is providing, by a Line of Credit and Loan Agreement, dated June 20, 2007, a $1 million line of credit to SGMI at 12% interest (interest payable quarterly).  Maturity of all debt incurred under the line of credit is due June 20, 2009; prepayment without penalty is allowed.  The debt is secured by SGMI properties. The USECC Joint Venture has the sole option to have SGMI repay the principal amount of the debt in cash, common shares of SGMI or by returning shares SGMI owns of USE and Crested; however, interest is not payable in shares.  If the principal is paid in shares of SGMI common stock, such shares would be issued at a 10% discount to the 10 days’ volume weighted average price before payment.

Rocky Mountain Gas, Inc.– Coalbed Methane.  From 1999 through mid-2005, USE participated in the Coalbed Methane business (“CBM”) through RMG, which was formed in 1999 by USE and Crested.  In 2001, RMG entered into a CBM property acquisition and development arrangement with a subsidiary of Carrizo Oil & Gas, a public Houston-based company.  In 2003, RMG and the Carrizo subsidiary contributed CBM properties to a new corporation, Pinnacle Gas Resources, Inc., in exchange for Pinnacle common stock issued to USE and Crested, and Carrizo.  At the same time, Pinnacle received financing from funds affiliated with DLJ Merchant Banking.  In September 2006, USE and Crested sold their Pinnacle shares in a private transaction for $13.8 million.

USE and Crested sold RMG to Enterra Energy Trust on June 1, 2005 in exchange for approximately $20 million in cash and securities of Enterra, which securities were subsequently sold.

sxr Uranium One – Uranium Assets

On April 30, 2007, USE and Crested and certain of their private subsidiary companies, completed the sale of these uranium assets contemplated by the February 22, 2007 Asset Purchase Agreement (the “APA”) with Uranium One, and certain of its private subsidiary companies.  As used in this report, Uranium One refers to that entity as well as its subsidiaries that are parties to the APA, and USE and Crested refer to those entities, as well as their subsidiaries that are parties to the APA.  The APA is an exhibit to the Form 8-K filed on February 23, 2007.

At closing, USE and Crested sold their uranium assets, including the Shootaring Canyon uranium mill in Utah, unpatented uranium claims in Wyoming, Colorado, Arizona and Utah and geological data related to the sold claims, and USE and Crested’s contractual rights with Uranium Power Corp. (“UPC”), to subsidiaries of Uranium One, for consideration (purchase price) comprised of:

Consideration received at closing:

Cash and Uranium One stock:

•	$750,000 cash (paid in advance on July 13, 2006) and recorded as a refundable deposit.

•	6,607,605 Uranium One common shares. On April 30, 2007, the Uranium One common shares closed at CAD$16.65 per share on the TSX (approximately US$15.04).

•
$6,606,000 cash, comprised of (i) $5,020,900 as a “UPC-Related Payment” to pay USE and Crested for transferring to Uranium One their contractual rights with UPC; and (ii) $1,585,100 in reimbursements for USE’s and Crested’s property expenditures from July 10, 2006.

(i)       UPC-Related Payment:

•  $3,013,600 as the net present value of $3,100,000 in future cash payments owed by UPC to USE and Crested under the purchase and sale agreement for UPC to buy a 50% interest in certain of USE and Crested’s mining properties as well as the mining venture agreement between USE and Crested, and UPC, to acquire and develop additional properties, and other agreements.  At February 22, 2007, the future payments amount was $4,100,000; however, prior to the Closing of the APA, UPC paid USE and Crested $1,000,000 of that amount.

and

•  $2,007,300 as the net present value of the 1,500,000 shares of UPC stock to have been issued in the future by UPC to USE and Crested under the purchase and sale agreement.  The UPC stock was priced at a 5.25% annual discount rate applied to the volume weighted average closing price of UPC stock for the ten trading days ended April 25, 2007.

(ii)	Reimbursements:

•	$1,585,100 for property acquisition and exploration costs, and Shootaring Mill holding expenses.

Net cash paid to USE and Crested was $6,602,700 after deduction of $3,300 for pro rated property taxes paid by USE and Crested. Of the cash paid as reimbursable costs, $88,000 was escrowed for resolution of work related to some of the mining claims.

Kobex Resources Ltd. – Molybdenum

On October 4, 2006, USE and Crested, and Kobex Resources Ltd. (“Kobex” or “KBX”), a British Columbia company traded on the TSX Venture Exchange under the symbol “KBX,” signed a Letter Agreement relating to the Lucky Jack Property.  The parties signed an amendment on December 7, 2006, and on April 3, 2007, signed a formal Exploration, Development and Mine Operating Agreement, which replaced the Letter Agreement.  Kobex has the right to acquire an option to purchase up to a 50% interest in the Lucky Jack Property.  The total cost to Kobex, over a period of five years, to exercise the full option, will be $50 million in option payments, property expenditures, and a bankable feasibility study, plus a differential payment, if option payments, expenditures and a bankable feasibility study total less than $50 million.  At the operation of USE and Crested, Kobex also may acquire an additional 15% interest (for a total of 65%) after it has earned its 50% interest. When Kobex has earned 50%, USE and Crested will have the right to form a joint venture for the property with Kobex.

In May 2007, Kobex paid the first option payment of US$750,000 by issuing 285,626 shares of Kobex common stock (142,813 shares to each of USE and Crested), valued at the market price for Kobex stock on May 22, 2007.

For details on the Kobex agreement, please see “WHERE YOU CAN FIND MORE INFORMATION.”  A summary is also provided under the caption “INFORMATION ABOUT CRESTED – Kobex Resources Ltd.- Molybdenum”

Crested Corp.

Crested is also based in Riverton, Wyoming, and was organized in 1970.  Crested was engaged in its own mineral properties business for many years.  In the late 1970s, USE and Crested owned molybdenum properties near Crested Butte, Colorado, and sold those properties to Amax, Inc.  In 1980, USE and Crested entered into the USECC Joint Venture.  See “The USECC Joint Venture” discussion above.

•
Crested’s principal asset is its ownership, with USE, of the Lucky Jack Property’s patented and unpatented molybdenum claims located near Crested Butte, Colorado, and a related water treatment plant which is located on several of the claims.

See “INFORMATION ABOUT CRESTED” for more information on Crested’s properties and business, and other information.

Reasons for the Merger and Crested’s Recommendation to Shareholders (page 97)

USE’s board of directors approved the merger because it will:

•
eliminate the cost of paying for Crested’s operations.  The primary costs and expenses which will be eliminated are those related to regulatory reporting, audits, and administrative time consumed in the management of Crested;

•	increase USE’s working capital; and

•
improve how USE is perceived in the stock market and possibly increase USE’s ability to raise capital.  Management believes that USE’s majority ownership of Crested and the operation of the Joint Venture, when Crested has no business operations separate from USE, is perceived by the marketplace to be complex and unwieldy.

•	Crested’s board of directors approved the merger because, among other things:

•	the merger will maximize value to the Crested shareholders, because the combined assets will be administered by one company, under one set of officers, directors, and dedicated employees; and

•	there will be substantially more liquidity for the minority shareholders to trade in USE stock as compared to Crested.

•
If the merger is not completed, Crested may not have sufficient capital to succeed as an independent public company without the continued funding of USE.  If the merger is not completed, Crested may no longer have the benefit of the USE employees, and Crested may have to establish separate administrative offices and hire independent officers, which would substantially increase its expenses. The Crested board of directors, consistent with the recommendation of the special committee of independent Crested directors, has recommended that the minority shareholders of Crested vote “FOR” the merger as being in their best interest.

The Merger (page 72)

If the merger is approved, Crested will merge with and into USE pursuant to the terms of the merger agreement.  USE will be the surviving entity and will succeed to and assume all the rights and obligations of Crested.  The merger agreement is attached as Appendix A.  You should read the entire agreement because it is the legal document governing the merger.

The merger agreement contains customary representations and warranties by USE and Crested; sets forth certain conditions that must be satisfied prior to closing (even if the Crested minority shareholders approve the merger agreement); provisions for termination of the merger agreement by either USE or Crested; payment of termination fees under specified circumstances if the merger agreement is terminated, and other matters.  For a summary of these and other terms of the merger agreement, see “Merger Agreement” at page 90.

Merger Consideration (page 87)

As a result of the merger, each 2 shares of Crested common stock issued and outstanding immediately prior to the effective time of the merger will be converted at the effective time into the right to receive 1 share of USE (a total of 2,876,188 USE shares, which includes 197,202 shares for the conversion of 1,500,000 options held by USE employees, directors, officers and a recently-retired USE officer.  Upon completion of the merger, the Crested minority shareholders (including USE consolidated subsidiaries, USE officers, a  retired USE officer, USE directors and employees of USE along with shares of USE held in retirement plans for employees and directors of Crested) will own approximately 19.0% of USE.  The 197,202 shares to be received from the cashless exercise of Crested options which are then converted to shares of USE and the exchange of Crested shares owned by USE officers, a retired USE officer, USE consolidated subsidiaries and Crested directors which will result in an additional 111,121 USE shares will represent an ownership of .3% of the USE shares outstanding post merger which is included in the 19.0% ownership of USE by minority shareholders.  These percentages are based on the USE shares outstanding at August 21, 2007. USE will not issue fractional shares; instead, any fractional share will be rounded up to a full USE share.

Share Information and Comparative Market Prices (pages 34-36)

USE common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “USEG.” Crested common stock is listed on the Over-the-Counter Bulletin Board under the symbol “CBAG.” The following table shows closing sale prices of USE common stock and Crested common stock as reported on January 22, 2007 (the trading day before public announcement of the signing of the merger agreement), March 30, 2007, June 29, 2007 and on August 21, 2007, the last practicable trading day before the distribution of this proxy statement/prospectus.  The table also shows the implied value of one share of Crested common stock, which was calculated by dividing the closing USE price by two.

			Implied Value of
	USE Common	Crested Common	One Share of
	Stock	Stock	Crested Common
	Price per Share	Price per Share	Stock

January 22, 2007	$4.63	$2.25	$2.32
March 30, 2007	$5.32	$2.62	$2.66
June 29, 2007	$5.38	$2.53	$2.69
August 21, 2007	$4.74	$2.35	$2.37

The market prices of USE common stock and Crested common stock will fluctuate prior to the merger.  You should obtain current market quotations before voting.

Material United States Federal Income Tax Consequences of the Merger to Crested Shareholders (page 97)

The merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code, so that for U.S. federal income tax purposes you will not recognize gain or loss on the receipt of USE shares as part of the merger consideration.  The merger is conditioned on the receipt of an opinion from Conrad Henderson, LLC, certified public accountants, that the merger will qualify as a reorganization for United States federal income tax purposes.  The officers, directors and employees of USE will recognize gain on the receipt of the USE shares they exchange for the Crested shares acquired on exercise of non-qualified Crested options.

If you own 500 or fewer shares of Crested and elect to receive cash instead of USE shares, and USE determines to pay cash to all such electing persons, you will recognize gain or loss depending on your basis in your Crested shares.

For a more complete discussion of the United States federal income tax consequences of the merger, see “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER.”

Tax matters can be complicated and the tax consequences of the merger to Crested shareholders will depend on each shareholder’s particular tax situation.  Crested shareholders should consult their tax advisors to understand fully the tax consequences of the merger to them.

Opinion of the Crested Financial Advisor (page 79)

In connection with the merger, the Crested board of directors appointed its two independent directors to comprise the special committee of the board of directors for Crested.  The Crested special committee retained Neidiger, Tucker, Bruner Inc. (“NTB”) as its independent financial advisor.  Crested’s special committee of the board of directors has received NTB’s written opinion as to the fairness, from a financial point of view, of the merger consideration to be received by the holders of Crested common stock, other than USE holders, subject to the assumptions and qualifications in such opinion.  The full text of NTB’s opinion, dated October 12, 2007, is, as authorized by NTB, attached to this proxy statement/prospectus as Appendix C.  You are encouraged to read the NTB opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken.  NTB’s opinion was provided to the Crested board in its evaluation of the proposed merger.  The opinion does not address any other aspect of the merger or any related transaction and does not constitute a recommendation to any Crested shareholder with respect to any matters relating to the proposed merger.

Crested Shareholders Have Dissenters’ Rights of Appraisal (page 95)

Under the Colorado Business Corporation Act, Crested shareholders have the right to dissent from the merger and seek payment in cash of the fair value of their Crested shares.  See “DISSENTERS’ RIGHTS” on page 95.

The Voting Agreement (page 94)

The voting agreement is attached as Appendix B.  We urge you to read this agreement as it governs how the Crested shares held by USE and by some of the affiliates of USE are to be voted.

Conditions that Must Be Satisfied or Waived for the Merger to Occur (page 92)

As more fully described in this proxy statement/prospectus and the merger agreement, the completion of the merger depends on a number of conditions being satisfied or waived, including receipt of Crested shareholder approval and effectiveness of this registration statement.

Although we expect to complete the merger in the fourth quarter of 2007, we cannot be certain when, or if, the merger will be completed.

Termination of the Merger Agreement (page 93)

The merger agreement may be terminated before the special meeting under specific conditions.  In addition, even if the minority shareholders of Crested adopt the merger agreement, the merger agreement may be terminated by mutual written consent, or for other reasons.  Under certain circumstances, termination fees would have to be paid.  See “THE MERGER AGEEMENT” on page 90 of this proxy statement/prospectus.

Crested’s and USE’s Directors and Officers Have Financial Interests in the Merger (page 88)

All of Crested’s directors and officers have interests in the merger as individuals.  In addition, the Crested officers and directors who also serve as officers and directors of USE hold options to buy Crested shares and two officers own Crested shares now.  The Crested independent directors own shares of Crested, and, like the officers and other directors, will receive USE shares, on the same exchange ratio as all other Crested shareholders, in the merger, if it is consummated.  Under the merger agreement, all of the Crested officers and directors are entitled to indemnification by USE for events related to the merger.

All but one of the USE directors and officers, several of whom also are directors and officers of Crested, hold qualified and nonqualified options to buy Crested stock.  A recently retired officer of USE and Crested (Daniel P. Svilar) and a recently retired director of USE (Don C. Anderson) also hold qualified and nonqualified Crested options.  If the merger is completed, the options will be exercised on a cashless basis and the Crested shares will be converted to USE shares using the same 2:1 exchange ratio as applies to the minority Crested shareholders.  Crested will pay the income taxes which will be owed on cashless exercise of the nonqualified Crested options by such persons as well as USE officers.

The independent directors, as members of Crested’s special committee, were aware of all these factors and considered them in approving the merger agreement and the amendment thereto.

The Rights of Crested Shareholders Will Be Governed by Different Laws and New Governing Documents After the Merger (page 100)

USE is a Wyoming corporation and Crested is a Colorado corporation.  After the merger, Crested shareholders will own stock in a Wyoming corporation, and their rights will differ in some significant respects from their current rights in Colorado corporation.

USE is listed on the Nasdaq Capital Market, and Crested is traded on the Over-the-Counter Bulletin Board.  As shareholders of USE after the merger, Crested shareholders will have the right to vote on certain matters under the Nasdaq Market Place rules.  These rules do not apply to OTCBB traded companies.

Accounting Treatment of the Merger by USE (page 97)

USE will account for the merger as a purchase for financial reporting purposes.

USE Shareholder Approval Is Not Required

USE shareholders are not required to approve the issuance of the USE shares in the merger, and the board of directors of USE will not ask the USE shareholders to vote on the merger agreement.

Regulatory Requirements

Other than approval of the registration statement by the Securities and Exchange Commission, of which this proxy statement/prospectus is a part, neither USE nor Crested is aware of any federal or state regulatory requirements that must be complied with or approval that must be obtained in connection with the merger.

Risk Factors (page 19)

In evaluating the merger and the merger agreement and before deciding how to vote your Crested shares, please carefully read this proxy statement/prospectus and especially consider certain factors, risks and uncertainties discussed in the section entitled “RISK FACTORS” beginning on page 19.

Restrictions on the Ability to Sell USE Common Stock

All the USE shares which you receive in the merger will be freely transferable unless you are considered an “affiliate” of either Crested or USE under the Securities Act of 1933 (the “Securities Act”). Affiliates will be permitted to sell the USE shares they acquire in the merger under the SEC’s rules 144 and 145.  The volume limitations, notice of sale and other requirements of the rule would have to be satisfied for such sales, but the two-year holding requirement of the rule will not apply.  This proxy statement/ prospectus does not register the resale of USE shares held by affiliates.

Surrender of Stock Certificates

Following the effective time of the merger, USE will cause a letter of transmittal to be mailed to all holders of Crested shares containing instructions for surrendering their certificates.  Certificates should not be surrendered until the letter of transmittal is received, fully completed and returned.

The Special Meeting of Crested Shareholders (page 69)

The special meeting of the Crested shareholders will be held on _______________, 2007, at 10:00 a.m., local time, at the offices of Crested , 877 N. 8th W., Riverton, Wyoming 82501.

The purpose of the meeting is to consider and vote upon (i) a proposal to adopt the merger agreement and (ii) such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Crested’s board of directors has fixed the close of business on October 10, 2007 as the record date for determination of Crested shareholders entitled to notice of and to vote at the meeting.  As of the close of business on October 10, 2007, there were 17,382,704 shares of Crested outstanding, which were held of record by approximately 1,618 shareholders.  A majority of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting.  Each Crested shareholder is entitled to one vote for each share of Crested held as of the record date.

Adoption of the merger agreement by the holders of a majority of the Crested shares outstanding on the record date is required by Colorado law.  The merger agreement requires approval by the holders of a majority of the minority shares of Crested; 2,487,866 shares constitutes such “majority of the minority” (not including those who have agreed to vote “in line” with the vote of the majority of the minority).

USE, its consolidated subsidiaries, those of its officers, a retired USE officer the USE directors, and the Crested directors, who own Crested stock, have agreed to vote consistent with the majority of the minority.  As of August 21, 2007 USE and such persons together own 71.4% of the Crested shares.  In the event that the merger is consummated officers, directors and employees of USE will be allowed to exercise their options on a cashless basis and receive an additional 394,398 shares of Crested for a total ownership by USE, its consolidated subsidiaries, its officers, directors, employees, and the Crested directors of 72.0% of the outstanding Crested shares immediately prior to the merger.   Please see “THE VOTING AGREEMENT” beginning on page 93.

RISK FACTORS

Before you vote, carefully consider the risks described below in addition to the other information in this proxy statement/prospectus, including the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”  By voting in favor of the merger, you will be choosing to invest in USE’s  common stock.  If any of the following risks actually occur, USE’s business, financial condition or results of operations could be materially adversely affected, the value of USE’s shares could decline, and you could lose all or part of your investment.

Risks Relating to the Merger

  The value of the USE shares that you will receive in the merger may vary as a result of the fixed exchange ratio and fluctuations in the price of USE’s stock.

The 2 Crested shares for 1 USE share exchange ratio is fixed.  When the exchange ratio was approved by the two companies’ boards of directors on December 20, 2006, the ratio represented  a premium of about 12% in the value of the Crested minority shares (if the merger had closed that day) to the relative stock prices between the two companies for the 30 days ended December 18, 2006.

You may not realize this premium when you sell your USE shares.  If USE’s market price decreases before the merger is consummated, the value of the merger consideration to be received by Crested shareholders will decrease.  Stock price variations could be the result of changes in the business, operations or prospects of USE, market assessments of when the merger will be completed, general market and economic conditions, and other factors which are beyond the control of USE or Crested.  Please see recent market prices for USE and Crested stock under “COMPARATIVE MARKET PRICES AND DIVIDENDS.”

If the conditions to the merger are not met, the merger may not occur.

Specific conditions in the merger agreement must be satisfied or waived to complete the merger.  If the conditions are not satisfied or waived, to the extent permitted by law, the merger will not occur, and each of USE and Crested may lose some or all of the intended benefits of the merger.  The following conditions, in addition to other customary closing conditions, must be satisfied or waived before USE and Crested are obligated to complete the merger:

•
there is no temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition in effect preventing the completion of the merger;

•	USE’s shares to be issued in the merger have been approved for listing on Nasdaq, subject to official notice of issuance;

•	the merger agreement is adopted by the holders of a majority of minority shares of Crested;

•	holders of not more than 200,000 Crested shares have dissented from the merger; and

•
at any time before consummation of the merger, USE’s closing stock price has not been 20% more or less than the 2-to-1 exchange ratio as applied to the Crested stock price, for two or more consecutive trading days, and neither USE or Crested has terminated the merger agreement.  For example, if Crested’s price per share is $2.40, the implied value for two Crested shares under the exchange ratio would be $4.80.  Under those circumstances, if USE’s price is more than $5.768 and Crested’s price stays at $2.40, or if Crested’s price stays at $2.40 but USE’s price decreases to less than $3.84, then the merger agreement could be terminated by either USE or Crested.

  Crested may waive one or more of the conditions to the merger without re-soliciting shareholder approval.

Each of the conditions to Crested’s obligations to complete the merger may be waived, in whole or in part, by agreement of USE and Crested if the condition is an obligation of both to complete the merger.  The board of directors of Crested may evaluate the materiality of any such waiver to determine whether an amendment of this proxy statement/prospectus and re-solicitation of proxies is necessary.  Crested generally does not expect any such waiver to be significant enough to require re-solicitation.  In the event that any such waiver is not determined to be significant enough to require re-solicitation of shareholders, the companies will have the discretion to complete the merger without seeking further shareholder approval.

  Directors and executive officers of Crested may have potential conflicts of interest in recommending that you vote in favor of the merger.

The directors and officers of Crested have interests in the merger that are in addition to the interests of the minority Crested shareholders.  See “THE MERGER- Crested’s Directors and Officers Have Financial Interests in the Merger” on page 88.

  The merger agreement restricts Crested’s ability to pursue alternatives to the merger.

The merger agreement contains a “no shop” provision that, subject to limited fiduciary exceptions, restricts Crested’s ability directly or indirectly to initiate, solicit, encourage or facilitate, discuss or commit to competing third-party proposals to acquire all or a significant part of Crested.  Further, there are only limited exceptions to Crested’s agreement that the Crested board of directors will not withdraw, modify or qualify in a manner adverse to USE its adoption of the merger or its recommendation to holders of Crested stock that they vote in favor of the adoption of the merger, or recommend any acquisition proposal. Although the Crested board of directors is permitted to take these actions if it determined that these actions are likely to be required in order for its board of directors to comply with its fiduciary duties, doing so in specified situations could entitle USE to terminate the merger agreement and to be paid by Crested a termination fee of 50% of USE’s legal and financial advisory fees.

USE required that Crested agree to these provisions as a condition to USE’s willingness to enter into the merger agreement.  These provisions could discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of Crested from considering or proposing an acquisition, even if it were prepared to pay consideration with a higher market value than the consideration USE proposes to pay in the merger, or might result in a potential competing acquiror proposing to pay a lower per share price to acquire Crested than it might otherwise have proposed to pay due to the added expense of the termination fee.

Risks Relating to USE’s Business

USE has a history of operating losses.

At June 30, USE had $16,743,400 retained earnings compared with an accumulated deficit of $39,101,900 at December 31, 2006.  During the first quarter of 2007 (ended March 31, 2007), USE recorded a net loss of $1,318,200 and during the second quarter of 2007 (ended June 30, 2007), USE recorded a gain of $59,295,400. During the six months ended June 30, 2007 USE recorded a loss from continuing operations of $11,462,500 and a net gain of $57,977,200. For the year ended December 31, 2006, USE recorded a loss before a benefit from income taxes of $14,279,400 and a net gain after benefit from income taxes of $1,052,200.  The large change in earnings from quarter to quarter is the nature of the USE business model of acquiring, holding and selling mineral properties.  The process from acquisition of the properties until ultimate sale is capital intensive and often takes years to complete.

Working capital at June 30, 2007 and December 31, 2006 was $86,664,100 and $31,730,000, respectively.  Historically, working capital needs have been primarily met from receipt of funds from liquidating investments, selling partial interests in mineral properties and selling equity.  Although USE received significant cash proceeds from the sale of the uranium properties in April 2007, and has received additional cash from selling the Uranium One shares, the development and production of mineral properties is very capital intensive.  The Luck Jack Property will take significant amounts of capital to place it into production.  USE may seek equity and/or debt financing for this purpose, which may result in dilution to current shareholders.  Please see the risk factor below captioned “Future equity transactions, including exercise of options or warrants, could result in dilution; and registration for public resale of the common stock in these transactions may depress stock prices.”

  No recurring business revenues and uncertainties associated with transaction-based revenues.

Presently USE does not have an operating business with recurring revenues.  Receipt of funds from selling interests in mineral properties, or liquidating investments in mineral properties (or the subsidiaries which hold properties) is unpredictable as to timing, structure, and profitability.  For example, we began activities in the coalbed methane sector in 1999 by starting up RMG.  RMG used, rather than provided, capital until it was sold to Enterra Energy Trust in June 2005.  In 2003, we acquired stock in Pinnacle by RMG’s contribution of properties into Pinnacle, but we did not realize a return on the transaction until September 2006.

Working capital on hand is expected to be sufficient to fund general and administrative expenses, and conduct exploration and a limited amount of development work on the mineral properties as well as other business ventures USE is pursuing, including multifamily housing.  Although USE currently has working capital, it will need to continue to seek funding from industry partners or sell equity or debt to develop all the projects.  Also, it is anticipated the necessary capital for developing the Lucky Jack Molybdenum Property will be available through Kobex to obtain mining and other permits, further delineate the mineral resources underground, and plan the mining and processing operation.  However, additional capital (the costs of which would be shared by USE and Kobex) will be necessary to put the property into production.

The interest retained by USE in the Lucky Jack molybdenum property, is not expected to generate recurring revenues for several years. In addition, the mine plan of Phelps Dodge Corporation (from whom USE and Crested received the property) and its predecessor companies encountered opposition from local and environmental groups, as well as municipal and county government agencies.  That opposition will likely continue and, may result in unexpected delays and increased costs to get a new mine plan approved.

Uncertainties in the value of the mineral properties.

While USE believes that its mineral properties are valuable, substantial work and capital will be needed to establish whether they are in fact valuable.

The profitable mining and processing of gold by SGMI will also depend on many factors, including: receipt of permits and keeping in compliance with permit conditions; delineation through extensive drilling and sampling of sufficient volumes of mineralized material with sufficient grades to make mining and processing economic over time; continued sustained high prices for gold, and obtaining the capital required to initiate and sustain mining operations and build and operate a gold processing mill.

The Lucky Jack Property has been analyzed and explored by its prior owners.  This data will have to be updated to the level of a current feasibility study to determine the viability of starting mining operations.  Obtaining mining and other permits to begin mining the molybdenum property may be difficult, even with the assistance of Kobex.  Capital requirements for a molybdenum mining operation will be substantial.

USE has not yet obtained final feasibility studies on any of its mineral properties.  These studies would establish the potential economic viability of the different properties based on extensive drilling and sampling; the design and costs to build and operate mills, the cost of capital, and other factors.  Feasibility studies can take many months to complete.  These studies are conducted by professional third-party consulting and engineering firms, and will have to be completed, at considerable cost, to determine if the deposits contain proved reserves (i.e., amounts of minerals in sufficient grades that can be extracted profitably under current commodity pricing assumptions and estimated for development and operating costs).  A feasibility study usually, but not always, must be completed in order to raise the substantial capital needed to put a mineral property into production.  USE has not established any reserves (i.e., economic deposits of mineralized materials) on any of its properties, and future studies may indicate that some or all of the properties will not be economic to put into production.

  Compliance with environmental regulations may be costly.

USE’s business is regulated by government agencies.  Permits are required to explore for minerals, operate mines and build and operate processing plants.  The regulations under which permits are issued change from time to time to reflect changes in public policy or scientific understanding of issues.  If the economics of a project cannot withstand the cost of complying with changed regulations, USE might decide not to move forward with the project.

USE must comply with numerous environmental regulations on a continuous basis, to comply with United States environmental laws, including the Clean Air Act, the Clean Water Act, and the Resource Conservation and Recovery Act (“RCRA”).  For example, water and dust discharged from mines and tailings from prior mining or milling operations must be monitored and contained and reports filed with federal, state and county regulatory authorities.  Additional monitoring and reporting is required by state and local regulatory agencies.  The Abandoned Mine Reclamation Act in Wyoming and similar laws in other states (for examples, California for SGMI’s gold property and Colorado for the Lucky Jack project) impose reclamation obligations on abandoned mining properties, in addition to or in conjunction with federal statutes.  Environmental regulatory programs create potential liability for operations, and may result in requirements to perform environmental investigations or corrective actions under federal and state laws and federal and state Superfund requirements.

Failure to comply with these regulations could result in substantial fines, environmental remediation orders and/or potential shut down of the project until compliance is achieved.  Failure to timely obtain required permits to start operations at a project could cause delay and/or the failure of the project resulting in a potential write-off of the investments therein.

  USE depends on key personnel.

USE has a very limited staff and executive group.  These persons are knowledgeable of USE’s mineral properties and have experience in dealing with the exploration of mineral properties as well as the financing of them.  The loss of key employees would adversely impact our business, as finding replacements is difficult as a result of competition for experienced personnel in the minerals industry.

  USE will seek additional business activities.

  USE’s interests in SGMI and the Lucky Jack Property are the primary mineral properties owned by USE (indirect in the case of SGMI) after the sale of the uranium assets to Uranium One.  USE intends to acquire other mineral interests, and pursue other business activities such as real estate development and oil and gas exploration.  Other than real estate investment opportunities and a contract to explore for gas and oil with a major industry partner, USE currently does not have any agreements in place for other business opportunities.

We may be classified as an inadvertent investment company.

We are not engaged in the business of investing, reinvesting, or trading in securities, and we do not hold ourselves out as being engaged in those activities. However, under the federal Investment Company Act of 1940, a company may be fall within the scope of being an “inadvertent investment company” under section 3(a)(1)(C) of the 1940 Act if the value of its investment securities is more than 40% of its total assets (exclusive of government securities and cash items).

As a result of the April 30, 2007 sale of our uranium assets to Uranium One, we received investment securities (our stock in Uranium One) with a value in excess of 40% of the value of our total assets.

An inadvertent investment company can avoid being classified as an investment company if it can rely on one of the exclusions under the 1940 Act.  One such exclusion, Rule 3a-2 under the 1940 Act, allows an inadvertent investment company (as a “transient investment company”) a grace period of one year from the date of classification (in our case, April 30, 2008), to seek to comply with the 40% limit, or with any other available exclusion. Accordingly, we are taking actions to comply with this 40% limit from the present time through April 30, 2008. These actions may include liquidating investment securities as necessary to stay within the 40% limit.

As Rule 3a-2 is available to a company no more than once every three years, and assuming no other exclusion were available to us, we would have to keep within the 40% limit through April 30, 2010. In any event, we would not intend to become an intentional investment company (i.e. engaging in investment and trading activities in investment securities), even after April 30, 2010.

Classification as an investment company under the 1940 Act requires registration with the SEC. If an investment company fails to register, it would have to stop doing almost all business, and its contracts would become voidable. Registration is time consuming and restrictive, and we would be very constrained in the kind of business we could do as a registered investment company.

There can be no assurance that we will be able to accomplish this objective by April 30, 2008.

Risks Relating to USE Stock

  USE may issue shares of preferred stock with greater rights than its common stock.

Although it has no current plans, arrangements, understandings or agreements to do so, USE’s articles of incorporation authorize USE’s board of directors to issue one or more series of preferred stock and set the terms of the stock without seeking approval from holders of the common stock.  Preferred stock that is issued may have preferential rights over USE’s common stock, in terms of dividends, liquidation rights and voting rights.

  Future equity transactions, including exercise of options or warrants, could result in dilution; and registration for public resale of the common stock in these transactions may depress stock prices.

From time to time, USE has sold restricted stock and warrants, and convertible debt (or stock in subsidiary companies, convertible to USE stock), to investors in private placements conducted by broker-dealers, or in negotiated transactions.  Because the stock was issued as restricted, the stock was sold at a discount to market prices, and the exercise price of the warrants sometimes, and/or the conversion price for stock in subsidiaries, was at or lower than market prices.  These transactions caused dilution to existing shareholders.  Also, from time to time, options are issued to employees, directors and third parties as incentives, with exercise prices equal to market prices.  Exercise of in-the-money options and warrants will result in dilution to existing shareholders; the amount of dilution will depend on the spread between market and exercise price, and the number of shares involved.

Although it does not intend to do so at this time, USE may continue to raise capital from the equity markets using private placements at discounted prices.  In addition, USE may continue to grant options to employees and directors with exercise prices equal to market price at the grant date, and in the future may sell restricted stock and warrants (or stock in subsidiary companies convertible to stock of USE), all of which may result in dilution to existing shareholders.

  Public resale of such restricted stock, and of stock issued in conversion of debt or stock of subsidiary companies, may depress the market price of the USE stock.

  Dividends on USE common stock

  USE declared a special cash dividend of $0.10 per share on all outstanding shares of its common stock on the record date of July 6, 2007, payable on July 16, 2007.  Prior to this dividend, USE has only declared a dividend on one other occasion, November 1, 1990, when it declared a 1 for 10 share dividend.  Management of USE does not currently anticipate any dividends to be paid in the near term future but anticipates retaining earnings to fund investments and business development.

  USE’s take-over defense mechanisms could discourage some advantageous transactions.

USE has adopted a shareholder rights plan, also known as a poison pill.   The plan is designed to discourage a takeover of USE at an unfair price.  However, it is possible that the board of directors and the takeover acquirer would not agree on a higher price, in which case the takeover might be abandoned, even though the takeover price might be at a significant premium to market prices.  Therefore, as a result of the mere existence of the plan, shareholders may not receive the premium price.  See “DESCRIPTION OF USE SECURITIES – Preferred Stock – Series P Preferred Stock.”

USE’s stock price likely will continue to be volatile due to several factors.

In the 18 months ended June 30, 2007, USE’s stock has traded as low as $3.32 per share and as high as $7.20 per share.  USE believes that some of the factors which cause this volatility are:

•  price and volume fluctuations in the stock market generally;
•  relatively small amounts of USE stock trading on any given day;
•  fluctuations in USE’s financial operating results; and
•  price swings in the minerals commodities markets.

You should expect continued volatility in the stock price after the merger.  It is possible that when you want to sell your USE shares, USE’s stock price could be lower than what you paid for your Crested shares, resulting in a loss on your investment.

SELECTED HISTORICAL FINANCIAL DATA OF CRESTED

The following tables summarize financial information for Crested, using its audited financial statements for each of the five fiscal years from December 31, 2002 to December 31, 2006, and unaudited financial statements at June 30, 2007 and June 30, 2006 and the six months then ended.  You should read this information in conjunction with Crested’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” under the caption “INFORMATION ABOUT CRESTED.”

	Six Months Ended		Year Ended
	June 30,		December 31,
	2007	2006	2006	2005	2004	2003	2002
	(Unaudited)	(Unaudited)
Current assets	$39,637,400	$3,385,200	$10,751,300	$95,100	$3,800	$3,300	$3,300
Current liabilities	13,654,900	12,435,800	14,482,100	10,928,000	9,747,300	9,408,300	8,553,900
Working capital (deficit)	25,982,500	(9,050,600)	(3,730,800)	(10,832,900)	(9,743,500)	(9,405,000)	(8,550,600)
Total assets	44,470,800	8,065,900	15,123,000	8,682,200	2,983,600	4,387,100	5,889,900
Long-term obligations(1)	220,900	1,360,600	266,600	1,260,800	1,289,100	1,268,900	964,000
Shareholders' equity (deficit)	30,537,200	(5,740,600)	364,200	(3,516,700)	(8,062,900)	(6,300,200)	(3,638,100)

(1) Included $53,000, $1,145,000 at June 30, 2007 and June 30, 2006 respectively as well as $51,000, $1,045,200, 1,073,500, $1,053,300 and $748,400
of accrued reclamation costs on uranium properties at December 31, 2006, 2005, 2004, 2003 and 2002 respectively.

Revenues	$--	$--	$--	$--	$--	$--	$--
Income (loss) before equity in loss
of affiliates and income taxes	53,051,900	(1,879,600)	(157,300)	6,341,200	(320,000)	(263,300)	(102,400)
Equity in (loss) gain of affiliates	(3,727,500)	(344,300)	(3,625,600)	(1,699,800)	(1,447,500)	(2,114,600)	(1,055,000)
(Provision for) Benefit from					--	--	--
Income Taxes	(17,841,700)	--	7,633,800	(100,000)
Cumulative effect of
accounting change			--	--	--	(293,800)	--

Net income (loss)	$31,482,700	$(2,223,900)	$3,850,900	$4,541,400	$(1,767,500)	$(2,671,700)	$(1,157,400)

Net income (loss) per share - Basic	$1.83	$(0.13)	$0.22	$0.26	$(0.10)	$(0.16)	$(0.07)

Net income (loss) per share - Diluted	$1.77	$(0.13)	$0.22	$0.26	$(0.10)	$(0.16)	$(0.07)

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF USE

The following tables summarize financial information for USE, using its audited financial statements for each of the five fiscal years ended December 31, 2006, and its unaudited financial statements for the six months ended June 30, 2007 and 2006.

	Six Months Ended		Year Ended
	June 30,		December 31,
	2007	2006	2006	2005	2004	2003	2002
	(Unaudited)	(Unaudited)
Current assets	$110,317,400	$19,866,200	$43,325,200	$7,840,600	$5,421,500	$5,191,400	$4,755,300
Current liabilities	23,653,300	1,339,100	11,595,200	1,232,200	6,355,900	1,909,700	2,044,400
Working capital (deficit)	86,664,100	18,527,100	31,730,000	6,608,400	(934,400)	3,281,700	2,710,900
Total assets	123,215,500	37,318,100	51,901,400	38,106,700	30,703,700	23,929,700	28,190,600
Long-term obligations(1)	778,200	8,602,400	882,000	7,949,800	13,317,400	12,036,600	14,047,300
Shareholders' equity	90,422,100	19,818,600	32,977,400	24,558,200	6,281,300	6,760,800	8,501,600

(1)Includes $129,300, of accrued reclamation costs on properties at June 30, 2007, $6,138,000 at June 30, 2006, $124,400, at December 31, 2006,
$5,669,000 at December 31, 2005, $7,882,400 at December 31, 2004, $7,264,700 at December 31, 2003 and $8,906,800 at December 31, 2002 respectively.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF USE

(from page 27 – continued)

							Seven Months
	Six Months Ended		Year Ended				Ended
	June 30,		December 31,	December 31,	December 31,	December 31,	December 31,
	2007	2006	2006	2005	2004	2003	2002
	(Unaudited)	(Unaudited)
Operating revenues	$325,100	$324,900	$813,400	$849,500	$815,600	$513,500	$673,000

Loss from
continuing operations	(11,463,500)	(5,910,800)	(16,670,700)	(6,066,900)	(4,983,100)	(5,066,800)	(3,524,900)

Other income & expenses	108,798,600	(1,482,800)	2,302,700	(484,000)	465,100	(311,500)	(387,100)

(Loss) income before minority
interest, equity in income (loss)
of affiliates, income taxes,
discontinued operations,
and cumulative effect of
accounting change	97,335,100	(7,393,600)	(14,368,000)	(6,550,900)	(4,518,000)	(5,378,300)	(3,912,000)

Minority interest in loss (income)
of consolidated subsidiaries	(3,698,600)	47,600	88,600	185,000	207,800	13,000	54,800

(Provision for) Benefit from
Income Taxes	(35,659,300)	--	15,331,600	--	--	--	--

Discontinued operations, net of tax	--	--	--	15,207,400	(1,938,500)	(2,060,400)	17,100

Cumulative effect of
accounting change	--	--	--	--	--	1,615,600	--

Preferred stock dividends	--	--	--	--	--	--	--

Net income (loss)
to common shareholders	$57,977,200	$(7,346,000)	$1,052,200	$8,841,500	$(6,248,700)	$(5,810,100)	$(3,840,100)

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF USE

(from page 27 – continued)

							Seven Months
	Six Months Ended		Year Ended				Ended
	June 30,		December 31,	December 31,	December 31,	December 31,	December 31,
	2007	2006	2006	2005	2004	2003	2002
	(Unaudited)	(Unaudited)
Per share financial data

Operating revenues	$0.02	$0.02	$0.04	$0.05	$0.05	$0.05	$0.06

Loss from
continuing operations	$(0.58)	$(0.32)	(0.88)	(0.38)	(0.38)	(0.44)	(0.33)

Other income & expenses	$5.51	$(0.08)	0.12	(0.03)	0.04	(0.03)	(0.03)

(Loss) income before minority
interest, equity in income (loss)
of affiliates, income taxes,
discontinued operations,
and cumulative effect of
accounting change	$4.93	$(0.41)	(0.76)	(0.39)	(0.34)	(0.48)	(0.36)

Minority interest in loss (income)
of consolidated subsidiaries	$(0.19)	$0.00	--	--	0.02	0.00	--

(Provision for) Benefit from
Income Taxes	$(1.81)	--	0.81	--	--	--	--

Discontinued operations, net of tax	--	--	--	0.94	(0.15)	(0.18)	--

Cumulative effect of
accounting change	--	--	--	--	--	0.14	--

Preferred stock dividends	--	--	--	--	--	--	--

Net (loss) income
per share, basic	$2.94	$(0.40)	$0.06	$0.55	$(0.48)	$(0.52)	$(0.36)

Net (loss) income
per share, diluted	$2.63	$(0.40)	$0.05	$0.55	$(0.48)	$(0.52)	$(0.36)

UNAUDITED U.S. ENERGY CORP. PRO FORMA COMBINED CONDENSED
CONSOLIDATED
FINANCIAL INFORMATION

Basis of Presentation  The pro forma financial statements filed with this report reflect what USE’s financial position would have been had the merger with Crested closed on January 1, 2006 and June 30, 2007.  The balance sheet, and statement of operations, at December 31, 2006, and for the year then ended, as well as at June 30, 2007 and for the six months then ended,  have been condensed.

Basic earnings per share are based upon the weighted average number of common shares outstanding.  Diluted earnings per common share are based on the assumption that all of the Crested options were converted into common shares using the treasury stock method.  There are no differences in net earnings for purposes of computing basic and diluted earnings per share as conversion of the common stock options would have no effect on net earnings.

The unaudited pro forma information is based on the historical financial statements of USE and Crested under the purchase method of accounting, and includes the adjustments described in the accompanying notes.  The pro forma combined condensed consolidated balance sheet and the pro forma combined condensed consolidated statements of operations and accompanying notes are qualified in their entirety and should be read in conjunction with the historical financial statements of USE and Crested included with or incorporated by reference into this proxy statement/prospectus.

The pro forma adjustments are based on estimates and assumptions available on the date of this proxy statement/prospectus that USE believes are reasonable under the circumstances.  The pro forma combined condensed consolidated financial information has been prepared in accordance with the rules and regulations of the SEC. This information is intended for informational purposes only and is not necessarily indicative of the future financial position of USE after the merger, or of its financial position that would have actually occurred had the acquisition been effected as of the dates indicated above.

U.S. ENERGY CORP. and SUBSIDIARIES
PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
(Unaudited)
ASSETS

	June 30, 2007			December 31, 2006
	Actual	Adjustment	Pro Forma	Actual	Adjustment	Pro Forma
Current Assets	$110,317,400		$110,317,400	$43,325,200		$43,325,200

Investments	27,000		27,000	27,000		27,000
			-
Properties and Equipment	14,429,400	15,473,900	29,903,300	11,563,500	14,524,700	26,088,200
Less Accumulated Depreciation	(5,635,900)		(5,635,900)	(5,454,200)		(5,454,200)
	8,793,500	15,473,900	24,267,400	6,109,300	14,524,700	20,634,000

Other Assets	4,077,600		4,077,600	2,439,900		2,439,900
Total Assets	$123,215,500	$15,473,900	$138,689,400	$51,901,400	$14,524,700	$66,426,100

LIABILITIES AND STOCK HOLDERS' EQUITY

	June 30, 2007			December 31, 2006
	Actual	Adjustment	Pro Forma	Actual	Adjustment	Pro Forma

Current Liabilities	$23,653,300		$23,653,300	$11,595,200		$11,595,200

Long-Term Debt, net of current portion	247,500		247,500	294,900		294,900

Asset Retirement Obligations	129,300		129,300	124,400		124,400

Other Accrued Liabilities	401,400		401,400	462,700		462,700

Minority Interests	8,361,900	(3,711,500)	4,650,400	4,700,200		4,700,200

Forfeitable Shares	-		-	1,746,600		1,746,600

Preferred Stock	-		-	-		-

Shareholders Equity
Common Stock	208,300	28,800	237,100	196,600	28,800	225,400
Additional paid-in capital	77,503,800	15,445,100	92,948,900	72,990,700	14,495,900	87,486,600
Retained earnings (accumulated deficit)	16,743,400	3,711,500	20,454,900	(39,101,900)		(39,101,900)
Treasury stock at cost	(923,500)		(923,500)	(923,500)		(923,500)
Unrealized (loss) gain on marketable securities	(2,619,400)		(2,619,400)	306,000		306,000
Unallocated ESOP contribution	(490,500)		(490,500)	(490,500)		(490,500)
Total Shareholder's equity	90,422,100	19,185,400	109,607,500	32,977,400	14,524,700	47,502,100

Total liabilities and shareholder's equity	$123,215,500	$15,473,900	$138,689,400	$51,901,400	$14,524,700	$66,426,100

U.S. ENERGY CORP. and SUBSIDIARIES
PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(Unaudited)

	Six Months Ended			Year Ended
	June 30, 2007			December 31, 2006
	Actual	Adjustment	Pro Forma	Actual	Adjustment	Pro Forma

Operating Revenues	$325,100		$325,100	$813,400		$813,400

Operating Costs and Expenses:
Mineral holding costs	1,795,600		1,795,600	2,312,800		2,312,800
Asset retirement obligations			-	854,600		854,600
General and administrative	9,824,000		9,824,000	14,007,000		14,007,000
Other	169,000		169,000	309,700		309,700
	11,788,600	-	11,788,600	17,484,100	-	17,484,100
Loss before investment and
property transactions:	(11,463,500)		(11,463,500)	(16,670,700)		(16,670,700)

Other Income & (Expenses):
Gain on sale of assets	1,822,200		1,822,200	3,063,600		3,063,600
Loss on sale of marketable securities	(6,091,400)		(6,091,400)	(867,300)		(867,300)
Gain on foreign exchange	516,600		516,600	-
Gain on sale of uranium assets	111,728,200		111,728,200	-
Gain on sale of investments			-	10,815,600		10,815,600
Loss on gain from valuation of derivatives			-	(630,900)		(630,900)
Loss on Enterra share exchange			-	(3,845,800)		(3,845,800)
Settlement of litigation			-	(7,000,000)		(7,000,000)
Other	823,000		823,000	767,500		767,500
	108,798,600	-	108,798,600	2,302,700	-	2,302,700
Loss before minority interest,
discontinued operations and income taxes	97,335,100		97,335,100	(14,368,000)		(14,368,000)

Minority interest in loss of consolidated
subsidiaries	(3,698,600)	3,711,500	12,900	88,600		88,600

Loss before income taxes	93,636,500	3,711,500	97,348,000	(14,279,400)	-	(14,279,400)

Income Taxes:
Current (provision for) benefit	(20,620,300)		(20,620,300)	235,000		235,000
Deferred (provision for) benefit	(15,039,000)		(15,039,000)	15,096,600		15,096,600
	(35,659,300)	-	(35,659,300)	15,331,600	-	15,331,600

Net Income Loss	$57,977,200	$3,711,500	$61,688,700	$1,052,200	$-	$1,052,200

Per Share Data
Basic earnings per share	$2.94	$0.18	$3.12	$0.06	$0.06	$0.06

Diluted earnings per share	$2.63	$0.17	$2.80	$0.05	$0.05	$0.05

NOTES TO U.S. ENERGY COPR. UNAUDITED PRO FORMA COMBINED CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2007 AND DECEMBER 31, 2006

1.      Basis of Pro Forma Presentation

The unaudited pro forma combined condensed consolidated financial statements of USE have been prepared on the basis of assumptions relating to the allocation of consideration paid for the acquired assets and liabilities of Crested based on the best preliminary estimates of USE’s management. The actual allocation of the amount of the consideration may differ from that reflected in these unaudited pro forma combined condensed consolidated financial statements, based upon the completion of a valuation. The table below sets forth the estimated purchase price allocation for USE at June 30, 2007:

Fair value of USE common stock issued, not including
stock-based compensation allocable to USE shares
issued for Crested shares underlying Crested options:	$14,413,000

Estimated fair value of:
stock-based compensation (USE shares
issued for Crested shares underlying Crested options):	$1,060,900
Total Pro Forma Consideration	$15,473,900

2.      Pro Forma Adjustments

These adjustments reflect the components of the aggregate purchase consideration and related transaction costs, which includes USE common stock with a market value of $15,473,900 at June 30, 2007 and $14,524,700 at December 31, 2006 (including shares issued for the Crested shares underlying the Crested options).

The USE shares’ market value is based on a per share value of approximately $5.38, which was the market price at the close on June 29, 2007 and $5.05 on December 29, 2006.  The calculation of the number of USE shares to be issued, 2,876,188 total shares, is based upon the agreed upon exchange of 2 shares of Crested for 1 share of USE based on the price per share as computed by the independent consultants to the Special Committees of USE and Crested which was recommended by the Special Committees of both companies and ratified by the full boards of directors of each company on December 20, 2006 of $4.74 per share for USE and $2.32 per share for Crested.  The ratio of 2 shares of Crested for 1 share of USE represented a premium of about 12% in the value of the Crested minority shares (if the merger had closed that day) to the relative stock prices between the two companies for the 30 days ended December 18, 2006.

3.     Allocation of Pro Forma Purchase Consideration

The pro forma purchase consideration of $15,473,900 at June 30, 2007 is allocated to mining claims.  This allocation represents consideration of Crested’s interest in the Lucky Jack Molybdenum property near Crested Butte, Colorado not owned by USE.  Management believes that the fair value of this property is substantially greater than Crested’s book value.  At this time, management intends to conduct a formal valuation of this property to confirm that valuation estimate.

COMPARATIVE PER SHARE DATA

In the following table, USE and Crested provide you with historical per share financial information.  Read it along with the selected consolidated historical financial data and the historical financial statements of USE and Crested.

	USE		Crested
	Six Months Ended	Year Ended	Six Months Ended	Year Ended
	June 30, 2007	December 31, 2006	June 30, 2007	December 31, 2006
Net income (loss) per share
Basic	$2.94	$0.06	$1.83	$0.22
Diluted	$2.63	$0.05	$1.77	$0.22

Net income (loss) per share from continuing operations
Basic	$(0.58)	$(0.90)	$(0.01)	$(0.04)
Diluted	$(0.52)	$(0.79)	$(0.01)	$(0.03)

Cash Dividends Declared (per share) during historical 10 year period ending December 31, 2006	$0.10	$--	$--	$--

Book Value per share	$4.34	$1.68	$1.78	$0.02

COMPARATIVE MARKET PRICES AND DIVIDENDS

In reviewing the following market price data, you should note that the value of the merger consideration will fluctuate with changes in the price of USE’s stock.  When the price of USE’s stock increases, the value of the merger consideration increases; when the price of USE’s stock decreases, the value of the merger consideration decreases.  Future prices for USE’s stock are not predicted.  You should obtain current trading prices for both USE and Crested stock before you vote on the merger.

Recent Closing Prices

The table below shows (i) the closing price per share of USE common stock on NASDAQ Capital Market, and the closing price per share of Crested common stock on the OTCBB, on January 22, 2007, the trading day before public announcement of the signing of the merger agreement, March 30, 2007, June 29, 2007 and on August 21, 2007, the most recent practicable date prior to the mailing of this proxy statement/prospectus, and (ii) the “implied value” of one share of Crested on those dates.  The implied value of one share of Crested was calculated by dividing the closing sales price for a USE share by two.

			Implied Value of
	USE Common	Crested Common	One Share of
	Stock	Stock	Crested Common
	Price per Share	Price per Share	Stock

January 22, 2007	$4.63	$2.25	$2.32
March 30, 2007	$5.32	$2.62	$2.66
June 29, 2007	$5.38	$2.53	$2.69
August 21, 2007	$4.74	$2.35	$2.37

Historical Market Price Data

This table shows the high and low closing sale prices of shares of USE and Crested as reported on Nasdaq (“USEG”) and OTCBB (“CBAG”).

U.S. ENERGY CORP.

	High	Low
Calendar year ended December 31, 2007
First quarter ended 03/31/07	$6.19	$4.60
Second quarter ended 06/30/07	$6.79	$5.28
June 30, 2007 to most practical date - August 21, 2007	$5.77	$4.43

Calendar year ended December 31, 2006
First quarter ended 03/31/06	$7.20	$4.61
Second quarter ended 06/30/06	$7.16	$3.32
Third quarter ended 09/30/06	$4.55	$3.42
Fourth quarter ended 12/31/06	$5.98	$3.88

Calendar year ended December 31, 2005
First quarter ended 03/31/05	$7.65	$2.75
Second quarter ended 06/30/05	$5.95	$3.52
Third quarter ended 09/30/05	$4.55	$3.44
Fourth quarter ended 12/31/05	$4.96	$3.68

Crested Corp.

	High	Low
Calendar year ended December 31, 2007
First quarter ended 03/31/07	$2.97	$2.25
Second quarter ended 06/30/07	$3.25	$2.50
June 30, 2007 to most practical date - August 21, 2007	$2.73	$2.15

Calendar year ended December 31, 2006
First quarter ended 03/31/06	$3.12	$2.50
Second quarter ended 06/30/06	$3.09	$1.67
Third quarter ended 09/30/06	$2.25	$1.28
Fourth quarter ended 12/31/06	$2.54	$1.52

Calendar year ended December 31, 2005
First quarter ended 03/31/05	$3.42	$0.35
Second quarter ended 06/30/05	$1.99	$1.21
Third quarter ended 09/30/05	$1.82	$1.36
Fourth quarter ended 12/31/05	$2.55	$1.70

Neither USE nor Crested has paid any cash dividends in the periods indicated.  USE did however declare a $0.10 cash dividend on June 22, 2007 with a record date of July 6, 2007 and a payment date of July 16, 2007.  USE has no plans to continue the payment of dividends, although in the future it may do so.

Number of Crested shareholders

As of June 30, 2007 there were approximately 1,618 Crested shareholders of record.

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS

Information contained in this proxy statement/prospectus, and the USE documents incorporated by reference in this proxy statement/prospectus, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements may be made directly in this proxy statement/prospectus referring to USE or Crested, and may include statements regarding the period following completion of the merger.  These statements are intended to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are based on current expectations or projections about operations, industry, financial condition and liquidity.  Words such as “may,” “could,” “will,” “should,” “plan,” “predict,” “potential,” “anticipate,” “continue,” “estimate,” “expect,” “project,” “intend,” “believe” and variations thereof or words and terms of similar substance used in connection with any discussion of future operating or financial performance, the merger or our businesses, identify forward-looking statements.

You should note that the discussion of USE’s and Crested’s reasons for the merger, and the descriptions of Crested’s special committee’s financial advisor’s opinion and USE’s financial advisor’s opinion, contain forward-looking statements that describe beliefs, assumptions and estimates as of the indicated dates.  Those forward-looking expectations may have changed as of the date of this proxy statement/prospectus.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  These statements may include projections and estimates concerning the timing and success of specific projects, USE’s capital requirements, permitting status of various properties and the ability to economically exploit our properties. Actual results could differ materially and adversely from these forward-looking statements.

Historically, mineral prices have been volatile, and rise and fall based on changes in market demand and changes in the political, regulatory and economic climate.

All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/prospectus and attributable to USE or Crested or any person acting on either’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  Except to the extent required by applicable law or regulation, neither USE nor Crested undertakes any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

INFORMATION ABOUT CRESTED

General

Crested Corp. is a Colorado corporation formed in 1970 and is in the business of acquiring, exploring, developing and/or selling or leasing mineral properties.  Crested and USE originally were independent companies, with two common affiliates, John L. Larsen and Max T. Evans.  Mr. Evans died in February 2002 and Mr. Larsen died in 2006.  In 1982, Crested and USE formed the USECC Joint Venture to do business together.  See “SUMMARY INFORMATION – The USECC Joint Venture.” From time to time, USE has funded many of Crested’s obligations because Crested did not have the funds to pay its share of the obligations.  Crested has paid a portion of this debt by issuing common stock to USE.  At December 31, 2006, Crested owed $13,277,200 to USE.  As a result of Crested receiving one-half of the proceeds from the sale of the uranium properties to Uranium One, Crested paid in full the amount owed to USE as of July 31, 2007.

Historically, Crested’s business strategy has been, and will continue to be, acquiring undeveloped and/or developed mineral properties at low acquisition costs and then operating, selling, leasing or joint venturing the properties, or selling the subsidiary companies to other companies in the mineral sector at a profit.

Typically, projects initially are acquired, financed and operated by Crested and USE in their Joint Venture (“SUMMARY INFORMATION – The USECC Joint Venture” above).  From time to time, some of the projects are then transferred to separate companies organized for that purpose, with the objective of raising capital from an outside source for further development and/or joint venturing with other companies.  Examples include: SGMI for gold, RMG for coalbed methane and Remington Village, LLC. for real estate.

Recent Significant Transactions

Sutter Gold Mining Inc.

USE and Crested organized a limited liability company in 1994 to hold and develop California gold properties.  The assets were transferred to Sutter Gold Mining Company, and activities were funded by continued capital from USE and third party investors.  In 2004, the corporation completed a reverse takeover of Globemin Resources Inc. (Toronto Venture Exchange “SGMI”) and has raised additional capital from third party investors.  In connection with the reverse takeover, the name was changed to Sutter Gold Mining Inc. (“Sutter” or “SGMI”).

On March 14, 2007 the independent directors of USE, Crested and Sutter negotiated a settlement of $2,025,700 in debt due to USE and Crested as of December 31, 2006 for the issuance of 7,621,867 shares of Sutter common stock.  The issuance of these shares was subject to the approval of the Toronto Stock Exchange (“TSX”) which was obtained on May 2, 2007.  As a result of the issuance of these shares (at market prices) for debt, USE currently owns 48.8% of SGMI and Crested owns 5.7%.  In addition, USE and Crested agreed to convert their $4.6 million Contingent Stock Purchase Warrant which allowed them to purchase common stock in SGMI into a 5% Net Profits Interest Royalty ("NPIR") on its Lincoln Project in California, until the total amount of $4.6 million is paid, and a 1% NPIR thereafter.

The USECC Joint Venture also is providing, by a Line of Credit and Loan Agreement, dated June 20, 2007, a $1.0 million line of credit to SGMI at 12% interest (interest payable quarterly).  Maturity of all debt incurred under the line of credit is due June 20, 2009; prepayment without penalty is allowed.  The debt is secured by SGMI properties. The USECC Joint Venture has the sole option to have SGMI repay the principal amount of the debt in common shares; however, interest is not payable in shares.  If the principal is paid in shares of SGMI common stock, such shares would be issued at a 10% discount to the 10 days’ volume weighted average price before payment.

Rocky Mountain Gas, Inc. and Pinnacle Gas Resources, Inc. – Coalbed Methane.

From 1999 through mid-2005, USE’s primary business focus was in the CBM business conducted through RMG, an entity formed in 1999 by USE and Crested.  In 2001, RMG entered into a CBM property acquisition and development arrangement with a subsidiary of Carrizo Oil & Gas, a public Houston-based company.  In 2003, RMG and the Carrizo subsidiary contributed CBM properties to a new corporation, Pinnacle Gas Resources, Inc., in exchange for Pinnacle common stock issued to USE and Crested, and Carrizo.  At the same time, Pinnacle received financing from funds affiliated with DLJ Merchant Banking.

In September 2006, USE and Crested sold their Pinnacle shares in a private transaction for $13.8 million, of which Crested received $4,830,000 in cash proceeds and recorded a gain on the transaction of $3,794,800.  As a result of the sale of the equity ownership of Pinnacle, Crested and USE became obligated to pay Enterra Energy Trust (see below) $2.0 million in either cash or stock of USE.  Subsequent to September 30, 2006, Crested and USE agreed to pay the obligation to Enterra with 506,395 shares of USE common stock owned by Crested.  Through the delivery of these shares of USE common stock, Crested paid $700,000, representing 35% of the $2.0 million and its share of RMG before it was sold, and received a credit on its debt to USE in the amount of $1.3 million.

RMG was sold to Enterra Energy Trust (TSX: ENT.UN and NYSE: ENT) on June 1, 2005 for approximately $20 million in cash and securities of Enterra, which was paid to USE and Crested.  The Enterra securities were subsequently sold.

SXR Uranium One

Uranium -For information on sale of the uranium assets, see “SUMMARY INFORMATION- U.S. Energy Corp. - Recent Significant Transactions -  SXR Uranium One – Uranium Assets” above.

Kobex Resources Ltd. – Molybdenum

On February 28, 2006, Crested and USE re-acquired the Lucky Jack molybdenum property (formerly the Mount Emmons molybdenum property), located near Crested Butte, Colorado.  The property was returned to Crested and USE by Phelps Dodge Corporation (“PD”) in accordance with a 1987 Amended Royalty Deed and Agreement between Crested, USE and Amax Inc. (“Amax”).  The Lucky Jack property includes 25 patented mining claims and approximately 520 unpatented mining claims, which together approximate 5,400 acres.

Crested and USE are pursuing permitting and development of the Lucky Jack Property.  Development of the property for mining will require extensive capital and long term planning and permitting activities.  Our agreement with Kobex Resources Ltd. is expected to provide a significant amount of capital to advance the project, but added capital will be required to open and operate a mine.

Molybdic oxide is an alloy used primarily in specialty steel products for enhanced corrosion resistance, metal strengthening and heat resistance.  Molybdenum chemicals are used in a number of diverse applications such as lubricants, additives for water treatment, feedstock for the production of pure molybdenum metal and catalysts used for petroleum refining.  Pure molybdenum metal powder products are used in a number of diverse applications, such as lighting, electronics and specialty steel alloys.

Molybdic oxide prices have recently increased: Annual Metal Week Dealer Oxide mean prices for molybdic oxide averaged $25.55 per pound in 2006 compared with $32.94 in 2005, $16.41 in 2004, $5.32 in 2003 and $3.77 in 2002.  The price at April 13, 2007 was $28.75 per pound.  The metallurgical market for molybdenum is characterized by cyclical and volatile prices, little product differentiation and strong competition.  In the market, prices are influenced by production costs of domestic and foreign competitors, worldwide economic conditions, world supply/demand balances, inventory levels, the U.S. Dollar exchange rate and other factors.  Molybdenum prices also are affected by the demand for end-use products in, for example, the construction, transportation and durable goods markets.  A substantial portion of world’s annual molybdenum supply is produced as a by-product of copper mining.  By-product production is estimated to account for approximately 60% of global molybdenum production.

Molybdenum price experienced continued stability during 2006 and to date in 2007, with molybdenum prices in 2005 reaching near historical highs.  Production increases were experienced in by-product copper production and primary production as metal prices improved throughout the year.  Production in China remains difficult to estimate; however, based on published reports, production was negatively impacted in several molybdenum producing regions due to safety concerns and operational issues.  Although a more stable supply of western, high-quality materials continued through the year.  The overall market remained in slight deficit during 2006 due to demand outpacing supply.

•  Kobex Resources Ltd. Agreement

On April 3, 2007, USE, Crested, and Kobex Resources Ltd. (“Kobex”) (a British Columbia company traded on the TSX Venture Exchange under the symbol “KBX”), signed a formal Exploration, Development and Mine Operating Agreement (the “agreement”) for the Lucky Jack Property.

The agreement grants Kobex the exclusive option to acquire up to a 50% undivided interest in patented and unpatented claims located near Crested Butte, Colorado, which are held by USECC, for $50 million.  The $50 million to be spent will be for all project-related expenditures, the cost for a bankable feasibility study, and option payments to USECC.  The balance between money spent on expenditures and option payments, and $50 million, will be paid to USECC in cash.

Expenditures and Option payments

Date by When Expenditures and Options Must be Paid(1)	Expenditures Amount(2) - $		Option Payment Amount (3) - $		Total Expenditure a nd Option Payment Amount - $	Cumulative Total for Expenditures Amounts and Option Payments - $
May 22, 2007(4)	-0-		750,000		750,000	750,000
March 31, 2008	3,500,000	(4)	1,200,000	(4)	4,200,000	4,950,000
Dec. 31, 2008	5,000,000		500,000		5,500,000	10,450,000
Dec. 31, 2009	5,000,000		500,000		5,500,000	15,950,000
Dec. 31, 2010	2,500,000		500,000		3,000,000	18,950,000
Dec. 31, 2011	-0-		500,000		500,000	19,450,000
Totals	16,000,000		3,950,000		19,450,000

(1)
Any shortfall in expenditures may be paid direct, in cash, to USECC.  Except for the initial payment of $3,500,000 in expenditures by March 31, 2008 (which is a firm commitment of Kobex), if any expenditures amount is not fulfilled and/or option payment is not made by 90 days after the due date, the agreement will be deemed to have been terminated by Kobex.  However, if Kobex fails to incur an expenditures amount and/or does not make an option payment after the date when Kobex has earned a 15% interest, USE and Crested will replace Kobex as manager of the property.

(2)
Expenditures include, but not limited to, holding and permitting costs for the Lucky Jack property; geological, geophysical, metallurgical, and related work; salaries and wages; and water treatment plant capital and operating costs.

(3)
At Kobex’ election, option payments may be made in cash or Kobex common stock at the market price on issue date.  Kobex may accelerate these payments in advance of the scheduled dates.  In May 2007, Kobex paid the first option payment (US$750,000) by issuing 285,632 shares of Kobex common stock (142,816 shares to each of USE and Crested), valued at the market price for Kobex stock on May 22, 2007.

(4)	For this period, Kobex may reduce the option payment by $700,000 by increasing expenditures by that amount, or apportioning the $700,000 between the option payment and expenditures.

Bankable Feasibility Study

Kobex is required to deliver a bankable feasibility study (the “BFS”) for the Lucky Jack property, including confirmation of advance permitting or issuance of a mining permit.  If option payments and expenditures, plus the costs to prepare the BFS, total $50 million before the BFS is completed and delivered to USECC, Kobex and USECC shall jointly (50% each) fund completion of the BFS.

If, at the time of the delivery of a BFS, option payments and expenditures are less than $50 million, then, in order to fully exercise the option to acquire an aggregate 50% interest in the Lucky Jack property, Kobex shall pay USECC in cash the difference between $50 million, and the option payments plus expenditures plus the costs to prepare and complete the BFS.  This amount is the “study cash difference.”  If the BFS is not completed by December 31, 2016, Kobex’ interest will revert to 15% (if an aggregate of $15 million has been spent on the property by that date and an aggregate of $50 million has not been spent by that date) and USE and Crested will assume operatorship of the Lucky Jack property.

Exercise of the Option

The option is exercisable in two stages.  The “option period” is the time between April 3, 2007, and that date when Kobex has earned a 50% interest in the project.

First Stage:  When Kobex has incurred an initial $15 million in expenditures, Kobex shall have earned a 15% interest in the Lucky Jack property.

Second Stage:  If Kobex completes the remaining option payments and expenditures and delivers the BFS (and pays the study cash difference, if applicable), Kobex shall have earned an additional 35% interest (for a total of 50%).  This date will be the “50% option exercise date.”

Management During the Option Period.  On the 50% option exercise date, Kobex may enter into a 50-50 joint venture or provide USECC, at its sole discretion, the option to either (i) continue as a joint venture with Kobex (50% interest each); or (ii) have Kobex arrange all future financing for all operations on the property, for an additional 15% interest to Kobex (for a total 65% interest in the joint venture); or (iii) have Kobex acquire all the outstanding securities of an entity formed by USECC to hold its joint venture interest, for Kobex stock, with the purchase price determined by negotiation or an independent valuator.

Throughout the option period, Kobex shall be the manager of all programs on the Lucky Jack property, and its activities shall be subject to the direction and control of a management committee.  The management committee shall have four members (two each from USECC and Kobex); in the event of a tie, the Kobex members shall have the tie breaking vote.  A technical committee, also with two members from each party, shall provide technical assistance to the management committee.

The Joint Venture.  After the 50% option exercise date, a joint venture (the “Lucky Jack Joint Venture”) shall be deemed formed between USECC and Kobex, to hold and explore the property; if feasible, develop a mine on the Lucky Jack property; and for so long as feasible, operate the mine and exploit minerals from the property.  USECC and Kobex each shall have a 50% interest in the joint venture and shall be obligated to contribute funds to adopted programs and budgets in proportion to their interests.

Kobex shall be the manager of the joint venture, subject to the direction and control of a management committee, which may be the same as the management committee during the option period.

Broker’s Fee.  Kobex has paid a broker’s fee in connection with the agreement in the amount of CAD $463,750.  USECC is responsible for 50% of this fee (CAD $231,875) payable in equal amounts over 5 years in cash or common stock of USE, or in shares of Kobex which USECC will have received for option payments from Kobex.  If the master agreement with Kobex is terminated for any reason during the five year period, USECC’s obligations to reimburse Kobex for the broker’s fee also would be terminated.

Continuing Royalty held by USECC.  USE and Crested shall each continue to retain a 3% gross overriding royalty (for a cumulative 6% gross overriding royalty) on production from the property, under the Amended and Restated Royalty Deeds and Agreement dated May 29, 1987 between USE, Crested, and Mt. Emmons Mining Company.  USE and Crested’s 6% royalty will be reduced to 5.1% when Kobex earns a 15% interest in the Lucky Jack property, and will be reduced again to 3% when Kobex earns a 50% interest in the property.  Kobex also has an option to eliminate an additional 1% of the 3% royalty for $10 million in cash after they have earned their 50% interest.

Real Estate – Remington Village, LLC

On May 10, 2007, USE and Crested, through a wholly owned limited liability company, Remington Village, LLC, closed a contract for the purchase of approximately 10.15 acres of land located in Gillette, Wyoming.  The total purchase price was $1,272,693, paid in cash by USE.  The property will be developed for a 216 unit multifamily complex to meet the strong demand for housing resulting from the growth of the energy business in Wyoming.

USE also signed a Development Agreement with P.E.G. Development, LLC (“PEG”) (a private real estate development company) to assist in obtaining the entitlements, engineering and architectural plans necessary to construct the complex. PEG has considerable development experience, including 10 projects in the inter-Rocky Mountain region.

The construction cost of the entire complex is estimated to be approximately $26.1 million.  Local demographics suggest Gillette’s population will increase from 26,000 to 50,000 by 2015 because of increased coal and coalbed methane production in Campbell County, Wyoming, as well as the construction of three new coal fired power plants nearby.  There is significant unmet demand for rental units, as there is currently little, if any, available and long wait lists.  USE is now in negotiations with local large employers to pre-lease 80% or more of the USE complex for an extended period of time.

USE has obtained a construction loan commitment from a commercial bank.  The equity component required to be contributed by Remington Village is approximately $7.5 million; a portion (approximately $3 million) of this amount is comprised of the contribution (by USE and Crested) of the purchased real estate to Remington Village, and payment of inital development expenses related to the project, and the balance of approximately $4.5 million will be paid by USE and Crested.  After expenditure of the equity component of the project financing, Remington Village will draw down the construction loan.  The construction loan is secured by the property (and repayment is guaranteed by USE); matures March 1, 2009, and bears interest (payable montly on outstanding balance) at 2.25% above the LIBOR rate in effect each month.  Under the terms of the USECC Joint Venture, Crested will be responsible to USE for one-half of all development expense.  Construction of the Remington Village project commenced during the third quarter of 2007 and is projected to be completed in 2008.

USE intends to expand operations in the multifamily housing sector, with focus on the energy basins of Wyoming, Utah, and Colorado where housing demand is expected to remain strong.

Oil and Gas Exploration

USE signed an Exploration and Area of Mutual Interest agreement with a Gulf Coast (United States) oil and gas exploration and production company.  USE anticipates it will participate as a 20% working interest partner in numerous wells that will be drilled over the next three to five years.  Approximately $3 million has been paid by USE under the agreement to date.  Two prospects have already been leased, and exploration and development activities should commence in the later part of the fourth quarter 2007 or the first quarter of 2008.

USE believes that numerous prospects will be generated, leased and drilled, potentially resulting in $10,000,000 to $15,000,000 in exploration and development expenditures for its working interest over the course of the anticipated three to five year program.  USE has retained a technical advisor to advise it in regards to the program.

  Properties

Molybdenum

Crested and USE re-acquired the Lucky Jack Project (formerly the Mount Emmons molybdenum property) located near Crested Butte, Colorado on February 28, 2006.  The property was returned to Crested and USE by Phelps Dodge Corporation (“PD”) in accordance with a 1987 Amended Royalty Deed and Agreement between Company and Amax Inc. (“Amax”).  The Lucky Jack Project includes a total of 25 patented and approximately 520 unpatented mining claims, which together approximate 5,400 acres, or over 8 square miles of mining claims.

Kobex Resources Ltd. has an option to acquire up to 50% of the Lucky Jack Project.  See “Kobex Resources Ltd. – Molybdenum” discussion above.

Conveyance of the property to Crested and USE also included the transfer of ownership and operational responsibility of the mine water treatment plant located on the properties.  The water treatment permit issued under the Colorado Discharge Permit System (“CDPS”) was assigned to Crested and USE by the Colorado Department of Health and Environment.  Operating costs for the water treatment plant have been approximately $1.3 million annually.  Crested and USE have hired a contractor to operate the water treatment plant.  Crested and USE will also evaluate the potential use of the water treatment plant in the milling operations.

Crested and USE leased various patented and unpatented mining claims on the Lucky Jack molybdenum property to Amax in 1974.  In the late 1970s, Amax delineated a large deposit of molybdenum on the properties, reportedly containing approximately 155 million tons of mineralized material averaging 0.44% molybdenum disulfide (MoS2).  In 1980, Amax constructed a water treatment plant at the Lucky Jack property to treat water flowing from old mine workings and for potential use in milling operations.  By 1983, Amax had reportedly spent an estimated $150 million in the acquisition of the property, securing water rights, extensive exploration, ore body delineation, mine planning, metallurgical testing and other activities involving the mineral deposit.  Amax was merged into Cyprus Minerals in 1992 to form Cyprus Amax.  PD then acquired the Lucky Jack property project in 1999 through its acquisition of Cyprus Amax.  Thereafter, PD acquired additional water rights and patents to certain claims to mine and mill the deposit.

In its 1992 patent application to the Bureau of Land Management of the United States Department of the Interior (“BLM”), Amax stated that the size and grade of the Mount Emmons deposit was determined to approximate 220 million tons grading 0.366% molybdenite.  In a letter dated April 2, 2004, BLM estimated that there were about 23 million tons of mineable reserves containing 0.689% molybdenite, and that about 267 million pounds of molybdenum trioxide was recoverable.  This letter covered only the high-grade mineralization which is only a portion of the total mineral deposit delineated to date.  The BLM relied on a mineral report prepared by Western Mine Engineering (WME) for the U.S. Forest Service, which directed and administered the WME contract.  WME’s analysis was based upon a price of $4.61 per pound for molybdic oxide and was used by BLM in determining that nine claims satisfied the patenting requirement that the mining claims contain a valuable mineral that could be mined profitably.  WME consulted a variety of sources in preparation of its report, including a study prepared in 1990 by American Mine Services, Inc. and a pre-feasibility report prepared by Behre Dolbear & Company, Inc. of Denver, CO in 1998.

Uranium

All uranium properties owned by USE and Crested were sold to Uranium One on April 30, 2007.

Gold

California.  USE’s and Crested’s subsidiary, SGMI, holds approximately 535 acres of surface and mineral rights near Sutter Creek, Amador County, California, 45 miles east-southeast of Sacramento, California, in the central part of the 121-mile-long Mother Lode gold belt.  The project is located in the western Sierra Nevada Mountains at 1,000 to 1,500 feet in elevation.  The year round climate is temperate.  Access is by California State Highway 16 from Sacramento to California State Highway 49, then by paved county road approximately .4 miles outside of Sutter Creek.

A Conditional Use Permit is being kept current to allow for planned mining activities on the properties in the future.

Surface and mineral rights holding costs, and property taxes were $823,300 in 2006.  Additionally, SGMI expended $471,324 in a drilling program and the maintenance of equipment.   The leases are for varying terms and require rental fees, annual royalty payments and payment of real property taxes and insurance.  A tourist visitor’s center and gift shop has been set up and leased to a third party for $1,500 per month plus a 4% gross royalty on revenues.  These revenues offset a portion of costs for holding the SGMI properties.

A review of documentation of historic gold production from properties to the north and south of the project shows that between 1857 and 1951, a total of 2,350,096 ounces of gold were produced from the project.

Production was halted in most of the producing mines because of the Second World War.  The report indicates that these very productive mines chased gold bearing mineralized veins to seven times the depth of SGMI’s present workings.

The areas of large historic gold production are found at the north and south ends of the project area, bracketing a one-mile long portion of the Mother Lode Belt with no historic gold production, and which hosts the Lincoln and Comet Zones.  The Lincoln and Comet Zones were blind discoveries that did not outcrop at surface and which represent the first significant new gold discoveries made along the Mother Lode Belt in the last 50 years that are unrelated to past-producing mines.  SGMI believes there is significant potential for continued new discoveries within the area of the Lincoln and Comet Zones, both near the surface and at depth as 90% of the property has not been explored.

The property has been the subject of considerable modern exploration activity, most of it centering on the Lincoln and Comet zones, which are adjacent to each other.  A total of 85,085 feet of drilling has been accomplished in prior years, with 190 diamond drill holes, and modern underground development consists of a 2,850-foot declined ramp with 2,400 feet of crosscuts plus five raises.

To further delineate the resource size and connect the Lincoln and Comet blocks, an underground and surface drilling program was executed in the latter part of 2006 and continued into 2007.  During 2006, 8,718 feet of underground core drilling in 32 holes and 1,931 feet of surface core in 2 holes were completed.  Assay results have been received for 14 of the holes.  Notable intercepts in those holes included 24 feet of 0.21 ounces gold per ton in hole 0164 and 9.3 feet of 1.26 ounces gold per ton in hole 0165.  Drilling is continuing in 2007.

Mexico.  In November, 2006, SGMI signed an Exclusive Option Agreement with The Alamo Group, Inc. of Scottsdale, Arizona, to acquire a 100% interest (less royalty provisions) in the Santa Teresa mineral concession located in the historic El Alamo gold mining district southeast of Ensenada, Mexico for Cdn$500,000 in payments and work commitments.

The concession contains several historic underground gold mines along its approximate 1.5 mile long strike length.  The concession is located in the northern Baja peninsula of Mexico approximately 60 miles southeast of the port city of Ensenada, Mexico.  Mining in the district was initiated in 1888 with the discovery of placer gold resulting in the El Alamo Gold Rush of 1888.  Operations quickly went underground as miners followed surface outcroppings of quartz veins down to the shallow water table at about 50 feet.  Mining generally ceased in 1905 due to political unrest and the lack of infrastructure which would have allowed underground production to continue below the shallow water table  Since 1905, there has been only limited exploration work conducted in the district.

Santa Teresa geology is characterized by a series of thin highly enriched quartz veins. The vein system located in this area consists of five main parallel, near vertical, auriferous quartz veins and numerous shorter parallel companion veins.  As with the California Mother Lode gold system, a majority of the gold in the quartz is considered "free" gold and amenable to simple gravity recovery.

SGMI has signed a Letter of Intent (LOI) with Premier Gold Mines Limited (TSX: “PG”) to jointly explore Sutter's Santa Teresa mineral concession located in the historic and high grade El Alamo Mineral District of Baja California Norte, Mexico.  The Sutter concession is located in the heart of the gold district which was the subject of the El Alamo Gold Rush of 1888.  It is located some 100 kilometres southeast of Ensenada, Mexico and about 250 kilometres from San Diego, California, USA.

The proposed joint venture (JV) with Premier provides the funding for immediate exploration of the project.

  Other Properties

•  Fort Peck Lustre Field (Montana)

Crested and USE operated a small oil production facility (two wells) at the Lustre Oil Field on the Ft. Peck Indian Reservation in northeastern Montana, for a fee based on oil produced.  The wells were shut in during April 2006 and negotiations began to return the wells to the Ft. Peck Tribes.  Negotiations resulted in an agreement, whereby the Tribes would assume all reclamation obligations on the wells and Crested, USE and their co-participants in the wells would deed over to the tribes all tanks, pump equipment and down hole equipment to the Tribes.  A final distribution of residual funds from production and the conveyance of wells were completed in April 2007.

•  Wyoming

Crested and USE own a 14-acre tract in Riverton, Wyoming, with a two-story 30,400 square foot office building.  The first floor is rented to non-affiliates and government agencies; the second floor is occupied by Crested and USE.  Crested and USE also own a 10,000 square foot aircraft hangar on land leased from the City of Riverton; 7,000 square feet of associated offices and facilities, three vacant lots covering 16 acres in Fremont County, Wyoming; and two city lots and improvements including one small office building.

•  Utah

On February 27, 2006, USE through its wholly owned subsidiary Plateau Resources Limited, Inc. (“Plateau”) re-acquired by foreclosure sale the Ticaboo, Utah properties.  The properties include: a motel, restaurant, lounge, convenience store, recreational boat storage/service facility, and improved residential and mobile home lots.  These properties were acquired when the Shootaring Canyon uranium mill was acquired in 1993.  The mill was part of the uranium assets sold to Uranium One, but the Ticaboo properties were not included in the sale.

On April 12, 2006, USE signed a contract with ARAMARK Sports and Entertainment Services, Inc., a subsidiary of ARAMARK (NYSE: “RMK”), for the management and operation of all commercial services at the Ticaboo town site.  The initial term of the contract is for three years, with one three-year extension option to be exercised upon the mutual agreement of USE and ARAMARK.  Under the terms of the contract, ARAMARK manages the Ticaboo town site’s 70-room motel, convenience store, mobile home park, boat storage facility, restaurant and lounge.  ARAMARK will add Ticaboo to its nationwide reservation center and website.  ARAMARK receives a management fee and will invest in a marketing program designed to maximize future revenues.

On October 15, 2007, Plateau and USE signed a contract to sell the Ticaboo properties to Uranium One for $2.7 million cash plus certain assumed liabilites.  Crested shares all cash flows, both positive and netgative, from the Ticaboo properties with USE on a 50-50 basis.

Closing is anticipated to be on October 23, 2007, subject to obtaining third party consents and resolution of a title issue.  The contract must be closed by December 1, 2007 or it will terminate unless extended by the parties on or before such date.

Mining Claim Holdings

Title

Approximately 25 of the Lucky Jack mining claims which Crested and USE received back from Phelps Dodge are patented claims; however the majority of the mining claims located there are unpatented.

Unpatented claims are located upon federal and public land pursuant to procedures established by the General Mining Law, which governs mining claims and related activities on federal public lands.  Requirements for the location of a valid mining claim on public land depend on the type of claim being staked, but generally include discovery of valuable minerals, erecting a discovery monument and posting thereon a location notice, marking the boundaries of the claim with monuments, and filing a certificate of location with the county in which the claim is located and with the BLM.  If the statutes and regulations for the location of a mining claim are complied with, the locator obtains a valid possessory right to the contained minerals.  To preserve an otherwise valid claim, a claimant must also pay certain rental fees annually to the federal government and make certain additional filings with the county and the BLM.  Failure to pay such fees or make the required filing may render the mining claim void or voidable.

Because mining claims are self-initiated and self-maintained, they possess some unique vulnerability not associated with other types of property interests.  It is impossible to ascertain the validity of unpatented mining claims solely from public records and it can be difficult or impossible to confirm that all of the requisite steps have been followed for location and maintenance of a claim.  If the validity of an unpatented mining claim is challenged by the government, the claimant has the burden of proving the economic feasibility of mining minerals located thereon.  However, we believe that all of our Lucky Jack mining claims are valid and in good standing.

Proposed Federal Legislation

The U.S. Congress from time to time has considered proposed revisions to the General Mining Law, including as recently as in 2007.  If these proposed revisions were enacted, payment of royalties on production of minerals from federal lands could be required as well as new requirements for reclamation of mined land and other environmental control measures and judicial review of past and future patent decisions could be implemented including review of issuance of mineral patents by the BLM in respect of the Lucky Jack Project.  The effect of any revision of the General Mining Law on operations cannot be determined until enactment, however, it is possible that revisions would materially increase the carrying and operating costs of mineral properties located on federal unpatented mining claims and patented mining claims may be subject to additional review.

Legal Proceedings

Except for matters involving water rights, USE and Crested are not parties to any pending legal proceeding.  SGMI is defending a quiet title action, to which USE and Crested are not parties.

Water Rights Litigation –Lucky Jack Molybdenum Property

Prior to the transfer of the Lucky Jack Molybdenum Property (formerly the Mount Emmons property) from Phelps Dodge Corporation (“PD”) and Mount Emmons Mining Company (“MEMCO”) to USE and Crested on February 28, 2006, MEMCO filed a number of Statements of Opposition in the Water Court, Water Division No. 4, State of Colorado to protect its existing water rights against applications filed by other parties seeking to appropriate or change water rights or perfect conditional water rights.  Subsequent to transfer of the mine property, Motions for Substitution of Parties (from MEMCO to USE and Crested) were filed and approved by the Water Court.  These cases are as follows:

1.
Concerning the Application for Water Rights of Virgil and Lee Spann Ranches, Inc., Case No. 03CW033, 03CW034, 03CW035, 03CW036 and 03CW037.  These related cases involve the Spann Ranches, Inc.’s Water Court applications to change the point of diversion through alternative points for the purpose of rotating a portion of their senior water rights between ditches to maximize beneficial use in the event of a major downstream senior call.  MEMCO filed Statements of Opposition to ensure that the final decrees to be issued by the Water Court contain terms and conditions sufficient to protect MEMCO’s water rights from material injury.  These cases are pending, and USE and Crested are awaiting proposed decrees from Applicant Spann Ranches, Inc. for consideration.

2.
Concerning the Application for Water Rights of the Town of Crested Butte, Case No. 02CW63.  This case involves an application filed by the Town of Crested Butte to provide for an alternative point of diversion.  MEMCO filed a Statement of Opposition to ensure that the final decree to be issued by the Water Court contains terms and conditions sufficient to protect MEMCO’s water rights from material injury.  The Town of Crested Butte, USE and Crested have reached a settlement to protect USECC’s water rights pursuant to a proposed final decree, which will be submitted with a Stipulation signed by the parties to the Water Court for its approval.

3.
Concerning the Application of the United States of America in the Gunnison River, Gunnison County, Case No. 99CW267.  This case involves an application filed by the United States of America to appropriate 0.033 cubic feet per second of water for wildlife use and for incidental irrigation of riparian vegetation at the Mt. Emmons Iron Bog Spring, located in the vicinity of the Lucky Jack property.  MEMCO filed a Statement of Opposition to protect proposed mining operations against any adverse impacts by the water requirements of the Iron Bog on such operations.  This case is pending while the parties attempt to reach a settlement on the proposed decree terms and conditions.

4.
Concerning the Application for Water Rights of the United States of America for Quantification of Reserved Right for Black Canyon of Gunnison National Park, Case No. 01CW05.  This case involves an application filed by the United States of America to make absolute conditional water rights claimed in the Gunnison River in relation to the Black Canyon of the Gunnison National Park for, and to quantify in-stream flows for the protection and reproduction of fish and to preserve the recreational, scenic and aesthetic conditions.  MEMCO and over 350 other parties filed Statements of Opposition to protect their existing water rights.  USECC and most other Opposers have taken the position that the flows claimed by the United States should be subordinated to the historical operations of the federally owned and operated Aspinall Unit, and are subject to the provisions contained in the Aspinall Unit Subordination Agreement between the federal government and water districts which protect junior water users in the Upper Gunnison River Basin.  This case is pending while the parties negotiate terms and conditions for incorporation into Stipulations among the parties and into the future final decree to be issued by the Water Court.  Future Water Court proceedings in this case will involve quantification of the in-stream flows claimed for the Black Canyon Park.

Moratorium Related to the Crested Butte Watershed

On August 7, 2007, the Town of Crested Butte issued a temporary moratorium on development activities within its watershed that were not ongoing at the effective date of the moratorium.  USE and Crested believe the Lucky Jack Project should not be affected by this moratorium and they are continuing all ongoing activities while reviewing and evaluating the matter.

USE, Crested, and Kobex intend to work with the Town to proceed with necessary rehabilitation activities, in a manner which will be consistent with Ordinance 23 and other applicable rules, regulations, and statutes.  However, the timing of expected revisions to the Watershed Protection District Ordinance, and the nature of such revisions, are not predicted.  As a result, it is possible that unexpected delays, and/or increased costs, may be encountered in developing a new mine plan for the Lucky Jack property.

Quiet Title Litigation – Sutter Gold Mining Inc.

In 2004, USECC Gold Limited Liability Company (a predecessor of SGMI) as plaintiff filed an action (USECC Gold Limited Liability Company vs. Nevada-Wabash Mining Company, et al, Case No. 04CV3419) in Superior Court of California, County of Amador) seeking to quiet title as vested in plaintiff to two patented mining claims at the Sutter Gold project.  All but one of the approximately 54 defendants (dissolved private corporations and other entities, their stockholders and/or estates of deceased stockholders) has defaulted.  Plaintiff and the remaining defendant have had settlement discussions; if a settlement is not obtained, a trial will be scheduled.

SGMI is confident that plaintiff would prevail on the merits in the event of trial.  The subject property includes a portion of the existing decline prior to intercepting the mineralized resource at the Sutter Gold project.  The remaining defendant claims a one-fifth interest in one of the two patented mining claims.  If settlement discussions are not successful, and if plaintiff does not prevail at trial, defendant may be entitled to seek remedies related to the property, possibly including filing a partition action.  The outcome of such post-trial proceedings (if commenced by defendant following an outcome adverse to plaintiff at trial) after filing a petition action cannot be predicted, but management does not expect any outcome to ultimately adversely affect SGMI’s plan of operations or financial condition.

Research and Development

No research and development expenditures have been incurred during the past three fiscal years.

Environmental Regulations

General.  Operations are subject to various federal, state and local laws and regulations regarding the discharge of materials into the environment or otherwise relating to the protection of the environment, including the Clean Air Act, the Clean Water Act and the Resource Conservation and Recovery Act (“RCRA”). With respect to mining operations conducted in Colorado, Abandoned Mine Reclamation Act and industrial development and siting laws and regulations also impact USE and Crested.  Similar law and regulations in California affect SGMI operations.

Management believes USE and Crested, as well as their subsidiaries, comply in all material respects with existing environmental regulations.

Other Environmental Costs.  Actual costs for compliance with environmental laws may vary considerably from estimates, depending upon such factors as changes in environmental law and regulations (e.g., the new Clean Air Act), and conditions encountered in minerals exploration and mining.  USE and Crested do not anticipate that expenditures to comply with law regulating the discharge of materials into the environment, or which are otherwise designed to protect the environment, will have any substantial adverse impact on our competitive position.  Environmental regulatory programs create potential liability for operations and may result in a requirement to perform environmental investigations or corrective actions under federal and state laws and federal and state Superfund requirements.

Employees

As of August 21, 2007, Crested had no full-time employees.  The expenses associated with USE's 25 full-time employees, including payroll taxes, fringe benefits, bonus plans and retirement plans, are shared with Crested for all ventures in which Crested participates on a percentage ownership basis.  Crested uses approximately 50 percent of the time of USE employees, and reimburses USE on a cost reimbursement basis for their wages, payroll taxes, benefits, health insurance and retirement contributions.

Change in Accountants

Termination of relationship with prior audit firm.  On January 19, 2007, Crested received a letter, dated January 10, 2007, from Epstein, Weber & Conover, PLC (“EWC”), stating that EWC is combining with Moss Adams LLP, that EWC therefore had resigned as Crested’s registered independent public accounting firm, and that the client-auditor relationship between Crested and EWC had ceased. EWC advised Crested that all partners of EWC had become partners of Moss Adams.

EWC’s audit reports, dated April 2, 2007, March 3, 2006 and April 11, 2005, on Crested’s financial statements for years ended December 31, 2006, December 31, 2005 and 2004 all contained a going concern qualification. In this respect, the qualification in the reports on Crested’s statements referenced Crested’s working capital deficits at December 31, 2006, December 31, 2005, and at December 31, 2004, as well as Crested’s history of substantial operating losses. The qualification in the reports stated that these factors raised substantial doubt about the ability of Crested to continue as a going concern.

In connection with the audits of Crested’s financial statements for the fiscal years ended December 31, 2006. 2005 and 2004, and in the subsequent interim periods through June 30, 2007, (1) there were no disagreements with EWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure that, if not resolved to the satisfaction of EWC, would have caused EWC to make reference to the matter in its report and (2) there were no “reportable events” as that term is defined in Item 304 of the SEC’s Regulation S-K promulgated under the Securities Exchange Act of 1934.

EWC’s notice to Crested, dated January 10, 2007 but received on January 19, 2007, of the cessation of the auditor-client relationship, and EWC’s concurrence with the statements made in the above two paragraphs, are filed as exhibits to the Form S-4 registration statement of which this proxy statement/prospectus forms a part.

Engagement of New Audit Firm. Effective February 2, 2007, Crested engaged Moss Adams LLP to act as its principal independent accountant to audit its financial statements for the year ended December 31, 2006.  The board of directors approved the decision to engage Moss Adams LLP.

During the fiscal years ended December 31, 2006, 2005 and 2004, and for the interim period from December 31, 2006 through June 30, 2007, Crested did not consult Moss Adams LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements, or any matter that was the subject of a disagreement with Crested’s former accountants or was otherwise a reportable event.

Crested’s Management’s Discussion and Analysis
of Financial Condition and Results of Operations
for the Six Months Ended June 30, 2007
as Compared to the six months ended June 30, 2006

The following is Management’s Discussion and Analysis of significant factors which have affected Crested’s liquidity, capital resources and results of operations during the six months ended June 30, 2007 and 2006 and the year ended December 31, 2006.  The discussion contains forward-looking statements that involve risks and uncertainties.

Forward Looking Statements

This Report on Form 10-Q includes "forward looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act").  All statements other than statements of historical fact included in this Report are forward looking statements.  In addition, whenever words like "expect", "anticipate” or "believe" are used, we are making forward looking statements.  Actual results may vary materially from the forward-looking statements and there is no assurance that the assumptions used will be realized in fact.

Overview of Business

Crested Corp. ("Crested" or the "Company") has been involved in the acquisition, exploration, development and production of properties prospective for hard rock minerals including lead, zinc, silver, molybdenum, gold, uranium, and oil and gas.  The Company also has been engaged to a limited extent in commercial real estate, but only in connection with acquiring mineral properties which included commercial real estate.

The Company manages its operations through a joint venture, USECC Joint Venture ("USECC"), with its parent company, U.S. Energy Corp. ("USE").  The Company has entered into partnerships through which it either joint ventured or leased properties with non-related parties for the development and production of certain of its mineral properties.  The Company had no production from any of its mineral properties during the three and six months ended June 30, 2007.

Recent Developments

Sale of Uranium Assets

On April 30, 2007, the Company and USE sold all of their uranium assets, with the exception of a 4% Net Profits Royalty on the Green Mountain uranium property in Wyoming, to sxr Uranium One Inc. (“Uranium One”).  Uranium One is listed on the Toronto Stock Exchange and Johannesburg Stock Exchange under the symbol “SXR”.  At closing, the Company and USE received (a) $1,585,100 in reimbursable costs relating to work performed on the uranium properties, (b) $5,020,900 as a result of Uranium One purchasing the Uranium Power Corp. (“UPC”) position in the properties and (c) 6,607,605 shares of Uranium One common stock valued at the date of closing at $99,400,600.  The Company and USE also received the cash and collateral bonds posted for asset retirement obligations relating to the uranium properties.  Through July 31, 2007, the Company and USE had received $7,326,100 in returned cash bonds and also the release of its corporate headquarters which had also been pledged for certain asset retirement obligations.

Crested’s Management’s Discussion and Analysis
of Financial Condition and Results of Operations
for the Six Months Ended June 30, 2007
as Compared to the six months ended June 30, 2006
(continued)

As of June 30, 2007, the Company and USE sold 4,900,000 of the Uranium One shares for which they received $60,714,300 during the quarter ended June 30, 2007 and $6,159,400 during July 2007.  The Company and USE sold the remaining 1,707,606 shares of Uranium One during July 2007 and received an additional $23,529,300.  The Company and USE also received $321,000 as a result of a benefit from the foreign currency exchange rate.  The total received by the Company and USE through July 2007 from the sale of Uranium One common stock was $90,724,000.  The Company and USE had a cash flow arrangement on the uranium properties which were sold.  All positive and negative cash flows, pursuant to the agreement, were shared 50-50 by the Company and USE.  The Company therefore received one half of all cash proceeds from the sale to Uranium One.

In summary, the Company received a total of $48,665,100 from the sale of the Company’s uranium assets to Uranium One through July 2007 ($792,600 in reimbursable costs, $2,510,500 from the buy out of the UPC position and $45,362,000 from the sale of Uranium One stock).  This, plus the release of the reclamation bonds of $3,663,100, positions the Company in its strongest cash and liquidity position in its forty year history.

Pursuant to the terms of the Uranium One contract, the Company and USE (one half to each) will also receive $20,000,000 when commercial production begins at the uranium mill the Company sold to Uranium One, $7,500,000 when the first delivery of ore, after commercial production commences, from any of the uranium properties the Company sold to Uranium One, and a production royalty of up to $12,500,000.  The Company and USE also retained a 4% Net Profits Royalty on the Green Mountain uranium property in central Wyoming; this property is owned and operated by Rio Tinto, Inc.

Lucky Jack Molybdenum Property – Kobex Resources Ltd.

On April 3, 2007, the Company, USE and Kobex Resources Ltd. (“Kobex”) (a British Columbia company traded on the TSX Venture Exchange under the symbol “Kobex”) signed a formal Exploration, Development and Mine Operating Agreement for the permitting and development of the Mt. Emmons, “Lucky Jack”, molybdenum property.

Pursuant to the April 3, 2007 agreement, Kobex is required to expend $16,000,000 on the property through December 2010.  On July 6, 2007, Kobex announced its budget for its first year of operations through April of 2008 would be $14,200,000.  Kobex will not own an interest in the Lucky Jack property until it has expended $15,000,000 at which time it will own 15%.  After spending an additional $35,000,000, the ownership interest for Kobex will be 50%.  Kobex also may acquire an additional 15% at the Company and USE’s option after it obtains a 50% interest.  As of June 30, 2007 Kobex had expended $1,429,100 since it began participating in the costs of the project.

Historical records filed with the Bureau of Land Management (“BLM”) in the 1990’s for the application of patented mineral claims, identify mineral resources of some 220 million tons of 0.366% molybdic disulfide (MoS2) mineralization.  A high grade section of the mineralization containing some 22.5 million tons at a grade of 0.701% MoS2 was also reported.  No assurance can be given that these quantities of MoS2 exist.  The average market price for MoS2 at June 30, 2007 was $32.75 per pound.  Although no future cost of production can be made nor the market price predicted at time of production, at current market prices it is believed that the property could be very profitable for the Company.

Crested’s Management’s Discussion and Analysis
of Financial Condition and Results of Operations
for the Six Months Ended June 30, 2007
as Compared to the six months ended June 30, 2006
(continued)

Merger Agreement

The boards of directors of the Company and USE have approved a recommendation of the Special Committees of both boards, consisting of outside directors, to merge Crested into USE.  The exchange ratio is 2 shares of the Company’s common stock for 1 share of USE.  It is anticipated that the merger will be concluded, if approved by the Crested shareholders, during the fourth quarter of 2007. (See Note 10 above)

Mineral Prices

Uranium - The price of uranium concentrates has increased from a five year low of $9.75 per pound in September 2002 to $120.00 per pound on July 30, 2007 (Ux Weekly).

Gold - The five year low for gold was $302.10 per ounce in April 2002.  The price for gold on July 30, 2007 was $664.10 per ounce (Metal Prices.com).

Molybdenum - The five year low for molybdic oxide was $2.68 per pound in April 2002.  The average price for molybdic oxide was $31.75 per pound on July 27, 2007.  (Metal Prices.com).

Results of Operations

Three and Six Months Ended June 30, 2007 compared with the Three and Six Months Ended June 30, 2006

During the six and three months ended June 30, 2007 the Company recorded net income of $31,482,700 and $31,721,200 respectively or $1.83 and $1.85 per share basic for those periods.  This compares to net losses of $2,223,900 and $2,147,200 respectively for the three and six months ended June 30, 2006.  The major change in earnings was as a result of the gain on the sale of the uranium assets to sxr Uranium One (“Uranium One”).  Please see note 13 above.  The Company sold 2,450,000 shares of the Uranium shares it received from the uranium asset sale upon which it recorded a loss of $3,418,600 during the three and six months ended June 30, 2007.

The Company recorded $400,000 in revenues from the sale of assets as a result of the signing of the Exploration, Development and Mine Operating Agreement with Kobex.  Kobex had previously made a refundable deposit of $25,000 that was released as a result of the formal agreement.  Additionally, Kobex made its first contractual payment of $375,000 to the Company by delivering 142,816 shares of its common stock during the three months ended June 30, 2007.

The other major change to other revenues and expenses during the six and three months ended June 30, 2007 from those recorded during comparative periods of the prior year are losses on the exchange of and valuation of shares of Enterra Energy Trust (“Enterra”) that the Company received for the sale of a subsidiary coal bed methane company.  The Company recorded a total loss from these items of $1,577,800 during the six months ended June 30, 2006.  The shares of Enterra were sold subsequent to June 30, 2006.

Crested’s Management’s Discussion and Analysis
of Financial Condition and Results of Operations
for the Six Months Ended June 30, 2007
as Compared to the six months ended June 30, 2006
(continued)

The Company had no revenues during the three and six months ended June 30, 2007 and 2006.  General and Administrative expenses increased by $119,100 to $268,500 during the six months ended June 30, 2007 compared to the same period of 2006.  The increase is the result of increased professional services relating to the merger with USE during 2007.  A similar increase of $112,400 was recorded during the quarter ended June 30, 2007 over that recorded during June 30, 2006.

During the six months ended June 30, 2007 the Company recognized an equity loss of $3,727,500 compared to an equity loss of $344,300 for the six months ended June 30, 2006.  The major component for the increase of $3,383,200 in equity losses during the six months ended June 30, 2007 was employment related payments made by USE in the form of bonuses to employees, officers and directors for the work they accomplished in closing the sale of uranium assets to Uranium One.  Please see note 14 above.

Liquidity and Capital Resources

The liquidity position of the Company is the best it has ever been during its forty year history.  At June 30, 2007, the Company had $24,615,600 in cash on hand and Government Treasury Bills as well as $11,205,000 in marketable securities.  Current assets at June 30, 2007 were $39,637,400 as compared to current liabilities of $13,654,900.  The Company therefore had working capital at June 30, 2007 of $25,982,500 and a current ratio of 2.9 to 1.

Current liabilities at June 30, 2007 consisted of income taxes payable of $10,404,100 and debt to USE of $3,250,800.  The debt to USE was paid in July 2007.  The Company has sufficient capital to fund its portion of the operations it and USE participate in jointly and should not need to borrow any additional funds from USE during the balance of 2007.

Cash and cash equivalents increased by $1,285,300 as a result of the sale of the uranium assets to Uranium One.  An additional amount of cash which was generated from the sale to Uranium One, $20,000,000 along with the interest earned thereon, was invested in Government Treasury Bills. The Company held $20,093,700 invested in Government Treasury Bills at June 30, 2007 and considers them very liquid.  Pursuant to FAS 95 these investments are considered Marketable Securities as they have maturity dates, from date of purchase, in excess of 90 days.  The Company can sell these Government Treasury Bills at any time cash is required without penalty.

Cash provided by investing activities came primarily as a result of the sale of marketable securities of $30,522,300 (shares of Uranium One and UPC).  This increase in cash from investing activities was offset by the funding of USECC in the amount of $2,430,200 and the purchase of Government Treasury Bills during the six months ended June 30, 2007.

Financing activities consumed $6,882,100 as a result of a payment during the six months ended June 30, 2007 the Company made on its debt to USE.

Crested’s Management’s Discussion and Analysis
of Financial Condition and Results of Operations
for the Six Months Ended June 30, 2007
as Compared to the six months ended June 30, 2006
(continued)

Capital Resources

Kobex Resources Ltd. Agreement

On April 3, 2007, the Company and USE signed a formal Exploration, Development and Mine Operating Agreement providing Kobex an option to acquire up to a 65% interest in the Lucky Jack molybdenum property.  Prior to Kobex expending $15 million it will not own an interest in the Lucky Jack property.  At such time as Kobex spends $15 million it will own a 15% interest and after it expends a total of $50 million it will own a 50% interest in the Lucky Jack property.  In the event that Kobex is able to deliver a bankable feasibility study on the Lucky Jack property prior to spending the $50 million it can pay the reminder of the $50 million directly to the Company and USE to obtain its 50% interest.  As a result of the Kobex agreement, it is not anticipated that any of the Company’s cash reserves will be consumed in permitting, development and maintenance of the property during the balance of 2007 and into the near term.

The principal financial benefit to be realized in 2007 and thereafter by the Company (if Kobex meets its contractual obligations) is that Kobex will fund substantially all costs and expenses which otherwise may have to be funded by the Company and USE (including paying for the water treatment plant, obtain necessary permits, and have a bankable feasibility study prepared in advance of mining the property).  In addition to the payment of operating, permitting and construction costs, the contract also calls for option payments in the aggregate amount of $3,950,000 payable to the Company and USE over five years payable in either cash or common shares of Kobex.  These option payments began in 2007 and continue through December 2011.  The first payment of $750,000 in Kobex common stock was made on May 23, 2007.

Cash on Hand

As discussed above, the Company has monetized certain of its assets which have provided significant amounts of cash that will continue to be used to fund general and administrative expenses, and possible exploration and development of new mineral properties as well as real estate developments.  The Company has invested its cash surplus in interest bearing accounts and U.S. Government Treasury Bills which will provide working capital to fund the Company’s projects.

Other

Due to the current levels of the market prices for gold and molybdenum, management of the Company believes that sufficient capital will be available to develop its mineral properties from strategic industry partners, debt financing, cash on hand, and the sale of equity or a combination of the four.

Capital Requirements

The Company believes that the current market prices for gold and molybdenum are at levels that warrant further exploration and development of the Company’s mineral properties.  Management of the Company anticipates these metals prices will remain at levels which will allow the properties to be produced economically.  The successful development and production of these properties could greatly enhance the liquidity and financial position of the Company.  It is not possible to predict the future price of minerals and the ultimate economic liability of our projects.

Crested’s Management’s Discussion and Analysis
of Financial Condition and Results of Operations
for the Six Months Ended June 30, 2007
as Compared to the six months ended June 30, 2006
(continued)

The direct capital requirements of the Company during the third and fourth quarter of 2007 are its general and administrative costs, its one half of a $1,000,000 letter of credit to Sutter, the development of the real estate properties and the purchase of various assets and potential acquisitions.

Lucky Jack Molybdenum Property

As a result of the Exploration, Development and Mine Operating agreement entered into on April 3, 2007 with Kobex, it is not anticipated that the Company will have to expend its capital resources on the Lucky Jack project during the balance of 2007.  Budgeted cash outlays by the Company and USE to fund operations at Lucky Jack are reimbursed by Kobex.  At June 30, 2007, Kobex owed USECC $631,200.  Kobex has paid all the amounts due to the Company and USE within 30 days of being invoiced and is current on its obligations to the Company and USE.  There have been no billing or operation disputes between Kobex and the Company and USE.

Sutter Gold Mining Inc.  Properties

The Company and USE have agreed to provide Sutter with a $1,000,000 credit facility at 12% interest for a term of two years.  The credit facility will be able to be drawn down over time in $50,000 increments and is repayable at the option of the Company and USE either in cash or common stock of Sutter.  The grant of the line of credit was subject to the approval of the TSX for the issuance of 7,621,868 shares of Sutter’s common stock to repay the Company and USE for an existing $2,025,700 in debt as of December 31, 2006.  Approval of the issuance of the shares was received on May 4, 2007 at which time the credit facility became available to Sutter.  As of June 30, 2007, management of the Company does not anticipate extending any further credit to Sutter other than its one half of this $1,000,000 line of credit.  To fund its additional development and capital infrastructure commitments, Sutter will have to locate an industry partner, sell a portion or all of its position in the gold properties or seek equity or commercial financing.

Real Estate

On January 8, 2007, the Company and USE, through their wholly owned limited liability company, Remington Village, LLC (“Remington”), signed a Contract to Buy and Sell Real Estate to purchase approximately 10.15 acres of land located in Gillette, Wyoming for $1,268,800.  The Company and USE closed on the property on May 10, 2007.  The Company also signed a Development Agreement with P.E.G. Development, LLC to assist in the evaluation of the property and to obtain the entitlements, engineering and architecture necessary to construct multifamily housing on the property.  The cost to obtain entitlements, engineering and architecture is estimated to be approximately $698,000.  Total land purchase and construction costs is estimated to be $26.1 million.  At June 30, 2007, the board of directors of the Company had authorized the expenditure of up to $3,889,000 for the purchase of the land, payment of the entitlements and the commencement of site work.  All of the assets relating to Remington are owned by USECC which is not consolidated into the Company financials but carried as an investment in an affiliate.  The Company is responsible for one half of all expenditures on the Remington development.

Crested’s Management’s Discussion and Analysis
of Financial Condition and Results of Operations
for the Six Months Ended June 30, 2007
as Compared to the six months ended June 30, 2006
(continued)

The Company and USE are currently evaluating opportunities to finance a portion of the development of the multifamily housing project which include commercial construction loans and industry partners.  As of the filing of this report, no final determination on the actual construction financing terms had been made.  In the event that the Company and USE develop the multifamily property currently under evaluation, and finances the construction through commercial banking, it is anticipated that the Company and USE will be required to put up $7,600,000 in equity and may be required to put up to an additional $4,725,000 as a deposit with the commercial bank.  The deposit of $4,725,000 would be held as collateral but would earn interest at the same rate as the Company and USE receive on their Treasury Bills.  It is expected that construction financing in the amount of $18,500,000 will be obtained in the third quarter of 2007 and that the project will be completed within 18 months of inception.

Reclamation Costs

At the close of the sale of the uranium properties to Uranium One, all asset retirement obligations relating to those assets were transferred to Uranium One.  With the relief of those obligations, the Company only has obligations relating to the Lucky Jack properties.

The asset retirement obligation for the Lucky Jack molybdenum property at June 30, 2007 is $53,000.  It is not anticipated that this reclamation work will occur in the near term.

Other

The employees of the Company and USE are not given raises on a regular basis.  In consideration of this and in appreciation of their work, the board of directors from time to time has accepted the recommendation of the Compensation Committee to grant a bonus to employees and directors when major transactions are closed.

The Company and USE purchased a used airplane in August 2007 to replace its current corporate airplane.  The cost of the airplane, with refurbishments, was approximately $5.3 million.  The corporate airplane that the Company and USE used previously is for sale and is anticipated to sell for between $1.2 and $1.5 million.  The Company is responsible for one half of the purchase price of the recently acquired airplane and will receive one half of the proceeds from the sale of the old airplane.  The airplanes are not reflected on the balance sheet of the Company as they are recorded on the non-consolidated financial statements of USECC and shown as the Company’s investment in an affiliate.

The Company and USE are evaluating several mineral projects in which it may invest.  Additionally, the Company and USE are researching several other opportunities to deploy its capital outside of the minerals business.  At June 30, 2007 none of these acquisition targets had advanced past the research stage.

Crested’s Management’s Discussion and Analysis  - Results of Operations
for the Year Ended December 31, 2006, 2005 and 2004

The following is Management’s Discussion and Analysis of significant factors which have affected the Company’s liquidity, capital resources and results of operations during the years ended December 31, 2006, 2005 and 2004.  The discussion contains forward-looking statements that involve risks and uncertainties.

General Overview

Crested Corp. ("Crested" or the "Company") has been involved in the acquisition, exploration, development and production of properties prospective for hard rock minerals including lead, zinc, silver, molybdenum, gold, uranium, and oil and gas.  The Company also has been engaged to a limited extent in commercial real estate, but only in connection with acquiring mineral properties which included commercial real estate.  Going forward, the Company intends to expand commercial real estate operations.  Initially the Company will target multifamily housing in communities located in the Rocky Mountain area that are being impacted by the energy development.

The Company manages its operations through a joint venture, USECC Joint Venture ("USECC"), with its parent company, U.S. Energy Corp. ("USE").  The Company has entered into partnerships through which it either joint ventured or leased properties with non-related parties for the development and production of certain of its mineral properties.  The Company had no production from any of its mineral properties during the year ended December 31, 2006.  Additional subsidiaries have been organized by the Company and USE which include U.S. Moly Corp. (“USMC”) for molybdenum and InterWest, Inc. (“InterWest”) for real estate.  The Company and USE each own 45% of the common stock of these entities with the employees, officers and directors of the Company and USE owning the remaining 10%.

During the years ended December 31, 2003 and 2004, the Company’s uranium and gold properties were shut down due to depressed metals prices.  During 2005, the market prices for gold and uranium increased to levels which may allow the Company to place these properties into production or sell part or all of them to industry participants.  Exploration work was resumed on the uranium properties in 2005 and new uranium properties have been acquired during 2006.

Uranium - The price of uranium concentrate has increased from a five year low of $7.25 per pound in January 2001 to a five year high of $72 per pound in December 2006.  During the first quarter of 2007 this increase continued ($91 at March 12, 2007).

Gold - The five year low for gold was in 2001 when it hit $256 per ounce.  The market price for gold has risen in subsequent years with the average annual price for gold at $603 in 2006, $445 in 2005, $410 in 2004, $363 in 2003 and $310 in 2004.

Molybdenum - Annual Metal Week Dealer Oxide mean prices averaged $25.55 per pound in 2006 compared with $32.94 per pound in 2005, $16.41 per pound in 2004, $5.32 in 2003 and $3.77 in 2002.  Continued strong demand has outpaced supply over the past several years (deficit market conditions) and has reduced inventory levels throughout the industry. At March 9, 2007, the price was $28.25 per pound.

Crested’s Management’s Discussion and Analysis  - Results of Operations
for the Year Ended December 31, 2006, 2005 and 2004
(continued)

The rebound in the Company’s commodity prices present opportunities.  The Company holds what we consider to be significant mineral and related properties in gold and uranium, and received a significant molybdenum property from Phelps Dodge Corporation (“PD”) on February 28, 2006.  In contrast to the prior five years, we now have cash on hand sufficient for general and administrative expenses, the continuation of our uranium property acquisition and exploration plan, and operation of the water treatment plant on the molybdenum property.  Kobex Resources Ltd. (“KBX”) is expected to pay the Lucky Jack molybdenum property permitting expenses and water treatment plan operating costs, and if the sxr Uranium One (“Uranium One”) contract is closed, additional cash will be available to acquire new mineral properties and pursue other business opportunities.

Management’s strategy to generate a return on shareholder capital is first, to demonstrate prospective value in the mineral properties sufficient to support substantial investments by large industry partners and second, to structure these investments to bring capital and long term development expertise to move the properties into production.  There are uncertainties associated with this strategy.  Please see the risk factor disclosure in this report.

Proposed merger with USE

On December 20, 2006, the Company’s Special Committee of the independent board members met with the Special Committee of the independent board members of USE.  Following extensive discussions between the two committees, the USE Special Committee proposed a merger of the Company into USE, by means of an offer to acquire the minority shares of the Company, based on an exchange ratio of one share of common stock of USE for every two shares of the Company’s common stock not held by USE (which owns 70.9% of the Company’s common stock).  Navigant Capital Advisors, LLC served as financial advisor to the USE Special Committee, and Neidiger Tucker Bruner Inc. served as financial advisor to the Company’s Special Committee.  Both Navigant Capital Advisors, LLC and Neidiger Tucker Bruner submitted fairness opinions on the final proposal for the merger.

The offer also provided that:

(i)           USE would vote in line with the vote of a majority of the holders of the Company’s minority share holders;

(ii)           USE may decline to consummate the merger, even after approval by the holders of a majority of the minority the Company’s shares, if the holders of more than 200,000 the Company’s shares perfect their rights to dissent from the merger under Colorado law or for other reasons, in USE’s sole discretion; and

(iii)           Shares of common stock issuable under options issued by the Company which are held by USE officers, directors, and employees are to participate in the offer on the same exchange ratio basis as the minority shareholders of the Company (the number of option shares would be determined by the extent to which the Company’s market price exceeds the $1.71 option exercise price).

The Special Committee for the Company accepted the offer.  Thereafter, the Special Committees recommended to their respective full boards that the merger offer be approved.  On December 20, 2006, the full boards of directors of the Company and USE voted to approve the merger offer.

Crested’s Management’s Discussion and Analysis  - Results of Operations
for the Year Ended December 31, 2006, 2005 and 2004
(continued)

Consummation of the merger is subject to execution of definitive documents; USE delivering to the Company’s minority shareholders a proxy statement/prospectus (following declaration of effectiveness by the SEC of a Form S-4 to be filed by USE with the SEC) for a special meeting of the Company’s shareholders; approval of the merger by the holders of a majority of the minority the Company’s  shares; and satisfaction of customary representations and warranties to be contained in the definitive documents.

Forward Looking Statements

This Report on Form 10-K for the years ended December 31, 2006, 2005 and 2004 includes "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended ("the Exchange Act").  All statements other than statements of historical fact included in this Report are forward-looking statements.  In addition, whenever words like "expect", "anticipate”, or "believe" are used, we are making forward looking statements.  Actual results may vary materially from the forward-looking statements and there is no assurance that the assumptions used will be realized in fact.

Critical Accounting Policies

Marketable Securities - The Company accounts for its marketable securities (1) as trading, (2) available-for-sale or (3) held-to-maturity.  Based on the Company's intent to sell the securities, its equity securities are reported as a trading security.  The Company's available-for-sale securities are carried at fair value with net unrealized gain or (loss) recorded as a separate component of shareholders' equity.  If a decline in fair value of held-to-maturity securities is determined to be other than temporary, the investment is written down to fair value.

Asset Impairments - We assess the impairment of property and equipment whenever events or circumstances indicate that the carrying value may not be recoverable.

Asset Retirement Obligations - The Company records the fair value of the reclamation liability on its shut down mining properties as of the date that the liability is incurred.  The Company reviews the liability each quarter and determines if a change in estimate is required as well as accretes the total liability on a quarterly basis for the future liability.  Final determinations are made during the fourth quarter of each year.  The Company deducts any actual funds expended for reclamation during the quarter in which it occurs.

Liabilities Held for Sale– Long lived liabilities that will be sold within one year of the financial statements are classified as current.  At December 31, 2006 the Company believed that its uranium assets in Wyoming, Utah, Colorado and Arizona would be sold within a twelve month period.  All asset retirement obligations as well as any other liability associated with these properties was classified as current Liabilities Held for Sale at December 31, 2006.  In the event that these assets and liabilities are not sold, they will be re-evaluated to insure that no impairment has taken place and re-classified as long term assets and liabilities.

Revenue Recognition - Revenues are reported on a gross revenue basis and are recorded at the time services are provided or the commodity is sold. Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves, in which case the gain or loss is recognized in income.

Crested’s Management’s Discussion and Analysis  - Results of Operations
for the Year Ended December 31, 2006, 2005 and 2004
(continued)

Income Taxes - The Company recognizes deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax basis of assets, liabilities and carry forwards.  The Company recognizes deferred tax assets for the expected future effects of all deductible temporary differences, loss carry forwards and tax credit carry forwards. Deferred tax assets are reduced, if deemed necessary, by a valuation allowance for any tax benefits which, based on current circumstances, are not expected to be realized.  We recognized an income tax benefit of $7,533,800 by reducing the valuation allowance on the deferred income tax assets based upon our assessment that we will generate taxable income as a result of the transaction with sxr Uranium One Inc. for the sale of uranium assets.

Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions.  These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Recent Accounting Pronouncements

FIN 48  In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” (“FIN 48”) an interpretation of FASB Statement No. 109, “Accounting for Income Taxes.”  FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 requires that the Company recognize in its financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position.  FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods and disclosure.  The provisions of FIN 48 are effective beginning January 1, 2007 with the cumulative effect of the change in accounting principle recorded as an adjustment to the opening balance of retained earnings, goodwill, deferred income taxes and income taxes payable in the Balance Sheets.  The Company does not expect that the adoption of FIN 48 will have a significant impact on the financial statements of the Company.

FAS 157  In September 2006, the FASB issued FASB Statement No. 157, “Fair Value Measurements” (“FAS 157”).  FAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  The provisions for FAS 157 are effective for the Company’s fiscal year beginning January 1, 2008.  The Company is currently evaluating the impact that the adoption of this statement will have on the Company’s financial position, results of operations or cash flows.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 provides guidance on consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 did not have an impact on our financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS 159 will be effective for us on January 1, 2008. We are currently evaluating the impact of adopting SFAS 159 on our financial position, cash flows, and results of operations.

Crested’s Management’s Discussion and Analysis  - Results of Operations
for the Year Ended December 31, 2006, 2005 and 2004
(continued)

The Company has reviewed other current outstanding statements from the Financial Accounting Standards Board and does not believe that any of those statements will have a material adverse affect on the financial statements of the Company when adopted.

Liquidity and Capital Resources

On June 8, 2006, the Company converted 245,759 Enterra Acquisitions Class D Shares (“Acquisitions”) into Enterra Energy Trust units (“Enterra”).  The Enterra units were sold during the third quarter of 2006.  The Company received $2,991,000 in net cash proceeds from the liquidation of this investment position.  The Company also sold its minority interest in Pinnacle Gas Resources, Inc. (“Pinnacle”) for $4,830,000.

Although the Company received these cash proceeds during the year ended December 31, 2006 it continued to have a working capital deficit of $3,730,800 and an accumulated deficit of $11,497,400.  The principal component of the working capital deficit is a debt payable to USE in the amount of $13,277,200.  The debt to USE increased $2,455,400 during the year ended December 31, 2006 as a result of USE paying the Company’s portion of working capital and investment capital needs in various entities in which they jointly participate.

During the year ended December 31, 2006, the Company consumed $15,600 in operations and $3,313,900 in financing activities while investing activities generated $6,471,000.  The Company recorded a net loss before a benefit from income taxes of $3,782,900 during the year ended December 31, 2006. The major component of the loss was a negotiated settlement payment to Phelps Dodge Corporation (“PD”) in the amount of $3.5 million.  The settlement was as a result of an order from the Federal District Court of Colorado in favor of PD wherein the Company and USE were ordered to pay PD $7,538,300 plus interest at 5.5% per annum.  Rather than appeal the award, the parties agreed on a settlement $7.0 million, of which the Company was obligated to pay one half.  The Company had sufficient working capital to pay the settlement amount.

The Company believes that the current market prices for gold, uranium and molybdenum are at levels that warrant the exploration and development of the Company’s mineral properties.  Management of the Company anticipates these metals prices will remain at levels which will allow the properties to be produced economically.  Management of the Company therefore believes that sufficient capital will be available to develop its mineral properties from strategic industry partners, debt financing, and the sale of equity or a combination of the three.  The successful development and production of these properties could greatly enhance the liquidity and financial position of the Company.

Capital Resources

Contract to Sell Uranium Assets to Uranium One and the UPC Agreement

On February 22, 2007, the Company and USE signed an asset purchase agreement with sxr Uranium One Inc. (“Uranium One”) and certain of its private subsidiary companies.  If this agreement is closed, Uranium One will buy all the uranium assets and take over the Company and USE’s rights in the UPC purchase and mining venture.  These proceeds will substantially enhance liquidity, and with respect to UPC, the receipt of approximately $5 million from Uranium One for UPC’s future obligations under its purchase agreement with the Company and USE will eliminate the uncertainty associated with UPC making those payments under the UPC purchase agreement (UPC would be paying Uranium One following the closing of the asset purchase agreement).  The value of the proceeds is indeterminable as they are based on stock prices that will fluctuate until closing.

Crested’s Management’s Discussion and Analysis  - Results of Operations
for the Year Ended December 31, 2006, 2005 and 2004
(continued)

Kobex Resources Ltd. Agreement

On October 6, 2006, the Company and USE signed an agreement (amended December 7, 2006) giving Kobex (“KBX”) an option to acquire up to a 65% interest in the Lucky Jack molybdenum property.  The principal financial benefit to be realized in 2007 and thereafter by the Company of Kobex performance under the agreement, is that Kobex will fund substantial costs and expenses which otherwise may have to be funded by the Company and USE (including paying for the water treatment plant, obtain necessary permits, and have performed a bankable feasibility study preparatory to mining or selling the property).  See “Lucky Jack Molybdenum Property” below.  The Company’s liquidity will be affected positively when the agreement is signed and executed.  The closing date has not been determined.

Line of Credit

The Company, jointly with USE, has a $500,000 line of credit with a commercial bank.  The line of credit is secured by certain real estate holdings and equipment jointly owned with USE.  At December 31, 2006, the full line of credit was available to the Company and USE.  This line credit is used for short term working capital needs associated with operations.

Cash on Hand

As discussed above the Company has monetized certain of its assets which have provided cash which will continue to be used to fund general and administrative expenses, limited exploration, development and required remedial work on its mineral properties and the maintenance of those properties and associated facilities such as the water treatment plant at the Lucky Jack property until such time as an industry partner is secured to develop the properties or they are sold.

Capital Requirements

The direct capital requirements of the Company during 2006 remain its general and administrative costs; expenses and funding of exploration drilling; the holding costs of the Sheep Mountain uranium properties in Wyoming, required reclamation work on the Sheep Mountain properties and the maintenance of the Shootaring Canyon uranium mill (“Shootaring”) and uranium properties in southern Utah, Colorado and Arizona and the maintenance of jointly owned real estate.  On February 28, 2006, the Company and USE re-acquired the Lucky Jack molybdenum property from PD.  In addition to receiving the Lucky Jack property the Company and USE became the owners of a water treatment plant which is attached to the property and thereby responsible for the operation of the plant and thereby became responsible for the operating costs of this plant.  The Company, as a result of the formation of InterWest and the pursuit of the real estate market, will be obligated to fund its percentage of capital required to purchase and or develop real estate properties.

Crested’s Management’s Discussion and Analysis  - Results of Operations
for the Year Ended December 31, 2006, 2005 and 2004
(continued)

Maintaining Mineral Properties

Uranium Properties

The average care and maintenance costs associated with the Sheep Mountain uranium mineral properties in Wyoming is approximately $200,000 per year of which UPC is required to pay 50% annually. There are also costs associated with the exploration and maintenance of the uranium properties in Utah, Colorado and Arizona.  The majority of these costs are covered as a result of the agreements with UPC and Uranium One detailed above in Capital Resources.  In the event that the sale of the properties to Uranium One is concluded all the costs of maintaining, exploring and developing and reclaiming these properties will be paid for by Uranium One and UPC.  Additionally, if the Uranium One agreement is successfully closed, Uranium has agreed to reimburse the Company and USE for any pre-approved costs associated with the properties from June 14, 2006 to the date of closing.  It is therefore projected that although the Company and USE will pay the holding costs associated with the uranium properties until the time of the close with Uranium One that there will be no net consumption of cash for these properties during 2007 if the transaction with Uranium One closes.

Lucky Jack Molybdenum Property

The Company and USE re-acquired the Lucky Jack molybdenum property, from PD on February 28, 2006.  The property was returned to the Company and USE by PD in accordance with a 1987 Amended Royalty Deed and Agreement between the Company and USE and Amax Inc.  PD became the successor owner of the property in 1999.  On September 26, 2006, the Company and USE each paid PD $3,500,000 for a total of $7,000,000 as final settlement of the July 26, 2006 Judgment of $7,538,300 awarded by the U.S. Federal District Court of Colorado to PD.

Conveyance of the property by PD to the Company and USE also included the transfer of ownership and operational responsibility of the mine water treatment plant located on the properties.  Operating costs for the water treatment plant are expected to approximate $1.5 million annually.  In an effort to assure continued compliance, the Company and USE has retained the technical expert and contractor hired by PD on January 2, 2006 to operate the water treatment plant.  Under the agreement with Kobex Resources Ltd., Kobex is expected to pay these and other costs.  However, until such time as the Company is able to find an industry partner to participate in the property, costs related to the property in excess of Kobex’s obligations will be shared by the Company and USE and Kobex in proportion to their interests in the property (assuming Kobex performs and exercises its options).  The Company and USE’s share of these future costs could be significant.

Asset Retirement Obligations

The Company and USE are equally responsible for the reclamation obligations, environmental liabilities and liabilities for injuries to employees in mining operations with respect to the Sheep Mountain uranium properties.  The balance in the reclamation liability account at December 31, 2006 of $2.4 million (½ accrued by the Company) is believed by management to be adequate.  The Company and USE are self bonded for this obligation by mortgaging certain of their real estate assets, including the Glen L. Larsen building and by posting cash bonds.  Due the pending Uranium One purchase of the uranium assets and the belief of management that the sale of the assets will close during the twelve months after December 31, 2006, the asset retirement obligation of $1,204,900 is classified as a current liability held for sale.

Crested’s Management’s Discussion and Analysis  - Results of Operations
for the Year Ended December 31, 2006, 2005 and 2004
(continued)

The environmental and reclamation obligations acquired with the acquisition of Plateau include obligations relating to the Shootaring Mill.  As of December 31, 2006, the present value at 8% of the reclamation liability on the Plateau properties was $4,117,400.  Plateau holds a cash deposit for reclamation in the amount of approximately $6.8 million.  The Company is obligated to pay one half of any amount of reclamation cost over the bond amount at the time the actual reclamation cost is incurred.  It is not anticipated that the reclamation work will begin for at least 33 years.

If the sale of the uranium properties to Uranium One closes, the asset retirement obligations on the Sheep Mountain and Plateau Resources properties will be transferred to Uranium One.

The Lucky Jack molybdenum property has a reclamation liability of $102,000 as of December 31, 2006 of which the Company is obligated to pay one half.  No capital resources will be used for this obligation during 2007.

InterWest

On January 8, 2007, InterWest, through its wholly owned limited liability company, Remington Village, LLC, signed a Contract to Buy and Sell Real Estate to purchase approximately 10.15 acres of land located in Gillette, Wyoming for $1,268,800.  InterWest also signed a Development Agreement with PEG to assist in the evaluation of the property and to obtain the entitlements, engineering and architecture necessary to construct multi-family housing on the property.  The cost to obtain entitlements, engineering and architecture is estimated to be approximately $698,000 and the construction cost of the 216 rental units is estimated to be between $22 and $25 million.

A substantial part of total costs may be funded with commercial loans, and the Company and USE may seek private investors to offset the equity component (estimated at 20% of total costs).  If the Uranium One contract is not closed, InterWest may sell the property with the planning permit, instead of building the complex.

InterWest intends to expand operations in the multifamily housing sector, with focus on the energy basins of Wyoming, Utah, and Colorado where housing demand is expected to remain strong.  Funding of these projects is predicated upon the projects meeting specific rate of return, financing and management requirements.  If such projects are found the Company may be obligated to fund up to 20% of each project from cash reserves.

Debt

Obligations of the Company consist of advances payable to USE, which are due upon demand.  The obligation is due to USE for funding a majority of the operations of USECC, of which 50% is the responsibility of the Company.  All advances payable to USE are classified as current as of December 31, 2006 and 2005 as a result of USE’s unilateral ability to modify the repayment terms.

Other

The employees of the Company are not given raises on a regular basis.  In consideration of this and in appreciation of their work, the board of directors from time to time has accepted the recommendation of the Compensation Committee to grant a bonus to employees and directors when major transactions are closed.

Crested’s Management’s Discussion and Analysis  - Results of Operations
for the Year Ended December 31, 2006, 2005 and 2004
(continued)

Results of Operations

Year Ended December 31, 2006 as Compared to the Year Ended December 31, 2005

During the years ended December 31, 2006 and December 2005 the Company did not have any revenues from operations.  Operating costs and expenses consisted of non cash accretion of asset retirement obligations of $113,000 for the twelve months ended December 31, 2006 and $90,900 for the year ended December 31, 2005.  The increase in accretion expenses during the year ended December 31, 2006 as compared to those recorded at December 31, 2005 of $22,100 was as a result of a re-estimation of the actual reclamation cost associated with the Sheep Mountain uranium properties and the addition of reclamation costs associated with the Lucky Jack project.

General and administrative expenses increased from $179,500 during the year ended December 31, 2005 to $531,000 at December 31, 2006 for an increase of $351,500.  This increase is directly related to the re-valuation of the Executive Retirement Plan of the Company and USE for two of its executive officers, one of whom passed away during 2006 and the other who determined that he would retire during the first quarter of 2007.  The acceleration of their use of the retirement policy is within the requirements of the policy but was not anticipated so quickly.  The change caused an acceleration of the accrual of the benefits due under the policy.  Additionally the Company experienced an increase in professional services due to consultants and legal fees associated with the potential merger with USE.

During the year ended December 31, 2006, the Company recorded a loss from the exchange of the Enterra Acquisition shares of $1,354,200 and a loss of $324,300 from the sale of Enterra units.  The Company received exchangeable shares of Enterra Acquisitions when it sold RMG to Enterra in June of 2005.  These shares were convertible to units of Enterra Energy Trust after a one year holding period.  Prior to the actual conversion the conversion feature of the Enterra Acquisition shares was accounted for as an imbedded derivative.  At the time the actual conversion took place the market price of Enterra Energy Trust units had significantly decreased.  The Company sold all of the units of Enterra and recorded a loss on the sale of $324,300 while it recorded a net increase in cash of $2,991,000 from the sales.

During the year ended December 31, 2006 the Company recorded a net loss of $223,600 from the value of the derivative discussed above on the Enterra Acquisition shares.  During the year ended December 31, 2005 the Company recognized revenue of $223,600 from the valuation of the derivative.  Additionally, the Company recorded a net gain on the sale of RMG of $5,816,700 during the year ended December 31, 2005.

During the year ended December 31, 2006, the Company sold its equity ownership interest in Pinnacle to a third party.  As a result of this sale the Company received $4,830,000 in cash proceeds and recognized a net gain on the sale of $3,794,800.  The Company also settled its portion of the PD award ordered by the U.S. District Court of Colorado by paying $3.5 million to PD.  There were no similar sales or litigation settlement transactions during the year ended December 31, 2005.

During the year ended December 31, 2006 the Company and USE became obligated to pay Enterra $2.0 million as a result of their net proceeds from the sale of their interest in Pinnacle.  The Company and USE paid this obligation through the release of 506,395 shares of USE common stock that the Company owned.  The Company further released the balance of the shares of USE it owned, 5,964 shares, to USE.  For the release of these shares the Company paid its portion of the obligation to Enterra, $700,000, which was netted against the gain recognized from the sale of Pinnacle equity, and received a credit from USE on its indebtedness to USE in the amount of $1,323,800.  The Company recognized a net gain on the transfer of these shares of USE common stock of $2,023,800 during the year ended December 31, 2006.

Crested’s Management’s Discussion and Analysis  - Results of Operations
for the Year Ended December 31, 2006, 2005 and 2004
(continued)

Equity losses from USECC increased by $1,925,800 from $1,699,800 during the year ended December 31, 2005 to $3,625,600 during the twelve months ended December 31, 2006.  The primary reason for the increase in the equity loss from USECC was as a result of the Compensation Committee of USE recommending that a cash bonus in the aggregate amount of $3,013,000 be paid to all 29 employees (including officers) of USE on September 29, 2006.  The bonus was paid for the results of the employees’ work on behalf of the Company and USE related to the sale of the Company and USE’s stock in Pinnacle and other transactions.

The USE Compensation Committee is comprised of the four independent directors of USE; none of these persons are directors or officers or employees of the Company.  The Compensation Committee determined that the bonus amount allocated to each recipient should be based upon years of service and previous compensation.  All employees work for both the Company and USE.  Under the long-standing joint venture agreement between the Company and USE, each is responsible for paying one-half of all administrative expenses.  Accordingly, one-half of the bonus was paid by the Company.

The Company recorded a net loss if $3,782,900 before income taxes during the year ended December 31, 2006 as compared to a net gain before taxes of $4,641,400 during the year ended December 31, 2005.  As explained above the major difference between the two periods was litigation settlement expense with PD and losses recorded during 2006 on the exchange of Enterra shares and a lower amount recognized from the sale of investments.  During 2006 the Company recorded a tax benefit as a result of the accounting treatment related to valuation allowances and deferred tax assets.  The result was a tax benefit of $7,533,800 as compared to a tax provision during the year ended December 31, 2005 of $100,000.  Additionally the Company received a current benefit from income taxes as a result of a refund from prior year provisions.  (See Note G to financial statements)

The Company recorded a net gain per share of $0.22 for the year ended December 31, 2006 as compared to a net gain per share of $0.26 per share during the year ended December 31, 2005.

Year ended December 31, 2005 compared to Year ended December 31, 2004

During the year ended December 31, 2005, the Company had no revenues or income from operations.  The expenses incurred relate to General and Administrative costs and the accretion of the reclamation liability of the Company on the Sheep Mountain uranium properties.  General and Administrative costs and expenses decreased by $23,900 during the year ended December 31, 2005.  This reduction in General and Administrative expenses was primarily related to reduce professional services.  During the year ended December 31, 2005 the Company accreted $90,900 in additional reclamation expenses on the Sheep Mountain uranium properties.  Due to the rise in the market price for uranium the reclamation of the Sheep Mountain uranium properties has been delayed which resulted in a reverse charge to earnings $109,500.

During the year ended December 31, 2005, a gain was recognized on the sale of RMG, for the receipt of 91,029 Enterra Initial Units and 245,759 Class D shares of Acquisitions valued at $19.00 each or a total of $6,399,000.  The gain was offset by the Company’s investment in RMG; the purchase of an overriding royalty from an entity that had financed the purchase of RMG’s producing properties, and the Company’s portion of the buy-out of the RMG minority shareholders’ interest in Pinnacle.  The net gain recognized on the sale of RMG was therefore $5,816,700.  There were no similar revenues during the year ended December 31, 2005.  The Company also recognized a gain on the revaluation of the Acquisitions Class D shares of $223,600 for the year ended December 31, 2005.

Crested’s Management’s Discussion and Analysis  - Results of Operations
for the Year Ended December 31, 2006, 2005 and 2004
(continued)

During the year ended December 31, 2005, the Company received dividend revenues of $12,400 from the Enterra Initial Units and recognized $1,100 in interest revenue on cash received from the sale of those Units which resulted in cash receipts of $2,177,800 and net profits of $448,300.  No similar revenues were recognized during the year ended December 31, 2004.

The Company recorded a net gain of $4,541,400 or $0.26 per share during the year ended December 31, 2005 as compared to a net loss of $1,767,500 or a loss of $0.10 per share during the year ended December 31, 2004.

Future Operations

Management of the Company intends to take advantage of the opportunity presented by the recent and future projected market prices for all the minerals that it is involved with.  The development of the Company’s mineral properties will require large amounts of cash, which the Company will have to obtain from industry or equity partners.  The holding costs of these properties is not beyond the Company’s capital resources in the short term but to maintain the properties long term additional financing will be required.

Effects of Changes in Prices

Mineral operations are significantly affected by changes in commodity prices.  As prices for a particular mineral increase, prices for prospects for that mineral also increase, making acquisitions of such properties costly and sales advantageous.  Conversely, a price decline facilitates acquisitions of properties containing that mineral, but makes sales of such properties more difficult.  Operational impacts of changes in mineral commodity prices are common in the mining industry.

Uranium and Gold.  Changes in the prices of uranium and gold will affect our operational decisions the most. Currently, both gold and uranium have experienced an increase in price.  We continually evaluate market trends and data and are seeking financing or a joint venture to place the Company’s gold and uranium properties in production.

Molybdenum.  The price of molybdenum at December 31, 2006 was $28.00 per pound (Metal Prices.com).  Production from the Lucky Jack Project will have a very long life and changes in prices of molybdenum would affect the revenues from that property.  A significant decrease in the current market price would have to occur prior to the time that the Mt. Emmons property would no longer be profitable.  In addition to the market risk it is not known how long the permitting process on Mt. Emmons will take or how much it will cost.

Contractual Obligations

The Company has three divisions of contractual obligations as of December 31, 2006: Debt to USE of $13,277,200, liabilities held for sale $1,204,900 and asset retirement obligations of $51,000.

Accordingly, even if the Uranium One contract is closed, future property acquisitions and development work may require large amounts of cash, of which the Company may have to obtain from industry or equity partners.

THE CRESTED SPECIAL MEETING

This section contains information from Crested about the special meeting of shareholders that Crested has called to consider, and possibly adopt, the merger agreement.

Together with this proxy statement/prospectus, Crested is also sending you a notice of the Crested special meeting and a form of proxy that is solicited by Crested’s board of directors for use at the Crested special meeting to be held on ___________, 2007, at 10:00 a.m., local time, at the offices of Crested, 877 N. 8th W., Riverton, Wyoming 82501, and any adjournments or postponements of the meeting.

Matters to be Considered

The purpose of the special meeting is to consider and to vote on a proposal to adopt the January 23, 2007 Agreement and Plan of Merger between USE and Crested.

You may be asked to vote upon other matters that may properly be submitted to a vote at the special meeting.  You also may be asked to vote on a proposal to adjourn or postpone the special meeting.

Proxies

Each copy of this proxy statement/prospectus mailed to Crested shareholders is accompanied by a form of proxy with voting instructions for submission by mail.  You should complete and return the proxy card to ensure that your vote is counted at the special meeting, or any adjournment or postponement thereof, regardless of whether or not you plan to attend.

You may revoke your proxy at any time before the vote is taken by:

•	submitting written notice of revocation to the Secretary of Crested prior to the voting of such proxy;

•	submitting a properly executed proxy of a later date; or

•	voting in person at the special meeting; however, simply attending the special meeting without voting will not revoke an earlier proxy.

If your shares are not held in street name, written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

Crested Corp.
877 N. 8th W.
Riverton, Wyoming 82501
Attn: Robert Scott Lorimer, CFO/Treasurer

Such written notice should be mailed as early as possible to ensure that the notice of revocation reaches Crested prior to the date of the meeting.

If your shares are held in street name, you should follow the instructions of your broker or bank regarding revocation of proxies.

All shares represented by valid proxies that Crested receives through this solicitation, and that are not revoked, on a timely basis, will be voted in accordance with the instructions on the proxy card.  If you make no specification on your proxy card as to how you want your shares to be voted before signing and returning it, your proxy will be voted “FOR” the adoption of the merger agreement and the transactions contemplated by the merger agreement.  The Crested board of directors is currently unaware of any other matters that may be presented for action at the meeting.  If other matters properly come before the meeting, or any adjournment or postponement thereof, Crested intends that shares represented by properly submitted proxies will be voted, or not voted, by and at the discretion of the persons named as proxies on the proxy card.

Crested shareholders should NOT send stock certificates with their proxy cards.

Shares Subject to Voting Agreement

Under a voting agreement dated as of January 23, 2007 between Crested and certain Crested shareholders (including USE), those shareholders have agreed to vote or cause to be voted all of their shares of Crested common stock in the same way the holders of a majority of the minority shares of Crested vote, with respect only to the adoption of the merger agreement.  The shares subject to the voting agreement represent approximately 71.4% of the outstanding shares of Crested as of the record date (70.1% held by USE and its subsidiaries and 1.3% by the other shareholders who signed the voting agreement).

Solicitation of Proxies; Expenses of Solicitation

Crested and USE each will pay one-half of the costs to file, print and mail this proxy statement/prospectus for the special meeting.  In addition to solicitation by mail, directors and officers of Crested may solicit proxies from shareholders by telephone, telegram, e-mail, personal interview or other means.  USE and Crested currently expect not to incur any costs beyond those customarily expended for a solicitation of proxies in connection with a merger agreement.  Directors and officers will not receive additional compensation for their solicitation activities, but may be reimbursed for reasonable out-of-pocket expenses incurred by them in connection with the solicitation.  Brokers, dealers, commercial banks, trust companies, fiduciaries, custodians and other nominees have been requested to forward proxy solicitation materials to their customers and such nominees will be reimbursed for their reasonable out of pocket expenses.

Record Date

Crested has fixed the close of business on October 10, 2007 as the record date for determining the Crested shareholders entitled to receive notice of and to vote at the Crested special meeting or any adjournment or postponement thereof.

Voting Rights and Vote Required

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Crested entitled to vote thereon is necessary to constitute a quorum at the special meeting.  Under Nasdaq rules, brokers or members who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote those shares with respect to adopting the merger agreement without specific instructions from such customers.  An un-voted proxy submitted by a broker is sometimes referred to as a “broker non-vote” and is the equivalent of a vote “AGAINST” the merger.

The actions proposed in this proxy statement/prospectus are not matters that can be voted on by brokers holding shares for beneficial owners without the owners’ specific instructions.  If you do not instruct your broker, bank or other nominee, they will not be able to vote your shares, such failure to vote is a broker non-vote.  Accordingly, if a broker or bank holds your shares you are urged to instruct your broker or bank on how to vote your shares.

The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of Crested common stock outstanding as of the record date.  You are entitled to one vote for each share of Crested common stock you held as of the record date.

As of the record date:

•
USE executive officers (and a recently retired officer (Daniel P. Svilar)) and directors of Crested own 222,241 Crested shares (1.3%), not including the 12,024,733 shares  owned by USE, 60,000 shares owned by Plateau and 100,000 shares owned by SGMI, which are consolidated subsidiaries of USE, for a consolidated USE ownership of 12,184,733 shares (70.1%).

Recommendation of the Board of Directors

All of the Crested directors have determined that the terms of the merger, the merger agreement and the other transactions contemplated thereby are advisable, fair to and in the best interests of Crested and all of its shareholders, and recommend that you vote “FOR” the adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger.

See “THE MERGER—Crested’s Reasons for the Merger; Recommendation of Crested’s Board of Directors” on page 77 for a more detailed discussion of the Crested board of directors’ recommendation.

Interest of Certain Matters to be Acted Upon
Please see discussion entitled “Crested and USE Directors and Officers Have Financial Interests in the Merger” on page 88.

Attending the Meeting

If you are a beneficial owner of Crested common stock held by a broker, bank or other holder of record, you will need proof of ownership to be admitted to the special meeting.  A recent brokerage statement or letter from a bank or broker are examples of proof.  If you want to vote your shares of Crested common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other holder of record who holds your shares.

Revocation of Proxies

You may revoke your proxy at any time prior to its use by delivering it to Robert Scott Lorimer at Crested’s offices a signed notice of revocation bearing a date later than the date of your proxy, stating that the proxy is revoked or by granting a duly executed new, signed proxy bearing a later date, or if you are a holder of record, by attending the special meeting and voting in person.  However, simply attending the special meeting without voting will not revoke your proxy.  If you hold your shares in “street name,” you must get a proxy from your broker, bank or other custodian to vote your shares in person at the special meeting.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of this proxy statement/prospectus may have been sent to multiple shareholders in your household.  Crested will promptly deliver to you a separate copy of this proxy statement/prospectus, if you write to Mr. Robert Scott Lorimer, CFO/ Treasurer of USE and Crested, or call him at 307.856.9271.  If you wish to receive separate copies of an annual report or proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact Crested.

The matters to be considered at the special meeting are of great importance to the Crested shareholders.  You are urged to read and carefully consider the information presented in this proxy statement/prospectus, and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope.

Future Crested Shareholder Proposals

If the merger is not consummated, Crested will hold its annual shareholders meeting on about December 3, 2007.  Any shareholder proposal intended to be considered for inclusion in the Crested proxy statement for presentation at that meeting should be received at Crested’s office, located at 877 N. 8th W., Riverton, Wyoming 82501 by _________, 2007.

THE MERGER

The following discussion contains material information pertaining to the merger.  This discussion is subject, and qualified in its entirety by reference, to the merger agreement and the financial advisor opinion attached as appendices to this proxy statement/prospectus.  We urge you to read and review those entire documents as well as the discussion in this proxy statement/prospectus.

General

This section provides material information about the merger and the background of Crested and USE signing the merger agreement.  The next sections of this proxy statement/prospectus, entitled “THE MERGER AGREEMENT” and “THE VOTING AGREEMENT” have additional and more detailed information regarding the legal documents that govern the merger.

At the Crested special meeting, Crested shareholders will be asked to consider and vote upon a proposal to adopt the merger agreement.

Structure

If the merger agreement is adopted by the affirmative vote of the holders of a majority of the minority Crested shares, Crested will be merged into USE, and the separate corporate existence of Crested will cease.  USE will continue as the surviving entity.

The merger agreement provides that each share of Crested common stock issued and outstanding immediately prior to the effective time of the merger, other than the Crested shares owned by USE, will be converted into the right to receive one-half USE share (2 Crested shares for 1 USE share, which is referred to below as the “Exchange Ratio”).  Fractional USE shares will be rounded up to a full share.  The USE shares will be validly issued, fully paid and non-assessable shares of common stock.  Upon completion of the merger, all Crested shares will no longer be outstanding and will be automatically canceled and cease to exist.

USE will account for the merger as a purchase for financial reporting purposes.  See “ACCOUNTING TREATMENT” below.  The merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code, so that for U.S. federal income tax purposes you will not recognize gain or loss on the receipt of USE common stock as part of the merger consideration.  However, if you receive USE shares for Crested shares underlying a Crested option, and that option is non-qualified under IRS regulations, you will recognize income for tax purposes.  The merger is conditioned on the receipt of opinions that the merger will qualify as a reorganization for United States federal income tax purposes.  For a more complete discussion of the United States federal income tax consequences of the merger, see “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER” below.

Background of the Merger

Crested was actively involved in the minerals industry for its own account and independent of USE for many years.  In 1982, following a successful sale of the molybdenum properties owned by both USE and Crested to AMAX, Inc., the boards of directors of both companies decided to enter into the Joint Venture agreement, to allow joint participation in new projects.  Most of the business conducted by the companies has been done under the USECC Joint Venture.  For many years, the companies had at least one director in common, but each company paid its share of property acquisition and development costs as incurred.  Since 1982, USE and Crested have held interests in the same properties and projects.  By 1993, Crested no longer had the capital to pay its share of the obligations under the Joint Venture, and USE began paying for Crested’s shortfalls, and booking a receivable from Crested.  Despite Crested paying substantial portions of the receivable by issuing Crested stock to USE, by December 31, 2006, Crested owed USE more than $13 million.  Crested has not had any officers who are independent of USE for the past 15 years, and had no directors independent of USE from 2002 until two independent directors were appointed in connection with the merger negotiations.

From time to time since 2004, the management of USE and Crested have informally discussed the potential benefits to USE and Crested shareholders of merging Crested into USE, but these discussions never yielded any agreement on the terms of a possible transaction, and no offers were communicated from USE to Crested.  As a result of the formal discussions relating to the potential merger, Crested asked two former independent board members to serve on the board of directors of Crested and also as the Special Committee members for the merger negotiations.  Both prior board members accepted and resumed board service on October 13, 2006, and continue to serve as directors of Crested.

History of Communications between the Boards of Directors of the Companies Regarding the Merger.

In late July 2006, Crested and USE management contacted outside legal counsel to discuss a possible acquisition by USE of the Crested shares not held by USE.

From September 19, 2006 to September 27, 2006, USE management discussed with outside legal counsel procedures to establish a special committee of independent directors of USE to evaluate a possible offer to be made to the Crested board of directors; retain an independent financial advisory firm to advise the USE special committee; and have the Crested board of directors establish a special committee of independent directors, and retain separate outside legal counsel, to represent the interests of the Crested minority shareholders.

On October 13, 2006, the USE board of directors established a special committee of independent directors of USE, H. Russell Fraser and Mike Anderson, to explore a possible offer from USE to Crested, to acquire the minority shares of Crested in exchange for USE shares, and to negotiate with a special committee of the Crested directors any offer which might be made to Crested.  Also on that date, the special committee retained Navigant Capital Advisors, LLC (“Navigant Capital”) to advise the committee as to the fairness to USE shareholders of any offer which the special committee might recommend.  On October 13, 2006, USE notified the Crested board of directors that USE had established its special committee to evaluate whether, and if so how, USE might offer to acquire the minority shares of Crested.

Also on October 13, 2006, Mike Zwickl and Kathleen Martin, former directors of Crested, were appointed to the Crested board of directors and to a newly created special committee of independent directors of Crested, to evaluate the fairness to the Crested minority shareholders, of any offer which USE might make to acquire the Crested minority shares, and to negotiate with the USE special committee about the terms of any offer which USE might make.  The Crested board of directors agreed to compensate Mr. Zwickl and Ms. Martin by issuing to them $15,000 each in restricted shares of Crested common stock, valued at Crested’s $1.63 market price on October 13, 2006 (i.e., 9,203 shares to each member.

On October 17, 2006, the Crested special committee had a meeting where it interviewed Neidiger, Tucker, Bruner, Inc. (“NTB”) to advise the committee on the fairness to the Crested minority shareholders of any offer USE might make.  The special committee also interviewed separate outside legal counsel, Davis Graham & Stubbs LLP (“DGS”), to advise the special committee regarding a possible offer from USE.  The special committee further discussed its charter, responsibilities and discretion. The special committee engaged NTB and DGS.

From September 28, 2006 to November 28, 2006, the USE special committee conducted several meetings by telephone conference, to review and discuss, with the participation of Navigant Capital, the various preliminary analyses prepared by Navigant Capital concerning the historical relationship between the stock prices for USE and Crested, the relative asset values of the two companies, and other matters.  The USE special committee, with the approval of Navigant Capital, shared Navigant Capital’s preliminary analyses with NTB, and Navigant Capital and NTB discussed these analyses.

On December 4, 2006, the USE board of directors informed the Crested special committee that the USE board had accepted the recommendation of the USE special committee to make a preliminary offer to acquire all the minority shares of Crested in exchange for shares of USE, using an exchange ratio of 2.3 Crested shares for 1 USE share.  This ratio was based on comparative stock prices for the 30 days preceding November 28, 2006, and represented a premium of 3% over Crested’s price of $2.38 relative to USE’s price of $5.64 on December 4, 2006.

From December 14, 2006 to December 19, 2006, the Crested special committee, with NTB and DGS participating, conducted several meetings to review and discuss the USE offer, Navigant Capital’s analysis, NTB’s analysis and certain other information.

On December 20, 2006, Michael Feinstein, an alternative member of the USE special committee, and the committee’s outside legal counsel held an informal breakfast meeting at 8:00 am on December 20, 2006 with Crested’s outside legal counsel.  Counsel to Crested reported that the Crested special committee had determined that it was rejecting USE’s preliminary offer of December 4, 2006 of a 3% premium to stock prices as such offer was not consistent with the ranges of premium paid in comparable deals (comparable in terms of related party transactions, where a parent company offers to buy a minority stake in a subsidiary), as shown in a preliminary analysis which had been prepared by Navigant Capital and shared with Crested’s special committee and work done by NTB.  Counsel to Crested stated that the Crested special committee was prepared to consider a offer with an exchange ratio that would represent a price premium in the range of 15%, and invited further discussion on the matter from the USE special committee.

At formal subsequent meetings on December 20, 2006:

•  The USE special committee met at 10:00 am (members of Navigant Capital were present by conference call), to discuss the rejection and counter-offer of the Crested special committee.  The USE special committee discussed with Navigant Capital the relationship between various possible exchange ratios, the net asset values of the companies, and the “implied exchange ratios” suggested by the analyses conducted by Navigant Capital for the USE special committee.  For more information on Navigant Capital’s engagement and the work it performed for the special committee, see “Opinion of the USE Financial Advisor – Navigant Capital Advisors, LLC.”

The USE special committee also considered certain “intangible” factors which had not been quantified by Navigant Capital in its preliminary evaluations, including Crested’s lack of trading liquidity, absence of a stand alone business plan, dependence on USE employees, and its complete reliance on interest-free capital from USE for many years to stay in business.  At the conclusion of this meeting, the USE special committee decided to make a one-time offer based on an exchange ratio of two Crested shares for one USE share which represented a 12% premium at such time.

The two special committees subsequently met at 11:00 am, with their respective outside legal counsel.  The USE special committee expressed its disagreement with the Crested special committee’s basis for a 15% premium offer made at the breakfast meeting, and informed the Crested special committee that the relative asset values of the companies, and the intangible factors involving the two companies, would not justify a stock exchange ratio of more than 2:1.  In particular, the USE special committee stated that the range of premiums paid by acquirors in other transactions was not applicable to the USE-Crested transaction.  The other transactions involved companies with different or complementary businesses, and in the mineral sector, companies with different but complementary properties, while   USE and Crested own interests in the same properties.

The USE special committee also expressed its support, which had been discussed between outside legal counsel for the two companies, for recommending to the full USE board of directors that USE commit to voting its block of Crested shares in line with the vote of the holders of a majority of the minority Crested shares if the companies were to come to agreement on an exchange ratio.  Also discussed and conveyed to the Crested special committee was the inclusion of shares underlying Crested stock options in the USE exchange offer.

After extensive discussion, the Crested special committee evaluated USE’s new offer and accepted the proposed 2:1 exchange ratio, along with the proposals that USE would vote its Crested shares in line with a majority of the minority Crested shares, and inclusion of the Crested option shares as part of the total merger consideration.  The special committees agreed to recommend these terms to the full boards of directors of the companies.

•  At full separate meetings of the USE and Crested boards of directors, the terms recommended by the special committees were discussed.  During the board meetings, Navigant Capital and NTB indicated they would be willing to provide fairness opinions to USE, and Crested, respectively, if a definitive merger agreement reflecting the 2:1 exchange ratio was signed. Following the meetings, on December 20, 2006, the following matters were agreed upon by the two special committees in separate discussions and approved by the full USE board: (i) USE would have the right to not consummate the merger if Crested shareholders with more than 200,000 shares dissented from the merger under Colorado law; and (ii) an optional cash out would be available (at USE’s discretion) for all of those Crested shareholders holding a small number of shares, in lieu of issuing USE shares to them.  Each of the Crested and USE boards of directors approved inclusion of these two latter items in the formal minutes of the USE board of directors meeting of December 20, 2006.

•  From December 21, 2006 to January 19, 2006, outside legal counsel exchanged drafts of the merger agreement and the voting agreement, and the respective boards of directors negotiated (through outside counsel) various provisions in the draft agreements.  On January 22, 2007, NTB delivered its fairness opinion to the special committee of the Crested board of directors, to the effect that the 2:1 exchange ratio was fair and reasonable from a financial point of view to the Crested minority shareholders.  On January 23, 2007, Navigant Capital made a final presentation to the full USE board of directors of the proposed terms and conditions of the exchange ratio, and thereafter delivered its opinion to the board of directors, to the effect that the exchange ratio was fair to the USE shareholders.  The merger agreement and voting agreement were unanimously approved by the directors of USE and were signed on January 23, 2007.  The merger agreement and voting agreement were unanimously approved by the directors of Crested and were signed on January 23, 2007.

•  On July 31, 2007, the boards of directors of USE and Crested approved (upon the recommendation of their respective special committees), an amendment to the merger agreement to extend the deadline for consummating the merger and to provide that if the merger is approved by the Crested shareholders, and the merger is consummated, then Crested will pay the income tax which will be owed by each officer or director of USE who is a holder of a nonqualified Crested stock option upon its cashless exercise, provided that each such holder delivers to USE an agreement (a “lockup agreement”) not to sell (until retirement, death or disability) any of the USE stock they receive in exchange for the Crested shares they acquire on exercise of those options.

•  On October 12, 2007, the special committees of USE and Crested, as well as the full boards of directors of both companies, approved and accepted the updated fairness opinions received from Navigant Capital and NTB, both dated on October 12, 2007.

USE’s Reasons for the Merger

In reaching its decision to merge with Crested, USE considered the following:

•
The merger would result in the elimination of approximately $500,000 in recurring annual costs, that has historically been paid by USE, for Crested’s legal and other expenses associated with Crested being a public company.  USE has not derived any economic benefit from its joint venture arrangement with Crested.  Instead, USE has funded Crested’s share of operational and administrative expenses for years, without charging interest.

•	Crested has no business independent of USE.

•	Joint ownership of assets with Crested as a majority-owned subsidiary is confusing to the USE shareholders and the public markets. The merger would eliminate this two tier ownership.

Crested’s Reasons for the Merger; Recommendation of Crested’s Board of Directors

In deciding to approve the merger agreement and to recommend approval of the merger to Crested’s minority shareholders, the Crested board of directors took into account the Crested special committee’s recommendation that the 2:1 exchange ratio be approved, and that the merger would be in the best interests of the Crested minority shareholders.  The full board of directors of Crested, including the independent directors who comprise the special committee, considered a number of factors, including the following:

•
At December 31, 2006, Crested owed more than $13 million to USE, and at that date did not have the funds to pay the obligation.  As a result of receipt of proceeds from the Uranium One closing,  Crested has since paid its obligation to USE.  However, Crested still may not have sufficient capital to fund its portion of mineral property exploration and development costs.  If Crested should not have enough capital to continue participating with USE, USE may not continue to fund Crested’s costs if the merger is not consummated, which would result in dilution to Crested’s interest in the projects.

•
Crested has no assets or business separate from USE.  Because Crested is traded on the OTCBB, Crested may find it difficult, if not impossible, to raise capital for a separate business plan.  In addition, because USE and Crested have the same economic interest in the molybdenum project, the companies would be competing for investment capital needed for this project.

•
Trading volume in Crested’s stock has been small in relation to the number of shares held by the minority shareholders and this condition is not expected to change.  As a result, sales by the minority shareholders of any significant portion of their Crested shares likely would cause the price to decrease substantially.  USE is traded on the Nasdaq Capital Market and historically has much greater stock trading volume.

•	USE has employees, greater financial resources than Crested, and as a Nasdaq listed company, has better access to the capital markets.

•	Given USE’s consolidated 70.1% ownership of Crested, the Crested board of directors did not consider it feasible to consider seeking another company to acquire Crested.

•
The Crested board of directors did not attempt to quantify or otherwise assign relative weight to the foregoing factors in reaching its determination, and individual directors may have given different weight to the factors. The Crested board of directors viewed its approval and recommendation as being based on the totality of the information and factors presented to and considered by it.  In reaching its decision, the Crested board of directors consulted with Crested management with respect to strategic and operational matters, and consulted with NTB with respect to the financial aspects of the transaction. Additionally, the Crested board of directors consulted Crested’s legal advisors with respect to the merger agreement and related issues.

Based on the information available, the Crested board of directors determined that the value to be received by the Crested minority shareholders in the merger is greater than that available to them in a liquidation, a combination with another entity, or with Crested remaining an independent entity.

Financial terms of the merger The Crested board of directors believes that the merger consideration is fair to the shareholders based upon Crested’s current financial condition and future prospects, as well as the current financial condition and the board’s perception of the future prospects of USE.  In arriving at this conclusion, the board of directors, together with Crested’s management and legal and financial advisors, evaluated the lack of strategic alternatives available to Crested.

The Crested board of directors also recognized that in December 2006, the merger consideration represented an approximate 12% premium over the average trading price of Crested’s common stock during preceding periods. The Crested board of directors also determined that the merger consideration fairly valued the cash and other assets on Crested’s balance sheet. In this regard, the Crested board of directors considered the information presented by, and the opinion of, NTB. See “Opinion of the Crested Financial Advisor – Neidiger, Tucker, Bruner, Inc.” below, and considered the updated opinion of NTB dated October 12, 2007 as confirming the fairness of the exchange ratio as originally determined.

Terms of the merger agreement and voting agreement The Crested board of directors considered the terms of the merger agreement, including the nature and scope of the closing conditions.  The board also considered the potential for incurring a termination fee in the event of a termination of the merger agreement under certain circumstances.  While this fee is small in relation to similar fees in other merger transactions, it is potentially significant given Crested’s limited financial resources, and this provision might discourage third parties from seeking to acquire Crested.

The board took into account the other termination provisions of the merger agreement, which were the subject of negotiations between the parties and which would permit either party to terminate the merger agreement without cause, including the provision that allows either party to terminate if the relative stock prices of the companies varies more than 20%.

In addition, the Crested board considered the terms of the voting agreement between USE and certain of its affiliates who own Crested stock, and Crested.  The Crested board considered it important that USE and those affiliates vote in line with the vote of the holders of a majority of the minority Crested shares.

Strategic Alternatives.  Other than the merger, the Crested board of directors believed that the only strategic alternatives available to Crested were to liquidate or remain a stand-alone public company and seek to grow.

Liquidation  The Crested board of directors considered a voluntary dissolution and liquidation of its assets as an alternative to the merger.  Dissolution would require approval by the holders of a majority of Crested’s shares, including the shares held by USE.  If approval were obtained, Crested would have to cease doing business except to liquidate assets, pay creditors, and distribute remaining assets to all shareholders.  During the wind up phase, it is possible that Crested would have to continue filing periodic reports with the SEC, and if it didn’t have the funds to pay these compliance costs, it might be relying on USE to pay the costs, as well as other general and administrative expenses.

Whether USE would vote in favor of a liquidation is not known to the Crested board.  The Crested board also considered the fact that even if USE approved of a liquidation, the amount Crested might obtain from liquidating assets (for example, it’s 50% interest in the molybdenum properties) is unknown.  In addition, an attempted sale of the 50% interest in the molybdenum properties might not be possible under the existing agreement between Kobex Resources Ltd., USE, and Crested.  It is possible that buyers could not be located, or if located, the price would be unrealistically low compared to the value Crested minority shareholders may receive by owning shares in USE after the merger, with USE continuing to develop value from 100% of the two companies’ assets, including the molybdenum property.

Continuing as an independent public entity.  The other strategic alternative considered by the Crested board was for Crested to remain an independent entity.  For Crested to realistically continue to operate as an independent entity for the benefit of all its shareholders, it would have to grow significantly.  This would require hiring officers and employees, and potentially setting up an office outside of USE’s headquarters that the USECC Joint Venture owns.  If Crested moved out of the headquarters, USE would have to either rent or purchase Crested’s one-half ownership in the building.  Crested would also have to seek new opportunities for developing and executing a business plan that is not reliant on USE.

Even with its share of the proceeds, after retiring debt to USE, from the sale of the uranium assets to Uranium One, Crested likely may not have enough capital to continue as an independent public company, and additional funding for a new untested business plan would be difficult if not impossible to obtain.

The Crested board acknowledges the risks related to its minority shareholders owning USE shares: USE historically has relied on transaction-based revenues; its operations require locating and successful working with industry partners; and protracted downturns in mineral commodity prices can delay realizing value from significant investments.  However, Crested faces the same risks.  On balance, the Crested board concluded that the benefits of combining with USE greatly outweigh the strategic alternatives.  This explanation of the Crested board of directors’ reasons for the merger and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the caption “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS” in this proxy statement/prospectus. The Crested board of directors also considered the fact that some members of the board of directors and of Crested management may have interests in the merger that are different from those of Crested shareholders generally. See “THE MERGER—Crested’s Directors and Officers Have Financial Interests in the Merger” and “—Indemnification” in this proxy statement/prospectus.

At a meeting held on January 23, 2007, after due consideration and consultation with its financial and legal advisors, all Crested directors (including the independent directors) determined that the merger agreement and the transactions contemplated thereby were advisable, fair to and in the best interests of Crested and its shareholders, including the minority shareholders, adopted the merger agreement, and recommended that Crested shareholders vote to adopt the merger agreement.  On October 12, 2007, all Crested directors reaffirmed the proceeding, taking into account the updated opinion from NTB.

  Opinion of the Crested Financial Advisor – Neidiger, Tucker, Bruner, Inc.

Under an engagement letter dated October 25, 2006, Crested engaged Neidiger, Tucker, Bruner, Inc. to, among other things, render an opinion to the Crested board of directors that, as of the date of the opinion, the exchange ratio of 1 USE share for each 2 Crested shares held by the Crested minority shareholders in the merger agreement is fair and reasonable from a financial point of view to the minority shareholders.  On December 20, 2006, NTB orally advised a meeting of the Crested board held that day that NTB was prepared to issue its opinion, and the written opinion, dated January 22, 2007, was delivered to the special committee of the Crested board on January 23, 2007.  NTB’s opinion is based upon and subject to the matters reviewed with the special committee of the Crested board of directors and set forth in its opinion.  At the request of the Crested board of directors, NTB updated its opinion as of October 12, 2007, and confirmed the fairness of the exchange ratio as fair and reasonable to the Crested minority shareholders from a financial point of view.  In this discussion, "NTB's opinion" refers to the opinion as of October 12, 2007.

NTB, as part of its investment banking service, is regularly engaged in the valuation of businesses, securities and assets in connection with mergers, acquisitions, underwritings, sales and distribution of securities, private placements and valuations for estates, and for corporate and other purposes.

This description of NTB’s opinion is qualified by reference to the full text of the opinion included as Appendix C.  Crested shareholders are urged to read the Neidiger, Tucker, Bruner, Inc. opinion in its entirety.

NTB’s engagement and its opinion are directed to and for the benefit of the special committee of the Crested board of directors in connection with its consideration of the merger.  It addresses only the fairness of the merger consideration to the Crested minority shareholders from a financial point of view as of the date of the opinion.  It does not address the merits of the proposed merger compared to the liquidation of Crested or Crested remaining an independent company.  The opinion does not address the merits of the underlying decision by Crested to engage in the merger.  NTB expresses no opinion or recommendation as to how the Crested shareholders should vote.  Crested has paid NTB a cash financial advisory fee.

The NTB opinion is necessarily based on market and other conditions as in effect on, and the information made available to NTB, as of the date of its opinion.  It should be understood that subsequent developments may affect the conclusion expressed in the opinion and that NTB assumes no responsibility for advising any person of any change in any matter affecting the opinion, or for updating or revising it based on circumstances or events occurring after its date.  In rendering its opinion, NTB was not authorized to solicit, and did not solicit, third-party indications of interest in acquiring all or a part of Crested or engaging in a business combination or any other strategic transaction with Crested.

In the course of performing its review and analyses in rendering its opinion, NTB:

•	Reviewed Crested and USE audited financial statements and annual 10-K filings with the SEC for the fiscal years ended December 31, 2003, 2004, 2005 and 2006.

•
Reviewed Crested and USE unaudited financial statements and quarterly 10-Q filings with the SEC for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, March 31, 2007, and June 30, 2007.

•	Conducted discussions with certain members of management of USE and Crested.

•
Reviewed the Preliminary Analysis Presentation to USE prepared by navigant Capital Advisors, LLC, dated November 28, 2006 and revised November 30, 2006.  Reviewed the fairness Analysis presented to USE by Navigant Capital Advisors, LLC dated October 12, 2007.

•	Reviewed the list of outstanding employee stock options and warrants issued by Crested and USE as provided by management.

•	Reviewed the financial condition and past operating results of Crested and USE.

•	Reviewed the Merger Agreement dated January 23, 2007 and the First Amendment to Agreement and Plan of Merger dated July 31, 2007 by and among USE and Crested.

•	Reviewed other publicly available information for both Crested and USE.

•	Conducted such other studies and analyses as deemed appropriate by NTB.

NTB relied on the accuracy and completeness of the financial and other information provided by Crested, and the information provided by Crested’s management.  NTB did not make an independent verification of such information.  NTB relied upon the accuracy and completeness of the foregoing information, and did not assume any responsibility for and did not conduct any independent verification of this information. In addition, NTB did not conduct any independent valuation or appraisal of the assets or liabilities of Crested or concerning its solvency or fair value, and NTB was not provided with any such valuation or appraisal.

In rendering its opinion, NTB assumed that the merger would be consummated on the terms described in the merger agreement without any waiver of any material terms or conditions. NTB also assumed that obtaining or not obtaining necessary regulatory approvals for the merger would not have an adverse effect on Crested or the combined USE or the contemplated benefits of the consummation of the merger. NTB did not express any opinion as to tax or other consequences that might result from the merger, nor did its opinion address any legal, tax, regulatory or accounting matters, as to which NTB understood that Crested had obtained or would obtained such advice as it deemed necessary from qualified professionals.

NTB and the Crested Special Committee mutually reached a decision on the amount of consideration that would be deemed reasonable.

NTB did not express any opinion as to the price at which shares of Crested or USE may trade in the future.

Opinion of the USE Financial Advisor – Navigant Capital Advisors, LLC

The following is a summary of the material financial and comparative analyses that were performed by Navigant Capital in connection with rendering its opinion to the board of directors of U.S. Energy Corp. The summary of is not a complete description of the analyses.  The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances, and, therefore, is not readily susceptible to summary description.  In arriving at its opinion, Navigant Capital considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered.  Rather, Navigant Capital made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

Navigant Capital acted as USE’s financial advisor in connection with the proposed merger, pursuant to an engagement letter dated as of October 6, 2006, and USE has paid Navigant Capital a customary fee.  The USE board of directors selected Navigant Capital as its financial advisor based on Navigant Capital’s qualifications, expertise, reputation and professional experience.  Navigant Capital is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, private placements and valuations for corporate and other purposes.

Navigant Capital delivered to USE a written opintion dated January 23, 2007.  That opinion was updated and reissued as of October 12, 2007.  The full text of Navigant Capital’s October 12, 2007 written opinion to the USE board of directors is attached as Appendix D and is referred to in the following discussion as "Navigant Capital's opinion.".  You should read Navigant Capital’s opinion carefully.  The opinion is limited to the fairness, from a financial point of view, to the holders of USE common stock of the exchange ratio of one share of USE common stock for each two issued and outstanding shares of Crested common stock.  The opinion does not address the fairness of the exchange ratio to Crested or the minority shareholders of Crested.  Navigant Capital’s opinion does not constitute a recommendation to you on how to vote on the merger.

The following summary, which is qualified in its entirety by reference to the full text of Navigant Capital’s opinion, discusses the material terms of Navigant’s opinion.

In arriving at its opinion, Navigant Capital:

•
Reviewed USE’s and Crested’s audited financial statements included in their respective Annual Reports on Securities and Exchange Commission ("SEC") Form 10-K for the fiscal years ended December 31, 2002 through 2006 and their respective unaudited financial statements included in their respective Quarterly Reports on SEC Form 10-Q for the six months ended June 30, 2007, together with in each case the related Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Report;

•
Reviewed the January 23, 2007 Merger Agreement and the First Amendment effective July 31, 2007, including (a) Section 1.5 providing for the conversion of Crested common stock into the right to receive USE common stock based on the Exchange Ratio and (b) Section 1.6 providing for the cashless exercise at the effective time of the Merger of options to purchase Crested common stock outstanding under Crested’s Incentive Stock Option Plan and the conversion of such shares of Crested common stock into shares of USE common stock based on the Exchange Ratio;

•	Reviewed the Voting Agreement dated January 23, 2007 between USE, Crested and certain stockholders of Crested;

•
Reviewed certain internal financial and other data concerning the operations, financial condition and financial forecasts relating to the business, earnings, cash flow, assets, liabilities and prospects of USE and Crested prepared by management of USE;

•	Conducted discussions with members of management of USE concerning the matters described in the first four paragraphs above;

•	Visited certain facilities and business offices of USE and Crested;

•	Visited certain of USE’s and Crested’s properties;

•
Reviewed the executed Exploration, Development and Mine Operating Agreement between U.S. Moly, USE, Crested and Kobex Resources Ltd. dated April 3, 2007; Reviewed the executed Joint Venture Agreement by and between USE and Crested dated July 31, 1982 and subsequent amendment dated January 20, 1989;

•	Reviewed the list of outstanding employee stock options and warrants issued by USE and Crested as provided by USE;

•	Evaluated net asset approaches for USE and Crested as stand-alone entities;

•	Reviewed the terms of (i) recent mergers and acquisitions of companies in the sector and (ii) premiums paid in acquisitions of a diverse set of companies;

•
Reviewed the historical market prices, trading activity, and valuation multiples for USE’s and Crested’s publicly traded securities and compared them with those of certain publicly traded companies; and

•	Conducted such other studies, analyses and inquiries as Navigant Capital deemed appropriate.

In preparing its opinion, Navigant Capital assumed and relied upon, and did not independently verify, the accuracy and completeness of the information reviewed by it with respect to USE or Crested and did not assume any responsibility with respect thereto, and further relied upon the assurance of management of USE that it was not aware of any facts that would make such information inaccurate or misleading in any respect material to its analysis.  Navigant Capital did not make any physical inspection or independent appraisal of any of the properties or assets of USE, nor did it evaluate the solvency or fair value of USE under any state or federal laws related to bankruptcy, insolvency or similar matters.  Navigant Capital’s opinion was necessarily based on business, economic, market and other conditions existing as of the date of its opinion and could be evaluated by it at the date of the opinion.

With respect to the financial forecast information furnished to or discussed with Navigant Capital by USE, Navigant Capital assumed that such information was reasonably prepared and that it reflected the best currently available estimates and judgment of USE’s management as to the expected future financial performance of USE and Crested.  For purposes of its opinion, Navigant Capital assumed that USE and Crested were not involved in any material transaction other than the merger and those activities undertaken in the ordinary course of business.

Navigant Capital assumed that the merger would be consummated on the terms and conditions described in the merger agreement reviewed by Navigant Capital, without material delay, waiver, amendment or modification of any material term, condition or agreement therein, and that the definitive merger agreement would not differ in any material respect from the draft reviewed.

Based upon the foregoing and other statements in the opinion, and in reliance thereon, Navigant Capital’s opinion states that the exchange ratio is fair, from a financial point of view, to the shareholders of USE.

Navigant Capital’s opinion only addressed the matters specifically addressed thereby. Without limiting the foregoing, Navigant Capital’s opinion did not address: (i) matters that require legal, regulatory, accounting, insurance, tax or other professional advice; (ii) the underlying business decision of USE, its shareholders or any other party to proceed with or effect the merger; (iii) the fairness of any portion or aspect of the merger not expressly addressed in the opinion; (iv) the fairness of any portion or aspect of the merger to the holders of any class of securities, creditors or other constituencies of USE, or any other party other than those set forth in the opinion; (v) the relative merits of the merger as compared to any alternative business strategies that might exist for USE or the effect of any other transaction in which USE and Crested might engage; (vi) the tax or legal consequences of the merger to either USE, its security holders, or any other party; (vii) the degree to which the amount and nature of the compensation from the merger benefits any individual officers, directors, employees or class of such persons, relative to the benefits to the shareholders of USE; (viii) the likely price at which USE’s or Crested’s common stock will trade; or (ix) matters relating to the exercise or conversion of options issued  pursuant to Crested’s Incentive Stock Option Plan.  Navigant Capital was not engaged to initiate any discussions with third parties with respect to a possible acquisition or any other alternative transaction or to negotiate the terms of the merger, and Navigant Capital was not asked to, and Navigant Capital did not, offer any opinion as to the material terms of the merger agreement or the form of the merger.

Navigant Capital assumed that the merger will be consummated on the terms and conditions described in the merger agreement and amendment, without material delay, waiver, amendment or modification of any material term, condition or agreement therein.

Navigant Capital’s opinion does not address the relative merits of the merger or any alternatives thereto, the underlying decision of the board to proceed with or effect the merger, or any other aspect of the merger.  In furnishing its opinion, Navigant Capital does not admit that it is an expert within the meaning of the term “expert” as used in the Securities Act, nor does it admit that its opinion constitutes a report or valuation within the meaning of the Securities Act.

Navigant Capital employed generally accepted valuation practices and methods in preparing its opinion.  The following summarizes Navigant Capital’s material financial analyses used in developing its opinion. The summary does not constitute a complete description of Navigant Capital’s analyses and the factors it considered in preparing its opinion, including the assumptions and methodologies that underlie the analyses.  The preparation of an opinion regarding fairness, from a financial point of view, is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description.

No company, transaction or business used in Navigant Capital’s analyses as a comparison is identical or directly comparable to USE, Crested, or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical.  Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect values of the companies or the merger.

In performing its analyses, Navigant Capital made numerous assumptions with respect to financial conditions and other matters, many of which are beyond the control of Navigant Capital or USE.  Any estimates contained in the analyses are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. The analyses do not purport to be appraisals or to reflect the prices at USE’s assets actually could be sold.

Summary of Analyses Performed by Navigant

Navigant Capital’s principal analyses were a comparison of the relative stock prices of USE and Crested, a comparison of the ranges of fair market value of the equity of USE and Crested utilizing a net asset approach and premiums paid in similar transactions.  These analyses each suggested an “implied exchange ratio” of the number of Crested shares exchangeable into one USE share that would be supported by relative stock prices, and by the net asset approach.

In arriving at its opinion, Navigant Capital considered all of the analyses it performed and did not attribute any particular weight to any specific analysis nor did it reach a conclusion based on any single analysis. Consequently, no single analysis should be considered independently as it may lead to a misleading conclusion about Navigant’s opinion concerning the exchange ratio for the merger.

Stock Price Comparison  The simple average price of USE and Crested stock prices, as reported for the 30 days ended December 18, 2006, were $5.16 and $2.32, respectively, indicating an implied exchange ratio of 2.224 Crested shares for 1 USE share.  The volume weighted average prices for that period, using reported prices and trading volumes in each company’s stock, were $5.30 and $2.31, respectively, indicating an implied exchange ratio of 2.294 Crested shares for 1 USE share.

The simple average price of USE and Crested stock prices, as reported for the 60 days ended December 18, 2006, were $4.64 and $1.98, respectively, indicating an implied exchange ratio of 2.343 Crested shares for one USE share.  The volume weighted average prices for that period, using reported prices and trading volumes in each company’s stock, were $5.02 and $2.12, respectively, indicating an implied exchange ratio of 2.368 Crested shares for one USE share.

Since December 26, 2007, the two companies' stock prices have converged to the 2 for 1 exchange ratio.
proach to Equity Value.  The main properties owned by USE and Crested were discretely valued based on indications of cash flows associated with the agreements relating to USE’s and Crested’s mining properties, and discounting these cash flows at an
Net Asset Approach to Equity Value.  The main properties owned by USE and Crested were discretely valued based on indications of cash flows associated with the agreements relating to USE’s and Crested’s mining properties, and discounting these cash flows at an annual rate of 10%, and further discounting, for the underlying transaction risks, ranging from 10% to 20%, to account for the risks (i) due to the transactions having not yet been completed, (ii) associated with developing properties, and (iii) the credit risk of third parties.  The values of other assets and liabilities were based on book value or values represented by USE management.  Adjustments in these values were based on the judgment of Navigant Capital. This net asset approach discretely estimated the equity value of the companies.

As shown in the following table, the range of implied exchange ratios was from 1.909 to 1.929 Crested shares for one USE share.

Net Asset Approach	10% Project Completion Risk		15% Project Completion Risk		20% Project Completion Risk
	for Kobex Mining Agreement;		for Kobex Mining Agreement;		for Kobex Mining Agreement;
	10% SGMI share discount (1)		15% SGMI share discount (2)		20% SGMI share discount (3)
Ticker Symbol	USEG (4)	CBAG (4)	USEG (4)	CBAG (4)	USEG (4)	CBAG (4)
Shares Outstanding as of 10/5/07	20,912,000	17,183,000	20,912,000	17,183,000	20,912,000	17,183,000
Adjustment for Vested Options and Warrants	1,522,275	373,353	1,522,275	373,353	1,522,275	373,353
Diluted Number of Shares Outstanding	22,434,275	17,556,353	22,434,275	17,556,353	22,434,275	17,556,353

Value of Underlying Properties	$25,786,978	$19,920,134	$24,184,360	$18,643,451	$22,581,741	$17,366,768
Plus: Current Assets Including Cash (5)	64,680,602	35,341,533	64,680,602	35,341,533	64,680,602	35,341,533
Less: Current Liabilities ex-ST Debt (5)	2,445,890	2,916,451	2,445,890	2,916,451	2,445,890	2,916,451
Less: Total Debt (5)	-	-	-	-	-	-
Less: Other Accrued Liabilities (5)	(806,505)	894,373	(806,505)	894,373	(806,505)	894,373
Plus: Other Net Assets (5)	373,781	85,158	373,781	85,158	373,781	85,158
Equals: Fair Market Value of Equity	89,201,976	51,536,000	87,599,357	50,259,317	85,996,739	48,982,634
Plus: Adj for Cash Infusion from Exercise of O&W
Equals: Adjusted Fair Market Value of Equity	89,201,976	51,536,000	87,599,357	50,259,317	85,996,739	48,982,634

Plus: 70.9% of CBAG Net Assets	36,539,024		35,633,856		34,728,688
Equals: Adj FMV of USEG (Consolidated)	125,741,000		123,233,213		120,725,426

Adjusted Share Price	$5.60	$2.94	$5.49	$2.86	$5.38	$2.79

Percentage of CBAG Net Assets to Acquire 29.1%
Purchase Consideration		$14,996,976		$14,625,461		$14,253,947
Implied Exchange Ratio (rounded)		1.909		1.919		1.929

Notes

(1)	Assumes 10% transaction risk for KOBEX exploration, development and mine operating agreement and 10% illiquidity discount for the shares of SGMI.

(2)	Assumes 15% transaction risk for KOBEX exploration, development and mine operating agreement and 15% illiquidity discount for the shares of SGMI.

(3)	Assumes 20% transaction risk for KOBEX exploration, development and mine operating agreement and 20% illiquidity discount for the shares of SGMI.

(4)	Includes 50% of USECC assets and liabilities.

(5)	Valued at book value from 6/30/07 balance sheets.

Premiums Paid in Similar Transactions.  Navigant Capital also reviewed the terms and premiums paid in similar transactions over the past five years.  Some of the transactions involved companies in the minerals sector (uranium, and gold and silver) and other transactions involved companies in other industry sectors.  This analysis showed acquirors paid premiums over (or under) the 30 day trading average of the target companies’ stock price, ranging from 314% to -55% for uranium companies 14 transactions analyzed having an arithmetic mean of 72.5% and a median of 42%); 348% to -36% for gold and silver companies (63 transactions analyzed having an arithmetic mean of 60.3% and a median of 48%); and 114% to -62% for target companies in all industries (less than $1 billion deal size) in cases where a greater-than-70% majority owner purchased the remaining minority stake (15 transactions analyzed having an arithmetic mean of 27% and a median of 22%).

Decision of USE’s Board of Directors

In deciding to approve the merger agreement and to recommend approval of the merger, the USE board of directors (including the independent directors on the special committee) carefully considered Navigant Capital’s original opinion on the fairness of the 2:1 exchange ratio and the several analyses performed by Navigant Capital regarding the relative values of USE and Crested.  These same elements were taken in account by the board of directors in its review of Navigant Capital's October 12, 2007 opinion.  However, Navigant Capital’s opinion was one of several factors taken into consideration.

The board also considered the other factors described under “USE’s Reasons for the Merger.” Further, the board considered the possibility that the strategic alternative of Crested continuing as an independent company would not be successful, in which case the USE shareholders would not realize any value for the consolidated 70.1% stake held in Crested.

Board of Directors and Management of USE Following the Merger

There will be no change in the current directors and executive officers of USE following the merger.  The USE board is not under any obligation to, and does not intend to, appoint the Crested outside directors to the USE board.  The officers of Crested also serve as officers of USE, and those individuals will continue in service to USE.  USE may at some point in the future ask officers of Crested who are currently not on the USE board of directors to stand for election as directors of USE.

Information about the USE directors and officers, and compensation paid to such persons, can be found in USE’s proxy statement for the annual meeting which was held on June 22, 2007.  See “WHERE YOU CAN FIND MORE INFORMATION.”

Distribution of the Merger Consideration

Within five business days after the completion of the merger, USE will send a letter of transmittal and instructions to each Crested shareholder for use in (i) exchanging certificates representing shares of Crested for shares of USE (which will be in book-entry form unless a physical certificate is requested), and (ii) for those Crested shareholders owning 500 or fewer Crested shares, the option of receiving cash instead of USE shares; provided, that USE has the right to elect to pay such cash or issue shares to all such electing Crested shareholders.  USE will cause its transfer agent (Computershare Trust Company) to deliver USE shares to each Crested shareholder (or cash for  holders who decide to receive and USE agrees to pay cash), once it receives the properly completed transmittal materials together with such shareholder’s certificated or uncertificated Crested shares.

Certificated Crested shares may be delivered to USE up to six months after completion of the merger.  At the end of that period, in its discretion, USE may refuse to honor further requests for issuing USE shares.  USE will not be liable to anyone if merger consideration is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

If your certificate representing Crested shares has been lost, stolen or destroyed, you may receive the merger consideration if you give the exchange an affidavit to that effect.  USE may require you to post a bond in reasonable amount as an indemnity against any claim that may be made against USE with respect to the lost, stolen or destroyed certificate.

After completion of the merger, there will be no further transfers on the stock transfer books of Crested and all Crested shares presented to USE’s transfer agent  for any reason will be converted into the right to receive USE shares.

Public Trading Markets

USE common stock is listed on the Nasdaq Capital Market (“USEG”).  Crested common stock is listed on the Over-the-Counter Bulletin Board (“CBAG”).  If the merger is consummated, Crested stock will be delisted from the OTCBB and deregistered with the SEC under the Securities Exchange Act of 1934.  USE will use its reasonable best efforts to cause the merger consideration (the shares of USE issued in the merger) to be listed on Nasdaq.

Except for USE shares issued to any person who is deemed to be an affiliate of Crested, all the USE shares to be issued in the merger will be freely transferable under the Securities Act.

For information on the implied value of one Crested share on the day before the signing of the merger agreement, and a date prior to the distribution of this proxy statement/prospectus, please see “COMPARATIVE MARKET PRICES AND DIVIDENDS – Recent Closing Prices.”

USE Dividends

  USE declared a dividend of $0.10 per share on all outstanding shares of its common stock for all holders on the record date of July 6, 2007, payable on July 16, 2007.  Prior to the current dividend USE has only declared a dividend on one other occasion, November 1, 1990,  when it declared a 1 for 10 share dividend.  Management of USE does not currently anticipate any dividends to be paid in the near term future but anticipates retaining earnings to fund investments and business development.

Crested’s and USE’s Directors and Officers Have Financial Interests in the Merger

Those executive officers and directors of Crested that hold options to buy Crested shares underlying options may be deemed to have financial interests in the merger that are in addition to their financial interests as current shareholders of Crested.  The Crested board of directors was aware of these financial interests and considered them, among other matters, in approving the merger agreement.  The officers and directors of USE who do not serve Crested also hold Crested options.

If at the special meeting the merger is approved by the holders of a majority of the minority Crested Shares, then, immediately prior to that consummation, those officers, directors, and employees of USE  (and a recently-retired officer, Daniel P. Svilar) who elect to exercise their options under the Crested incentive stock option plan, will receive shares of Crested.  The exercise of options would be by a “cashless exercise” method, using the Crested $2.32 stock price at December 21, 2006, resulting in the issuance of a total of 394,398 Crested shares.

In addition, the merger agreement provides that if the merger is consummated, then Crested would pay the income taxes which would be owed by those persons who exercise (by cashless method) their Crested options which are nonqualified (the “Crested NSOs”).  Additionally Crested has agreed to pay the income taxes 15,000 forfeitable shares of Crested common stock which were issued in 1990 to Mr. Lorimer.  As a result of the merger, these forfeitable Crested shares will be converted into 7,500 shares of USE on the same ratio of 2:1 pursuant to the Merger Agreement.  The 7,500 shares of USE will be subject to a Lock-up Agreement not to sell the shares until retirement, total disability or death.  This provision was approved by the independent directors of Crested.

The amount of tax which would be owed by such persons will depend on the market prices for USE and Crested stock when the merger is closed.  Assuming market prices for USE of $4.74 and Crested of $2.32, the total income tax which would be paid by Crested for all such persons would be approximately $268,700.  Such persons include the officers and directors in service to USE, a retired USE director (Don C. Anderson); and a recently-retired USE and Crested officer (Daniel P. Svilar);.  Further to USE’s Compensation Committee’s objective of compensating current officers with equity to further motivate them to stay in service, the Compensation Committee recommended (and the USE Board of Directors has mandated) that all of the officers of USE sign lockup agreements not to sell (until retirement, death or disability) any of the USE stock they receive in exchange for the Crested stock they receive on cashless exercise of the Crested NSOs, and, for Steven R. Youngbauer, those shares he would receive on cashless exercise of his qualified options (even though he will not recognize income on exercise of such options).

The following table shows the amount of Crested options held by officers and directors of USE and the number of shares which will be issued to each such person if the merger is consummated.

	Name		CRESTED Options	CRESTED Shares Upon Cashless Exercise	USE Shares After Merger
	Officers and Directors of USE and Crested
	Harold F. Herron	(1)	200,000	52,586	26,293
	Keith G. Larsen	(2)	200,000	52,586	26,293
	Robert Scott Lorimer	(3)	200,000	52,586	26,293
	Steven R. Youngbauer	(4)	50,000	13,147	6,574
			650,000	170,905	85,453

	Officer and Directors of USE only
	Mark J. Larsen	(5)	200,000	52,586	26,293
	Michael T. Anderson	(6)	30,000	7,888	3,944
	Michael H. Feinstein	(6)	30,000	7,888	3,944
	H. Russell Fraser	(6)	30,000	7,888	3,944
			290,000	76,250	38,125

	Prior Officers and Directors
	Don Anderson	(7)	30,000	7,888	3,944
	Daniel P. Svilar	(8)	200,000	52,586	26,293
			230,000	60,474	30,237

			1,170,000	307,629	153,815

(1)	Serves as Co - Chairman, President and Director of Crested. Also serves as Sr. Vice President and Director of USE
(2)	Serves as Co-Chairman and Director of Crested. Also serves as Chairman and CEO of USE as a Director of Crested
(3)	Serves as CFO, Treasurer and Vice President of Finance for Crested and USE. Also serves
(4)	Serves as General Counsel and Secretary for Crested and USE
(5)	Serves as President, COO and Director of USE
(6)	Serves as Director of USE
(7)	Served as a Director of USE until retirement in January of 2007
(8)	Served as General Counsel and Secretary of USE. Also served as a Director Crested and as a
	Director and General Council of Crested until retirement on January 12, 2007

  The USE shares will be issued based on the same 2:1 exchange ratio as applies to Crested’s minority shareholders.

Indemnification and Insurance

The merger agreement provides that, for six years following consummation of the merger, USE will indemnify and hold harmless, the directors and officers of Crested (with respect to claims arising from facts or events relating to the merger and occurring prior to consummation of the merger), to the fullest extent permitted by USE’s articles of incorporation and bylaws, and Wyoming law.  This indemnification extends to Mike Zwickl and Kathleen Martin, independent directors of Crested and special committee members, who will not become directors of USE.  USE will obtain a rider to its current policy of directors’ and officers’ liability insurance to cover such claims against such persons once the merger is completed.

THE MERGER AGREEMENT

The following summarizes certain provisions of the agreement and plan of merger, as amended, and the merger which are not summarized elsewhere.  The summaries are qualified in their entirety by reference to the complete text of the agreement and plan of merger which is incorporated by reference into the prospectus and attached as Appendix A.  Please read the entire merger agreement.

Representations and Warranties

The merger agreement contains representations and warranties by USE and Crested, some of which reflect negotiations between the parties and which are customary in transactions of this type.   The representations and warranties are solely for the benefit of the parties to the merger agreement and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, and disclosure schedules to the merger agreement.  Accordingly, some of the representations and warranties may not describe the actual state of affairs after the date of the merger agreement, and you should not rely on them as statements of fact.

Closing and Effective Time of the Merger

Closing.  The closing of the merger will take place on the first business day following the date on which all closing conditions set forth in the merger agreement have been either satisfied or waived (other than any conditions which by their terms cannot be satisfied until the closing date) or such other time as agreed to in writing by USE and Crested.  We currently expect to complete the merger in the fourth quarter of 2007.

Effective Time.  The merger will be effective upon the filing of (a) a statement of merger executed in accordance with the relevant provisions of the Colorado Corporations and Associations Act with the Secretary of State of the State of Colorado, and (b) articles of merger executed in accordance with the relevant provisions of the Wyoming Business Corporations Act with the Secretary of State of the State of Wyoming.  The effective time may be a later date than when both filings have been made, if a later time is specified in the filings by USE and Crested.

No Solicitation of Takeover Proposals.

The merger agreement provides that, until its termination, Crested will not, and will not permit any of its subsidiaries or any of its or its subsidiaries’ officers, directors or employees, or any investment bankers, attorneys or other advisors or representatives to, directly or indirectly, (i) solicit, initiate, or encourage any inquiries relating to, or the submission of, any Takeover Proposal (as defined below), (ii) approve or recommend any Takeover Proposal, accept any Takeover Proposal or enter into any letter of intent, agreement in principle or agreement with respect to any Takeover Proposal (or resolve to or publicly propose to do any of the foregoing) or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any Takeover Proposal.

Despite this general prohibition on activities with respect to a Takeover Proposal, Crested or its board of directors may take and disclose to Crested’s shareholders a position with respect to a tender offer by a third party pursuant to the SEC’s Rules 14d-9 and 14e-2 promulgated under the Exchange Act, provided that the board may not recommend that the shareholders tender their Crested common stock in connection with any such tender or exchange offer unless the board determines in good faith:

•	after consultation with its financial advisors and outside counsel, that failing to take such action would reasonably be expected to constitute a breach of the fiduciary duties of the board; and

•	that the Takeover Proposal is a “Superior Proposal” (as defined below).

In addition, if, prior to the special meeting of Crested shareholders relating to approval of the merger, Crested received an unsolicited bona fide written Takeover Proposal from a third party that the board determined in good faith (after receiving the advice of a financial adviser of nationally or regionally recognized reputation) is reasonably likely to be a Superior Proposal, Crested and its representatives would be permitted to conduct such discussion or provide such information as the board determines. Moreover, the board would have to determine in its good faith judgment those actions which it would be required to take in order to comply with its fiduciary duties. Crested has agreed that, prior to providing any information or data to, or entering into any negotiations or discussions with, any such third-party or making any such recommendation in connection with a proposal or offer for a Takeover Proposal, it will receive from such third-party an executed confidentiality agreement.

Crested has agreed to promptly notify USE if it receives any Takeover Proposal, including the identity of the party submitting such proposal, and to provide USE, no later than 24 hours after receipt, with the material terms, conditions and other aspects of any inquiries, proposals or offers with respect to, or which could reasonably be expected to lead to, a Takeover Proposal, and of any modifications or revisions to the terms of the Takeover Proposal.

“Takeover Proposal” means any proposal or offer (whether or not in writing and whether or not delivered to the shareholders of Crested generally) for a merger or other business combination, reorganization, share exchange, recapitalization, liquidation, dissolution or similar transaction involving Crested or any of its subsidiaries or to acquire in any manner (including by tender or exchange offer), directly or indirectly, a 25% or more equity interest in, any voting securities of, or assets (including equity interests in other entities) of Crested and its subsidiaries having an aggregate value equal to 10% or more of Crested’s net asset value, other than the transactions contemplated by the merger agreement.

“Superior Proposal” means any unsolicited bona fide written Takeover Proposal which:

(1) contemplates

(A)           a merger or other business combination, reorganization, share exchange, recapitalization, liquidation, dissolution, tender offer, exchange offer or similar transaction involving Crested as a result of which Crested’s shareholders prior to such transaction in the aggregate cease to own at least 20% of the voting securities of the ultimate parent entity resulting from such transaction; or

(B)           a sale, lease, exchange, transfer or other disposition (including, without limitation, a contribution to a joint venture) of at least 10% of the value of the net assets of Crested and its subsidiaries, taken as a whole; and

(2) is otherwise on terms which Crested’s board of directors determines after consultation with its financial advisor and outside legal counsel,

(A)           would result in a transaction that, if consummated, is more favorable to Crested’s shareholders from a financial point of view than the merger or, if applicable, any proposal by USE to amend the terms of the merger agreement taking into account all the terms and conditions of such proposal and the merger agreement; and

(B) is reasonably capable of being completed without undue delay.

Conditions to the Completion of the Merger

In addition to the satisfaction immediately prior to completion of the merger of customary representations and warranties made by each party in the merger agreement, there are specific conditions which must be satisfied or waived to complete the merger.  If the conditions are not satisfied or waived, to the extent permitted by law, the merger will not occur, and each of USE and Crested may lose some or all of the intended benefits of the merger.  If these conditions have been satisfied (or waived), USE will (pursuant to the voting agreement with Crested) vote its shares consistent with the vote of the holders of a majority of the minority Crested shares.  Certain conditions are:

•
there is no temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition in effect preventing the completion of the merger;

•	USE’s shares to be issued in the merger have been approved for listing on Nasdaq, subject to official notice of issuance;

•	the merger agreement is adopted by the holders of a majority of minority shares of Crested;

•	holders of not more than 200,000 Crested shares have not dissented from the merger; and

•	certain legal and tax opinions are delivered.

Conduct of Business of Crested and USE Pending the Merger

Pursuant to the merger agreement, Crested and USE each have agreed that, prior to the Effective Time, except as otherwise agreed to by the other party in writing (which agreement will not be unreasonably withheld) or except in connection with the transactions contemplated by the merger agreement, each will, and will cause each of its subsidiaries to, conduct its business in the ordinary and usual course and in a manner consistent with past practice, and will use all reasonable efforts to maintain beneficial business relationship and good will with suppliers, contractors, distributors, customers, licensors, licensees and others having business relationships, and keep available the services of its current key officers (and in the case of USE, its key employees).  “Ordinary and usual course of business” include the activities contemplated by the agreement with Kobex Resources Ltd. and the acquisition of mineral properties.  In addition, Crested (but not USE) has agreed not to issue or acquire any of its common stock or issue securities convertible into common stock (except for the issuance of common stock on exercise of options outstanding under Crested’s incentive stock option plan).

•
Each of the companies in addition have agreed not to enter into or modify material agreements, or amend their articles of incorporation or bylaws, or permit their subsidiaries to do so.  Excepted from this agreement would be modifications to the agreement with Kobex (so long as such modifications are of equal application to each of USE and Crested).

Termination and Termination Fees; Payment of Fees and Costs Generally

The merger agreement may be terminated before the special meeting, or after the special meeting even if the minority shareholders of Crested have approved the merger agreement, under specific conditions:

•	by either USE or Crested if the merger is not completed, through no fault of the terminating party, by December 31, 2007, although this deadline may be extended by mutual agreement;

•	by USE if the holders of a majority of the Crested minority shares do not approve the merger agreement;

•	by USE or Crested if any final and nonappealable legal restraint is issued having the effect of permanently restraining, enjoining or otherwise prohibiting the merger;

•
by USE if the Crested board of directors (or its special committee) withdraws, modifies or amends its approval or recommendation in favor of the merger or recommends or approves to Crested’s shareholders a Takeover Proposal or resolves to do any of the foregoing, or otherwise breaches its obligations relating to the solicitation of Takeover Proposals (see below);

•	by USE if the holders of more than 200,000 Crested shares dissent from the merger;

•
by USE or Crested if, at any time before completion of the merger, USE’s closing stock price has been 20% more or  less than the 2 to 1 exchange ratio as applied to the Crested stock price, for two or more consecutive trading days;

•	by USE or Crested due to material uncovered breaches or failures to perform by the other party.

Crested has agreed to pay USE a termination fee equal to 50% of USE’s legal and financial advisory fees incurred in connection with the merger agreement (the “Termination Fee”) if the merger agreement is terminated by USE because (i) Crested’s board of directors (or any committee thereof) has withdrawn, modified or amended in any manner adverse to USE its approval of or recommendation in favor of the merger or recommended or approved a Takeover Proposal or resolved to do any of the foregoing; (ii) Crested breached its covenant in Section 5.9 of the merger agreement relating to the solicitation of Takeover Proposals; or (iii) Crested otherwise intentionally breaches the merger agreement.

•
USE has agreed to pay Crested (i) all of Crested’s legal and financial advisory fees if USE terminates the agreement because the holders of more than 200,000 Crested shares dissent from the merger; and (ii) 50% of Crested’s legal and financial advisory fees incurred in connection with the merger agreement if Crested terminates the agreement due to USE’s intentional breach of the agreement, even if all conditions to USE consummating the merger have been fulfilled.

In the event of termination, USE and Crested will have no obligations thereunder to each other except for payment of the Termination Fee or payment of Crested’s fees as described in the preceding paragraph.

•
Except as described above, and except for costs to mail this proxy statement/prospectus (to be shared equally), the parties will pay their own legal and financial advisory fees and costs related to the merger agreement.

THE VOTING AGREEMENT

At the same time USE and Crested signed the merger agreement, the companies and those officers and directors of USE who own shares of Crested, signed an irrevocable voting agreement (attached as Appendix B).  The voting agreement was signed as an inducement for Crested to sign the merger agreement.

Voting of Shares  Pursuant to the voting agreement, USE and the others who are party to it have agreed to vote (at the Crested special meeting) consistent with the vote of holders of a majority of the minority Crested shares, whether in favor of, or against, approval of the merger agreement, as well as any other matters required to be approved by the Crested shareholders at the meeting.  However, under the voting agreement, USE may elect to not vote in favor of the merger, even if it has been approved by the holders of a majority of the minority Crested shares, to the extent such election is permitted (see “THE MERGER AGREEMENT -  Conditions to the Completion of the Merger” above).

Under the voting agreement, USE and the others also have agreed to vote against any proposal at the meeting which would result in a breach by Crested of the merger agreement.  The others who are party to the voting agreement have agreed not to assert dissenters’ rights.  See “DISSENTERS’ RIGHTS” below.

The Crested shares subject to the voting agreement are:

	U.S. Energy Corp.		12,024,733
	Plateau Resources		60,000
	Sutter Gold		100,000

	Harold F. Herron	(1)	3,466
	Robert Scott Lorimer	(2)	15,000
	Daniel P. Svilar	(3)	147,850
	Kathleen Martin	(4)	41,722
	Mike Zwickl	(4)	14,203

			12,406,974

(1)	Mr. Herron serves as a director of USE and Crested, Sr. Vice President of USE and
	Co-Chairman and President of Crested
(2)	Mr. Lorimer serves as CFO/Treasurer and Vice President of Finance of USE and Crested
	and as a director of Crested
(3)	Mr. Svilar served as General Counsel and Secretary of USE and Crested and as a director
	of Crested until his retirement on January 12, 2007.
(4)	Serves as an Independent Director of Crested and on Special Committee of Crested for
	the USE - Crested merger.

The Crested shares not owned by USE will be exchanged for USE shares at the same 2:1 exchange ratio as applies to the minority Crested shareholders.  USE and the other shareholders have agreed not to transfer any of their Crested shares prior to the merger.

DISSENTERS’ RIGHTS

Under Article 113 of the Colorado Business Corporation Act (the “CBCA”), the Crested minority shareholders have the right to dissent from the merger and obtain payment of the fair value of their Crested shares if the merger is completed.  A copy of Article 113 is attached as Appendix E.  The following summarizes the steps that you must take to perfect your rights to dissent and be paid the fair value of your Crested shares.  If you fail to follow each step in a timely manner, as provided in Article 113, you will lose your right to be paid fair value for your Crested shares.

The summary only addresses some of the provisions of Article 113.  The summary is qualified in its entirety by the complete text of Appendix E.  Read it carefully.

First step to be taken by a dissenter.  If you desire to receive payment of the fair value for your shares, you must:

•	Cause Crested to receive, before the vote is taken at the special meeting, written notice of your intention to demand payment for your shares if the merger is completed; and

•	Not vote your shares in favor of the merger agreement.

Note that if you hold record ownership of the Crested shares you own beneficially, and you wish to dissent with respect to those beneficially owned shares, you must instruct your record holder (for example, your broker or bank, or, if your shares are held of record by a partnership or corporation, then that entity) to assert dissenters’ rights as to all of your shares held beneficially by the record holder.

Step to be taken by USE (sending a Notice to Dissenters).  If the merger is completed,

USE will give to each record shareholder who has given written notice of intent to demand payment (and who has not voted in favor of the merger agreement), a written dissenters’ notice along with a copy of Appendix E.  USE’s written dissenters’ notice will

(i)	state that the merger has been authorized and been completed as of a specific date;

(ii)	state that dissenters’ payment demands and stock certificates must be sent to USE;

(iii)	provide a form for demanding payment (which will request an address be provided where payment is to be made);

(iv)	set the date by which USE must receive the payment demand and certificates for the Crested shares (the date cannot be less than 30 days after USE gives its written dissenters’ notice);

(v)	require each beneficial owner and the record shareholder(s) of all shares owned beneficially to certify to USE that dissenters’ rights have been asserted as to all of the shares; and

(vi)
state that the first public announcement of the 2:1 exchange ratio was made on December 26, 2006 and that in the payment demand form (under (iii) above), each shareholder (or the beneficial owner if the shares are held by another record holder) must certify in writing whether the shares were acquired before or after December 26, 2006.

First step to be taken by a dissenter.  Within the time period set by USE in the dissenters’ notice, you must

(a)   Cause USE to receive a payment demand (USE will send you a form for this along with USE’s dissenters’ notice); and

(b)   Deposit the stock certificate(s) with USE.

Payment by USE.  If you have taken the first and second steps, then USE will pay you an amount it estimates is the fair value of your shares, plus interest, and send you financial information about USE, how it estimates the fair value, and other information.

Third step to be taken by a dissenter if dissatisfied with the payment.  If you don’t agree with USE’s estimate of value, send a notice to USE of your own estimate.

Judicial appraisal if payment demands are not resolved.  If payment demands are not resolved, USE will initiate a legal proceeding in the District Court, City and County of Denver, and the court will determine fair value of all the shares for which payment demands are not resolved, appointing appraisers to help the court make its decision, if appropriate.  If fair value is determined to be more than what was paid by USE, USE will pay the difference.

ACCOUNTING TREATMENT

The merger of Crested with and into USE will be accounted for in accordance with accounting principles generally accepted in the United States using the purchase method of accounting.  USE will establish a new accounting basis for the assets and liabilities of Crested based on their fair values, the value of the consideration deemed to be provided to Crested’s shareholders in connection with the merger and the costs of the merger.  USE will record as mining claims the excess of the consideration over the book value of Crested’s assets (including identifiable intangible assets) and liabilities which primarily represents the 30% of Crested’s 50% ownership of the Lucky Jack Molybdenum property near Crested Butte, Colorado.  A final determination of required purchase accounting adjustments, including the allocation of consideration to the assets acquired and liabilities assumed, based on their respective fair values, has not yet been made.  For financial reporting purposes, the results of operations of Crested will be included in USE consolidated statement of operations following the completion of the merger.  USE’s financial statements for prior periods will not be restated as a result of the merger.

MATERIAL UNITED STATES FEDERAL INCOME TAX
CONSEQUENCES OF THE MERGER

The following discussion sets forth the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of Crested common stock.  This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.  This discussion is based upon the Code, the regulations of the U.S. Treasury Department and court and administrative rulings and decisions in effect and available on the date of this proxy statement/prospectus, any of which may change, possibly retroactively.  Such a change could affect the continuing validity of this discussion.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Crested common stock who for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States or any state or political subdivision thereof;

•
a trust that (i) is subject to (a) the primary supervision of a court within the United States and (b) the authority of one or more United States persons to control all substantial decisions or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a United States person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) holds Crested common stock, the tax treatment of a partner generally will depend on the status of such partner and the activities of the partnership.  If you are a partner in a partnership holding Crested common stock, you should consult your tax advisors.

This discussion assumes that you, as a U.S. holder, hold your shares of Crested common stock as capital assets within the meaning of the Code.  This discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a financial institution;

•	a tax-exempt organization;

•	an S corporation or other pass-through entity;

•	an insurance company;

•	a mutual fund;

•	a dealer in stocks and securities, or foreign currencies;

•	a trader in securities who elects the mark-to-market method of accounting for your securities;

•	a holder of Crested common stock subject to the alternative minimum tax provisions of the Code;

•	a holder of Crested common stock who received his or her Crested common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	a holder that is not a U.S. holder, certain expatriates, or a person that has a functional currency other than the U.S. dollar;

•	a holder of options granted under any Crested benefit plan; or

•	a holder of Crested common stock who holds Crested common stock as part of a hedge against currency risk, a straddle or a constructive sale or a conversion transaction.

In General

Completion of the merger is conditioned on, among other things, the receipt by each of USE and Crested of tax opinions from Conrad Henderson LLC, that the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.  These opinions will be based on representation letters provided by USE and Crested to be delivered at the time of closing and on customary factual assumptions, and will assume that the merger will be completed according to the terms of the merger agreement.

USE and Crested have not and will not seek any ruling from the Internal Revenue Service regarding any matters relating to the merger, and as a result, there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the conclusions described herein.

Based on the above assumptions and qualifications and the representations provided by USE and Crested and on certain customary factual assumptions, all of which must continue to be true, accurate and complete in all material respects as of the completion of the merger, it is the opinion of Conrad Henderson LLC that the material U.S. federal income tax consequences of the merger will be as follows:

•
the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code and each of Crested and USE will be a party to the reorganization within the meaning of Section 368(b) of the Code;

•	subject to the paragraph captioned “Cash in Lieu of USE Shares” below, you will not recognize gain or loss upon exchanging Crested common stock for shares of USE common stock in the merger;

•	your aggregate tax basis in the shares of USE common stock that you receive in the merger will equal your aggregate tax basis in the Crested common stock you surrendered in the merger; and

•	your holding period for the shares of USE common stock that you receive in the merger will include your holding period for the shares of Crested common stock that you surrender in the exchange.

If you acquired different blocks of Crested common stock at different times and at different prices, any gain or loss will be determined separately with respect to each block of Crested common stock, and the shares of USE common stock you receive will be allocated pro rata to each such block of stock.  In addition, your basis and holding period in your shares of USE common stock may be determined with reference to each block of Crested common stock.

Cash in Lieu of USE Shares, Backup Withholding, and Reporting.   If pursuant to the merger (i) you own 500 or fewer Crested shares and you elect to receive cash equal to the value of the USE shares instead of USE shares, and (ii) USE decides to pay you and all other such electors cash instead of delivering USE shares, then you will generally recognize capital gain or loss on any cash received equal to the difference between the amount of cash received and your basis in the Crested shares.  Any such capital gain or loss will be a long-term capital gain or loss if you have held (or are treated as having held) your Crested common stock for more than one year at the time of the merger.

Holders of Crested common stock may be subject to information reporting and backup withholding on cash payments received.  You will not be subject to backup withholding, however, if you:

•	furnish a correct taxpayer identification number and certify that you are a U.S. person (including a U.S. resident alien) not subject to backup withholding on the substitute Form W-9 you will receive;

•	are a corporation and, when required, demonstrate that fact and otherwise comply with applicable requirements of the backup withholding rules; or

•	otherwise establish that you are exempt from backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your U.S. federal income tax liability, provided you furnish the required information to the Internal Revenue Service.  The backup withholding tax rate is currently 28%.

  If you receive shares of USE as a result of the merger, you will be required to retain records pertaining to the merger and you will be required to attach to your United States federal income tax return for the year in which the merger takes place a statement setting forth all relevant facts relating to the merger.  At a minimum, the statement must include (i) the shareholder’s tax basis in the Crested stock surrendered and (ii) the fair market value, as of the time of the effective date of the merger, of the USE common stock received in the exchange therefore.

Tax Consequences If the Merger Does Not Qualify as a Reorganization Under Section 368(a) of the Code

If the Internal Revenue Service determines that the merger does not qualify as a reorganization within the meaning of Section 368(a) of the Code and that determination is upheld, you would be required to recognize a gain or loss with respect to each share of Crested common stock surrendered in the merger in an amount equal to the difference between (i) the fair market value of any USE common stock (or cash if the cash in lieu of USE shares election is made and paid by USE), and (ii) the tax basis of the shares of Crested common stock surrendered in exchange therefore.  Such gain or loss will be a long-term capital gain or loss if you held the Crested stock for more than one year, and will be a short-term capital gain or loss if you held the Crested stock for one year or less. The amount and character of a gain or loss will be computed separately for each block of Crested common stock that you purchased in the same transaction. Your aggregate tax basis in the USE stock received in the merger would in this case be equal to its fair market value at the time of the closing of the merger, and the holding period for the USE stock would begin the day after the closing of the merger.

This discussion does not address tax consequences that may vary with, or are contingent upon, the individual circumstances of holders of Crested common stock and does not address the tax consequences to any foreign shareholder.  Moreover, it does not address any non-income tax or any foreign, state or local tax consequences of the merger.  Tax matters are very complicated, and the tax consequences of the merger to holders of Crested common stock will depend upon the facts of their particular situation.  Accordingly, we strongly urge holders of Crested common stock to consult with their tax advisors to determine the particular federal, state, local or foreign income or other tax consequences to them as a result of the merger.

COMPARISON OF SHAREHOLDERS’ RIGHTS
General

USE is a Wyoming corporation, and Crested is a Colorado corporation.  The rights of USE shareholders are governed by Wyoming law and the USE articles of incorporation and bylaws.  If the merger is completed, the rights of the Crested shareholders also will be governed by Wyoming law and the USE articles of incorporation and bylaws.

Comparison of Shareholders’ Rights

This table summarizes the material differences between the rights of USE shareholders under Wyoming law - the Wyoming Business Corporation Act (the “WBCA”) and the Wyoming Management Stability Act (the “WMSA”), and under USE’s articles of incorporation and bylaws, and the rights of Crested shareholders under Colorado law - the Colorado Business Corporation Act (the “CBCA), and under Crested’s articles of incorporation and bylaws.  This summary does not include all of the differences between Wyoming and Colorado law relating to the rights of shareholders of corporations, nor does it include all the differences between the governing documents of the companies.  The articles of incorporation and bylaws of the companies have been filed as exhibits to the Form S-4 registration statement of which this proxy statement/prospectus forms a part, and this summary is qualified in its entirety by reference to those exhibits.  Completion of the merger will not effect any change in the articles of incorporation or bylaws of USE.

	U.S. Energy Corp.	Crested Corp.
Classification and Election of Directors
As allowed by the USE articles of incorporation and the WBCA, the board of directors are divided into three classes, to be elected until the third succeeding annual meeting and until their successors have been duly elected or appointed and qualified or until death, resignation or removal.

Nominees in number equal to the seats to be filled, who receive a plurality of votes cast, are elected.  Shareholders may cumulate their votes: each holder may multiply the number of shares owned by the number of directors being elected, and distribute the resulting number of votes among nominees in any proportion that the holder chooses.

As allowed by the CBCA and the Crested articles of incorporation, the board of directors is divided into three classes, to be elected until the third succeeding annual meeting and until their successors have been duly elected or appointed and qualified or until death, resignation or removal.

At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has the right to vote.  Cumulative voting is not permitted.

Authorized Shares
The board of directors may issue an unlimited number of shares (which is permitted by the WBCA and is so provided in the USE articles of incorporation) of common stock ($0.01 par value), and 100,000 shares of preferred stock ($0.01 par value).  The board of directors may establish dividend, liquidation, voting and other rights of any series of preferred stock within the 100,000 shares authorized.

Under the Crested articles of incorporation, the board of directors may issue up to 100 million shares of common stock ($0.001 par value), and 100,000 shares of preferred stock ($0.001 par value).  The board of directors may establish dividend, liquidation, voting and other rights of any series of preferred stock within the 100,000 shares authorized.

Removal of Directors
As permitted by the WBCA and the USE articles of incorporation, directors may be removed by shareholders at a duly convened meeting called for the purpose of such removal. The notice for any meeting at which a director is proposed for removal must specifically state that purpose.
As permitted by the CBCA and the Crested articles of incorporation, directors may only be removed for cause.

	U.S. Energy Corp.	Crested Corp.
Vacancies on the Board of Directors
Vacancies are filled by the affirmative vote of the majority of the directors voting on such matter at a duly convened meeting, or in the event that the directors remaining in office constitute fewer than a quorum of the board, by the affirmative vote of a majority of all directors remaining in office, as allowed by the WBCA and by the USE bylaws.
Vacancies are filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, as allowed by the CBCA and by the Crested bylaws.
Number of Directors	Under the USE bylaws, the number of directors shall be seven (7).	The number of directors shall be seven (7), pursuant to the Crested bylaws.
Quorum for Shareholder Action	As permitted by the WBCA and the USE bylaws, a majority of the votes entitled to be cast on a matter represented in person or by proxy shall constitute a quorum at a meeting of shareholders.
As permitted by the CBCA and the Crested bylaws, a quorum for a shareholder meeting will exist if a majority of the outstanding shares of Crested entitled to vote are represented in person or by proxy.

Nomination of Candidates for Opposition Slate
Pursuant to the bylaws, any record shareholder for a shareholders’ meeting at which directors are to be elected may nominate directors for election at such meeting in opposition to the slate of candidates for which management has solicited proxies, only if a notice of intent to nominate such persons has been submitted to the Secretary of USE no later than 25 days and no more than 60 days prior to the meeting. Notices of intent to nominate must include specific information, and be followed by a completed questionnaire relating to the proposed nominee.

Neither the CBCA nor the articles of incorporation or bylaws of Crested have provisions regarding the submission of names for inclusion of non-management recommended persons for election to the board of directors.

	U.S. Energy Corp.	Crested Corp.
Shareholders’ Right to Demand a Meeting
As permitted by the WMSA and pursuant to the USE bylaws, special meetings for any purpose, unless otherwise prescribed by statute, may be called by the president or the board of directors and must be called by the president upon receipt of a written demand by the holders of 50% of the votes entitled to be cast at a proposed special meeting, setting forth the issues to be considered at the meeting.  The board of directors has the discretion to require that the issues for which a special meeting is demanded be considered at the following year’s annual meeting, if the demand is made within 180 days of the next annual meeting.

As permitted by the CBCA and pursuant to the Crested bylaws, special meetings for any purpose, unless otherwise prescribed by statute, may be called by the president or the board of directors, and shall be called by the president at the request of holders of not less than 10% of all outstanding shares of Crested entitled to vote at the meeting.

Matters Voted Upon at Meetings; and Votes Required
As permitted by the WMSA, USE’s bylaws provide that only the specific purposes stated in the notice of an annual or special meeting shall be considered at a meeting of shareholders. Written notice stating the location and time of the meeting must be delivered not less than ten and no more than sixty days before the date of the meeting to each shareholder of record entitled to vote at the meeting. A notice of special meeting, sent because it was demanded by 50% of all votes entitled to be cast at the meeting, shall state the purpose of the meeting and be delivered not more than 110 days before the special meeting date.

A description of the matters to be considered at special meetings of shareholders is required under the CBCA and the Crested bylaws, and only those matters may be then considered.  A description of purpose is not required generally by the CBCA for annual meetings (although a description of certain matters like removal of directors, a merger, etc., is required).  The Crested bylaws provide that written notice stating the location and time of the meeting, and in the case of a special meeting, the purpose of the meeting, must be delivered not less than ten and no more than fifty days before the date of the meeting to each shareholder of record entitled to vote at the meeting.

	U.S. Energy Corp.	Crested Corp.

Generally, under the WBCA, a matter is approved at a meeting if the number of votes in favor exceeds the number of votes opposed, unless the WBCA requires a different ratio (for example, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at the meeting at which a quorum is present and at least a majority of all votes entitled to be cast is required in the case of a merger proposal wherein the vote of USE shareholders is required).

Under the CBCA, once a quorum exists, action on a matter, other than the election of directors, is approved if the number of votes cast in favor exceeds the number of votes opposed. There are exceptions, such as a merger, where the favorable vote of a majority of all votes entitled to be cast is required.

Shareholder voting rights in certain transactions
Under the WMSA, USE cannot participate in a merger, consolidation or share exchange with a stockholder owning 15% or more of the voting stock of USE, for a period of three years after the stockholder comes to own that much stock, unless the transaction is approved by the board of directors and by the affirmative vote of the holders of two-thirds of the stock not owned by the 15% stockholder.
Colorado does not have a statute like the WMSA.

DESCRIPTION OF USE SECURITIES

Common Stock

USE is authorized by its articles of incorporation to issue an unlimited number of shares of common stock, $0.01 par value, and 100,000 shares of preferred stock, $0.01 par value.

Shares of common stock may be issued for such consideration and on such terms as determined by the board of directors, without shareholder approval.  Holders are entitled to receive dividends when and as declared by the board of directors out of funds legally available therefore.  There are no restrictions on payment of cash dividends.  It is anticipated that future earnings would be reinvested into operations and not declared as dividends on the common stock.

All holders of shares of common stock have equal voting rights. Holders of shares of common stock are entitled to one vote per share on all matters upon which such holders are entitled to vote, and further have the right to cumulate their votes in elections of directors.  Cumulation means multiplying the number of shares held, by the number of nominees to the board of directors, then voting the product among the nominees as desired.  Directors are elected by a plurality of the votes cast.  Pursuant to the articles of incorporation and as permitted by the Wyoming Management Stability Act, shares of common stock held by USE subsidiaries may be voted by such subsidiaries as determined by the board of directors of each, in elections of directors and other matters brought before shareholders.

Preferred Stock

General

Shares of preferred stock may be issued by the board of directors with such dividend, liquidation, voting and conversion features as may be determined by the board of directors without shareholder approval.  There are no shares of preferred stock outstanding, and, except for the Convertible Series A and Series P preferred stock (discussed below), no series has been established as of the date of this proxy statement/prospectus.

Convertible Series A

In June 2000, USE established the Series A preferred stock in connection with certain financings it was contemplating with its subsidiary RMG.  The total number of Series A Preferred shares to be issued was 1,000 with a per share sales price of $10,000 per share and 2,000,000 shares of common stock for issuance if all the authorized Series A Preferred Stock was sold and later converted into common stock of USE.  The Convertible Series A Preferred stock have no voting rights but have certain dividend rights.  As of July 15, 2007, no Convertible Series A Preferred stock was outstanding.

Series P

In September 2001, USE established the Series P preferred stock in connection with USE adopting, in September 2001, a shareholder rights plan (referred to below as the “plan”).  The plan was amended as of September 30, 2005, and the plan, as amended, was filed with the Securities and Exchange Commission.  For more information, please see “WHERE YOU CAN FIND MORE INFORMATION – Incorporation of Documents by Reference” below.

The following summarizes several of the principal features of the plan:

•
The purpose of the plan is to deter an unfairly low priced hostile takeover of USE, by encouraging a hostile party to negotiate a fair offer with the board of directors.  A “hostile takeover” is a transaction or a series of transactions with the objective of acquiring a controlling block of a company’s voting stock with a view toward selling assets or liquidating the company.   If a hostile takeover is commenced (or the board of directors is informed that such a takeover is about to be commenced), but subsequently a fair offer was negotiated between the hostile party and the board of directors, the plan would be terminated.

•
The rights trade with the common stock and are not separable therefrom.  However, no separate certificate for the rights would be issued unless and until there is a hostile takeover attempted, after which time separate and tradable rights certificates would be issued.

•
Under the plan, the holder of each share of common stock has the right to purchase (when the rights become exercisable) from USE one-one thousandth (1/1,000th) of one share of Series P preferred stock, at $200.00 for each one-one thousandth (1/1,000th) share Series P stock.  The rights are not exercisable unless and until a hostile takeover of USE is initiated with the aim of acquiring 15% of USE's voting stock.

•
If, before a hostile takeover is launched, the hostile party comes to agreement with the board of directors about price and terms and makes a "qualified offer" to buy the outstanding stock of USE (i.e. an offer which the USE board of directors deems is fair to all USE shareholders), then the board of directors may redeem (purchase) the rights for $0.01 each.  But, if a qualified offer is not agreed upon, then the rights become exercisable for Series P stock.  The Series P preferred stock, when issued on exercise of the rights, would be convertible into shares of USE common stock, which USE would issue at a price equal to one-half the market price of USE at that time.

EXPERTS

U.S. Energy Corp.

The consolidated balance sheets of U.S. Energy Corp. as of December 31, 2005 and 2006, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the three years ended December 31, 2006, set forth in U.S. Energy Corp.’s annual report on Form 10-K for the year ended December 31, 2006, which balance sheets and related statements are incorporated herein by reference.

The consolidated balance sheet at December 31, 2006 and related consolidated statements of operations, shareholders’ equity, and cash flows for the year then ended have been incorporated herein in reliance upon the report of Moss Adams, LLP independent registered accounting firm, upon the authority of said firms as experts in accounting and auditing.

The consolidated balance sheet at December 31, 2005 and related consolidated statements of operations, shareholders’ equity, and cash flows for each of the two years in the period ended December 31, 2005 have been incorporated herein in reliance upon the report of Epstein Weber & Conover, PLC, independent registered accounting firm, upon the authority of said firms as experts in accounting and auditing.

Crested Corp.

The balance sheets of Crested Corp. as of December 31, 2005 and 2006 and the related statements of operations, shareholders’ deficit, and cash flows for each of the three years ended December 31, 2006, set forth in this proxy statement/prospectus, have been included herein.

The consolidated balance sheet at December 31, 2006 and related consolidated statements of operations, shareholders’ equity, and cash flows for year then ended have been included herein in reliance upon the report of Moss Adams, LLP, independent registered accounting firm, upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheet at December 31, 2005 and related consolidated statements of operations, shareholders’ equity, and cash flows for each of the two years in the period ended December 31, 2005 have been included herein in reliance upon the report of Epstein Weber & Conover, PLC, independent registered accounting firm, upon the authority of said firms as experts in accounting and auditing.

The opinion of Conrad Henderson LLC as to the tax consequences of the merger to Crested shareholders, as set forth herein, is included herein in reliance upon the authority of said firm as experts in tax matters.

LEGAL MATTERS

The validity of the shares of U.S. Energy Corp. common stock to be issued in the merger will be passed upon by The Law Office of Stephen E. Rounds.  Davis Graham & Stubbs LLP has represented Crested Corp. as special counsel in connection with the merger.

WHERE YOU CAN FIND MORE INFORMATION

USE has filed with the Securities and Exchange Commission a registration statement on Form S-4 to register with the SEC the shares of USE common stock to be issued to the minority Crested shareholders in the merger.  This proxy statement/prospectus is part of the registration statement - a prospectus of USE and a proxy statement of Crested for the Crested special meeting.  The registration statement, including its exhibits and schedules, contains additional relevant information about USE and USE’s capital stock.  The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this proxy statement/prospectus.

In addition, USE and Crested file reports, proxy statements and other information with the SEC under the Exchange Act.  You may read and copy this information at the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C.  20549

You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C.  20549, at prescribed rates.  You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers, like USE and Crested, who file electronically with the SEC.  The address of the site is http://www.sec.gov. The SEC allows USE to “incorporate by reference” information into this proxy statement/prospectus.  This means that USE can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus or incorporated by reference subsequent to the date of this proxy statement/prospectus as described below.  Because the market value of the minority shares of Crested is less than $75 million, the SEC’s rules as to use of Form S-4 do not allow information about Crested to be incorporated by reference into this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the following documents that USE has filed with the SEC.  They contain important information about USE and its financial condition.

Incorporation of Documents by Reference

•	Annual Report on Form 10-K for year ended December 31, 2006.

•	Quarterly Report on Form 10-Q for the six months and quarter ended June 30, 2007.

•	Proxy Statement on Schedule 14A for USE Annual Meeting on June 22, 2007.

•	Current Reports on Form 8-K:

•	August 6, 2007: Amendment of Plan and Agreement of Merger for Crested Corp.

•	July 27, 2007: Final sale of sxr Uranium One shares.

•	July 5, 2007: Cash dividend, stock buy back program and update on Oil and Gas Exploration activities

•	June 27, 2007: Results of the Annual Meeting held June 22, 2007, Credit Facility for Sutter Gold Mining Inc. and changes to Company Bylaws.

•	June 4, 2007: TSX-V approval of the Exploration, Development and Mine Operating Agreement with Kobex Resources Ltd.

•	May 7, 2007: Amendment of the 8-K filed May 4, 2007.

•	May 4, 2007: Sale of uranium assets to sxr Uranium One Inc. including Pro Forma Financial Information, the approval of Compensation Committee recommendations and tax obligation.

•	April 9, 2007: Execution of formal Exploration, Development and Mine Operating Agreement with Kobex Resources Ltd.

•	February 23, 2007: Execution of Assets Purchase Agreement with SXR Uranium One Inc.

    •  February 5, 2007: Engagement of new independent accounting firm.

•  February 1, 2007: Termination of relationship with former independent accounting firm.

•	January 24, 2007: Termination of relationship with former independent accounting firm; execution of Merger Agreement with Crested Corp.; and appoint of new director and new officer.

•	January 8, 2007: Extension of time period for Exclusivity Agreement with SXR Uranium One Inc.

•	The Amended Rights Agreement relating to the shareholder rights plan, which Agreement is an exhibit to the Form 8-A12G/A filed with the SEC on November 17, 2005.

In addition, USE also incorporates by reference additional documents that USE may file with the SEC between the date of this proxy statement/prospectus and the date of the Crested special meeting pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act.  These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.  Nothing in this proxy statement/prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K or any exhibit thereto.

Further, USE incorporates into this proxy statement/prospectus all filings filed by USE with the SEC pursuant to the Exchange Act after the date of the initial filing of the Form S-4 registration statement and prior to effectiveness of the registration statement.  This paragraph shall not be included in the final rule 424 proxy statement/prospectus filed with the SEC after declaration of effectiveness of the registration statement.

USE has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to USE, and Crested has supplied all information in this proxy statement/prospectus relating to Crested.

Documents incorporated by reference are available from USE without charge, excluding any exhibits or schedules to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus.  Copies of all exhibits which are filed with the Form S-4, but not incorporated by reference, are available from USE or Crested without charge.  You can obtain copies of any of these documents by requesting them in writing or by telephone from U.S. Energy Corp., 877 N. 8th W., Riverton, Wyoming 82501, attention Robert Scott Lorimer, CFO/Treasurer.

Crested shareholders requesting documents must request them at least five business days before the special meeting in order to receive them before the special meeting.

Neither USE nor Crested has authorized anyone to give any information or make any representation about the merger or our companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated into this proxy statement/prospectus.  Therefore, if anyone gives you information of this sort, you should not rely on it.  If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you.  The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

CRESTED CORP. FINANCIAL STATEMENTS

The following pages F-1 – F-54 are the Financial Statements for Crested Corp. for the Six Months and Quarters ended June 30, 2007 and 2006 and the three years ended December 31, 2006.

CRESTED CORP.
BALANCE SHEETS
(Unaudited)
ASSETS

	June 30,	December 31,
	2007	2006
CURRENT ASSETS:
Cash and cash equivalents	$4,521,900	$3,236,600
Marketable securities
Held to maturity - treasury bills	20,093,700	--
Available for sale	11,205,000	--
Accounts receivable
Sale of marketable securities	3,111,600	--
Reimbursement of costs	--	72,200
Deferred tax asset	705,200	7,442,500
	39,637,400	10,751,300

INVESTMENT IN AFFILIATE	4,737,100	4,280,400

DEFERRED TAX ASSETS	96,300	91,300
	$44,470,800	$15,123,000

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Current debt to affiliate	$3,250,800	$13,277,200
Liabilities held for sale	--	1,204,900
Income taxes payable	10,404,100	--
	13,654,900	14,482,100

COMMITMENT TO FUND EQUITY INVESTEES	215,600	215,600

ASSET RETIREMENT OBLIGATION	53,000	51,000

COMMITMENTS AND CONTINGENCIES

FORFEITABLE COMMON STOCK, $.001 par value
15,000 shares issued, forfeitable until earned	10,100	10,100

SHAREHOLDERS' EQUITY
Preferred stock, $.001 par value;
100,000 shares authorized none issued or outstanding	--	--
Common stock, $.001 par value; 100,000,000 shares
authorized; 17,167,704
shares issued and outstanding	17,200	17,200
Additional paid-in capital	11,844,400	11,844,400
Unrealized loss	(1,309,700)	--
Retained earnings (accumulated deficit)	19,985,300	(11,497,400)
	30,537,200	364,200
	$44,470,800	$15,123,000

CRESTED CORP.
STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
REVENUES:	$--	$--	$--	$--

COSTS AND EXPENSES:
Accretion of asset retirement obligation	(24,000)	29,200	1,100	99,800
General and administrative	173,500	61,100	268,500	149,400
	149,500	90,300	269,600	249,200
LOSS FROM CONTINUING OPERATIONS	(149,500)	(90,300)	(269,600)	(249,200)

OTHER REVENUES AND (EXPENSES):
Interest	156,500	500	183,400	900
Loss on sale of marketable securities	(3,418,600)	(53,500)	(3,418,600)	(53,500)
Loss on exchange of Enterra Acquisition shares	--	(1,354,200)	--	(1,354,200)
Loss on valuation of derivatives	--	(16,100)	--	(223,600)
Gain on sale of uranium assets	55,905,400	--	55,905,400	--
Gain on sale of assets	400,000	--	400,000	--
Gain on foreign exchange	251,300	--	251,300	--
	53,294,600	(1,423,300)	53,321,500	(1,630,400)

INCOME (LOSS) BEFORE EQUITY LOSS,
AND INCOME TAXES	53,145,100	(1,513,600)	53,051,900	(1,879,600)

EQUITY IN LOSS OF AFFILIATE	(3,453,700)	(633,600)	(3,727,500)	(344,300)

INCOME (LOSS) BEFORE
INCOME TAXES	49,691,400	(2,147,200)	49,324,400	(2,223,900)

INCOME TAXES:
Current provision for	(10,532,600)	--	(10,404,100)	--
Deferred provision for	(7,437,600)	--	(7,437,600)	--
	(17,970,200)	--	(17,841,700)	--

NET INCOME (LOSS)	$31,721,200	$(2,147,200)	$31,482,700	$(2,223,900)

PER SHARE DATA
NET INCOME (LOSS) PER SHARE, BASIC	$1.85	$(0.13)	$1.83	$(0.13)

NET INCOME (LOSS) PER SHARE, DILUTED	$1.78	$(0.13)	$1.77	$(0.13)

BASIC WEIGHTED AVERAGE
SHARES OUTSTANDING	17,167,704	17,149,298	17,167,704	17,149,298

DILUTED WEIGHTED AVERAGE
SHARES OUTSTANDING	17,860,740	17,164,298	17,794,293	17,149,298

CRESTED CORP.
STATEMENTS OF CASH FLOWS
(Unaudited)

	For six months ended June 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$31,482,700	$(2,223,900)
Adjustments to reconcile net income (loss) to net cash
used in by operating activities:
Equity in loss of affiliate	3,727,500	344,300
Loss on exchange of Enterra units	--	1,354,200
Loss on sale of marketable securities	3,418,600	53,500
Proceeds from sale of trading securities	--	1,295,500
Gain on sale of assets	(400,000)	--
Gain on sale of assets to sxr	(55,905,400)	--
Gain on foreign exchange rates	(251,300)	--
Income taxes payable	10,404,100	--
Deferred income taxes	7,437,500	--
Noncash compensation	157,000	94,200
Change in valuation of derivatives	--	223,600
Accretion of asset retirement obligation	1,100	99,800
Change in accounts receivable	72,200	--
NET CASH PROVIDED BY
OPERATING ACTIVITIES	144,000	1,241,200

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of marketable securities	30,522,300	--
Proceeds from sale of fixed assets	25,000	--
Purchase of treasury bills	(20,093,700)	--
Investment in affiliate	(2,430,200)	(1,331,000)
NET CASH PROVIDED BY (USED IN)
INVESTING ACTIVITIES	8,023,400	(1,331,000)

CASH FLOWS FROM FINANCING ACTIVATES:
Net activity on debt to affiliate	(6,882,100)	1,413,600

NET INCREASE IN
CASH AND CASH EQUIVALENTS	1,285,300	1,323,800

CASH AND CASH EQUIVALENTS AT
BEGINNING OF PERIOD	3,236,600	95,100

CASH AND CASH EQUIVALENTS AT
END OF PERIOD	$4,521,900	$1,418,900

CRESTED CORP.
STATEMENTS OF CASH FLOWS
(Unaudited)

	For six months ended June 30,
	2007	2006

SUPPLEMENTAL DISCLOSURES:
Interest paid	$--	$--

Income tax paid	$--	$--

NONCASH INVESTING AND FINANCING ACTIVITIES:
Receipt of marketable securities from
the sale of assets	$49,700,300	$--

Unrealized loss	$1,309,700	$--

Exchange of Enterra Acquisition Shares for
Enterra Trust Units	$--	$3,315,300

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 (Unaudited)

1)      Basis of Presentation

The Balance Sheet as of June 30, 2007, the Statements of Operations for the three and six months ended June 30, 2007 and 2006 and Statements of Cash Flows for the six months ended June 30, 2007 and 2006 have been prepared by the Company without audit.  The Balance Sheet at December 31, 2006, was derived from financial statements audited by Moss Adams LLP, independent public accountants, as indicated in their report for the year ended December 31, 2006 (not included).  In the opinion of the Company, the accompanying financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to fairly present the financial position of the Company as of June 30, 2007 and the results of operations for the three and six months ended June 30, 2007 and 2006 and cash flows for the six months ended June 30, 2007 and 2006.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these financial statements be read in conjunction with the Company's December 31, 2006 Form 10-K.  The results of operations for the periods ended June 30, 2007 and 2006 are not necessarily indicative of the operating results for the full year.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates of reclamation expenses based on certain assumptions.  These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

2)      Recent Accounting Pronouncements

FIN 48   In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” (“FIN 48”) an interpretation of FASB Statement No. 109, “Accounting for Income Taxes.”  FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 requires that the Company recognize in its financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position.  FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods and disclosure.  The provisions of FIN 48 are effective beginning January 1, 2007 with the cumulative effect of the change in accounting principle recorded as an adjustment to the opening balance of retained earnings, goodwill, deferred income taxes and income taxes payable in the Balance Sheets.  The adoption of FIN 48 has no significant impact on the financial statements of the Company at June 30, 2007.

FAS 157   In September 2006, the FASB issued FASB Statement No. 157, “Fair Value Measurements” (“FAS 157”).  FAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  The provisions for FAS 157 are effective for the Company’s fiscal year beginning January 1, 2008.  The Company is currently evaluating the impact that the adoption of this statement will have on the Company’s financial position, results of operations or cash flows.

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 (Unaudited)
(continued)

SAB 108   In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”).  SAB 108 provides guidance on consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment.  SAB 108 is effective for fiscal years ending after November 15, 2006.  The adoption of SAB 108 did not have an impact on our financial statements.

SFAS 159   In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value.  SFAS 159 will be effective for us on January 1, 2008.  We are currently evaluating the impact of adopting SFAS 159 on our financial position, cash flows, and results of operations.

The Company has reviewed other current outstanding statements from the Financial Accounting Standards Board and does not believe that any of those statements will have a material adverse affect on the financial statements of the Company when adopted.

3)      Marketable Securities

The Company accounts for its marketable securities as (1) held to maturity, (2) available for sale and (3) trading.  The Company holds short-term securities which have maturities of greater than three months but less than one year from the date of purchase.  These securities are classified as held to maturity based on the Company's intent to hold such securities to the maturity date.  All held to maturity securities are U.S. Government securities and are stated at amortized cost, which approximates fair market value.  Income related to these securities is reported as a component of interest income.  The Company's available for sale securities are carried at fair value with net unrealized gain or (loss) recorded as a separate component of shareholders' equity.  If a decline in fair value of held to maturity securities is determined to be other than temporary, the investment is written down to fair value. Based on the Company's intent to sell the securities, its equity securities are reported as trading securities.

At June 30, 2007, the Company owned held to maturity and available for sale securities.

		Market	Unrealized
	Cost	Value	Loss

Held to maturity - treasury bills		$20,093,700

Available for sale securities
sxr shares	$12,844,900	$10,884,400	$1,960,500
Kobex shares	375,000	320,600	54,500
	$13,219,900	$11,205,000	$2,015,000

4)      Long Term Debt

Debt at June 30, 2007 and December 31, 2006, consists of debt payable to U.S. Energy Corp, (“USE”) of $3,250,800 and $13,277,200, respectively.  USE owns 70.9% of the Company’s outstanding stock.  This debt has been incurred as a result of USE funding the Company’s portion of joint operations and investments.  The entire debt to USE was retired as of July 31, 2007.

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 (Unaudited)
(continued)

5)      Other Comprehensive Income (Loss)

Unrealized gains and losses on investments are excluded from net income but are reported as comprehensive income on the Condensed Consolidated Balance Sheets under Shareholders’ equity.  The following table illustrates the effect on net income (loss) if the Company had recognized comprehensive income:

	Six months ending June 30,
	2007	2006
Net income/(loss)	$31,482,700	$(2,223,900)

Comprehensive loss from the
unrealized loss on marketable securities	(2,015,000)	--

Deferred income taxes on
stock options	705,300	--

Comprehensive income/(loss)	$30,173,000	$(2,223,900)

6)      Earnings Per Share

The Company presents basic and diluted earnings per share in accordance with the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share".  Basic earnings per common share is based on the weighted average number of common shares outstanding during the period.  Diluted earnings per share is computed based on the weighted average number of common shares outstanding adjusted for the incremental shares attributed to outstanding options to purchase common stock, if dilutive.  Potential common shares relating to employee options are excluded from the computation of diluted earnings (loss) per share, because they are anti-dilutive.  There were no anti-dilutive options at June 30, 2007.

7)      Stock Based Compensation

The Company's management adopted an Incentive Stock Option Plan (“ISOP”), which was approved by the Company’s shareholders on September 2, 2004.  2,000,000 shares of common stock are reserved for grant under the ISOP.  The number of shares so reserved will be automatically increased to equal 20% of the Company’s issued and outstanding shares of common stock.  As of June 30, 2007 a total of 1,700,000 options under the ISOP had been issued to officers and employees of the Company and USE and directors of USE.  These options were issued on June 10, 2005, have an exercise price of $1.71 per share and expire on June 9, 2015.

The Company has adopted the disclosure requirements of SFAS No. 123(R) "Accounting for Stock - Based Compensation - Transition and Disclosure".  No stock-based employee compensation cost is reflected in net income during the quarter ended June 30, 2007.  All options were previously fully vested.

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 (Unaudited)
(continued)

8)      Income Taxes

The income tax provision is different from the amounts computed by applying the statutory federal income tax rate to income from continuing operations before taxes. The reasons for these differences are as follows:

	Three Months	Six Months
	Ended	Ended
	June 30, 2007	June 30, 2007
Consolidated book income before income tax	$49,691,400	$49,324,400
Permanent differences	--	(205,400)
Taxable income before temporary differrences	$49,691,400	$49,119,000

Expected federal income tax expense (benefit) 35%	$17,320,200	$17,191,600

Increase (decrease) in valuation allowance
Deferred income tax provision (benefit)	$7,566,100	$7,437,600
Current tax provision (refund)	9,754,100	9,754,100
Total federal tax expense	17,320,200	17,191,700
State income tax net of fed benefit	650,000	650,000

Total provision	$17,970,200	$17,841,700

The components of deferred taxes as of June 30, 2007 and December 31, 2006 are as follows:

Current taxes payable at June 30, 2007 are comprised of $9,754,100 of federal income taxes and $650,000 of state income taxes.  This results in a current taxes payable of $10,404,100 at June 30, 2007.  There were no current taxes payable at December 31, 2006.

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 (Unaudited)
(continued)

The components of deferred taxes as of June 30, 2007 and December 31, 2006 are as follows:

	June 30,	December 31,
	2007	2006
Deferred tax assets:
Deferred compensation	$85,100	$81,000
Accrued reclamation	18,600	439,600
Tax basis in excess of book	705,200	--
Net operating loss carryforwards	--	6,976,600
Tax credits (AMT credit carryover)	--	44,200
Other	200	--
Total deferred tax assets	809,100	7,541,400

Deferred tax liabilities:
Book basis in excess of tax basis - Enterra Units	--	--
Depreciable assets	(7,600)	(7,600)
Total deferred tax liabilities	(7,600)	(7,600)

Net deferred tax assets	801,500	7,533,800
Valuation allowance	--	--
Deferred tax assets net of valuation allowance	$801,500	$7,533,800

A valuation allowance for deferred tax assets is required when it is more likely than not that some portion or all of the deferred tax assets will not be realized.  No valuation allowance is therefore provided at June 30, 2007 and December 31, 2006 as the Company believes that it is more likely than not that the deferred tax assets will be utilized in future years.

During the six months ended June 30, 2007, net current deferred tax assets decreased by $6,732,400.  After giving effect to $705,200 of tax benefit of unrealized losses, which was a credit to other comprehensive income, the Company recorded a deferred federal income tax expense in the amount of $7,437,600.  The decrease in net deferred tax assets was largely the result of the utilization of net operating losses and the accrued reclamation liabilities resulting from the sxr sale.

On January 1, 2007 the Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”).  Pursuant to FIN 48, the Company identified and evaluated any potential uncertain tax positions.  The Company has concluded that there are no uncertain tax positions requiring recognition in the financial statements.  As a result, the adoption of FIN 48 had no impact on the Company’s financial statements.

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 (Unaudited)
(continued)

The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense.  The Company had no accrued interest or penalties at June 30, 2007 or December 31, 2006.

The Internal Revenue Service has audited the Company’s and subsidiaries tax returns through the year ended May 31, 2000.  The Company’s income tax liabilities are settled through fiscal 2000.

9)      Sale of Marketable Securities

During the six months ended June 30, 2007, the Company sold (to a Canadian financial institution) 2,450,000 shares of sxr Uranium One for net proceeds (after commission and bulk sale discount) of $33,436,800.  An additional $3,111,600 was received July 2007 as a result of the settlement of a portion of this sale of securities which occurred in late June 2007.  The Company recorded a loss of $3,418,600 on the sale of the sxr Uranium One shares.

The Company, through its joint venture with U.S. Energy (“USECC”), also sold 750,000 shares of UPC during the six months ended June 30, 2007.  USECC received $722,800 in net cash proceeds and recorded a net gain of $387,300 on the sale of the UPC shares.  The Company recorded this income as part of the equity loss it recognized from USECC for the six months ended June 30, 2007.

10)     Asset Retirement Obligations

The Company accounts for the reclamation of its mineral properties and oil properties pursuant to SFAS No. 143, “Accounting for Asset Retirement Obligation.”  Under the provisions of this accounting statement, the Company records the estimated fair value of the reclamation liability on its mineral properties as of the date that the liability is incurred with a corresponding increase in the property’s book value. Actual costs could differ from those estimates.  The reclamation liabilities are reviewed each quarter to determine whether estimates for the total asset retirement obligation are sufficient to complete the reclamation work required.

The following is a reconciliation of the total liability for asset retirement obligations (unaudited):

Balance December 31, 2006	$51,000
Revaluation of liability	900
Accretion Expense	1,100
Balance June 30, 2007	$53,000

11)     Merger Agreement

On January 23, 2007, the Company and USE entered into a plan and agreement of merger (the “merger agreement”) for the proposed acquisition of the minority shares of the Company (approximately 29.1% is not owned by USE) and the subsequent merger of the Company into USE.  The merger agreement was approved by all directors of both companies.  The exchange ratio of 2 of the Company’s shares for one share of USE was negotiated between the special committees of independent directors of both companies, and approved by the full boards of both companies on December 20, 2006.  For detailed information, please see the Form 8-K filed on January 24, 2007.

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 (Unaudited)
(continued)

Management believes that the merger of the Company into USE will enhance shareholder value due to consolidation of assets, simplification of reporting requirements and the application of all resources to one company.  It is anticipated that the merger will occur during the fourth quarter 2007.

12)     Real Estate Investment

On May 10, 2007, the Company and USE through their wholly owned subsidiary, Remington Village, LLC (owned on a 50-50 basis) acquired approximately 10.15 acres of land located in Gillette, Wyoming for a purchase price of $1,247,700.  The Company and USE have now also successfully obtained entitlements and permits necessary to construct a 216 unit multifamily housing complex on the property.  It is estimated that the construction cost of this multifamily complex will be approximately $26.2 million.  The Board of Directors has approved up to a 30% equity investment in the property for a total of $7.6 million and has directed the management of the Company to seek construction financing in the amount of $18.5 million for the project from a conventional lender.  Further, the boards of directors of the Company and USE have authorized up to $3,889,000 to purchase the property and commence site work until the conventional financing is in place.  This amount has been committed thus far to purchase the property and commence site work, which is underway.  The Company and USE have expended $1,549,700 through June 30, 2007.

13)     Sutter Gold Mining, Inc.

On March 14, 2007, Sutter reached a Settlement Agreement with the Company, USE and USECC concerning: 1) an accumulated debt obligation by Sutter of approximately $2,025,700 at December 31, 2006 for expenditures made by USECC on behalf of Sutter.  The debt was settled by Sutter issuing and delivering 7,621,867 shares of Sutter common stock to the Company and USE, one half to each.  2) a Contingent Stock Purchase Warrant between Sutter, the Company and USE was settled by issuing a 5% Net Profits Interest Royalty (“NPIR”) to the Company and USE (reducing to 1% after $4.6 million has been paid under the 5% NPIR.  In addition, the Company and USE agreed to provide a $1 million line of credit ($500,000 each) to Sutter at 12% annual interest, drawable and repayable at any time in tranches of $50,000 or more.  The line of credit is collateralized by Sutter’s California properties.  The Company and USE have the sole option to have Sutter repay the debt in cash or Sutter stock at a 10% discount to the 10 day Volume Weighted Average Price (“VWAP”) before payment (subject to Exchange approval).  Prepayment without penalty is allowed.  Terms of the credit agreement were negotiated and approved by the independent directors of Sutter, the Company and USE.

14)     Uranium One Asset Purchase Agreement Closing

On April 30, 2007, the Company and USE and certain of their private subsidiary companies, completed the sale of their uranium assets by closing the February 22, 2007 Asset Purchase Agreement (the “APA”) with sxr Uranium One Inc. (“Uranium One,” headquartered in Toronto, Canada (Toronto Stock Exchange and Johannesburg Stock Exchange, “SXR”)), and certain of its private subsidiary companies.  Also, please see footnote 8 above concerning proceeds from sale of Uranium One stock as of June 30, 2007.

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 (Unaudited)
(continued)

The net gain on the sale of the uranium assets to sxr Uranium One is as follows:

Revenues from sale of assets to sxr Uranium One
Release of refundable deposit	$375,000
Relief from Asset Retirement Obligations	3,729,200
sxr Uranium One purchase of UPC position	2,510,500
Reimbursable Costs	792,600
Receipt of sxr Uranium One common stock	49,700,300

57,107,600

Cost of sale of assets to sxr Uranium One

Reimbursable Costs	1,200,500
Pro-ration of property taxes	1,700

1,202,200

Net gain before income taxes	55,905,400

Provision for income taxes	21,395,400

Net gain on sale of assets to sxr Uranium One	$34,510,000

15)     Payment of Cash Bonus and Related Matters

On May 2, 2007, the Company and USE, with the approval of their boards of directors and upon the recommendation of the compensation committee of the USE board of directors (independent directors), paid a $4,887,000 gross cash bonus to all employees for extraordinary service related to the April 30, 2007 sale of the uranium assets to Uranium One.

Also on May 2, 2007, USE, with the approval of its board of directors and upon the recommendation of the compensation committee, paid a total of $649,500 in taxes owed by officers and employees, upon the proposed release to them on May 2, 2007 by USE, of a total of 177,600 forfeitable shares of common stock of U.S. Energy Corp., and 2,460 dividend shares, for a total proposed release of 180,060 shares.  USE also reimbursed the estate of John L Larsen for $213,800 of taxes recently paid by the estate upon release of forfeitable shares to the estate following Mr. Larsen’s passing in September 2006; and reimbursed Daniel P. Svilar $162,300 for taxes he paid following release of forfeitable shares to him upon his retirement in January 2007.  These matters were ratified by the shareholders of USE at the June 22, 2007 annual meeting and the shares have been released.  The Company shares in the expenses of all USE employees on a 50-50 basis and therefore is responsible for one half of these expenses.

The Company's portion of the bonus and taxes paid to and for the benefit of the officers, employees and the John L. Larsen estate were $4,443,500, $324,800 and $81,000, respectively.

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 (Unaudited)
(continued)

16)     Lucky Jack Molybdenum Property – Kobex Resources Ltd.

On April 3, 2007, the Company, USE and Kobex Resources Ltd. (“Kobex”) (a British Columbia company traded on the TSX Venture Exchange under the symbol “Kobex”), signed a formal Exploration, Development and Mine Operating Agreement for the permitting, development and production of the Mt. Emmons “Lucky Jack” Molybdenum Property.  The agreement grants Kobex the exclusive option to acquire up to a 50% undivided interest in patented and unpatented claims located near Crested Butte, Colorado, which are held by the Company and USE, for $50 million.  The $50 million to be spent will be for all Project-related expenditures, the cost for a bankable feasibility study, and option payments to the Company and USE.  The balance between money spent on expenditures and option payments, if any, and $50 million, will be paid to the Company and USE in cash.

At June 30, 2007, Kobex owed USECC $631,200 in reimbursable project costs.  Kobex paid this amount in July 2007 and is current on its obligations to the Company.  Kobex also delivered 142,816 shares of its common stock valued at $375,000 pursuant to the Exploration, Development and Mine Operating Agreement.

Report of Independent Registered Public Accounting Firm

Crested Corp. Board of Directors

We have audited the accompanying balance sheet of Crested Corp. (the “Company”) as of December 31, 2006, and the related statements of operations, shareholders’ equity, and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Crested Corp. at December 31, 2006, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note A to the financial statements, the Company has experienced significant losses from operations.  In addition, the Company has a working capital deficit of $3,730,800 as of December 31, 2006; the substantial portion of the obligation is owned to an affiliated entity.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  Management’s plans in regards to these matters are also described in Note A.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As described in Note B to the financial statements, the Company adopted a new principle of accounting for share-based payments in accordance with Financial Accounting Standards Board Statement No. 123R, Share-Based Payment.

/s/ Moss Adams LLP
Scottsdale, Arizona

April 2, 2007

Report of Independent Registered Public Accounting Firm

Crested Corp. Board of Directors

We have audited the accompanying balance sheet of Crested Corp. as of December 31, 2005 and the related statements of operations, shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2005.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion of these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crested Corp. as of December 31, 2005 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note A to the financial statements, the Company has experienced significant losses from operations.  In addition, the Company has a working capital deficit of $10,832,900 as of December 31, 2006; the substantial portion of the obligation is owned to an affiliated entity.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  Management’s plans in regards to these matters are also described in Note A.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ EPSTEIN WEBER & CONOVER, PLC

Scottsdale, Arizona
March 3, 2006

CRESTED CORP.
BALANCE SHEETS
ASSETS

	December 31,
	2006	2005
CURRENT ASSETS:
Cash and cash equivalents	$3,236,600	$95,100
Accounts receivable	72,200	--
Deferred tax assets	7,442,500	--
	10,751,300	95,100

INVESTMENTS IN AFFILIATES
Affiliated companies	4,280,400	3,348,800
Non-affiliated companies	--	5,228,300
	4,280,400	8,577,100
PROPERTIES AND EQUIPMENT
Library	--	10,000
Developed oil properties, full cost method	--	886,800
	--	896,800
Less accumulated depreciation, depletion and amortization	--	(886,800)
	--	10,000

DEFERRED TAX ASSETS	91,300	--

	$15,123,000	$8,682,200

CRESTED CORP.
BALANCE SHEETS
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

	December 31,
	2006	2005
CURRENT LIABILITIES:
Current debt to affiliate	$13,277,200	$10,821,800
Liabilities held for sale	1,204,900	--
Asset retirement obligation	--	106,200
	14,482,100	10,928,000

COMMITMENT TO FUND EQUITY INVESTEES	215,600	215,600

ASSET RETIREMENT OBLIGATION	51,000	1,045,200

COMMITMENTS AND CONTINGENCIES	--	--

FORFEITABLE COMMON STOCK, $.001 par value
15,000 shares issued, forfeitable until earned	10,100	10,100

SHAREHOLDERS' EQUITY (DEFICIT)
Preferred stock, $.001 par value;
100,000 shares authorized none issued or outstanding	--	--
Common stock, $.001 par value; 100,000,000 shares
authorized; 17,167,704 and 17,149,298
shares issued and outstanding	17,200	17,200
Additional paid-in capital	11,844,400	11,814,400
Accumulated deficit	(11,497,400)	(15,348,300)
	364,200	(3,516,700)
	$15,123,000	$8,682,200

CRESTED CORP.
STATEMENTS OF OPERATIONS

	Year ended December 31,
	2006	2005	2004

REVENUES:	$--	$--	$--

COSTS AND EXPENSES:
Accretion of asset retirement obligation	113,000	90,900	90,900
Change in estimate of asset retirement obligation	(8,500)	(109,500)	25,700
General and administrative	531,000	179,500	203,400
	635,500	160,900	320,000
LOSS BEFORE PROPERTY AND
INVESTMENT TRANSACTIONS	(635,500)	(160,900)	(320,000)

OTHER REVENUES AND (EXPENSES):
Interest	44,700	1,100	--
Dividend income	27,000	12,400	--
Gain on sale of investment	3,794,800	--	--
Gain on sale of Rocky Mountain Gas	--	5,816,700	--
Loss on write off of fixed assets	(10,000)	--	--
Loss on exchange of Enterra Acquisition shares	(1,354,200)	--	--
(Loss) gain on sale of marketable securities	(324,300)	448,300	--
(Loss) gain on valuation of derivatives	(223,600)	223,600	--
Gain on sale of U.S. Energy stock	2,023,800	--	--
Litigation settlement	(3,500,000)	--	--
	478,200	6,502,100	--

(LOSS) GAIN BEFORE EQUITY LOSS,
AND INCOME TAXES	(157,300)	6,341,200	(320,000)

EQUITY IN LOSS OF AFFILIATE	(3,625,600)	(1,699,800)	(1,447,500)

(LOSS) INCOME BEFORE
INCOME TAXES	(3,782,900)	4,641,400	(1,767,500)

INCOME TAXES
Current benefit from (provision for)	100,000	(100,000)	--
Deferred benefit	7,533,800	--	--
	7,633,800	(100,000)	--

NET INCOME (LOSS)	$3,850,900	$4,541,400	$(1,767,500)

PER SHARE DATA
NET INCOME (LOSS) PER SHARE, BASIC	$0.22	$0.26	$(0.10)

NET INCOME (LOSS) PER SHARE, DILUTED	$0.22	$0.26	$(0.10)

BASIC WEIGHTED AVERAGE
SHARES OUTSTANDING	17,153,282	17,146,306	17,124,568

DILUTED WEIGHTED AVERAGE
SHARES OUTSTANDING	17,711,842	17,161,306	17,124,568

CRESTED CORP.
STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

			Additional		Total
	Common Stock		Paid-In	Accumulated	Shareholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance December 31, 2003	17,118,098	$17,200	$11,804,800	$(18,122,200)	$(6,300,200)

Issuance of stock to directors	19,200	--	4,800	--	4,800

Net Loss	--	--	--	(1,767,500)	(1,767,500)
Balance December 31, 2004	17,137,298	$17,200	$11,809,600	$(19,889,700)	$(8,062,900)

Issuance of stock to directors	12,000	--	4,800	--	4,800

Net Income	--	--	--	4,541,400	4,541,400
Balance December 31, 2005	17,149,298	$17,200	$11,814,400	$(15,348,300)	$(3,516,700)

Issuance of stock to directors	18,406	--	30,000	--	30,000

Net Income	--	--	--	3,850,900	3,850,900
Balance December 31, 2006	17,167,704	$17,200	$11,844,400	$(11,497,400)	$364,200

Total Shareholders' Equity at December 31, 2006, Deficit at December 31, 2005, and December 31, 2004 does not include 15,000 shares currently issued but forfeitable if certain conditions are not met by the recipients.

CRESTED CORP.
STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$3,850,900	$4,541,400	$(1,767,500)
Adjustments to reconcile net income (loss) to net cash
used in by operating activities:
Equity in loss of affiliate	3,625,600	1,699,800	1,447,500
Loss on exchange of Enterra acquisition shares	1,354,200	--	--
Loss (gain) on sale of marketable securities	324,300	(448,300)	--
Loss from write off of fixed assets	10,000	--	--
Loss from litigation settlement	3,500,000	--	--
Gain on sale of investment	(3,794,800)	--	--
Gain on sale of U.S. Energy stock	(2,023,800)	--	--
Benefit from deferred tax assets	(7,533,800)	--	--
Gain on sale of Rocky Mountain Gas	--	(5,816,700)	--
Noncash compensation	415,900	136,100	4,800
Loss (gain) on valuation of derivatives	223,600	(223,600)	--
Accretion of asset retirement obligation	113,000	90,900	90,900
Change is accounts receivable	(72,200)	--	--
Change in asset retirement obligation	(8,500)	(109,500)	25,700
NET CASH USED IN OPERATING ACTIVITIES	(15,600)	(129,900)	(198,600)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of marketable securities	2,991,000	2,177,900	--
Proceeds from the sale of Pinnacle Gas	4,830,000	--	--
Investment in affiliate	(1,350,000)	(2,795,900)	(43,500)
NET CASH PROVIDED BY (USED IN)
INVESTING ACTIVITIES	6,471,000	(618,000)	(43,500)

CASH FLOWS FROM FINANCING ACTIVATES:
Net activity on debt to affiliate	(3,313,900)	839,200	242,600

NET INCREASE IN
CASH AND CASH EQUIVALENTS	3,141,500	91,300	500

CASH AND CASH EQUIVALENTS AT
BEGINNING OF PERIOD	95,100	3,800	3,300

CASH AND CASH EQUIVALENTS AT
END OF PERIOD	$3,236,600	$95,100	$3,800

CRESTED CORP.
STATEMENTS OF CASH FLOWS
(continued)
	Year ended December 31,
	2006	2005	2004
SUPPLEMENTAL DISCLOSURES:
Interest paid	$--	$--	$--

Income tax (refund) paid	$(100,000)	$100,000	$--

NONCASH INVESTING AND FINANCING ACTIVITIES:
Exchange of Enterra Acquisition Shares for
Enterra Trust Units	$3,315,300	$--	$--

Issuance of stock to outside directors	$30,000	$4,800	$4,800

Investment in Non-affiliated companies	$--	$917,600	$--

Investment in affiliate	$--	$717,100	$--

Net activity on debt to parent	$--	$200,400	$--

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004

A.    BUSINESS ORGANIZATION AND OPERATIONS:

Crested Corp. (the “Company” or “Crested”) was incorporated in the State of Colorado on September 18, 1970.  It engages in the acquisition, exploration, sale and/or development of mineral properties, the production of petroleum properties and marketing of minerals through equity investees.  Principal mineral interests are in uranium, gold and molybdenum.  The Company also historically participated in the development and production of coalbed methane gas through a non consolidated investee, Rocky Mountain Gas, Inc. (“RMG”), which was sold during the year ended December 31, 2005. (See Note E)  The Company holds various real estate properties.  These properties are managed through a non consolidated joint venture USECB joint venture ("USECB" or "USECC") discussed below and in Note B.  Although not consolidated, the majority of the Company's assets and operations are recorded on the books and records of USECB which is accounted for using the equity method of accounting.  Due to the fact that the Company's interest in assets and operations are reported by USECB, the USECB financial statements are attached hereto.

The Company and U. S. Energy Corp. (“USE”), an approximate 70.9% shareholder of the Company, at December 31, 2006, are engaged in the standby and maintenance of two uranium properties, one in southern Utah known as the Shootaring Uranium Mill, which is owned by Plateau Resources Limited, a 100% owned subsidiary of USE, and a second consisting of a group of mining claims and a state lease on Sheep Mountain located in central Wyoming.  The Company and USE also own various uranium mining claims located in Wyoming, Utah, Colorado and Arizona.  Sutter Gold Mining Inc. (“SGMI”), a Wyoming corporation, manages the Company’s and USE’s interest in gold properties.  At December 31, 2006, the Company owned 0.9% of SGMI.  Additional companies organized during 2006 by the Company and USE include U.S. Moly Corp. (“USMC”) for the management of the molybdenum business and InterWest, Inc. for the prospective real estate business.  Initial ownership of these shell companies is 45% the Company, 45% USE and 10% by their officers, directors and employees.

Management Plan

During the year ended December 31, 2006 the Company recorded a net gain of $3,850,900.  Ongoing annual losses have resulted in an accumulated deficit of $11,497,400 at December 31, 2006.  The Company also has a working capital deficit of $3,730,800 at December 31, 2006 that includes $13,277,200 due to USE.  The Company experienced negative cash flows from operations of $15,600, $129,900 and $198,600 for the years ended December 31, 2006, 2005 and 2004 respectively.  At December 31, 2006, the Company does not have sufficient cash or cash flows from operations to meet its on going general and administrative costs and retire the debt due to USE.  All of these factors raise substantial doubt about the Company’s ability to continue as a going concern during the upcoming year.

The Company has assets that are unencumbered that could be sold to generate cash, however, there can be no assurances that funds generated from the sale of assets will be sufficient to meet all of the Company’s obligations.

In order to improve the liquidity of the Company, management intends to do the following:

•  Continue working with Uranium Power Corp. (“UPC”) and USE to explore and develop jointly held uranium properties along with seeking a joint venture partner. (See Note E)

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

•  Continue to work with USE to close the sale of its uranium assets, including the Shootaring Canyon Uranium mill (“Shootaring”) in southern Utah to sxr Uranium One (“Uranium One”).  (See Note E)
•  Continue working with USE to finalize an operating agreement with Kobex Resources Ltd. (“KBX”) which will fund the initial exploration, permitting and development of the Lucky Jack molybdenum property (“Lucky Jack”) in Colorado. (See Note E)
•  Seek additional investment opportunities through the acquisition of operating companies or the development of entities such as real estate.
•  Seek joint venture partners on other mineral properties which the Company owns an interest in.

B.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Investments

Investments in joint ventures and 20% to 50% owned companies are accounted for using the equity method.  The Company’s investment in SGMI and USECC Joint Venture (“USECC”) are accounted for using the equity method (see Note D) as they under the control by USE and its management.

Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.  The Company maintains its cash and cash equivalents in bank deposit accounts which may exceed federally insured limits.  At December 31, 2006, the Company and USECC had all of their cash and cash equivalents with several financial institutions.  The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Marketable Securities

The Company accounts for its marketable securities under Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities , which requires certain securities to be categorized as either trading, available-for-sale or held-to-maturity.  Based on the Company's intent to hold the securities at least through the minimum contractual holding period, with exception, the Enterra securities described below, the Company's marketable securities are carried at fair value with net unrealized gain or (loss) recorded as a separate component of shareholders' equity.

At December 31, 2005, the Company had an investment in non-affiliated company, 245,759 shares of Enterra Series D Common Stock, in the amount of $5,228,300.  On June 8, 2006, the Enterra stock was converted into Enterra units and became marketable.  The units were classified as Trading Marketable Securities.  The Company recognized a $1,354,200 loss on the conversion of the shares, and a loss of $223,600 on the valuation of the derivatives to convert the Enterra shares.  All of these marketable securities were sold during the year ended December 31, 2006.  The Company received $2,991,000 in cash proceeds and recognized a loss of $324,300 from the sale of these marketable securities.  Due to the short period that these securities were held they are classified as trading securities.

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

Properties and Equipment

The Company capitalizes all costs incidental to the acquisition as incurred.  Mineral exploration costs are expensed as incurred.  When exploration work indicates that a mineral property can be economically developed as a result of establishing proved and probable reserves, costs for the development of the mineral property as well as capital purchases and capital construction are capitalized and amortized using units of production over the estimated recoverable proved and probable reserves. Costs and expenses related to general corporate overhead are expensed as incurred. All capitalized costs are charged to operations if the Company subsequently determines that the property is not economical due to permanent decreases in market prices of commodities, too high of production costs or depletion of the mineral resource.

Oil and gas properties are accounted for using the full cost method.  Capitalized costs plus any future development costs are amortized by the units-of-production method using proven reserves.  All oil and gas properties are fully depleted.

Long-Lived Assets

The Company evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amount may not be recoverable.  If the sum of estimated future cash flows on an undiscounted basis is less than the carrying amount of the related asset, asset impairment is considered to exist.  The related impairment loss is measured by comparing estimated future cash flows on a discounted basis to the carrying amount of the asset.  Changes in significant assumptions underlying future cash flow estimates may have a material effect on the Company’s financial position and results of operations.  An uneconomic commodity market price, if sustained for an extended period of time, or an inability to obtain financing necessary to develop the mineral interests may result in asset impairment.  The Company participates in long lived assets through its investments in USECC and SGMI.  These assets are not consolidated on the financial statements of the Company.  As of December 31, 2006, no impairment existed in the USECC or SGMI assets.

Fair Value of Financial Instruments

The carrying amount of cash equivalents and other current assets approximates fair value because of the short term nature of those instruments.  It is not practicable to determine the fair value of debt to affiliate carried at $13,277,200 and $10,821,800 at December 31, 2006 and December 31, 2005, respectively.

Stock Based Compensation

On September 2, 2004, the Company's shareholders adopted an Incentive Stock Option Plan ("ISOP") for employees of the Company and USE.  2,000,000 shares of common stock were initially reserved for the ISOP.  At such time as options have been granted to purchase 2,000,000 shares, the number of shares available for issuance under the ISOP will automatically be increased to 20% of the issued and outstanding common shares of the Company.  The Company granted 1.7 million of these ISOP options to various directors, officers and employees on June 10, 2005.

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

SFAS 123, "Accounting for Stock-Based Compensation," ("SFAS 123") defines a fair value based method of accounting for employee stock options or similar equity instruments. SFAS 123 allowed the continued measurement of compensation cost for such plans using the intrinsic value based method prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), provided that pro forma disclosures are made to net income or loss and net income or loss per share, assuming the fair value based method of SFAS 123 had been applied. The Company has elected to account for its stock-based compensation plans under APB 25 through calendar year 2005.  Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), which requires the Company to measure the cost of employee services received in exchange for all equity awards granted including stock options based on the fair market value of the award as of the grant date.  SFAS 123R supersedes Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS 123”) and Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”).  The Company has adopted SFAS 123R using the modified prospective method.  Accordingly, prior period amounts have not been restated.  Under the modified prospective method, stock options awards that are granted, modified or settled after December 31, 2005 will be valued at fair value in accordance with provisions of SFAS 123R and recognized on a straight line basis over the service period of the entire award.

Implementing SFAS No. 123(R) as of January 1, 2006 has had no effect on the results of operations of the Company for the year ended December 31, 2006.

The Company has computed the fair values of all options granted using the Black-Scholes pricing model and the following weighted average assumptions:

	Year Ended December 31,
	2005	2004
Risk-free interest rate	4.38%	4.82%
Expected lives (years)	9.44	--
Expected volatility	107.20%	--
Expected dividend yield	--	--

To estimate expected lives of options for this valuation, it was assumed options will be exercised at the end of their expected lives. All options are initially assumed to vest. Cumulative compensation cost recognized in pro forma net income or loss with respect to options that are forfeited prior to vesting is adjusted as a reduction of pro forma compensation expense in the period of forfeiture.

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

If the Company had accounted for its stock-based compensation plans in accordance with SFAS 123, the Company's net gain (loss) and pro forma net gain (loss) per common share would have been reported as follows:

	Year Ended
	December 31,
	2005	2004
Net gain (loss) to common	$4,541,400	$(1,767,500)
shareholder as reported
Deduct: Total stock based
employee expense
determined under fair
value based method	(1,013,500)	--
Pro forma net gain (loss)	$3,527,900	$(1,767,500)

As reported, Basic and Diluted	$0.26	$(0.10)
Pro forma, Basic and Diluted	$0.21	$(0.10)

Weighted average shares used to calculate pro forma net loss per share were determined as described below, except in applying the treasury stock method to outstanding options; net proceeds assumed received upon exercise were increased by the amount of compensation cost attributable to future service periods and not yet recognized as pro forma expense.

Asset Retirement Obligations

The Company accounts for its asset retirement obligations under SFAS No. 143 “Accounting for Asset Retirement Obligation.”  The Company records the fair value of the reclamation liability on its shut down mining properties as of the date that the liability is incurred.  The Company reviews the liability each quarter and determines if a change in estimate is required as well as accretes the total liability on a quarterly basis for the future liability.  Final determinations are made during the fourth quarter of each year.

Liabilities Held for Sale

The Company accounts for long lived liabilities held for sale pursuant to FAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”.  On July 10, 2006, the Company and USE signed an Exclusivity Agreement tot sell its uranium properties.  On February 22, 2007, the Company and USE signed an Asset Purchase Agreement for the sale of these uranium assets.  As the terms of the agreement dictate that the actual sale of these assets will occur within calendar 2007, the long term asset retirement obligation of $1,204,900 at December 31, 2006 is classified as a current liability.  (See Notes E and K)  No other liabilities or asset carrying values are reflected in the December 31, 2006 Balance Sheet of the Company.  The Uranium assets are held in a shut down mode and there are no operations at them.

The Company deducts any actual funds expended for reclamation during the quarter in which it occurs.  The Company has no remaining book value for these properties.

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

The following is a reconciliation of the total liability for asset retirement obligations

Balance December 31, 2005	$1,151,400
Addition to Liability	44,100
Revaluation of liability	(52,600)
Accretion Expense	113,000
Reclassification to liabilities held for sale	(1,204,900)
Balance December 31, 2006	$51,000

Income Taxes

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes".  This statement requires recognition of deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets, liabilities and carry forwards.

SFAS 109 requires recognition of deferred tax assets for the expected future effects of all deductible temporary differences, loss carry forwards and tax credit carry forwards. Deferred tax assets are reduced, if deemed necessary, by a valuation allowance for any tax benefits which, based on current circumstances, are not expected to be realized.

Net Income (Loss) Per Share

The Company reports net gain (loss) per share pursuant to Statement of Financial Accounting Standards No. 128 (“SFAS 128”).  Basic earnings per share is computed based on the weighted average number of common shares outstanding.  Diluted earnings per share is computed based on the weighted average number of common shares outstanding adjusted for the incremental shares attributed to outstanding options to purchase common stock, if dilutive.  Using the treasury stock method there were 558,560 potential shares relating to forfeitable shares and options that are included in the diluted earnings per share for the year ended December 31, 2006.  Potential common shares relating to options and were excluded from the computation of diluted gain (loss) per share, because they were anti-dilutive, totaled 1,700,000, and -0- at December 31, 2005 and 2004 respectively.

Diluted Earnings Per Share

	2006
	Income	Shares	Per Share

Basic earning per share	$3,850,900	17,153,282	$0.22

Effect of dilutive securities:
Forfeitable shares		15,000
Outstanding options		543,560
		558,560

Diluted earning per share:	$3,850,900	17,711,842	$0.22

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

	2005
	Income	Shares	Per Share

Basic earning per share	$4,541,400	17,146,306	$0.26

Effect of dilutive securities:
Forfeitable shares		15,000
Outstanding options		--
		15,000

Diluted earning per share:	$4,541,400	17,161,306	$0.26

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions.  These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Recent Accounting Pronouncements

FIN 48  In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” (“FIN 48”) an interpretation of FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 requires that the Company recognize in its financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods and disclosure. The provisions of FIN 48 are effective beginning January 1, 2007 with the cumulative effect of the change in accounting principle recorded as an adjustment to the opening balance of retained earnings, goodwill, deferred income taxes and income taxes payable in the Balance Sheets. The Company does not expect that the adoption of FIN 48 will have a significant impact on the financial statements of the Company.

FAS 157  In September 2006, the FASB issued FASB Statement No. 157, “Fair Value Measurements” (“FAS 157”). FAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. The provisions for FAS 157 are effective for the Company’s fiscal year beginning January 1, 2008. The Company is currently evaluating the impact that the adoption of this statement will have on the Company’s financial position, results of operations or cash flows.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 provides guidance on consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 did not have an impact on our financial statements.

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS 159 will be effective for us on January 1, 2008. We are currently evaluating the impact of adopting SFAS 159 on our financial position, cash flows, and results of operations.

The Company has reviewed other current outstanding statements from the Financial Accounting Standards Board and does not believe that any of those statements will have a material adverse affect on the financial statements of the Company when adopted.

C.    RELATED-PARTY TRANSACTIONS:

The Company does not have employees, but utilized USE's employees and pays for one-half of these costs under the USECC Joint Venture Agreement.  The Board of Directors of USE adopted the U.S. Energy Corp. 1989 Employee Stock Ownership Plan ("ESOP") in 1989, for the benefit of USE's employees.  As of December 31, 2006, 2005, and 2004 the Board of Directors of USE contributed 70,756, 56,494 and 70,439 shares of USE stock to the ESOP at prices of $4.98, $4.65 and $2.96 per share, respectively.  The Company is responsible for one-half of the value of these contributions or $176,200, $131,400 and $104,200, for the years ended December 31, 2006, 2005 and 2004, respectively, which was advanced through debt to affiliate.  As of December 31, 2006, all shares of USE stock that have been contributed to the ESOP have been allocated.  The estimated fair value of shares that are not vested is approximately $196,100.

Proposed merger with USE

On December 20, 2006, the Company’s Special Committee of the independent board members met with the Special Committee of the independent board members of USE.  Following extensive discussions between the two committees, the USE Special Committee proposed a merger of the Company into USE, by means of an offer to acquire the minority shares of the Company, based on an exchange ratio of one share of common stock of USE for every two shares of the Company’s common stock not held by USE (which owns 70.9% of the Company’s common stock).  Navigant Capital Advisors, LLC served as financial advisor to the USE Special Committee, and Neidiger Tucker Bruner Inc. served as financial advisor to the Company’s Special Committee.  Both Navigant Capital Advisors, LLC and Neidiger Tucker Bruner submitted fairness opinions on the final proposal for the merger.

The offer also provided that:

(i)              USE would vote in line with the vote of a majority of the holders of the Company’s minority share holders;
(ii)             USE may decline to consummate the merger, even after approval by the holders of a majority of the minority the Company’s  shares, if the holders of more than 200,000 the Company’s shares perfect their rights to dissent from the merger under Colorado law or for other reasons, in USE’s sole discretion; and
(iii)             Shares of common stock issuable under options issued by the Company which are held by USE officers, directors, and employees are to participate in the offer on the same exchange ratio basis as the minority shareholders of the Company (the number of option shares would be determined by the extent to which the Company’s market price exceeds the $1.71 option exercise price).

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

The Special Committee for the Company accepted the offer.  Thereafter, the Special Committees recommended to their respective full boards that the merger offer be approved.  On December 20, 2006, the full boards of directors of the Company and USE voted to approve the merger offer.

Consummation of the merger is subject to execution of definitive documents; USE delivering to the Company’s minority shareholders a proxy statement/prospectus (following declaration of effectiveness by the SEC of a Form S-4 to be filed by USE with the SEC) for a special meeting of the Company’s shareholders; approval of the merger by the holders of a majority of the minority the Company’s  shares; and satisfaction of customary representations and warranties to be contained in the definitive documents.

D.    INVESTMENTS IN AFFILIATES:

The Company's investments in affiliates are as follows:

		December 31,
		2006	2005
USECC	50.0%	$4,274,900	$3,342,100
Others	various	5,500	6,700
		$4,280,400	$3,348,800

SGMI	0.9%	$(85,500)	$(85,500)
Yellow Stone Fuels Corp. ("YSFC")	13.2%	(130,100)	(130,100)
		$(215,600)	$(215,600)

At December 31, 2006, and 2005 investments of $4,280,400, $3,348,800, respectively, are presented as investments in affiliates in the accompanying balance sheets.  A liability of $215,600 has been presented as a commitment to fund equity investees as of December 31, 2006 and 2005 for these investments in affiliates that the Company must fund.

During the year ended December 31, 2006, the Company paid its portion of the $2,000,000 obligation to Enterra ($700,000) by transferring its 512,359 shares of USE common stock to USE (valued at $3.95 per share at the time).  USE then paid the total obligation of $2,000,000 to Enterra by transferring 506,329 shares of USE stock.  The Company recognized a gain of $2,023,800 on the statement of operations and the Company also received a $1,323,800 credit from USE on the debt that the Company owes to USE.

Equity loss from investments accounted for by the equity method is as follows:

	Year ended December 31,
	2006	2005	2004
USECC	$(3,625,600)	$(1,699,800)	$(1,447,500)
	$(3,625,600)	$(1,699,800)	$(1,447,500)

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

USECC is an entity established primarily to provide management and administrative services to the Company and its affiliates.  Commercial operations of USECC with unaffiliated entities is limited.

The difference of the Company's recorded investment in USECC and the Company's capital account on USECC's balance sheet of $668,300 consists of prior year establishment and changes of the asset retirement obligation for the Company.

CONDENSED COMBINED BALANCE SHEETS:
EQUITY INVESTEES

	December 31,
	2006	2005
Current assets	$9,032,900	$22,495,000
Non-current assets	9,816,900	16,665,000
	$18,849,800	$39,160,000

Current liabilities	$6,175,200	$4,355,000
Reclamation and other liabilities	7,474,000	10,589,700
Excess in assets	5,200,600	24,215,300
	$18,849,800	$39,160,000

CONDENSED COMBINED STATEMENTS OF OPERATIONS:
EQUITY INVESTEES

	Year ended December 31,
	2006	2005	2004
Revenues	$912,000	$911,900	$4,951,700
Costs and expenses	$(13,240,900)	$(8,630,200)	$(10,921,400)
Other Income & Expenses	$2,967,700	$7,313,800	$(759,700)
Net gain (loss)	$(9,361,200)	$(404,500)	$(6,729,400)

E.     MINERAL TRANSACTIONS AND MINING PROPERTIES:

Lucky Jack Molybdenum Properties

The Company and USE re-acquired the Lucky Jack Project (formerly the Mount Emmons molybdenum property) located near Crested Butte, Colorado on February 28, 2006.  The property was returned to the Company and USE by Phelps Dodge Corporation (“PD”) in accordance with a 1987 Amended Royalty Deed and Agreement between the Company, USE and Amax Inc. (“Amax”).  The Lucky Jack Project includes a total of 25 patented and approximately 520 unpatented mining claims, which together approximate 5,400 acres, or over 8 square miles of mining claims.  Pursuant to a court order the Company and USE paid PD $7,000,000, one half each, for prior holding and operating costs of the property and water treatment plant as well as litigation expenses when the properties were transferred from PD to the Company and USE.

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

Conveyance of the property to the Company and USE also included the transfer of ownership and operational responsibility of the mine water treatment plant located on the properties.  The water treatment permit issued under the Colorado Discharge Permit System (“CDPS”) was assigned to the Company and USE by the Colorado Department of Health and Environment.  Operating costs for the water treatment plant are expected to approximate $1 million annually.  The Company and USE through USECC, have hired a contractor to operate the water treatment plant.  The Company and USE will also evaluate the potential use of the water treatment plant in the milling operations.

On October 6, 2006, the Company, USE and USMC on the one hand, and Kobex Resources Ltd. (“KBX”) (a British Columbia company traded on the TSX Venture Exchange under the symbol “KBX”), on the other hand, signed a letter agreement (the “Letter Agreement”) providing KBX an option to acquire up to a 65% interest in certain patented and unpatented claims held by the Company and USE at the Lucky Jack molybdenum property (“Property”).  The Letter Agreement was amended on December 7, 2006, with an effective date of December 5, 2006.

The total cost to KBX over an estimated period of five years to exercise the full option will be $50 million in option payments and property expenditures, including the costs to prepare a bankable feasibility study on the Property and with a cash differential payment if this total is less than $50 million.

The Letter Agreement entitles KBX with an exclusive option (the “Option”) to acquire, in two stages, up to an undivided 65% interest in the Property, by paying all of the Option Payments to the Company and USE and also paying for permitting, engineering, exploring, operating (including water treatment plant expenses) and all other property-related costs and expenses (“Expenditures”), until a bankable feasibility study is provided to the Company and USE.  Option Payments may be made in cash or KBX common stock, at KBX’s election.  The Expenditures will be paid in cash.  KBX also will have to pay an additional cash amount if the total of all Option Payments and Expenditures is less than $50 million at the time a bankable feasibility study is delivered to the Company and USE (see below).

Date or	Option
Anniversary(1)	Payment	Expenditures

10 business days
after Effective Date(2)	$750,000	-0-

By first anniversary(3)	$500,000/1,200,000	$3,500,000/4,200,000

By second anniversary	$500,000	$5,000,000

By third anniversary	$500,000	$5,000,000

By fourth anniversary	$500,000	$2,500,000

By fifth anniversary	$500,000
		$30,000,000	(4)
	$3,950,000	$46,000,000

One half of these amounts will be for the benefit of Company.

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

(1)	Anniversary of Effective Date.
(2)	If paid in KBX stock, 10 business days after Canadian regulatory and stock exchange approval which has not yet occurred.
(3)
Of this amount, $700,000 is payable by the first anniversary of the Effective Date, either by KBX paying an additional like amount in Expenditures, in the first year; or increasing the first anniversary option payment by a like amount (payable in cash or KBX common stock); or a combination of the preceding.

(4)
Delivery of a bankable feasibility study (“BFS”) on the Property.  If the total Option Payments and Expenditures and costs to prepare the BFS are less than $50 million, KBX will pay the Company and USE the difference in cash. If the total is more than $50 million before the BFS is completed, The Company and USE and KBX each will pay 50% of the balance needed to complete the BFS.

Except for the first Expenditures of $3.5 million and the first Option Payment of $750,000 (both of which must be paid by KBX), all other Option Payments and Expenditures are at KBX’s discretion.  However, if KBX fails to make any other Option Payments and Expenditures by the due dates and applicable grace periods, the Letter Agreement (or definitive agreement, if any) will be terminated and all rights and interests will revert to the Company and USE.

When KBX has paid $15 million in Expenditures, it will have earned a 15% interest in the Property.  When all remaining option payments, and all of the expenditures over $15 million, have been paid, KBX will have earned an additional 35% interest (or a 50% total interest).  However, when the BFS is delivered, if the total of all option payments, expenditures, and BFS costs are less than $50 million, earning this additional 35% interest also will be subject to KBX paying the Company and USE (in cash) the difference between the actual Option payments and Expenditures paid to date, and $50 million.

The Company and USE each hold a 3% gross overriding royalty interest in the property and this will be reserved for their separate benefit when the property is transferred to KBX.  If KBX earns a 15% interest in the property, the royalty will be reduced to 2.55% each; if KBX earns a 50% interest, the royalty will be reduced to 1.5% each.  For one year after the final reduction, KBX will have the option to terminate 1% (.5% of each 1.5%) by paying $10 million in cash or KBX common stock (at the Company and USE’s sole discretion), with one-half paid to each Crested and USE.

At such time as KBX has earned a 50% interest, KBX will have the right to form a joint venture with the Company and USE for the property on a 50%-50% basis.  Alternatively, within four months of earning a 50% interest, KBX may offer the Company and USE a one time only election to (i) elect to remain in the 50%/50% joint venture; or (ii) to allow KBX to acquire an additional 15% interest in the property for a total of 65% interest in the property (the “65% Election”), whereby The Company and USE would revert to a 35% interest , which change in ownership will require KBX to have arranged all future property financing on optimal terms; or (iii) have KBX acquire all of the Company and USE’s interest for KBX common stock on an agreed upon valuation basis (but the KBX shares issued cannot be less than 50% for KBX and not more than 50% for the Company and USE’s interest).

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

Until KBX earns its 50% interest, KBX will manage all programs on the property, but a management committee (with two representatives from each of KBX and the Company and USE) will approve all programs and budgets for Expenditures.  If there is a tie vote, the KBX representative would cast the deciding vote.  A technical committee will also be formed to provide technical advice; each of KBX and the Company and USE will have two representatives.  The Technical Committee will report to the management committee.

KBX may terminate the Letter Agreement or the formal agreement at any time, subject to KBX paying the Company and USE the initial $1.45 million Option Payment (in cash or KBX stock), and KBX having paid the minimum initial $3.5 million of Expenditures.  Further, if and to the extent the initial minimum $1.45 million Option Payment and $3.5 million in Expenditures have not been met, termination by KBX will be subject to its paying to the Company and USE $700,000 in cash or KBX stock and the difference between $4.2 million and the total Expenditures actually made by the date of termination.

If KBX pays a broker or finder’s fee in connection with the transaction, the Company will reimburse KBX up to 50% of the fee (but the reimbursable amount will not exceed Cdn $400,000), in cash or common stock of USE (at the Company and USE’s election), in four equal annual installments.  The reimbursement obligation would terminate if the Letter Agreement or the formal agreement is terminated before it is fully paid.

Contract to Sell Uranium Assets to Uranium One - Uranium

On July 10, 2006, the Company and USE signed an Exclusivity Agreement with sxr Uranium One Inc. (“Uranium One” or “SXR”), which is headquartered in Toronto, Canada with offices in South Africa and Australia (TSE and JSE “SXR”).  Upon signing the Exclusivity Agreement, the Term Sheet (signed by Uranium One and by the Company and USE on June 22, 2006) became effective.  The Term Sheet sets forth the indicative terms of a proposed sale of the majority of the Company and USE’s uranium assets to Uranium One.

Under the terms of the Exclusivity Agreement, Uranium One paid to the USECC $750,000 cash (nonrefundable, except for material breach of the Exclusivity Agreement) for the exclusive right to purchase the their uranium assets, including the Shootaring Canyon uranium mill in southeast Utah (and all geological libraries and other intellectual property related to the acquired assets and the mill), for a period of up to 270 days (an initial six month period, plus an optional three month extension) during which time Uranium One was to conduct their due diligence.  (See Subsequent Event at Note K)

•  UPC Purchase and Sale Agreement

As of January 31, 2007, the Company, USE  and UPC, signed an Amendment to Agreements (filed as an exhibit to this Report) to allow USE and Crested to transfer to Uranium One all of their rights, responsibilities and obligations under the Purchase and Sale Agreement, and the Mining Venture Agreement, which relate to uranium properties.  In the Amendment to Agreements, the Company and USE relinquished all their rights to the Green River South property in favor of UPC, and those specific rights therefore will be excluded from the transfer.  All other rights will be transferred to Uranium One when the APA is closed.  The following summarizes the agreements with UPC which are the subject of the Amendment to Agreements.

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

On December 8, 2004, the Company and USE entered into a Purchase and Sale Agreement (the “Agreement”) with Bell Coast Capital Corp. now named Uranium Power Corp. (“UPC”), a British Columbia corporation (TSX-V “UCP-V”) for the sale to UPC of an undivided 50% interest in the Sheep Mountain properties located in Wyoming.

The Agreement was amended on January 13, 2006.  A summary of certain provisions follows:  The purchase price for the properties is $7,050,000 plus 4 million shares of UPC common stock.  During the year ended December 31, 2006, UPC paid $2,100,000 and delivered 1,500,000 shares of their stock to USECC.  At December 31, 2006, UPC had therefore, on a cumulative basis, paid $2,950,000 and delivered 2.5 million UPC shares to USECC.  An additional $4.1 million and 1.5 million shares are required to pay the full purchase price as follows: $1.0 million cash on April 29, 2007 and $1.5 million cash on October 29, 2007 (provided that UPC is required to pay 50% of all money it raises after January 13, 2006, which would be applied against  the two cash  payments); and two additional payments each of $800,000 cash and 750,000 UPC shares on June 29, 2007 and December 29, 2007, respectively (total $1,600,000 cash and 1,500,000 UPC shares).

UPC will contribute up to $10,000,000 to the joint venture (at $500,000 for each of 20 exploration projects).  The Company and USE on the one hand and UPC on the other will then each be responsible for 50% of costs on each project in excess of $500,000.  The USECC and UPC will also each be responsible for paying 50% of (i) current and future Sheep Mountain reclamation costs in excess of $1,600,000, and (ii) all costs to maintain and hold the properties.

UPC may terminate the agreement before closing, in which event UPC (i) would forfeit all payments made to termination date; (ii) lose all of its interest in the properties to be contributed by the Company under the agreement; (iii) lose all rights to additional properties acquired in the joint venture as well as forfeit all cash contributions to the joint venture, and (iv) be relieved of its share of reclamation liabilities existing at December 8, 2004.

If the Uranium One contract is not closed, then closing of the UPC Purchase and Sale Agreement is required on or before December 29, 2007, with UPC’s last payment of the purchase price.  At the closing, UPC will contribute its 50% interest in the properties, and the Company will contribute their aggregate 50% interest in the properties, to the joint venture, wherein UPC and USECC will each hold a 50% interest.  If the installments are not timely paid, UPC will forfeit all of the 50% interest it is to earn in the properties and the joint venture to be formed.

•  UPC Mining Venture Agreement

As of April 11, 2005, the Company and USE signed a Mining Venture Agreement with UPC to establish a joint venture, with a term of 30 years, to explore, develop and mine the properties being purchased by UPC under the Purchase and Sale Agreement, and acquire, explore and develop additional uranium properties.  An area of mutual interest (“AMI”) was revised by the January 31, 2007 Amendment to Agreements and generally covers uranium properties within one mile of the properties subject to the joint venture.

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

In 2005 - 2006, USECC and UPC added the Burro Canyon project (in Colorado), the Breccia Pipes project (in Arizona) and the Green River North and South (Utah) projects to their joint venture under the Mining Venture Agreement.  Payments by UPC related to these additional uranium properties are separate from the payments required for UPC to acquire its 50% interest in the Sheep Mountain properties.  UPC’s ownership of the 50% interest in the Burro Canyon and Breccia Pipes project is subject to UPC’s timely completion of all its payment obligations under the Agreement.

In 2006, the Company, USE and UPC signed an agreement for USECC to earn one-half of UPC’s rights to earn up to a 85% interest in the Green River South project (also known as the Sahara Property) held by Uranium Group (“UG”).  For its one-half interest, USECC would pay $1,475,000 in option payments and work on the properties, plus pay to UPC (in cash or in USE stock) an amount equal to one-half of the lesser of the value of the UPC stock issued to UG when issued, and Cdn$1.00 per share.  The project would be held and developed in the Mining Venture Agreement.

If the contract with Uranium One is closed, USECC will assign to UPC all of USECC’s rights in the Green River South project, and receive from Uranium One about $441,000 for USECC’s expenditures on the project from July 10, 2006 to February 22, 2007.  Uranium One would have no interest in the project. If the contract is not closed, the Company may or may not continue to participate in the project.

Plateau Resources Limited

During fiscal 1994, USE entered into an agreement with Consumers Power Company to acquire all the issued and outstanding common stock of Plateau Resources Limited (“Plateau”), a Utah corporation. Plateau owns a uranium processing mill, the Shootaring Canyon Uranium Mill and support facilities and certain other real estate assets in southeastern Utah. USE paid nominal cash consideration for the Plateau stock and agreed to assume all environmental liabilities and reclamation bonding obligations. At December 31, 2006, Plateau has a cash security in the amount of $6.8 million to cover reclamation and annual licensing of the properties (see Note I). The Directors of the Company and USE have agreed to divide equally the cash flows, both positive and negative from Plateau operations as well as 50% of the reclamation obligations.  The Shootaring Canyon uranium mill is subject to the Uranium One asset purchase agreement.

On April 12, 2006, USE signed a contract with ARAMARK Sports and Entertainment Services, Inc., a subsidiary of ARAMARK (NYSE: “RMK”), for the management and operation of all commercial services owned by Plateau. The initial term of the contract is for three years, with one three-year extension option to be exercised upon the mutual agreement of U.S. Energy Corp. and ARAMARK.  Under the terms of the contract, ARAMARK will manage the 70-room motel, convenience store, mobile home park, boat storage facility, restaurant and lounge owned by Plateau.  ARAMARK will also add these assets to its nationwide reservation center and website.  Per terms of the agreement, ARAMARK will receive a management fee and will invest in a marketing program designed to maximize future revenues.

Sutter Gold Mining, Inc.

Sutter Gold Mining Company (“SGMC”) was established in 1990 to conduct operations on mining leases and to produce gold from the Lincoln Project in California.   On December 29, 2004, approximately 90% of SGMC was acquired by Sutter Gold Mining Inc. ("SGMI") (formerly Globemin Resources, Inc.) of Vancouver; B.C. SGMI is traded on the TSX Venture Exchange.

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

During prior periods an impairment of the acquisition and exploration costs associated with the SGMI property in California was recorded. During fiscal 2000, a visitor’s center was developed and became operational to help defray the holding costs associated with the property.

Although no economic reserves have been delineated on the property, the spot market price for gold has attained and maintained levels that management believes warrants further exploration that will allow SGMI to produce gold from the property on an economic basis. In 2006, SGMI raised $3,413,800 of net proceeds from two private placements of its common stock.  Proceeds have funded a combined underground and surface diamond drill program and will also be used to prepare a pre-feasibility study on the property.

ROCKY MOUNTAIN GAS, INC.

In 1999, the Company and USE organized Rocky Mountain Gas, Inc. (“RMG”) to enter into the coalbed methane gas/natural gas business. RMG was engaged in the acquisition of coalbed methane gas properties and the future exploration, development and production of methane gas from those properties.

On June 1, 2005 Enterra US Acquisitions Inc. (“Acquisitions”) (a privately-held Washington corporation organized by Enterra Energy Trust (“Enterra”) for purposes of the RMG acquisition) acquired all the outstanding stock of RMG, for which Enterra paid $500,000 cash and issued $5,234,000 of Enterra units (the "Enterra Initial Units"), net of the $266,000 adjustment for the purchase of overriding royalty interests (effected May 1, 2005); and Acquisitions issued $14,000,000 of class D shares of Acquisitions.  The Enterra Initial Units and the class D shares were issued pro rata to the RMG shareholders.

The Company’s participation in the consideration received during the year ended December 31, 2005 was approximately $6,399,000 resulting in a gain of $5,816,700.  The carrying value of the Company’s interest in RMG was $422,500 at the date of disposition.  The Company received 91,029 Enterra Initial Units and 245,759 Class D shares of Acquisitions, recorded on the December 31, 2005 balance sheet as long term investments in non affiliates of $4,893,100.  The Initial Units of Enterra were sold during the year ended December 31, 2005 for a gain of $448,300.  The sale of the Initial Units also generated $2,177,800 in cash of which the Company applied $2.0 million to its debt to USE.

As of December 31, 2006, the Company had sold all of the 245,759 units of Enterra Energy Trust (“Enterra”) which were received in June, 2006 as an automatic conversion of its shares of Enterra Acquisition Class D shares, which shares were received as partial consideration for the June 2005 sale of RMG to Enterra.  The Company received $2,991,000 cash from sale of the Enterra units.

PINNACLE

On June 23, 2003, a Subscription and Contribution Agreement was executed by RMG, CCBM, a wholly owned subsidiary of Carrizo Oil and Gas, Inc., and seven affiliates of Credit Suisse First Boston Private Equity (“CSFB Parties”). Under the Agreement, RMG and CCBM contributed certain of their respective interests, having an estimated fair value of approximately $7.5 million each, carried on RMG’s books at a cost of $957,600, comprised of (1) leases in the Clearmont, Kirby, Arvada and Bobcat CBM project areas and (2) oil and gas reserves in the Bobcat project area, to a newly formed entity, Pinnacle Gas Resources, Inc., a Delaware corporation (“Pinnacle”). In exchange for the contribution of these assets, RMG and CCBM each received 37.5% of the common stock of Pinnacle (“Pinnacle Common Stock”) as of the closing date and options to purchase Pinnacle Common Stock (“Pinnacle Stock Options”). CFSB contributed $5.0 million for 25% of the common stock of Pinnacle and agreed under certain terms to fund additional acquisition and development programs.

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

The Pinnacle shares (which had been owned by RMG, but were not sold as part of the 2005 Enterra transaction) were transferred to the Company and USE in 2005.  The transaction with Enterra required the Company and USE  to pay Enterra if the Pinnacle shares were later sold for more than $10 million; the payment (allowed to be by either cash or USE stock) would be the difference between $10 million and proceeds of sale (but not more than $2 million).  In September 2006, the Company and USE sold their Pinnacle shares in a private transaction for $13.8 million cash, of which Crested received $4,830,000 and USE received $8,970,000.  As a result of the sale of the Pinnacle shares, the Company and USE became obligated to pay Enterra $2.0 million in either cash or stock of USE.  The Company and USE paid Enterra with 506,395 shares (valued at $3.95 per share at the time) of USE common stock (with a market value of $2 million) owned by the Company.  As a result of the transfer of these USE shares, along with an additional 5,964 shares of USE owned by the Company which were returned to USE, the Company paid its proportionate share of the $2.0 million which was $700,000 and received a credit of $1,323,800 against the amount it owed USE.

F.    DEBT:

Obligations of the Company consist of advances payable to USE, which are due upon demand.  The obligation is due to USE for funding a majority of the operations of USECC, of which 50% is the responsibility of the Company.  All advances payable to USE are classified as current as of December 31, 2006 and 2005 as a result of USE’s unilateral ability to modify the repayment terms.

	December 31,
	2006	2005
Advances payable - U.S. Energy
balance payable in full on
demand (see Note A)	$13,277,200	$10,821,800

The Company and USE have a $500,000 line of credit from a commercial bank.  The line of credit has a variable interest rate (9.25% as of December 31, 2006).  The weighted average interest rate for the year ended December 31, 2006 was 8.96%.  As of December 31, 2006, none of the line of credit had been borrowed.  The line of credit is collateralized by certain real property.

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

G.        INCOME TAXES:

The components of deferred taxes as of December 31, 2006 and 2005 are as follows:

	December 31,
	2006	2005
Deferred tax assets:
Deferred compensation	$81,000	$10,800
Accrued reclamation	439,600	391,500
Tax basis in excess of book	-	629,800
Net operating loss carry forwards	6,976,600	4,179,500
Tax credits (AMT credit carryover)	44,200	144,100
Total deferred tax assets	7,541,400	5,355,700

Deferred tax liabilities:
Book basis in excess of tax basis - Enterra Units	--	(76,000)
Non-deductible reserves and other	(7,600)	--
Total deferred tax assets	(7,600)	(76,000)

Net deferred tax assets	7,533,800	5,279,700
Valuation allowance	--	(5,279,700)
Deferred tax assets net of valuation allowance	$7,533,800	$--

A valuation allowance for deferred tax assets is required when it is more likely than not that some portion or all of the deferred tax assets will or will not be realized.  Pursuant to paragraph 103 of Statement of Financial Accounting Standards No. 109 it is more likely than not that the net operating loss of the Company and the other deferred tax assets will be realized as a result of the closing of the Uranium One Asset Purchase Agreement.  No valuation allowance is therefore provided at December 31, 2006 as management of the Company believes that the deferred tax assets will be utilized in future years.

During the year ended December 31, 2006 a net long term deferred tax asset of $91,300 and a current deferred tax asset of $7,442,500 were recorded.  The Company therefore recognized a net tax benefit of $7,533,800.

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

The income tax provision is different from the amount computed by applying the statutory federal income tax rate to the income before taxes.  The reasons for those differences are as follows:

	December 31,
	2006	2005	2004

Expected federal income tax expense (benefit)	$(1,324,000)	$1,544,100	$(600,900)
Dividends received deduction	--	(595,000)	--
Net operating loss utilized	--	--	237,800
Permanent differences	(609,300)	--	--
Prior year true-up & rate change	(420,800)	--	--
Increase (decrease) in valuation allowance	(5,279,700)	(849,100)	363,100
	$(7,633,800)	$100,000	$--

There were no taxes payable as of December 31, 2006 and 2005.

At December 31, 2006, the Company had available, for federal income tax purposes, net operating loss carry-forwards of approximately $19,933,300 which expire from 2008 through 2026.

The Internal Revenue Service has audited the Company’s and subsidiaries tax returns through the year ended May 31, 2000.  The Company’s income tax liabilities are settled through fiscal 2000.

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

H.    SHAREHOLDERS’ EQUITY:

The Board of Directors of the Company from time to time, issued stock as compensation to certain directors, employees and third parties.  These shares are forfeitable to the Company until earned.  The Company is responsible for the compensation expense related to these issuances.  For the years ended December 31, 2006, 2005, and 2004, the Company did not recognize compensation expense resulting from these issuances.  These shares will vest and be released upon the retirement of the employees that they were granted to.  A schedule of forfeitable shares for Crested is set forth in the following table:

Issue	Number	Issue	Total
Date	of Shares	Price	Compensation
June 1990	25,000	$1.06	$26,500
December 1990	7,500	.50	3,800
January 1993	6,500	.22	1,400
January 1994	6,500	.28	1,800
January 1995	6,500	.19	1,200
January 1996	5,000	.3125	1,600
January 1997	8,000	.9375	7,500
Release of Earned Shares; August 2000	(50,000)		(33,700)
Balance at December 31, 2005	15,000		$10,100

On September 2, 2004, the Board of Directors adopted (and the shareholders approved) the 2004 Incentive Stock Option Plan (the "2004 ISOP") for the benefit of Crested’s key employees. The 2004 ISOP reserves for issuance shares of the Company’s common stock equal to 20% of the Company’s shares of common stock issued and outstanding at any time. The 2004 ISOP has a term of 10 years.

During the years ended December 31, 2006, 2005 and 2004 the following activity occurred under the 2004 ISOP:

	Year ended December 31,
	2006	2005	2004
Grants
Qualified	--	809,353	--
Non-Qualified	--	890,647	--
	--	1,700,000	--

Price of Grants
High	$--	$1.71	$--
Low	$--	$1.71	$--

Exercised
Qualified	--	--	--
Non-Qualified	--	--	--
	--	--	--
Total Cash Received	$--	$--	$--

Forfeitures/Cancellations
Qualified	--	--	--
Non-Qualified	--	--	--
	--	--	--

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

A summary of the Incentive Stock Option Plans activity in all plans for the year ended December 31, 2006, 2005 and 2004 is as follows:

	Year ended December 31,
	2006		2005		2004
		Weighted		Weighted		Weighted
		Average		Average		Average
		Exercise		Exercise		Exercise
	Options	Price	Options	Price	Options	Price
Outstanding at beginning
of the period	1,700,000	$1.71	--	$--	--	$--
Granted	--	$--	1,700,000	$1.71	--	$--
Forfeited	--	$--	--	$--	--	$--
Expired	--	$--	--	$--	--	$--
Exercised	--	$--	--	$--	--	$--
Outstanding at period end	1,700,000	$1.71	1,700,000	$1.71	--	$--
Exercisable at period end	1,700,000	$1.71	1,700,000	$1.71	--	$--

Weighted average fair
value of options
granted during
the period		$--		$1.54		$--

The following table summarized information about employee stock options outstanding and exercisable at December 31, 2006:

		Weighted
	Options	Weighted		Options
	outstanding	average	Weighted	exercisable	Weighted
	at	remaining	average	at	average
Grant Price	December 31,	contractual	exercise	December 31,	exercise
Range	2006	Life in years	price	2006	price
$1.71	1,700,000	8.44	$1.71	1,700,000	$1.71

	1,700,000	8.44	$1.71	1,700,000	$1.71

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

The following table sets forth the number of options available for grant as well as the intrinsic value of the options outstanding and exercisable:

	2006	2005	2004
Available for future grant	300,000	300,000	2,000,000
Intrinsic value of option exercised	$-	$-	$-
Aggregate intrinsic value of options outstanding	$1,292,000	$1,428,000	$-

I.     COMMITMENTS, CONTINGENCIES AND QUARTERLY FINANCIAL DATA:

Material legal proceedings pending at December 31, 2006, and developments in those proceedings from that date to the date this Annual Report is filed, are summarized below.  Legal proceedings which were not material to the Company were concluded in the fourth quarter 2006.

Phelps Dodge – Lucky Jack Molybdenum Property

On September 26, 2006, the Company and USE signed a Settlement Agreement and Release with Phelps Dodge Corporation (“PD”) resulting in a $7,000,000 payment to PD as part of the final agreement.  The Company and USE each were responsible for one half of this payment or $3.5 million on the Statement of Operations during the year ended December 31, 2006.  This settlement resulted in a cash savings of $538,300 from the $7,538,300 awarded to PD by the U.S. Federal District Court of Colorado on July 26, 2006.

Patent Claims Litigation – Lucky Jack Molybdenum Property

The only pending legal proceeding to which the Company and USE are parties relates to a challenge to the validity of title to the patented claims included in the molybdenum property.

On April 2, 2004, the United States Bureau of Land Management (“BLM”) issued patents on  nine additional mining claims for the Lucky Jack molybdenum property (previously known as Mount Emmons), for a total of 25 patented claims which consists of approximately 350 patented or “fee” acres.  A lawsuit was filed by local governmental entities and environmentalists (“Appellants”) in U.S. District Court of Colorado challenging BLM’s issuance of the nine additional mining patents and alleging BLM violated the 1872 Mining Law, applicable regulations, and the Administrative Procedures Act by overruling their protests to Mt. Emmons Mining Company’s mineral patent application, by awarding the patents, and by conveying the land to Mt. Emmons Mining Company (a subsidiary of Phelps Dodge Corporation).  The case was High Country Citizen’s Alliance, Town of Crested Butte, Colorado, and The Board of County Commissioners of the County of Gunnison, Colorado v. Kathleen Clarke, Director of the Bureau of Land Management et. al., Gale Norton, Secretary of Interior, U.S. Department of the Interior; Phelps Dodge Corporation; Mt. Emmons Mining Company.

On January 12, 2005, U.S. District Court dismissed the Appellants’ appeal holding: (i) that they had no right of appeal from a decision to issue a mineral patent, because the 1872 Mining Law created no private cause of action for unrelated parties to challenge the issuance of a mineral patent, and (ii) because the 1872 Mining Law implicitly precludes unrelated third parties from challenging mineral patent by judicial action, the Administrative Procedures Act does not constitute a waiver of sovereign immunity for purposes of the action.  Appellants filed an appeal of the U.S. District Court’s decision to the United States Tenth Circuit Court of Appeals (10th CAA”).  The 10th CCA case number is D.C. No. 04-MK-749PAC and No. 05-1085.

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

On February 28, 2006, the property was transferred to the Company and USE and Crested by Phelps Dodge Corporation and Mt. Emmons Mining Company.  On July 21, 2006, the 10th CAA affirmed the January 12, 2005 dismissal by the U.S. District Court of challenges to the issuance of nine additional mining patents on the molybdenum property.  On September 5, 2006, the Appellants filed a Petition for Rehearing En Banc of the July 21, 2006, decision before the entire 10th CCA.  On September 8, 2006, USE and Crested were admitted as substitute parties for Phelps Dodge Corporation and Mt. Emmons Mining Company (following USE’s and Crested’s filing of a Motion to Substitute Parties.

On October 27, 2006, the entire 10th CCA affirmed and upheld the July 21, 2006, decision by the 10th CCA panel, thereby denying the Appellants’ Petition of Rehearing En Banc and their challenges to the issuance of the patents.

On February 26, 2007, the Appellants filed a petition for certiorari with the United States Supreme Court again arguing that they were improperly denied judicial review of the decision by BLM to issue the patents.  The BLM and the Company and USE must file any opposition briefs on or before March 28, 2007.  Management   is not able to predict the outcome or the ultimate effect, if any, this litigation will have on the Company and USE.

Asset Retirement Obligations

Sheep Mountain Properties

The Company and USE are equally responsible for the reclamation obligations, environmental liabilities and liabilities for injuries to employees in mining operations with respect to the Sheep Mountain uranium `properties.  The reclamation obligations, which are established by regulatory authorities, were reviewed by the Company, USE and the regulatory authorities during the year ended December 31, 2006 and the balance in the reclamation liability account at December 31, 2006 of $2,409,800 million (½ accrued by the Company) is believed by management to be adequate.  This liability of $1,204,900 is classified as a Liability Held for Sale on the Company’s balance sheet.  The Company and USE are self bonded for this obligation by mortgaging certain of their real estate assets, including the Glen L. Larsen building and by posting cash bonds.

Plateau Resources, Limited

The environmental and reclamation obligations acquired with the acquisition of Plateau include obligations relating to the Shootaring Mill.  As of December 31, 2006, the present value at 8% of the reclamation liability on the Plateau properties was $4,117,400.  Plateau holds a cash deposit for reclamation in the amount of approximately $6.9 million.  The Company, pursuant to its cash flow sharing agreement with USE on the Plateau properties, is obligated to pay one half of the reclamation expenses in excess of the cash bond should this occur.

If the sale of the uranium properties to Uranium One closes, See Note E, the asset retirement obligations on the Sheep Mountain and Plateau Resources properties will be transferred to Uranium One (See Note B, Liabilities Held for Sale).

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

Sutter Gold Mining Inc.

SGMI's mineral properties are currently on shut down status and have never been in production.  There has been minimal surface disturbance on the Sutter properties.  Reclamation obligations consist of closing the mine entry and removal of a mine shop.  The reclamation obligation to close the property has been set by the State of California at $22,400 which is covered by a cash reclamation bond.  This amount was recorded by SGMI as a reclamation liability as of December 31, 2006.

Lucky Jack

The Company is obligated to pay one half of the asset retirement obligation on the Lucky Jack molybdenum property.  At December 31, 2006, the total asset retirement obligation was $102,000 of which the Company and USE will each pay one half.  The reclamation work on this property is not projected to commence until the property is fully mined which would be over 30 years.

401(K) Plan

The Board of Directors of the Company and USE adopted the U.S. Energy Corp. 401(K) Plan ("401(K)") in 2004, for the benefit of USE employees.  The Company and USE match 50% of an employee’s salary deferrals up to a maximum contribution per employee of $4,000 annually.  The Company was responsible for $31,100 and $26,400 for the years ended December 31, 2006 and 2005, respectively related to these contributions.

Executive Compensation

The Company and USE are committed to pay the surviving spouse or dependant children of the former Chairman and Founder, who passed away on September 4, 2006, one years’ salary and 50% of that amount annually for an additional four years thereafter.  The maximum compensation due under these agreements for the first year is $255,000 and $170,000 thereafter.  Certain officers and employees have employment agreements with the Company and USE.

On October 20, 2005 the Board of Directors of the Company and USE adopted an Executive Retirement Policy for the Chairman/CEO, Chairman Emeritus, President/COO, CFO/Treasurer/V.P. Finance, Senior Vice President and General Counsel.  Under the terms of the Retirement Plan the retired executive will receive monthly installments in accordance with the normal bi-weekly payroll practices of the USE in the amount of 50% of the greater of (i) that amount of compensation the Executive Officer received as base cash pay on his/her final regular pay check or (ii) the average annual pay rate, less all bonuses, he/she received over the last five years of his/her employment with USE.  To be eligible for this benefit the executive officer must serve in one of the designated executive offices for 15 years, reach the age of 60 and be an employee of USE on December 31, 2010.  The compensation expense for the year ended December 31, 2006 was $419,400, one half of which is the obligation of the Company.  The Company and USE have also established a mandatory retirement age of 65 unless the Board specifically requests the services of an employee or officer beyond that point.  The total accrued liability at December 31, 2006 for executive retirement was $462,700.

The employees of the Company and USE are not given raises on a regular basis.  In consideration of this and in appreciation of the work these employees perform.  The recommendation for bonuses are made by the Chairman and ratified, first by the Compensation Committee and second by the full boards prior to being paid.  Similar bonuses to those paid during prior years may be paid in the future.

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

J.           SELECTED QUARTERLY FINANCIAL DATA (Unaudited)

	Three Months Ended
	March 31	June 30,	September 30,	December 31,
	2006	2006	2006	2006

Operating revenues	$--	$--	$--	$--

Gain (loss) before investment
and property transactions	$(366,000)	$(1,513,600)	$(185,800)	$1,908,100

Equity in (loss) gain from affiliate	$289,300	$(633,600)	$(2,311,900)	$(969,400)

Benefit from income taxes	$--	$--	$--	$7,633,800

Net income (loss)	$(76,700)	$(2,147,200)	$(2,497,700)	$8,572,500

Income (loss) per Share, basic
Operating gain (loss)	$(0.02)	$(0.09)	$(0.01)	$0.56
Equity in gain (loss)
from affiliate	0.02	(0.04)	(0.14)	(0.06)
	$--	$(0.13)	$(0.15)	$0.50

Basic Weighted Average
Shares Outstanding	17,149,298	17,149,298	17,149,298	17,165,103

Income (loss) per Share, diluted
Operating gain (loss)	$(0.02)	$(0.09)	$(0.01)	$0.55
Equity in (loss) gain
from affiliate	$0.02	$(0.04)	$(0.14)	$(0.06)
	$--	$(0.13)	$(0.15)	$0.49

Diluted Weighted Average
Shares Outstanding	17,149,298	17,149,298	17,149,298	17,518,565

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

	Three Months Ended
	March 31	June 30,	September 30,	December 31,
	2005	2005	2005	2005

Operating revenues	$--	$--	$--	$--

Operating gain (loss)	$(51,600)	$7,006,700	$580,300	$(1,194,200)

Equity in (loss) gain from affiliate	$(372,900)	$(717,400)	$187,600	$(797,100)

Net gain (loss)	$(424,500)	$6,189,300	$767,900	$(1,991,300)

Income (loss) per Share, basic
Operating gain (loss)	$(0.00)	$0.41	$0.03	$(0.07)
Equity in gain (loss)
from affiliate	$(0.02)	$(0.04)	$0.01	$(0.06)
	$(0.02)	$0.37	$0.04	$(0.13)

Basic Weighted Average
Shares Outstanding	17,137,298	17,137,298	17,149,298	17,149,298

Gain (loss) per Share, diluted
Operating gain (loss)	$(0.00)	$0.41	$0.03	$(0.07)
Equity in gain (loss)
from affiliate	$(0.02)	$(0.04)	$0.01	$(0.06)
	$(0.02)	$0.37	$0.04	$(0.13)

Diluted Weighted Average
Shares Outstanding	17,137,298	17,152,298	17,164,298	17,149,298

	Three Months Ended
	March 31	June 30,	September 30,	December 31,
	2004	2004	2004	2004

Operating revenues	$--	$--	$--	$--

Operating loss	$(57,500)	$(146,600)	$(73,400)	$(42,500)

Equity in loss from affiliate	$(469,900)	$(318,800)	$(300,600)	$(358,200)

Net loss	$(527,400)	$(465,400)	$(374,000)	$(400,700)

Loss per Share, basic and diluted
Operating loss	$(0.00)	$(0.01)	$(0.00)	$(0.00)
Equity in loss
from affiliate	$(0.03)	$(0.02)	$(0.02)	$(0.02)
	$(0.03)	$(0.03)	$(0.02)	$(0.02)

Basic Weighted Average
Shares Outstanding	17,118,098	17,118,098	17,124,639	17,137,298

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

K.           SUBSEQUENT EVENTS

Entry into a Material Definitive Agreement – Plan and Agreement of Merger for Crested Corp.

On January 23, 2007, the Company and USE signed a plan and agreement of merger (the “merger agreement”) for the proposed acquisition of the minority shares of the Company not owned by USE, and the subsequent merger of the Company into USE pursuant to Wyoming and Colorado law (USE and Crested are Wyoming and Colorado corporations, respectively).  The merger agreement was approved by all directors of both companies.  USE (and its officers and directors) have signed an agreement to vote its and their shares of the Company in line with the vote of the holders of a majority of the Company’s minority shares.  The affirmative vote of the holders of a majority of the Company’s outstanding shares is required to consummate the merger.  USE will not seek USE shareholder approval of the merger.  Pursuant to the merger agreement, USE will issue a total of approximately 2,802,481 shares of common stock to the minority holders of the Company common stock, including the shares equal to the equity value of options to buy the Company’s common stock underlying 1,700,000 options.  (See Note C)

Entry into a Material Definitive Agreement – For Sale of Uranium Assets to sxr Uranium One Inc.

On February 22, 2007, the Company and USE, and certain of their private subsidiary companies, signed an Asset Purchase Agreement (the “APA”) with sxr Uranium One Inc. (“Uranium One,” headquartered in Toronto, Canada with offices in South Africa and Australia (Toronto Stock Exchange and Johannesburg Stock Exchange, “SXR”)), and certain of its private subsidiary companies.

The following is only a summary of the APA, and is qualified by reference to the complete agreement filed as an exhibit to this Report.

At closing of the APA, the Company and USE will sell substantially all of their uranium assets (the Shootaring Canyon uranium mill in Utah, unpatented uranium claims in Wyoming, Colorado, Arizona and Utah (and geological library information related to the claims), and the Company’s and USE’s contractual rights with Uranium Power Corp.), to subsidiaries of Uranium One, for consideration (purchase price) comprised of:

•	$750,000 cash (paid in advance on July 13, 2006 after the parties signed the Exclusivity Agreement).

•	6,607,605 Uranium One common shares, at closing.

•
Approximately $5,000,000 at closing, as a UPC-Related payment.  On January 31, 2007, the Company, USE, and Uranium Power Corp. (“UPC), amended their purchase and sale agreement for UPC to buy a 50% interest in certain of the Company’s and USE’s mining properties (as well as the mining venture agreement between the Company and USE, and UPC, to acquire and develop additional properties, and other agreements), to grant the Company and USE the right to transfer several UPC agreements, including the right to receive all future payments there under from UPC ($4,100,000 cash plus 1,500,000 UPC common shares), to Uranium One.  For information about the agreements with UPC, see below.

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

At closing of the APA, Uranium One will acquire the Company’s and USE’s agreements with UPC (excluding those agreements related to Green River South, which will be retained by UPC), for which Uranium One will pay the Company and USE the UPC-Related payment in an amount equal to a 5.25% annual discount rate applied to the sum of (i) $4,100,000 plus (ii) 1,500,000 multiplied by the volume weighted average closing price of UPC’s shares for the 10 trading days ending five days before the APA is closed.

•
Approximately $1,400,000, at closing, to reimburse the Company and USE for uranium property exploration and acquisition expenditures from July 10, 2006 to the closing of the APA.  These reimbursable costs relate to the Company’s and USE’s expenditures on the properties being sold to Uranium One since the signing of the Exclusivity Agreement.

•	Additional consideration, if and when certain events occur as follows:

•
$20,000,000 cash when commercial production occurs at the Shootaring Canyon Mill (when the Shootaring Canyon Mill has been operating at 60% or more of its design capacity of 750 short tons per day for 60 consecutive days).

•
$7,500,000 cash on the first delivery (after commercial production has occurred) of mineralized material from any of the properties being sold to Uranium One under the APA (excluding existing ore stockpiles on the properties).

•
From and after commercial production occurs at the Shootaring Canyon Mill, a production royalty (up to but not more than $12,500,000) equal to five percent of (i) the gross value of uranium and vanadium products produced at and sold from the mill; or (ii) mill fees received by Uranium One from third parties for custom milling or tolling arrangements, as applicable.  If production is sold to a Uranium One affiliate, partner, or joint venturer, gross value shall be determined by reference to mining industry publications or data.

•
Assumption of assumed liabilities:  Uranium One will assume certain specific liabilities associated with the assets to be sold, including (but not limited to) those future reclamation liabilities associated with the Shootaring Canyon Mill in Utah, and the Sheep Mountain properties in Wyoming.  Subject to regulatory approval of replacement bonds issued by a Uranium One subsidiary as the responsible party, cash bonds in the approximate amount of $6,883,300 on the Shootaring Canyon Mill and other reclamation cash bonds in the approximate amount of $413,400 will be released and the cash will be returned to the Company and USE by the regulatory authorities.   Receipt of these amounts is expected to follow closing of the APA.

All consideration will be paid to USE, for itself and as agent for the Company and the several private subsidiaries of the Company and USE that are parties to the APA.  As of the date of this Report, the Company and USE have not finalized the allocation of the consideration as between USE and Crested and the subsidiaries.

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

Closing of the APA is subject to satisfaction of closing conditions customary to transactions of this nature, including (i) approval by the Toronto Stock Exchange of the issuance of the Uranium One common shares; (ii) approval by the State of Utah of the transfer to a Uranium One subsidiary of ownership of the Utah Department of Environmental Quality, Division of Radiation Control Radioactive Material License related to the Shootaring Canyon Mill; and (iii) the termination of the review period and receipt of a favorable ruling (following an ‘Exon-Florio’ filing to be made by the parties under the APA) that the transactions contemplated by the APA would not threaten the national security of the United States.

USECC holds a 4% net profits interest on Rio Tinto’s Jackpot uranium property located on Green Mountain in Wyoming.  This interest is not included in the APA.

The APA also provides that the Company, USE and Uranium One will enter into a “strategic alliance” agreement at closing under which, for a period of two years, Uranium One will have the first opportunity to earn into or fund uranium property interests which may in the future be owned or acquired by the Company and USE outside the five mile area surrounding the purchased properties.

InterWest

InterWest, Inc. (owned 45% by each the Company and USE) was formed in 2006 to investigate and invest in commercial real estate.  On January 8, 2007 InterWest, Inc. signed a Contract to Buy and Sell Real Estate to purchase approximately 10.15 acres of land located in Gillette, Wyoming.  The purchase price is $1,268,800 payable as follows:  $25,000 earnest money deposit and $1,243,800 payable at closing.  InterWest has a sixty day due diligence period wherein it is to evaluate the property and obtain entitlements necessary to construct multifamily housing complex on the property.  It is estimated that the construction cost of these rental units will be between $22 and $25 million.  The Board of Directors has directed the management of InterWest that they should attempt to invest no more than 20% equity into the project should it go forward and that the balance of the funds must come from lenders.  In the event that the entitlements do not prove up InterWest is not obligated to purchase the property.

SGMI Contingent Stock Purchase Warrant

On March 14, 2007, SGMI reached a Settlement Agreement with USE, Crested and USECC concerning: 1) an accumulated debt obligation by SGMI of approximately $2,025,700 for expenditures made by USECC on behalf of SGMI and 2) a Contingent Stock Purchase Warrant between SGMI, USE and Crested.

Pursuant to the terms and conditions of the Settlement Agreement, the parties agreed as follows:

1.      To settle the accumulated debt obligation as of December 31, 2006 of $2,025,700, USECC agreed to accept 7,621,867 shares of SGMI common stock (subject to approval by the Toronto Stock Exchange (“Exchange”)).  The debt is therefore being paid at negotiated price of $.26 per share.  The price for SMGI stock on March 15, 2007 was $.20 per share.

2.      To settle the Contingent Stock Purchase Warrant agreement of approximately $4.6 million, USE and Crested agreed to accept a 5% net profits interest royalty ("NPIR") in exchange for the Contingent Stock Purchase Warrant.  Furthermore, USE and Crested agree that the 5% royalty shall continue until USE and Crested have recouped the $4.6 million.  Once the $4.6 million is recouped the 5% NPIR shall be converted to a 1% NPIR thereafter.

CRESTED CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(Continued)

3.      In addition, subject to the closing of USE and Crested’s sxr Uranium One transaction, USE and Crested have agreed to provide a $1 million line of credit ($500,000 each) to SGMI at 12% annual interest, drawable and repayable at anytime in tranches of $50,000 or more by SGMI.  USE and Crested have the sole option to have SGMI repay the debt in cash or SGMI stock at a 10% discount to the 10 day VWAP before payment (subject to Exchange approval).

APPENDIX A
AGREEMENT AND PLAN OF MERGER, AS AMENDED

FIRST AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

This First Amendment to Agreement and Plan of Merger is effective as of July 31, 2007.

Whereas, U.S. Energy Corp. (“USE”) and Crested Corp. (“Crested”) entered into an Agreement and Plan of Merger (the “Agreement”) as of January 23, 2007; and

Whereas, USE and Crested desire to amend the Agreement,

Now Therefore, the Agreement is amended as follows:

1.	Section 7.1(c) of the Agreement is amended to provide that the Outside Date shall be December 31, 2007, unless further amended by mutual agreement of USE and Crested.

2.
Section 1.1.2 (“Stock Options, and Equity and Other Compensation Plans and Benefits”) is amended by the addition of the following at the end of such section:  “The Company shall pay the income tax which will be owed by each holder of a non-qualified Company Stock Option upon exercise thereof, provided that each such holder executes and delivers to Parent an agreement (a “lockup agreement”) not to sell (until retirement, death or disability) any of the Parent stock they receive in exchange for Company Stock acquired on such exercise of a non-qualified Company Stock Option (including Company Stock issued to Steven R. Youngbauer, even though he will not recognize income on exercise of his Company Stock Options (which are qualified options).”

Capitalized terms not defined in this First Amendment have the meanings assigned in the Agreement.

This First Amendment has been approved by the boards of directors of USE and Crested.

Except as amended above, the Agreement remains in full force and effect.

U.S. Energy Corp.

/s/ Mark J. Larsen
Mark J. Larsen, President

Crested Corp.

/s/  Keith G. Larsen
Keith G. Larsen, Co-Chairman

A-1

AGREEMENT AND PLAN OF MERGER

dated as of January 23, 2007

by and between

U.S. ENERGY CORP., a Wyoming corporation,

and

CRESTED CORP., a Colorado corporation

                                                                                                                                                                                                                                                                   Page

ARTICLE 1	THE MERGER	3
1.1	The Merger	3
1.2	Closing	3
1.3	Effective Date	4
1.4	Effects of the Merger	4
1.5	Effect on Capital Stock	4
1.6	Stock Options, and Equity and Other Compensation Plans and Benefits	5
1.7	Exchange Of Certificates	5
1.8	Taking of Necessary Action; Further Action	7
ARTICLE 2	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	8
2.1	Organization	8
2.2	Capital Stock of the Company	9
2.3	Authority Relative to this Agreement	9
2.4	SEC Reports and Financial Statements	10
2.5	Certain Changes	11
2.6	Litigation	11
2.7	Disclosure in Proxy Statement	11
2.8	Broker’s or Finder’s Fees	11
2.9	Employee Plans	11
2.10	Board Recommendation; Company Action; Requisite Vote of the Company’s Stockholders	12
2.11	Taxes	12
2.12	Environmental	14
2.13	Compliance with Laws	15
2.14	Employment Matters	15
2.15	Certain Contracts and Arrangements	15
2.16	Financial and Commodity Hedging	16
2.17	Properties	16
2.18	Accounting Controls	16
2.19	Intellectual Property	16
ARTICLE 3	REPRESENTATIONS AND WARRANTIES OF PARENT	16
3.1	Organization	16
3.2	Capital Stock	17
3.3	Authority Relative to this Agreement	18
3.4	SEC Reports and Financial Statements	18
3.5	Certain Changes	19
3.6	Litigation	19
3.7	Disclosure in Proxy Statement	19
3.8	Broker’s or Finder’s Fees	20
3.9	Employee Plans	20
3.10	Board Recommendation	22
3.11	Taxes	22
3.12	Environmental	23
3.13	Compliance with Laws	24
3.14	Employment Matters	24

-i-

(continued)

                                                                                                                                                                                                                                                       Page
3.15	Certain Contracts and Arrangements	25
3.16	Financial and Commodity Hedging	25
3.17	Properties	25
3.18	Accounting Controls	25
3.19	Intellectual Property	25
ARTICLE 4	CONDUCT OF BUSINESS PENDING THE MERGER	26
4.1	Conduct of Business by the Company Pending the Merger	26
4.2	Conduct of Business of Parent	27
ARTICLE 5	ADDITIONAL AGREEMENTS	28
5.1	Shareholders’ Meeting	28
5.2	Registration Statement	28
5.3	Employee Benefit Matters	29
5.4	Consents and Approvals	29
5.5	Public Statements	30
5.6	Commercially Reasonable Best Efforts	30
5.7	Notification of Certain Matters	30
5.8	Access to Information; Confidentiality	31
5.9	No Solicitation	31
5.10	Section 16 Matters	32
5.11	Voting Agreement	32
5.12	Nasdaq Listing	33
5.13	Tax Treatment	33
5.14	Indemnification	33
ARTICLE 6	CONDITIONS	33
6.1	Conditions to the Obligation of Each Party to Effect the Merger	33
6.2	Additional Conditions to the Obligations of Parent	34
6.3	Additional Conditions to the Obligation of the Company	34
ARTICLE 7	TERMINATION, AMENDMENT AND WAIVER	35
7.1	Termination	35
7.2	Effect of Termination	36
7.3	Fees and Expenses	36
7.4	Amendment	37
7.5	Waiver	37
ARTICLE 8	GENERAL PROVISIONS	38
8.1	Notices	38
8.2	Representations and Warranties	38
8.3	Governing Law; Waiver of Jury Trial	38
8.4	Counterparts; Facsimile Transmission of Signatures	39
8.5	Assignment; No Third Party Beneficiaries	39
8.6	Severability	39
8.7	Entire Agreement	39

-ii-

                                        Schedule of Definitions

Term	Section
'33 Act	2.3(c)
'34 Act	2.3(c)
Action	5.14
Agreement	Preamble
Articles of Merger	1.3
Book-Entry Shares	1.7(a)
CBCA	1.1(a)
CCCA	1.3
CERCLA	2.12(h)
Closing	1.2
Closing Date	1.2
Code	Recitals
Company	Preamble
Company Board	1.6
Company Cases	2.6
Company Common Stock	1.5
Company Disclosure Letter	2
Company Financial Statements	2.4(b)
Company Material Adverse Effect	2.1(a)
Company SEC Reports	2.4(a)
Company Stock Option	1.6
Company Stock Plan	1.6
Company Subsidiaries	2.1(a)
Dissenters’ Rights Statute	1.5(b)
Effective Date	1.3
Electing Cash Out Holders	1.5(d)
Employee Benefit Plan	2.9(b)
Environmental Laws	2.12(h)
ERISA	2.9(b)
Exchange Agent	1.7(a)
Exchange Ratio	1.5(b)
GAAP	2.4(b)
Hazardous Substance	2.12(i)
Indemnified Liabilities	5.14
Indemnitees	5.14
Intellectual Property	2.19
Intended Tax Treatment	5.13
Law	2.13
Liens	2.1(b)
Merger	1.1(a)
Merger Consideration	1.5(b)
Navigant	3.10(a)
Order	2.3(b)
Other Filings	5.2(b)
Outside Date	7.1(c)

-iv-

Parent	Preamble
Parent Board	3.3(a)
Parent Cases	3.6
Parent Common Stock	1.5(a)
Parent Financial Statements	3.4(b)
Parent Material Adverse Effect	3.1(a)
Parent SEC Reports	3.4(a)
Parent Subsidiaries	3.1(a)
person	2.1(b)
Proxy Statement/Prospectus	2.7
RCRA	2.12(h)
S-4	5.2(a)
SARs	2.2(b)
SEC	2
SGMI	2.1(a)
Shareholders’ Meeting	5.1
Statement of Merger	1.3
Stock Certificate	1.5(c)
Superior Proposal	5.9(c)
Surviving Company	1.1(a)
Takeover Proposal	5.9(c)
Termination Fee	7.3(a)
USECB Joint Venture	1.4
Voting Agreement	Recitals
WBCA	1.1(a)

-v-

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of January 23, 2007 is by and between U.S. Energy Corp., a Wyoming corporation (“Parent”), and Crested Corp., a Colorado corporation (the “Company”).

WHEREAS, the parties desire that the Company be merged with and into Parent with Parent as the surviving company, all as set forth in Article 1 of this Agreement;

WHEREAS, the boards of directors of Parent and the Company established special committees in order to evaluate the proposed Merger (as defined below), and each special committee evaluated the Merger and recommended approval of the Merger to its board of directors;

WHEREAS, the boards of directors of Parent and the Company have approved this Agreement and deem it advisable and in the best interests of their respective stockholders to consummate the transactions contemplated hereby on the terms and conditions set forth herein;

WHEREAS, in consideration of Parent entering into this Agreement and incurring certain related fees and expenses, Parent, the officers and directors of Parent who own Company Common Stock and the Company are executing a voting agreement, of even date herewith (the “Voting Agreement”), relating to the Company Common Stock (as defined below) beneficially owned by Parent;

WHEREAS, it is intended that, for United States federal income tax purposes, the Merger (as defined below) shall qualify as a reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder and this Agreement constitutes a “plan of reorganization” within the meaning of Section 1.368(c) of the Treasury Regulations.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained in this Agreement and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent and the Company, intending to be legally bound, hereby agree as follows:
ARTICLE 1
THE MERGER

1.1  The Merger.

(a)  On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Colorado Business Corporation Act (“CBCA”) and the Wyoming Business Corporation Act (“WBCA”), the Company shall be merged with and into Parent at the Effective Date (the “Merger”). At the Effective Date, the separate corporate existence of the Company shall cease and Parent shall continue as the surviving corporation of the Merger (the “Surviving Company”).

(b)  It is intended that the Merger shall constitute a reorganization under the Code.

1

1.2  Closing. Unless this Agreement is earlier terminated, the closing (the “Closing”) of the Merger shall take place at the offices of Parent, 877 North 8th West, Riverton, Wyoming 82501, at 10:00 am on the first business day following the satisfaction or waiver (to the extent permitted by applicable Law (as defined in Section 2.13)) of the conditions set forth in Article 6, or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

1.3  Effective Date. Prior to the Closing, Parent shall prepare, and on the Closing Date or as soon as practicable thereafter, Parent shall file (a) a statement of merger (the “Statement of Merger”) executed in accordance with the relevant provisions of the Colorado Corporations and Associations Act (the “CCAA”) with the Secretary of State of the State of Colorado, and (b) articles of merger (“Articles of Merger”) executed in accordance with the relevant provisions of the WBCA with the Secretary of State of the State of Wyoming. The Merger shall become effective at such time as both the Statement of Merger and the Articles of Merger have been duly filed with the Secretaries of State of the States of Colorado and Wyoming, or at such subsequent time as Parent and the Company shall agree and specify in the Statement of Merger and the Articles of Merger (the date the Merger becomes effective being the “Effective Date”).

1.4  Effects of the Merger. The Merger shall have the effects set forth in section 7-90-204(1)(a) of the CCAA and section 17-16-1106(a) of the WBCA. The articles of incorporation and bylaws of Parent immediately prior to the Effective Date shall be the articles of incorporation and bylaws of the Surviving Company. The directors and officers of Parent immediately prior to the Effective Date shall continue in service until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be. When Parent deems it appropriate, the joint venture between Parent and the Company (“USECB Joint Venture”) shall be terminated and wound up.

1.5  Effect on Capital Stock. At the Effective Date, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $0.001, of the Company (“Company Common Stock”), the following shall occur:

(a)  Cancellation Of Treasury Stock, Parent-Owned Stock and Certain Parent Common Stock. Each share of Company Common Stock that is owned by the Company or Parent shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor. Any common stock of Parent (“Parent Common Stock”) owned by the Company shall no longer be outstanding and shall automatically be canceled and shall cease to exist.

(b)  Conversion Of Company Common Stock; Merger Consideration. Subject to Sections 1.5(a), 1.6 and 1.7(e), every two issued and outstanding shares of Company Common Stock not held by Parent (including shares of Company Common Stock issued on exercise of the Company Stock Options (as those terms are defined in Section 1.6 below)) shall be converted into the right to receive one validly issued, fully paid and non-assessable share of Parent Common Stock (the “Merger Consideration”), resulting in an exchange ratio of 2:1 (the “Exchange Ratio”). The Merger Consideration on the Effective Date is subject to (i) reduction by operation of sections 7-113-101 to 7-113-302 of the CBCA (the “Dissenters’ Rights Statute”); and (ii) increase by such additional shares as may be needed to pay for fractional shares of Company Common Stock under Section 1.7(e) (such additional share number not being determinable until the Effective Date).

2

(c)  Effect Of Conversion. From and after the Effective Date, all of the shares of Company Common Stock converted into the Merger Consideration pursuant to this Section 1.5 shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of such shares evidenced by a certificate (each a “Stock Certificate”), representing any such shares of Company Common Stock (and each holder of shares of Company Common Stock issued upon exercise of a Company Stock Option, but not evidenced by a stock certificate) shall thereafter cease to have any rights with respect thereto, except the right to receive (i) the Total Merger Consideration, (ii) any dividends and other distributions in accordance with Sections 1.7(d) and 1.7(f); (iii) any cash to be paid to an Electing Cash Out Holder (as defined below) under Section 1.5(c)(1); and (iv) rights to payment under the Dissenters’ Rights Statute.

(d)  Payments to Electing Cash Out Holders. In the form to be included in the proxy as part of the Prospectus/Proxy Statement, Parent shall provide an option to all holders of 500 or fewer shares of Company Common Stock to elect to receive cash in lieu of shares of Parent Common Stock (the “Electing Cash Out Holders”). Upon receiving the elections from Electing Cash Out Holders, Parent may elect either to (i) pay each Electing Cash Out Holder, in cash, the amount of cash equal to the number of shares of Parent Common Stock to which the Electing Cash Out Holder otherwise would be entitled, multiplied by the closing price of one share of Parent Common Stock on the Nasdaq Capital Market on the Effective Date, or (ii) reject the election of each Electing Cash Out Holder, and issue shares of Parent Common Stock in accordance with this Article.

(e)  Changes To Stock. If at any time during the period between the date of this Agreement and the Effective Date, any change in the outstanding shares of capital stock of Parent or the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, split-up, exchange or readjustment of shares, rights issued in respect of Parent Common Stock or any stock dividend thereon with a record date during such period, the Merger Consideration and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide the holders of shares of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

1.6  Stock Options, and Equity and Other Compensation Plans and Benefits. The board of directors of the Company (the “Company Board”), or the appropriate committee thereof, shall take such action as is within its power so that (i) at the Effective Date, each outstanding option to purchase shares of Company Common Stock (a “Company Stock Option”) granted under the Company’s Incentive Stock Option Plan (the “Company Stock Plan”), whether or not vested, is exercisable by its holder on a “cashless exercise” basis, and each exercising holder shall, on the Effective Date, be entitled to receive her or his portion of the Merger Consideration, and (ii) after the Effective Date, any unexercised Company Stock Option shall cease to represent a right to acquire shares of Company Common Stock and shall be administered in accordance with the Company Stock Plan. All other compensation arrangements or plans or benefit plans (including without limitation salary, and insurance and retirement benefits) with or for the benefit of persons who may be deemed to be employees of the Company, and who also are employees of Parent, shall be terminated, but all such arrangements and plans for such persons as employees of Parent which are in place at the Effective Date shall not be affected as a result of the Merger.

3

1.7  Exchange Of Certificates.

(a)  Exchange Agent. Computershare Trust Company (which also is the stock transfer agent for Parent and the Company) shall serve as the exchange agent for the Parent Common Stock (the “Exchange Agent”) for the purpose of exchanging Stock Certificates representing shares of Company Common Stock and non-certificated shares represented by book entry (“Book-Entry Shares”) for the Total Merger Consideration. Upon request by a holder of Company Common Stock, a stock certificate shall be issued to such a holder in lieu of Book-Entry Shares. Promptly after the Effective Date (but in any event within five business days thereafter), Parent will send, or will cause the Exchange Agent to send, to each holder of record of shares of Company Common Stock as of the Effective Date (exclusive of Electing Cash Out Holders) a letter of transmittal for use in such exchange (which shall specify that delivery shall be effected, and risk of loss and title to the Stock Certificates theretofore representing shares of Company Common Stock shall pass, only upon proper delivery of such Stock Certificates to the Exchange Agent or by appropriate guarantee of delivery in the form customarily used in transactions of this nature from a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States) in such form as the Company and Parent may reasonably agree, for use in effecting delivery of shares of Company Common Stock to the Exchange Agent. Exchange of any Book-Entry Shares of the Company which are outstanding shall be effected in accordance with Parent’s customary procedures with respect to securities represented by book entry.

(a)(1) No Requirement for Issuance of Stock Certificates for Company Common Stock Issued on Exercise of Company Stock Options. If permitted by the Company’s articles of incorporation and bylaws, and by the operating procedures of the Exchange Agent, the Company shall not be required to issue stock certificates for shares of Company Common Stock issued upon exercise of Company Stock Options, and shares of Parent Common Stock shall be issued against such documentation as the Exchange Agent may request.

(b) Exchange Procedure. Each holder of shares of Company Common Stock that have been converted into a right to receive the Total Merger Consideration, upon surrender to the Exchange Agent of a Stock Certificate (or other documentation if a stock certificate is not issued under Section 1.7(a)(1)), together with a properly completed letter of transmittal, will be entitled to receive (i) one or more shares of Parent Common Stock (which shall be in non-certificated book-entry form unless a physical certificate is requested) representing, in the aggregate, the whole number of shares of Parent Common Stock, if any, that such holder has the right to receive pursuant to Section 1.5(b), plus one additional share if the holder otherwise would have the right to receive a fractional share under Section 1.7(e) and dividends and other distributions pursuant to Section 1.7(d) and 1.7(f). No interest shall be paid or accrued on any of the Total Merger Consideration, or on any unpaid dividends and distributions payable to holders of Stock Certificates or holders of Company shares without certificates. Until so surrendered, each such Stock Certificate shall, after the Effective Date, represent for all purposes only the right to receive such Merger Consideration and any dividends and other distributions in accordance with Sections 1.7(d) and 1.7(f), and an additional one share as applicable in lieu of any fractional share of Parent Common Stock.

4

(c) Certificate Holder. If any portion of the Merger Consideration is to be registered in the name of a person other than the person in whose name the applicable surrendered Stock Certificate is registered, it shall be a condition to the registration thereof that the surrendered Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such delivery of the Merger Consideration shall pay to the Exchange Agent any transfer or other similar taxes required as a result of such registration in the name of a person other than the registered holder of such Stock Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(d) Dividends And Distributions. No dividends or other distributions with respect to shares of Parent Common Stock issued in the Merger shall be paid to the holder of any unsurrendered Stock Certificates or Book-Entry Shares until such Stock Certificates or Book-Entry Shares are properly surrendered. Following such surrender, there shall be paid, without interest, to the record holder of the shares of Parent Common Stock issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of such shares of Parent Common Stock with a record date after the Effective Date and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such shares of Parent Common Stock with a record date after the Effective Date but with a payment date subsequent to such surrender. For purposes of dividends or other distributions in respect of shares of Parent Common Stock, all shares of Parent Common Stock to be issued pursuant to the Merger shall be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Date.

(e) Fractional Shares. No fractional shares of Parent Common Stock shall be issued in the Merger, but in lieu thereof each holder of Company Common Stock otherwise entitled to a fractional share of Parent Common Stock will be entitled to receive one additional share of Parent Common Stock. No cash payment shall be made for fractional shares of Parent Common Stock.

(f) No Further Ownership Rights In Company Common Stock. The Total Merger Consideration paid in accordance with the terms of this Article I upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Company’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Date that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Date. After the Effective Date there shall be no further registration of transfers on the equity transfer books of the Surviving Company of shares of Company Common Stock that were outstanding immediately prior to the Effective Date. If, after the Effective Date, any Stock Certificates formerly representing shares of Company Common Stock are presented to the Surviving Company or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article I.

(g) No Liability. None of Parent, the Company or the Exchange Agent shall be liable to any person in respect of any Parent Common Stock delivered to a public official to the extent required by any applicable abandoned property, escheat or similar Law. If any Stock Certificate has not been surrendered immediately prior to such date on which the Merger Consideration in respect of such Stock Certificate would otherwise irrevocably escheat to or become the property of any governmental entity, any such shares, cash, dividends or distributions in respect of such Stock Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of all claims or interest of any person previously entitled thereto, except as otherwise provided by Law.

5

(h) Withholding Rights. Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or under any other provision of applicable federal, state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent or the Exchange Agent, as applicable, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holders of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

(i) Lost Certificates. If any Stock Certificate shall have been lost, stolen, defaced or destroyed, upon the making of an affidavit of that fact by the person claiming such Stock Certificate to be lost, stolen, defaced or destroyed and, if reasonably required by Exchange Agent, the posting by such person of a bond in such reasonable amount as Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Stock Certificate, the Exchange Agent shall pay in respect of such lost, stolen, defaced or destroyed Stock Certificate the Merger Consideration with respect to each share of Company Common Stock formerly represented by such Stock Certificate.

1.8  Taking of Necessary Action; Further Action. Parent and the Company shall use all reasonable efforts to take all such actions as may be necessary or appropriate in order to effectuate the Merger as promptly as commercially practicable. If, at any time after the Effective Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Parent with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either the Company or the USECB Joint Venture, the officers of Parent are fully authorized in the name of each constituent entity or otherwise to take, and shall take, all such lawful and necessary action.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as publicly disclosed by the Company in the Company SEC Reports (as defined in Section 2.4(a)) filed with the Securities and Exchange Commission (“SEC”) prior to the date of this Agreement and except as set forth on the disclosure letter (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein, provided that any disclosure set forth with respect to any particular section shall be deemed to be disclosed in reference to all other applicable sections of this Agreement and the disclosure letter) previously delivered by the Company to Parent (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent as follows. “To the knowledge of the Company” and similar phrases mean the actual knowledge of the Chief Executive Officer and Chief Financial Officer of the Company.

2.1  Organization.

(a)  The Company owns a 50% interest in the USECC Joint Venture with Parent, through which they conduct all their business. Additionally, the Company owns a 1.2% ownership in Sutter Gold Mining, Inc. (“SGMI”). The Company also participates in mineral property ownership with Parent and has a cash flow sharing arrangement with the Parent on uranium properties in southern Utah, which are owned by Plateau Resources Limited, a 100% owned subsidiary of Parent. The Company therefore has no consolidated subsidiaries. Any reference to “Company Subsidiaries” refers to USECC, SGMI or Plateau. Each of the Company and the Company Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate or limited partnership power and authority and any necessary governmental approvals to own, lease and operate its property and to carry on its business as now being conducted. The Company and each of the

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Company Subsidiaries is duly qualified and/or licensed, as may be required, and in good standing in each of the jurisdictions in which the nature of the business conducted by it or the character of the property owned, leased or used by it makes such qualification and/or licensing necessary, except in such jurisdictions where the failure to be so qualified and/or licensed would not, individually or in the aggregate, have a Company Material Adverse Effect. A “Company Material Adverse Effect” means any change, effect, fact, event, condition or development that would have or be reasonably likely to have a material adverse effect on (i) the condition (financial or otherwise), business, operations or assets of the Company and the Company Subsidiaries considered as a single enterprise or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement. Notwithstanding anything to the contrary herein, any change, effect, fact, event or condition (x) which adversely affects the minerals industry generally or (y) which arises out of general economic conditions shall not be considered in determining whether a Company Material Adverse Effect has occurred. The copies of the articles of incorporation, and amendments, and bylaws of the Company which are filed as exhibits to the Company’s SEC Reports are complete and correct copies of such documents as in effect on the date of this Agreement.

(b)  Section 2.1(b) of the Company Disclosure Letter lists all of the Company Subsidiaries and their respective jurisdictions of incorporation. All the outstanding shares of capital stock of, or other equity interests in, each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (“Liens”) and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Other than joint ventures, operating agreements and similar arrangements typical in the Company’s industry entered into in the ordinary course of business, neither the Company nor any of the Company Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any other person that is or would reasonably be expected to be material to the Company and the Company Subsidiaries considered as a single entity, other than the shares of Parent Common Stock owned by the Company or any Company Subsidiary. The term “person” as used in this Agreement will be interpreted broadly to include any corporation, company, group, partnership or other entity or individual.

2.2  Capital Stock of the Company.

(a)  As of the date of this Agreement, the authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, of which 17,182,704 are issued and outstanding, and 100,000 shares of Preferred Stock, of which none are issued and outstanding. No shares of Company Common Stock are held in the treasury of the Company. Such issued shares of Company Common Stock have been duly authorized, validly issued, are fully paid and nonassessable, and are free of preemptive rights. The Company has not declared or paid any dividend, or declared or made any distribution on, or authorized the creation or issuance of, or issued, or authorized or effected any split-up or any other recapitalization of, any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock. The Company has not agreed to take any such action, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of the Company.

(b)  Section 2.2(b) of the Company Disclosure Letter lists all outstanding options (including the holders of Company Stock Options), warrants or other rights to subscribe for, purchase or acquire from the Company any capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company. There are no stock appreciation rights (“SARs”) attached to the options, warrants or rights.

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(c)  Except for obligations under the USECB Joint Venture, and except as otherwise described in this Section 2.2 or as described in Section 2.2(b) of the Company Disclosure Letter, the Company is not subject to or bound by any outstanding option, warrant, call, subscription or other right (including any preemptive or similar right), agreement, arrangement or commitment which (i) obligates the Company to issue, sell or transfer, or repurchase, redeem or otherwise acquire, any shares of the capital stock or other equity interests of the Company, (ii) obligates the Company to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) or any other entity, (iii) restricts the transfer of any shares of capital stock of the Company or (iv) relates to the holding, voting or disposition of any shares of capital stock of the Company. No bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company may vote are issued or outstanding.

2.3  Authority Relative to this Agreement.

(a)  The Company has the requisite corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated herein have been duly authorized by the Company Board. No other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby, except for the approval of the Company’s stockholders as contemplated in Section 5.1. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or other Laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

(b)  Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated herein nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of the articles of incorporation or bylaws of the Company or any of the Company Subsidiaries, (ii) result in a violation or breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or cancellation of, or accelerate the performance or increase the fees required by, or result in a right of termination, amendment or acceleration under, a right to require redemption or repurchase of or otherwise “put” securities, or the loss of a material benefit under, or result in the creation of a Lien upon any of the properties or assets of the Company or any Company Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which the Company is a party or by which the Company or any of its properties or assets may be bound or (iii) subject to compliance with the statutes and regulations referred to in subsection (c) below, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation (“Order”) applicable to the Company or any of its properties or assets, other than any such event described in items (ii) or (iii) which would not be reasonably likely to (x) prevent the consummation of the transactions contemplated hereby or (y) have a Company Material Adverse Effect.

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(c)  Except for compliance with the provisions of the CBCA, the Securities Exchange Act of 1934 (“’34 Act”), the Securities Act of 1933 (the “‘33 Act”), the rules and regulations of Nasdaq and the “blue sky” laws of various states and foreign laws, no action by any governmental authority is necessary for the Company’s execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby except where the failure to obtain or take such action would not be reasonably likely to have a Company Material Adverse Effect.

2.4  SEC Reports and Financial Statements.

(a)  Since January 1, 2006, the Company has filed with the SEC all forms, reports, schedules, registration statements, definitive proxy statements and other documents (the “Company SEC Reports”) required to be filed by the Company with the SEC, excluding reports on Forms 4 or 5. As of their respective dates and, if amended or superseded by a subsequent filing prior to the date of this Agreement or the Effective Date, then as of the date of such filing, the Company SEC Reports, including, without limitation, any financial statements or schedules included therein, complied or will comply in all material respects with the requirements of the ‘33 Act, the ‘34 Act and the rules and regulations of the SEC applicable to such Company SEC Reports, and none of the Company SEC Reports contained any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to sections 12 or 15 of the ‘34 Act.

(b)  The audited and unaudited financial statements (including, in each case, any related notes and schedules thereto) (collectively, the “Company Financial Statements”) of the Company contained in the Company SEC Reports have been prepared from the books and records of the Company, and the Company Financial Statements present fairly in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates thereof or for the periods presented therein in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as otherwise noted therein, including the related notes, and subject, in the case of quarterly financial statements, to normal and recurring year-end adjustments in the ordinary course of business).

(c)  Except as disclosed in the Company SEC Reports or as described in Section 2.4(c) of the Company Disclosure Letter, since January 1, 2006 the Company has not incurred any liabilities or obligations of any nature, whether accrued, contingent or absolute or otherwise (including without limitation under royalty arrangements), except for those arising in the ordinary course of business consistent with past practice and that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

2.5  Certain Changes. Except as disclosed in the Company SEC Reports, since January 1, 2006, the Company has conducted its businesses only in the ordinary course consistent with past practice, and there has not been: (i) any Company Material Adverse Effect or (ii) any action taken by the Company that, if taken during the period from the date of this Agreement through the Effective Date, would constitute a breach of Section 4.1.

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2.6  Litigation. Except as disclosed in the Company SEC Reports or set forth on Section 2.6 of the Company Disclosure Letter, there is no suit, action or legal, administrative, arbitration or other proceeding or governmental investigation (the “Company Cases”) or Order pending or, to the knowledge of the Company, threatened against the Company which, if decided adversely to the Company, considered individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect nor is there any judgment, decree, injunction, rule or order of any court or other governmental entity or arbitrator outstanding against the Company having, or which, considered individually or in the aggregate, is reasonably likely to have, a Company Material Adverse Effect.

2.7  Disclosure in Proxy Statement. No information supplied by the Company for inclusion in the proxy statement to be sent to the shareholders of the Company in connection with the Shareholders’ Meeting (as defined in Section 5.1) (the “Proxy Statement/Prospectus”) shall, at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to shareholders and at the time of the Shareholders’ Meeting and at the Effective Date, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Shareholders’ Meeting which has become false or misleading. The portions of the Proxy Statement/Prospectus and S-4 supplied by the Company (whether by inclusion or by incorporation by reference therein) will comply as to form in all material respects with the requirements of the ‘33 Act and the ‘34 Act and the rules and regulations of the SEC. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent which is contained in any of the foregoing documents.

2.8  Broker’s or Finder’s Fees. No agent, broker, person or firm acting on behalf of the Company or under its authority is or will be entitled to any advisory, commission or broker’s or finder’s fee from any of the parties hereto in connection with any of the transactions contemplated herein.

2.9  Employee Plans.

(a)  The Company does not have any employees. The Company does, however, share in the expenses associated with Parent’s employees, including payroll taxes, fringe benefits and retirement plans for all ventures in which it participates on a percentage ownership basis. The Company uses approximately 50 percent of the time of Parent’s employees, and reimburses the Parent on a cost reimbursement basis.

(b)  Other than as disclosed in the Company SEC Reports, or as set forth on Section 2.9(a) of the Company Disclosure Letter, there are no Employee Benefit Plans established, maintained or contributed to by the Company. An “Employee Benefit Plan” means any employee benefit plan, program, policy, practice, agreement or other arrangement providing benefits to any current or former employee, officer or director of the Company or any beneficiary or dependent thereof that is sponsored or maintained by the Company or to which the Company contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, education assistance, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or policy.

(c)  As of January 1, 2007, the Company does not have any outstanding loans to any current or former employees of the Company.

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2.10  Board Recommendation; Company Action; Requisite Vote of the Company’s Stockholders.

(a)  The special committee of the Company’s Board has recommended, and the Company Board has by resolutions duly approved and adopted by the unanimous vote of its entire board of directors at a meeting of such board duly called and held on (x) December 20, 2006, determined that the Exchange Ratio and the Merger Consideration are fair to and in the best interests of the Company and its stockholders (other than Parent); and on (y) January 23, 2007, approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby and recommended that the stockholders of the Company approve and adopt this Agreement and the Merger. In connection with such approval, the special committee of the Company Board received confirmation from its financial adviser, Neidiger Tucker Bruner Inc., that it would receive a formal opinion to the effect that the Merger Consideration to be paid to the stockholders of the Company in the Merger is fair to the stockholders of the Company (other than Parent) from a financial point of view, subject to the assumptions and qualifications in such opinion. The Company has been authorized by Neidiger Tucker Bruner Inc. to include such opinion in its entirety in the Proxy Statement/Prospectus, and to summarize the opinion in the Proxy Statement/Prospectus, so long as such summary is in form and substance reasonably satisfactory to Neidiger Tucker Bruner Inc. and its counsel.

(b)  The affirmative vote of stockholders of the Company required for approval and adoption of this Agreement and the Merger is and will be (pursuant to Section 6.1(a)) no greater than a majority of the outstanding shares of Company Common Stock. Except for the vote of Company Common Stock held by Parent and directors and officers of Parent, pursuant to the Voting Agreement under Section 5.11, no other vote of any holder of the Company’s securities is required for the approval and adoption of this Agreement or the Merger.

2.11  Taxes.

(a)  Except as would not have a Company Material Adverse Effect, the Company has timely filed all federal, state, local, and other tax returns and reports required to be filed on or before the Effective Date by the Company under applicable Laws and have paid all required taxes (including any additions to taxes, penalties and interest related thereto) due and payable on or before the date hereof and all such tax returns and reports were true, complete and correct. The Company has withheld and paid over all taxes required to have been withheld and paid over, and complied in all material respects with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no material encumbrances on any of the assets, rights or properties of the Company with respect to taxes, other than liens for taxes not yet due and payable or for taxes that the Company is contesting in good faith through appropriate proceedings. The Company is not a party to any tax sharing agreements, other than agreements between the Company and Parent.

(b)  Except as set forth on Section 2.11(b) of the Company Disclosure Letter, no audit of the tax returns of the Company is pending or, to the knowledge of the Company, threatened. No deficiencies have been asserted against the Company as a result of examinations by any state, local, federal or foreign taxing authority and no issue has been raised, either to the knowledge of the Company or in writing, by any examination conducted by any state, local, federal or foreign taxing authority that, by application of the same principles, might result in a proposed deficiency for any other period not so examined. The Company is not subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other tax authorities that will be binding on the Company with respect to any period following the Closing Date.

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(c)  There are no agreements, waivers of statutes of limitations, or other arrange-ments providing for extensions of time in respect of the assessment or collection of any unpaid taxes against the Company. The Company has disclosed on its federal income tax returns all positions taken therein that could, if not so disclosed, give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code. Except for the USECB Joint Venture, or otherwise as set forth on Section 2.11(c) of the Company Disclosure Letter, the Company is not a party to any arrangement that constitutes a partnership for purposes of subchapter K of Chapter 1 of Subtitle A of the Code. The Company has properly identified any transactions that qualify as hedges under Treasury Regulation Section 1.1221-2 as hedges under Treasury Regulation Section 1.1221-2(f).

(d)  The Company is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by The Tax Equity and Fiscal Responsibility Act of 1982. None of the property owned by the Company is “tax-exempt use property” within the meaning of Section 168(h) of the Code. The Company is not required to make any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise except possibly by reason of the Merger. The Company has not been a member of an affiliated group of corporations filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or has any liability for the taxes of another person (other than the Company or any Company Subsidiary) arising pursuant to Treasury Regulation § 1.1502-6 or analogous provision of state, local or foreign Law, or as a transferee or successor, or by contract, tax sharing agreement, tax indemnification agreement, or otherwise. The Company has not filed a consent under Section 341(f) of the Code with respect to the Company or any Company Subsidiary. The Company has not been a party to any distribution occurring during the two year period prior to the date of this Agreement in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied, except for distributions occurring among members of the same group of affiliated corporations filing a consolidated federal income tax return.

(e)  The Company has not taken, or agreed to take any action, and has no knowledge of any condition, that would prevent the Merger from qualifying as a reorganization described in Section 368(a) of the Code.

2.12  Environmental. Except for such matters that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect and except as set forth on Section 2.12 of the Company Disclosure Letter:

(a)  To the knowledge of the Company, there is no condition existing on any real property or other asset previously or currently owned, leased or operated by the Company or resulting from operations conducted thereon that would reasonably be expected to be subject to remediation obligations under Environmental Laws or give rise to any liability to the Company under Environmental Laws or constitute a violation of any Environmental Laws, and the Company is otherwise in compliance, in all material respects, with all applicable Environmental Laws.

(b)  None of the Company’s real property or other assets previously or currently owned, leased or operated by the Company, nor the operations previously or currently conducted thereon or in relation thereto by the Company, are, to the knowledge of the Company, subject to any pending or threatened action, suit, investigation, inquiry or proceeding relating to any Environmental Laws by or before any court or other governmental authority.

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(c)  The Company has made available to Parent all material site assessments, compliance audits, and other similar studies in its possession, custody or control and prepared since January 1, 2006 relating to (i) the environmental conditions on, under or about the properties or assets previously or currently owned, leased or operated by the Company, or any predecessor in interest thereto and (ii) any Hazardous Substances used, managed, handled, transported, treated, generated, stored, discharged, emitted, or otherwise released by the Company or any other Person on, under, about or from any real property or other assets previously or currently owned, leased or operated by the Company;

(d)  The Company has not received any communication, whether from a governmental authority, citizen’s group, employee or otherwise, alleging that it is liable under or not in compliance with any Environmental Law.

(e)  All material permits, notices and authorizations, if any, required under any Environmental Law to be obtained or filed in connection with the operation or use of any real property or other asset owned, leased or operated by the Company, including without limitation past or present treatment, storage, disposal or release of a Hazardous Substance or solid waste into the environment, have been duly obtained or filed, and the Company is in compliance in all material respects with the terms and conditions of all such permits, notices and authorizations.

(f)  Hazardous Substances have not been released, disposed of or arranged to be disposed of by the Company, in violation of, or in a manner or to a location that would reasonably be expected to give rise to a material liability under, or cause the Company to be subject to remediation obligations under, any Environmental Laws.

(g)  The Company has not assumed, contractually or, to the knowledge of the Company, by operation of Law, any liabilities or obligations of third parties under any Environmental Laws, except in connection with the acquisition of assets or entities associated therewith.

(h)  “Environmental Laws” means any federal, state and local health, safety and environmental laws, regulations, orders, permits, licenses, approvals, ordinances, rule of common law, and directives including without limitation the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), the Occupational Health and Safety Act, the Toxic Substances Control Act, the Endangered Species Act, the Oil Pollution Act and any similar foreign, state or local law, and including without limitation all Laws relating to or governing the use, management, treatment, transport, generation, storage, discharge or disposal of Hazardous Substances.

(i)  “Hazardous Substance” means (i) any “hazardous substance,” as defined by CERCLA, (ii) any “hazardous waste,” as defined by RCRA, or (iii) any pollutant or contaminant or hazardous, dangerous or toxic chemical or material or any other substance including, but not limited to, asbestos, buried contaminants, regulated chemicals, flammable explosives, radioactive materials (including without limitation naturally occurring radioactive materials), polychlorinated biphenyls, natural gas, natural gas liquids, liquified natural gas, condensates, petroleum (including without limitation crude oil and petroleum products), including without limitation any Hazardous Substance regulated by, or that could result in the imposition of liability under, any Environmental Law or other applicable Law of any applicable governmental authority, all as amended.

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2.13  Compliance with Laws. The Company is in compliance in all material respects with any applicable law, rule or regulation of any United States federal, state, local or foreign government or agency thereof (any such law, rule or regulation, a “Law”) that materially affects the business, properties or assets of the Company and the Company Subsidiaries, and no notice, charge, claim, action or assertion has been received by the Company or, to the Company’s knowledge, has been filed, commenced or threatened against the Company alleging any such violation, nor do reasonable grounds for any of the foregoing exist, that would be reasonably likely to have a Company Material Adverse Effect. All licenses, permits and approvals required under such Laws are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

2.14  Employment Matters. The Company: (i) is not a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any such contract or agreement presently being negotiated, nor, to the knowledge of the Company, is there, nor has there been in the last five years, a representation campaign respecting any of the employees of the Company, and, to the knowledge of the Company, there are no campaigns being conducted to solicit cards from employees of Company or any of the Company Subsidiaries to authorize representation by any labor organization; (ii) is not a party to, or bound by, any consent decree with, or citation by, any governmental agency relating to employees or employment practices which would reasonably be expected to have a Company Material Adverse Effect; or (iii) is not the subject of any proceeding asserting that it has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the Company, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company which, with respect to any event described in this clause (iii), would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

2.15  Certain Contracts and Arrangements. Except as disclosed in the Company SEC Reports or Section 2.15 of the Company Disclosure Letter, the Company is not a party to or bound by any agreement or other arrangement that limits or otherwise restricts the Company or any of its affiliates or any successor thereto, or that would, after the Effective Date, to the knowledge of the Company, materially limit or restrict the Surviving Company or any of its subsidiaries or any of their respective affiliates or any successor thereto, from engaging or competing in the minerals business in any significant geographic area, except for joint ventures, area of mutual interest agreements entered into in connection with prospect reviews (including such agreements with Enterra Energy Trust and Pinnacle Resources, Inc.) and similar arrangements entered into in the ordinary course of business. The Company is not in breach or default under any contract filed or incorporated by reference as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, or any agreements disclosed in or filed as exhibits to Forms 8-K filed from January 1, 2006 to the Effective Date, nor, to the knowledge of the Company, is any other party to any such contract in breach or default thereunder, except such breach or default as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

2.16  Financial and Commodity Hedging. The Company is not a party to any hedging agreements or arrangements (including fixed price contracts, collars, swaps, caps, hedges and puts).

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2.17  Properties. Except as set forth below, and except for property sold, used or otherwise disposed of since January 1, 2006 in the ordinary course of business, the Company has good record and marketable title in fee simple (or, with respect to real property not owned, a valid leasehold interest in all real property (excluding certain water rights which are held), to all interests in properties and assets reflected in the Company SEC Reports filed prior to the date of this Agreement as owned by the Company, free and clear of any Liens, other than liens for taxes not yet due and payable and mechanic’s, materialman’s, supplier’s, vendor’s or similar liens arising in the ordinary course of business securing amounts that are not delinquent. The preceding warranty is limited to such defects in title as could, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

2.18  Accounting Controls. The Company has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances, in the judgment of the Company Board, that (a) all material transactions are executed in accordance with management’s general or specific authorization; (b) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principals consistently applied with respect to any criteria applicable to such statements, (c) access to the material property and assets of the Company is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

2.19  Intellectual Property. The Company does not own any patents, patent applications, trademarks or trademark applications or copyrights or copyright applications (“Intellectual Property”).

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PARENT

Except as publicly disclosed by Parent in the Parent SEC Reports (as defined in Section 3.4(a)) filed with the SEC prior to the date of this Agreement, Parent hereby represents and warrants to the Company as follows. “To the knowledge of Parent” and similar phrases mean the actual knowledge of the Chief Executive Officer and Chief Financial Officer of Parent.

3.1  Organization.

(a)  Each of Parent and Parent Subsidiaries (as defined below) is duly organized, validly existing and in good standing under its jurisdiction of incorporation or formation. Each of Parent and Parent Subsidiaries has the requisite corporate power and authority and any necessary governmental approvals to own, lease and operate its property and to carry on its business as now being conducted. Each of Parent and Parent Subsidiaries is duly qualified and/or licensed, as may be required, and in good standing in each of the jurisdictions in which the nature of the business conducted by it or the character of the property owned, leased or used by it makes such qualification and/or licensing necessary, except in such jurisdictions where the failure to be so qualified and/or licensed would not, individually or in the aggregate, have a Parent Material Adverse Effect. A “Parent Material Adverse Effect” means any change, effect, fact, event, condition or development that would have or be reasonably likely to have a material adverse effect on (i) the condition (financial or otherwise), business, operations or assets of Parent and each corporation, partnership, joint venture or other legal entity of which Parent owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity (the “Parent Subsidiaries,” but for purposes of this Article 3, the Company is not deemed to be a Parent Subsidiary) considered as a single enterprise or (ii) the ability of Parent to consummate the transactions contemplated by this Agreement. Notwithstanding anything to the contrary herein, any

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change, effect, fact, event or condition which adversely affects the minerals industry generally or which arises out of general economic conditions shall not be considered in determining whether a Parent Material Adverse Effect has occurred. The copies of the articles of incorporation and amendments and the bylaws of Parent which are filed as exhibits to Parent’s SEC Reports are complete and correct copies of such documents as in effect on the date of this Agreement.

(b)  All the outstanding shares of capital stock of, or other equity interests in, each Parent Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Parent, free of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Neither Parent nor any of the Parent Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any other person that is or would reasonably be expected to be material to Parent and the Parent Subsidiaries considered as a single entity.

3.2  Capital Stock.

(a)  As of the date of this Agreement, the authorized capital stock of Parent consists of an unlimited number of shares of Parent Common Stock, of which 19,747,912 are issued and outstanding, and 100,000 shares of Preferred Stock, of which none are issued and outstanding. 1,004,174 shares of Parent Common Stock are held in the treasury. All issued shares of Parent Common Stock (excluding for this purpose the treasury shares) have been duly authorized, validly issued, are fully paid and nonassessable, and are free of preemptive rights. Parent has not declared or paid any dividend, or declared or made any distribution on, or authorized the creation or issuance of, or issued, or authorized or effected any split-up or any other recapitalization of, any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock. Parent has not agreed to take any such action, and there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of Parent.

(b)  Section 3.2(b) of the Parent Disclosure Letter lists all outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Parent any capital stock of the Parent or securities convertible into or exchangeable for capital stock of the Parent. There are no SARs attached to the options, warrants or rights.

(c)  Except for their obligations under the USECB Joint Venture, and except as otherwise described in this Section 3.2 or as described in Section 3.2(b) of the Parent Disclosure Letter, the Parent has no, nor is it subject to or bound by any outstanding option, warrant, call, subscription or other right (including any preemptive or similar right), agreement, arrangement or commitment which (i) obligates the Parent to issue, sell or transfer, or repurchase, redeem or otherwise acquire, any shares of the capital stock or other equity interests of the Parent, (ii) obligates the Parent to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) or any other entity, (iii) restricts the transfer of any shares of capital stock of the Parent, or (iv) relates to the holding, voting or disposition of any shares of capital stock of the Parent. No bonds, debentures, notes or other indebtedness of the Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Parent may vote are issued or outstanding.

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3.3  Authority Relative to this Agreement.

(a)  The Parent has the requisite corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by the Parent, the performance by the Parent of its obligations hereunder and the consummation by the Parent of the transactions contemplated herein have been duly authorized by the Parent Board of Directors (“Parent Board”). No other corporate proceedings on the part of the Parent or any of the Parent Subsidiaries are necessary to authorize the execution and delivery of this Agreement, the performance by the Parent of its obligations hereunder and the consummation by the Parent of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent and constitutes a valid and binding obligation of the Parent, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or other Laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

(b)  Neither the execution and delivery of this Agreement by the Parent nor the consummation by the Parent of the transactions contemplated herein nor compliance by the Parent with any of the provisions hereof will (i) conflict with or result in any breach of the articles of incorporation or bylaws of the Parent or any of the Parent Subsidiaries, (ii) result in a violation or breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or cancellation of, or accelerate the performance or increase the fees required by, or result in a right of termination, amendment or acceleration under, a right to require redemption or repurchase of or otherwise “put” securities, or the loss of a material benefit under, or result in the creation of a Lien upon any of the properties or assets of the Parent or any Parent Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which the Parent or any of the Parent Subsidiaries is a party or by which the Parent or any of the Parent Subsidiaries or any of their respective properties or assets may be bound or (iii) subject to compliance with the statutes and regulations referred to in subsection (c) below, violate any Order applicable to the Parent or any of the Parent Subsidiaries or any of their respective properties or assets, other than any such event described in items (ii) or (iii) which would not be reasonably likely to (x) prevent the consummation of the transactions contemplated hereby or (y) have a Parent Material Adverse Effect.

(c)  Except for compliance with the provisions of the WBCA, the ’34 Act, the ‘33 Act, the rules and regulations of Nasdaq and the “blue sky” laws of various states and foreign laws, no action by any governmental authority is necessary for the Parent’s execution and delivery of this Agreement or the consummation by the Parent of the transactions contemplated hereby except where the failure to obtain or take such action would not be reasonably likely to have a Parent Material Adverse Effect.

3.4  SEC Reports and Financial Statements.

(a)  Since January 1, 2006, the Parent has filed with the SEC all forms, reports, schedules, definitive proxy statements and other documents (the “Parent SEC Reports”) required to be filed by the Parent with the SEC, excluding reports on Forms 4 or 5. As of their respective dates and, if amended or superseded by a subsequent filing prior to the date of this Agreement or the Effective Date, then as of the date of such filing, the Parent SEC Reports, including, without limitation, any financial statements or schedules included therein, complied or will comply in all material respects with the requirements of the ‘33 Act, the ‘34 Act and the rules and regulations of the SEC promulgated which are applicable to such Parent SEC Reports. None of the Parent SEC Reports contained any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the Parent Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to sections 12 or 15 of the ‘34 Act.

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(b)  The audited and unaudited financial statements (including, in each case, any related notes and schedules thereto) (collectively, the “Parent Financial Statements”) of the Parent contained in the Parent SEC Reports have been prepared from the books and records of the Parent and its consolidated subsidiaries, and the Parent Financial Statements present fairly in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Parent and its consolidated subsidiaries as of the dates thereof or for the periods presented therein in conformity with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein, including the related notes, and subject, in the case of quarterly financial statements, to normal and recurring year-end adjustments in the ordinary course of business).

(c)  Except as disclosed in the Parent SEC Reports or as described in Section 3.4(c) of the Parent Disclosure Letter, since January 1, 2006 neither the Parent nor any of the Parent Subsidiaries has incurred any liabilities or obligations of any nature, whether accrued, contingent or absolute or otherwise (including without limitation under royalty arrangements), except for those arising in the ordinary course of business consistent with past practice and that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

3.5  Certain Changes. Except as disclosed in the Parent SEC Reports, since January 1, 2006, the Parent and each of the Parent Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice, and there has not been: (i) any Parent Material Adverse Effect or (ii) any action taken by the Parent or any of the Parent Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Date, would constitute a breach of Section 4.1.

3.6  Litigation. Except as disclosed in the Parent SEC Reports or set forth on Section 3.6 of the Parent Disclosure Letter, there is no suit, action or legal, administrative, arbitration or other proceeding or governmental investigation (the “Parent Cases”) or Order pending or, to the knowledge of the Parent, threatened against the Parent or any of the Parent Subsidiaries which, if decided adversely to the Parent, considered individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court or other governmental entity or arbitrator outstanding against the Parent or any of the Parent Subsidiaries having, or which, considered individually or in the aggregate, is reasonably likely to have, a Parent Material Adverse Effect.

3.7  Disclosure in Proxy Statement. No information about the Parent in the Proxy Statement/Prospectus shall, at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to Company shareholders and at the time of the Shareholders’ Meeting and at the Effective Date, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Shareholders’ Meeting which has become false or misleading. The Proxy Statement/Prospectus and S-4 will comply as to form in all material respects with the requirements of the ‘33 Act and the ‘34 Act and the rules and regulations of the SEC. Notwithstanding the foregoing, the Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents.

3.8  Broker’s or Finder’s Fees. No agent, broker, person or firm acting on behalf of the Parent or under its authority is or will be entitled to any advisory, commission or broker’s or finder’s fee from any of the parties hereto in connection with any of the transactions contemplated herein.

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3.9  Employee Plans.

(a)  Other than as disclosed in the Parent SEC Reports, or as set forth on Section 3.9(a) of the Parent Disclosure Letter, there are no Employee Benefit Plans established, maintained or contributed to by the Parent.

(b)  With respect to each Employee Benefit Plan, the Parent has made available to the Company a true, correct and complete copy of: (i) each writing constituting a part of such Employee Benefit Plan (or to the extent no copy exists, a materially accurate description); (ii) for the three most recent plan years, Annual Report (Form 5500 Series), if any; (iii) the current summary plan description and any material modifications thereto, if required to be furnished under ERISA; and (iii) the most recent determination letter from the Internal Revenue Service, if any.

(c)  Each Employee Benefit Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code is either (i) entitled to reliance with respect to an opinion letter issued to a prototype plan, pursuant to Revenue Procedure 2005-16, or (ii) is the recipient of a favorable determination letter from the Internal Revenue Service that has not been revoked, and to the knowledge of the Parent, no event has occurred and no condition exists that could reasonably be expected to result in the revocation of any such determination letter.

(d)  Except as is not reasonably likely, individually or in the aggregate, to have a Parent Material Adverse Effect, (i) all contributions required to be made to any Employee Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the Parent SEC Reports filed with the SEC prior to the date of this Agreement, (ii) a proper accrual has been made on the books of account of the Parent and any of the Parent Subsidiaries for all contributions, premium payments and other payments due in the current fiscal year and not paid on or before the Effective Date, and (iii) no contribution, premium payment or other payment has been made in support of any Employee Benefit Plan that is in excess of the allowable deduction for federal income tax purposes for the year with respect to which the contribution was made (whether under Section 162, Section 280G, Section 404, Section 419, Section 419A of the Code or otherwise).

(e)  Except as is not reasonably likely, individually or in the aggregate, to have a Parent Material Adverse Effect, with respect to each Employee Benefit Plan, the Parent and the Parent Subsidiaries have complied, and are now in compliance, with all provisions of ERISA, the Code and all Laws applicable to such Employee Benefit Plans in all material respects. Each Employee Benefit Plan has been established and administered in accordance with its terms in all material respects. All reports and filings with governmental entities (including the Department of Labor, the Internal Revenue Service and the SEC) required in connection with each Employee Benefit Plan have been timely made. All disclosures and notices required by Law or Employee Benefit Plan provisions to be given to participants and beneficiaries in connection with each Employee Benefit Plan have been properly and timely made. All Employee Benefit Plans intended to be tax qualified under Section 401(a) or Section 403(a) of the Code are so qualified. All trusts established in connection with Employee Benefit Plans intended to be tax exempt under Section 501(a) or (c) of the Code are so tax exempt.

(f)  No Employee Benefit Plan is subject to Title IV of ERISA (including, without limitation, any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA) and no liability under Title IV of ERISA has been or is expected to be incurred by the Parent, any of the Parent Subsidiaries or any other entities that are, along with the Parent or any of the Parent Subsidiaries, treated as a single employer under Sections 414(b), (c) or (m) of the Code.

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(g)  Other than as set forth on Section 3.9(g) of the Parent Disclosure Letter, no Employee Benefit Plan is subject to Section 409A of the Code.

(h)  Neither the Parent nor any of the Parent Subsidiaries sponsor any of the following: (i) a plan that is or is intended to be an employee stock ownership plan as defined in Section 4975(c)(7) of the Code, (iii) a nonqualified deferred compensation arrangement, (iv) a multiemployer plan as defined in Section 3(37) of ERISA or Section 414(f) of the Code, (v) a multiple employer plan maintained by more than one employer as defined in Section 413(c) of the Code, (vi) a plan that owns any employer securities as an investment, (vii) a plan that provides benefits (or provides increased benefits or vesting) as a result of a change in control of the Parent or any of the Parent Subsidiaries, (viii) a plan that is maintained pursuant to collective bargaining, or (ix) a plan that is funded, in whole or in part, through a voluntary employees’ beneficiary association exempt from tax under Section 501(c)(9) of the Code.

(i)  Neither the Parent nor any of the Parent Subsidiaries have any material liability for life, health or medical benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA.

(j)  Except as set forth on Section 3.9(j) of the Parent Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not, either alone or in connection with termination of employment, (i) entitle any current or former employee or officer of the Parent or the Parent Subsidiaries to severance pay or any other material payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer or (iii) give rise to the payment of any amount that would not be deductible under Section 280G of the Code.

(k)  To the knowledge of the Parent, there is no suit, action or legal, administrative, arbitration or other proceeding or governmental investigation or Order pending with regard to any Employee Benefit Plan other than routine uncontested claims for benefits. To the knowledge of the Parent, no Employee Benefit Plan is currently under examination or audit by the Department of Labor, the Internal Revenue Service or the Pension Benefit Guaranty Corporation. To the knowledge of the Parent, neither the Parent nor any of the Parent Subsidiaries have any liability (either directly or as a result of indemnification) for (and the transactions contemplated by this Agreement will not cause any liability for): (i) any excise taxes under Section 4971 through Section 4980B, Section 4999, Section 5000 or any other Section of the Code, (ii) any penalty under Section 502(i), Section 502(l), Part 6 of Title I or any other provision of ERISA, or (iii) any excise taxes, penalties, damages or equitable relief as a result of any prohibited transaction, breach of fiduciary duty or other violation under ERISA or any other applicable Law. All accruals required under FAS 106 and FAS 112 have been properly accrued on the most recently issued quarterly financial statements. No condition, agreement or Employee Benefit Plan provision limits the right of any Parent to amend, cut back or terminate any Employee Benefit Plan (except to the extent such limitation arises under ERISA). Neither the Parent nor any of the Parent Subsidiaries have any liability for life insurance, death or medical benefits after separation from employment other than (i) death benefits under the Employee Benefit Plans and (ii) health care continuation benefits described in Section 4980B of the Code.

(l)  As of January 1, 2007, the Parent does not have any outstanding loans to any current or former employees of the Parent.

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3.10  Board Recommendation.

(a)  The special committee of the Parent Board has recommended, and the Parent Board has by resolutions duly approved and adopted by the unanimous vote of its entire board of directors at a meeting of such board duly called and held on (x) December 20, 2006, determined that the Exchange Ratio is fair to and in the best interests of the Parent and its stockholders; and (y) January 23, 2007 approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby. In connection with such approval under (x), the Parent Board received from Navigant Capital Advisors, LLC (“Navigant”) confirmation that a formal opinion would be issued by Navigant to the effect that the Exchange Ratio, and the Merger Consideration to be paid to the stockholders of the Company (other than Parent) in the Merger is fair to the stockholders of the Parent from a financial point of view, subject to the assumptions and qualifications in such opinion. The Parent has been authorized by Navigant to include such opinion in its entirety in the Proxy Statement/Prospectus, and to summarize the opinion in the Proxy Statement/Prospectus, so long as such summary is in form and substance reasonably satisfactory to Navigant and its counsel.

(b)  The vote of Parent stockholders is not required for approval and adoption of this Agreement under either the WBCA or the Nasdaq rules. In connection with this representation and warranty, the Parent Board received from The Law Office of Stephen E. Rounds an opinion that such vote is not required.

3.11  Taxes.

(a)  Except as would not have a Parent Material Adverse Effect, the Parent and the Parent Subsidiaries have timely filed all federal, state, local, and other tax returns and reports required to be filed on or before the Effective Date by the Parent and each Parent Subsidiary under applicable Laws and have paid all required taxes (including any additions to taxes, penalties and interest related thereto) due and payable on or before the date hereof and all such tax returns and reports were true, complete and correct. The Parent and the Parent Subsidiaries have withheld and paid over all taxes required to have been withheld and paid over, and complied in all material respects with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no material encumbrances on any of the assets, rights or properties of the Parent or any Parent Subsidiary with respect to taxes, other than liens for taxes not yet due and payable or for taxes that the Parent or a Parent Subsidiary is contesting in good faith through appropriate proceedings. The Parent is not a party to any tax sharing agreements, other than agreements between the Parent and the Parent Subsidiaries.

(b)  Except as set forth on Section 3.11(b) of the Parent Disclosure Letter, no audit of the tax returns of the Parent or any Parent Subsidiary is pending or, to the knowledge of the Parent, threatened. No deficiencies have been asserted against the Parent or any Parent Subsidiary as a result of examinations by any state, local, federal or foreign taxing authority and no issue has been raised, either to the knowledge of the Parent or in writing, by any examination conducted by any state, local, federal or foreign taxing authority that, by application of the same principles, might result in a proposed deficiency for any other period not so examined. Neither the Parent nor any Parent Subsidiary is subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other tax authorities that will be binding on the Parent or any Parent Subsidiary with respect to any period following the Closing Date.

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(c)  There are no agreements, waivers of statutes of limitations, or other arrange-ments providing for extensions of time in respect of the assessment or collection of any unpaid taxes against the Parent or any Parent Subsidiary. The Parent and each Parent Subsidiary have disclosed on their federal income tax returns all positions taken therein that could, if not so disclosed, give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code. Except for the USECB Joint Venture, or otherwise as set forth on Section 3.11(c) of the Parent Disclosure Letter, the Parent is not a party to any arrangement that constitutes a partnership for purposes of subchapter K of Chapter 1 of Subtitle A of the Code. The Parent has properly identified any transactions that qualify as hedges under Treasury Regulation Section 1.1221-2 as hedges under Treasury Regulation Section 1.1221-2(f).

(d)  Neither the Parent nor any Parent Subsidiary is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by The Tax Equity and Fiscal Responsibility Act of 1982. None of the property owned by the Parent nor a Parent Subsidiary is “tax-exempt use property” within the meaning of Section 168(h) of the Code. Neither the Parent nor any Parent Subsidiary is required to make any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise except possibly by reason of the Merger. Neither the Parent nor any Parent Subsidiary has been a member of an affiliated group of corporations filing a consolidated federal income tax return (other than a group the common parent of which was the Parent) or has any liability for the taxes of another person (other than the Parent or any Parent Subsidiary) arising pursuant to Treasury Regulation § 1.1502-6 or analogous provision of state, local or foreign Law, or as a transferee or successor, or by contract, tax sharing agreement, tax indemnification agreement, or otherwise. Neither the Parent nor any Parent Subsidiary has filed a consent under Section 341(f) of the Code with respect to the Parent or any Parent Subsidiary. Neither the Parent nor any Parent Subsidiary has been a party to any distribution occurring during the two year period prior to the date of this Agreement in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied, except for distributions occurring among members of the same group of affiliated corporations filing a consolidated federal income tax return.

(e)  The Parent has not taken, or agreed to take any action, and has no knowledge of any condition, that would prevent the Merger from qualifying as a reorganization described in Section 368(a) of the Code.

3.12  Environmental. Except for such matters that are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect and except as set forth on Section 3.12 of the Parent Disclosure Letter:

(a)  To the knowledge of the Parent, there is no condition existing on any real property or other asset previously or currently owned, leased or operated by the Parent or any Parent Subsidiary or resulting from operations conducted thereon that would reasonably be expected to be subject to remediation obligations under Environmental Laws or give rise to any liability to the Parent or any Parent Subsidiary under Environmental Laws or constitute a violation of any Environmental Laws, and the Parent and all Parent Subsidiaries are otherwise in compliance, in all material respects, with all applicable Environmental Laws.

(b)  None of the Parent and the Parent Subsidiaries, no real property or other asset previously or currently owned, leased or operated by the Parent or any Parent Subsidiary, nor the operations previously or currently conducted thereon or in relation thereto by the Parent or any Parent Subsidiary, are, to the knowledge of the Parent, subject to any pending or threatened action, suit, investigation, inquiry or proceeding relating to any Environmental Laws by or before any court or other governmental authority.

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(c)  The Parent has made available to Company all material site assessments, compliance audits, and other similar studies in its possession, custody or control and prepared since January 1, 2006 relating to (i) the environmental conditions on, under or about the properties or assets previously or currently owned, leased or operated by the Parent, or any predecessor in interest thereto and (ii) any Hazardous Substances used, managed, handled, transported, treated, generated, stored, discharged, emitted, or otherwise released by the Parent or any other Person on, under, about or from any real property or other assets previously or currently owned, leased or operated by the Parent;

(d)  The Parent has not received any communication, whether from a governmental authority, citizen’s group, employee or otherwise, alleging that it is liable under or not in compliance with any Environmental Law.

(e)  All material permits, notices and authorizations, if any, required under any Environmental Law to be obtained or filed in connection with the operation or use of any real property or other asset owned, leased or operated by the Parent or any Parent Subsidiary, including without limitation past or present treatment, storage, disposal or release of a Hazardous Substance or solid waste into the environment, have been duly obtained or filed, and the Parent is in compliance in all material respects with the terms and conditions of all such permits, notices and authorizations.

(f)  Hazardous Substances have not been released, disposed of or arranged to be disposed of by the Parent or any Parent Subsidiary, in violation of, or in a manner or to a location that would reasonably be expected to give rise to a material liability under, or cause the Parent to be subject to remediation obligations under, any Environmental Laws.

(g)  None of the Parent and the Parent Subsidiaries has assumed, contractually or, to the knowledge of the Parent, by operation of Law, any liabilities or obligations of third parties under any Environmental Laws, except in connection with the acquisition of assets or entities associated therewith.

(h)  Environmental Laws and Hazardous Substances have the meanings defined in Section 2.12(h).

3.13  Compliance with Laws. The Parent and the Parent Subsidiaries are in compliance in all material respects with any applicable Law that materially affects the business, properties or assets of the Parent and the Parent Subsidiaries, and no notice, charge, claim, action or assertion has been received by the Parent or any Parent Subsidiary or, to the Parent’s knowledge, has been filed, commenced or threatened against the Parent or any Parent Subsidiary alleging any such violation, nor do reasonable grounds for any of the foregoing exist, that would be reasonably likely to have a Parent Material Adverse Effect. All licenses, permits and approvals required under such Laws are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.

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3.14  Employment Matters. Neither the Parent nor any Parent Subsidiary: (i) is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any such contract or agreement presently being negotiated, nor, to the knowledge of the Parent, is there, nor has there been in the last five years, a representation campaign respecting any of the employees of the Parent or any of the Parent Subsidiaries, and, to the knowledge of the Parent, there are no campaigns being conducted to solicit cards from employees of Parent or any of the Parent Subsidiaries to authorize representation by any labor organization; (ii) is a party to, or bound by, any consent decree with, or citation by, any governmental agency relating to employees or employment practices which would reasonably be expected to have a Parent Material Adverse Effect; or (iii) is the subject of any proceeding asserting that it has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the Parent, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Parent or any of the Parent Subsidiaries which, with respect to any event described in this clause (iii), would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

3.15  Certain Contracts and Arrangements. Except as disclosed in the Parent SEC Reports or Section 3.15 of the Parent Disclosure Letter, neither the Parent nor any of the Parent Subsidiaries is a party to or bound by any agreement or other arrangement that limits or otherwise restricts the Parent or any of its Subsidiaries or any of their respective affiliates or any successor thereto, or that would, after the Effective Date, to the knowledge of the Parent, materially limit or restrict Subsidiary or the Surviving Parent or any of their subsidiaries or any of their respective affiliates or any successor thereto, from engaging or competing in the minerals business in any significant geographic area, except for joint ventures, area of mutual interest agreements entered into in connection with prospect reviews (including such agreements with Enterra Energy Trust and Pinnacle Resources, Inc.) and similar arrangements entered into in the ordinary course of business. Neither the Parent nor any Parent Subsidiary is in breach or default under any contract filed or incorporated by reference as an exhibit to the Parent’s Annual Report on Form 10-K for the year ended December 31, 2005, or any agreements disclosed in or filed as exhibits to Forms 8-K filed from January 1, 2006 to the Effective Date, nor, to the knowledge of the Parent, is any other party to any such contract in breach or default thereunder, except such breach or default as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

3.16  Financial and Commodity Hedging. Neither the Parent nor any of the Parent Subsidiaries is a party to any hedging agreements or arrangements (including fixed price contracts, collars, swaps, caps, hedges and puts).

3.17  Properties. Except as set forth below, and except for property sold, used or otherwise disposed of since January 1, 2006 in the ordinary course of business, the Parent and the Parent Subsidiaries have good record and marketable title in fee simple (or, with respect to real property not owned, a valid leasehold interest in all real property (excluding water rights, as to which certain rights are held), to all interests in properties and assets reflected in the Parent SEC Reports filed prior to the date of this Agreement as owned by the Parent and the Parent Subsidiaries, free and clear of any Liens, other than liens for taxes not yet due and payable and mechanic’s, materialman’s, supplier’s, vendor’s or similar liens arising in the ordinary course of business securing amounts that are not delinquent. The preceding warranty is limited to such defects in title as could, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

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3.18  Accounting Controls. The Parent has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances, in the judgment of the Parent Board, that (a) all material transactions are executed in accordance with management’s general or specific authorization; (b) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principals consistently applied with respect to any criteria applicable to such statements, (c) access to the material property and assets of the Parent is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

3.19  Intellectual Property. The Parent does not own any Intellectual Property.

ARTICLE 4
CONDUCT OF BUSINESS PENDING THE MERGER

4.1  Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, prior to the Effective Date, unless Parent shall otherwise agree in writing (which agreement shall not be unreasonably withheld) or except in connection with the transactions contemplated by this Agreement:

(a)  Except as set forth in Section 4.1 of the Company Disclosure Letter, the businesses of the Company shall be conducted only in the ordinary and usual course of business (as qualified below) and consistent with past practices, and the Company shall use all reasonable efforts to maintain and preserve intact its business organization, to maintain beneficial business relationships and good will with suppliers, contractors, distributors, customers, licensors, licensees and others having business relationships with it and keep available the services of its current key officers and employees. For all purposes of this Article 4, as applied to the Company or Parent or any of their subsidiaries, “ordinary and usual course of business” shall include a sale of uranium assets to sxr Uranium One and continuing the activities contemplated by the letter agreement with Kobex Resources Ltd. and the acquisition of mineral properties.

(b)  Without limiting the generality of the foregoing Section 4.1(a), except as set forth in Section 4.1 of the Company Disclosure Letter, the Company shall not directly or indirectly do any of the following:

(i)  other than as disclosed in or contemplated by the Company and Parent SEC filings, acquire, sell, encumber, lease, transfer or dispose of any assets, rights or securities that are material to the Company or terminate, cancel, materially modify or enter into any material commitment, transaction, line of business or other agreement, in each case other than in the ordinary course of business consistent with past practice, or acquire by merging or consolidating with or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business, corporation, partnership, association or other business organization or division thereof;

(ii)  amend or propose to amend its articles of incorporation or bylaws or, in the case of the Company Subsidiaries, their respective constituent documents;

(iii)  split, combine or reclassify any outstanding shares of, or interests in, its capital stock;

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(iv)  declare, set aside or pay any dividend or distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(v)  redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any shares of its capital stock or any options, warrants or rights to acquire capital stock of the Company;

(vi)  issue, sell, pledge, dispose of or encumber, or authorize, propose or agree to the issuance, sale, pledge or disposition or encumbrance by the Company shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities convertible into or exchangeable for any shares of, its capital stock of any class, or any other securities in respect of, in lieu of, or in substitution for any class of its capital stock outstanding on the date hereof, other than issuances of common stock upon exercise of any Company Stock Options outstanding on the date hereof;

(vii)  modify the terms of any existing indebtedness for borrowed money or incur any indebtedness for borrowed money or issue any debt securities;

(viii)  assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other person, or make any loans or advances;

(ix)  authorize, recommend or propose any change in its capitalization;

(x)  take any action with respect to the grant of or increase in any severance or termination pay;

(xi)  adopt or establish any new employee benefit plan;

(xii)  settle or compromise any liability for taxes, other than in the ordinary course of business;

(xiii)  make or commit to make capital expenditures.;

(xiv)  make any material changes in tax accounting methods except as required by GAAP or applicable Law;

(xv)  other than in the ordinary course of business, pay or discharge any claims, liens or liabilities involving more than $25,000 individually or $50,000 in the aggregate, which are not reserved for on the balance sheet included in the Company Financial Statements;

(xvi)  write off any accounts or notes receivable except in the ordinary course of business;

(xvii)  knowingly take, or agree to commit to take, any action that would or is reasonably likely to result in any of the conditions to the Merger not being satisfied, or would make any representation or warranty of the Company contained herein inaccurate in any material respect at, or as of any time prior to, the Effective Date, or that would materially impair the ability of the Company, Parent, Subsidiary or the holders of shares of Company Common Stock to consummate the Merger in accordance with the terms hereof or materially delay such consummation; or

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(xviii)  take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or

(xix)  enter into or modify any contract, agreement, commitment or arrangement to do any of the foregoing.

4.2  Conduct of Business of Parent. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Date or earlier termination of this Agreement, Parent without the prior written consent of the Company (which consent will not unreasonably be withheld), shall not:

(a)  adopt or propose to adopt any amendments to its constituent documents, and other than amendments which would not have a material adverse effect on the consummation of the transactions contemplated by this Agreement;

(b)  take any action that would or is reasonably likely to prevent or impede the Merger from qualifying as a reorganization described in Section 368(a) of the Code;

(c)  split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such;

(d)  adopt a plan of complete or partial liquidation or dissolution of Parent;

(e)  knowingly take, or agree to commit to take, any action that would or is reasonably likely to result in any of the conditions to the Merger not being satisfied, or would make any representation or warranty of Parent contained herein inaccurate in a manner that would be reasonably likely to have a Parent Material Adverse Effect at, or as of any time prior to, the Effective Date, or that would materially impair the ability of the Company and Parent to consummate the Merger in accordance with the terms hereof or materially delay such consummation; or

(f)  take or agree in writing or otherwise to take any of the actions precluded by Sections 4.2(a) through 4.2(e).

ARTICLE 5
ADDITIONAL AGREEMENTS

5.1  Shareholders’ Meeting. The Company, acting through its board of directors, shall, in accordance with applicable Law and the Company’s articles of incorporation and bylaws, (i) duly call, give notice of, convene and hold a meeting of its shareholders as soon as practicable following the date hereof for the purpose of considering and taking action on this Agreement and the transactions contemplated hereby (the “Shareholders’ Meeting”) and (ii) subject to its fiduciary duties under applicable Law after consultation with outside counsel, (A) include in the Proxy Statement/Prospectus (as defined in Section 2.7) the unanimous recommendation of the directors entitled to vote that the shareholders of the Company vote in favor of the approval and adoption of this Agreement and the transactions contemplated hereby and (B) use its reasonable best efforts to obtain the necessary approval and adoption of this Agreement and the transactions contemplated hereby by its shareholders.

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Notwithstanding the Company’s failure to include the recommendation contemplated by clause (A) of the preceding sentence (in the circumstances permitted thereby), unless this Agreement shall have been terminated pursuant to Section 7.1, the Company shall submit this Agreement to its stockholders at the Shareholders’ Meeting for the purpose of adopting this Agreement and nothing contained herein shall be deemed to relieve the Company of such obligation.

5.2  Registration Statement.

(a)  As soon as practicable following the date hereof, Parent shall prepare and file with the SEC a registration statement on S-4 to register under the Securities Act the issuance of the Parent Common Stock constituting the Merger Consideration pursuant to the Merger (the “S-4”). The Proxy Statement/Prospectus will be included as part of the S-4. Parent, the Company shall use their reasonable best efforts to have the S-4 declared effective under the ‘33 Act as promptly as practicable after such filing. Parent and the Company will cooperate with each other in the preparation of the S-4; without limiting the generality of the foregoing, Parent and the Company will furnish to each other the information relating to the party furnishing such information required to be included in the S-4, and Company and its counsel shall be given the opportunity to review and comment on the S-4 prior to filing with the SEC. Parent and the Company each agree to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to any comments made by the SEC with respect to the S-4. The Company will use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to its stockholders as promptly as practicable after the S-4 is declared effective under the ’33 Act. No representation, covenant or agreement is made by a party with respect to information supplied by the other party for inclusion in the S-4.

(b)  As soon as practicable after the date hereof, the Company and Parent shall promptly and properly prepare and file any other schedules, statements, reports, or other documents required under the ‘34 Act (if any) or any other federal or state securities Laws relating to the Merger and the transactions contemplated herein (the “Other Filings”). Each party shall notify the other promptly of the receipt by such party of any comments or requests for additional information from any governmental official with respect to any Other Filings made by such party and will supply the others with copies of all correspondence between such party and its representatives, on the one hand, and the appropriate government official, on the other hand, with respect to the Other Filings. Each of the Company and Parent shall use reasonable efforts to obtain and furnish the information required to be included in the S-4 and Other Filings and, after consultation with the other, to respond promptly to any comments made by any governmental official.

5.3  Employee Benefit Matters.

(a)  The Company has no employees but will pay its portion of Employee Benefit Plans, wages and other employee expenses that are accrued and payable at Closing for employees it shares with the Parent.

(b)  The Parent will assume liability under any Employee Benefit Plan for claims under Section 4980B of the Code with respect to M&A Qualified Beneficiaries, as defined under Section 54.4980B-9 of the Treasury Regulations or with respect to any applicable state group health plan continuation coverage statutes. However, if Section 4980B of the Code or an applicable state group health plan continuation coverage statute does not apply, the Parent agrees to provide continuation coverage that would otherwise comply with the terms of Section 4980B of the Code to any former employee of the Company and the Company Subsidiaries who meets the M&A Qualified Beneficiary definition set forth above under the Parent's Employee Benefit Plans.

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5.4  Consents and Approvals. The Company and Parent shall cooperate to (a) promptly prepare and file all necessary documentation, (b) effect all necessary applications, notices, petitions and filings and execute all agreements and documents, (c) use all reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all governmental bodies and (d) use all reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all other parties, as necessary or advisable to consummate the transactions contemplated by this Agreement or required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument to which the Company and Parent or any of their respective subsidiaries is a party or by which any of them is bound; provided, however, that (i) no note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument shall be amended or modified to increase materially the amount payable thereunder or to be otherwise materially more burdensome to the Company in order to obtain any permit, consent, approval or authorization without first obtaining the written approval of Parent and (ii) without the prior consent of Parent, no such actions or things shall be done to the extent they would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (after giving effect to the Merger); and provided, further, that in the event of any action by or inquiry (formal or informal) of any governmental agency or third party related to or based upon matters associated with the Company’s representation in Section 2.25, Parent shall be entitled to take (or not take) any action it deems necessary or advisable in its sole, unfettered discretion, including that set forth in Section 7.1(e); provided, however, that Parent shall not take any affirmative action that would detrimentally affect the Company with respect to such matter. The Company shall have the right to review and approve in advance all characterizations of the information relating to the Company; Parent shall have the right to review and approve in advance all characterizations of the information relating to Parent; and each of the Company and Parent shall have the right to review and approve in advance all characterizations of the information relating to the transactions contemplated by this Agreement, in each case which appear in any filing (including, without limitation, the S-4) made in connection with the transactions under this Agreement. The Company and Parent agree that they will consult with each other with respect to the obtaining of all such necessary permits, consents, approvals and authorizations of all third parties and governmental bodies.

5.5  Public Statements. The Company and Parent shall consult with each other prior to issuing any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated herein and shall not issue any such public announcement or statement prior to such consultation, except as may be required by Law or Nasdaq, and each party will use commercially reasonable efforts to provide copies of such release or other announcement to the other party hereto, and give due consideration to such comments as such other party may have, prior to such press release or other announcement.

5.6  Commercially Reasonable Best Efforts. Subject to the terms and conditions herein provided, the Company and Parent agree to use commercially reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things commercially reasonably necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including but not limited to obtaining all consents, approvals and authorizations required for or in connection with the consummation by the parties hereto of the transactions contemplated by this Agreement, provided, however, that the parties shall not be required to contest any legislative, administrative or judicial action or seek to have vacated, lifted, reversed or overturned, any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement or pay any material amounts to obtain any consent, approval or authorization. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, that action shall be taken. In the event any litigation is commenced by any person involving the Company or Parent that relates to the transactions contemplated by this Agreement, including any other Takeover Proposal (as

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defined in Section 5.9(c)), the Company and Parent shall have the right, at its own expense, to participate therein.

5.7  Notification of Certain Matters. The Company and the Parent agree to give prompt notice to each other of, and to use their respective reasonable best efforts to prevent or promptly remedy, (i) the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof through the Effective Date; and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

5.8  Access to Information; Confidentiality.

(a)  The Company shall, and shall cause the officers, directors, employees and agents of the Company to, afford the officers, employees and agents of Parent reasonable access at all reasonable times through the Effective Date to its officers, employees, agents, properties, facilities, books, records, contracts and other assets and shall furnish Parent all financial, operating and other data and information as Parent through its officers, employees or agents, may reasonably request. Parent shall have the right to make such due diligence investigations of Company as Parent shall deem reasonable. No additional investigations or disclosures shall affect the Company’s representations and warranties contained herein, or limit or otherwise affect the remedies available to Parent pursuant to this Agreement.

(b)  Parent shall, and Parent shall cause officers of Parent to, afford the officers and directors of the Company complete access at all reasonable times from the date hereof through the Effective Date to its and its subsidiaries’ officers, properties, facilities, books, records and contracts and shall furnish the Company all financial, operating and other data and information as the Company through its officers, employees or agents, may reasonably request. The Company shall have the right to make such reasonable due diligence investigations as the Company shall deem necessary or reasonable. No additional investigations or disclosures shall affect Parent’s representations and warranties in, or limit or otherwise affect the remedies available to the Company pursuant to, this Agreement.

5.9  No Solicitation.

(a)  From the date hereof until termination or Closing of this Agreement, the Company agrees that it shall not, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company, directly or indirectly, to (i) solicit, initiate, or encourage any inquiries relating to, or the submission of, any Takeover Proposal (defined below), (ii) approve or recommend any Takeover Proposal, accept any Takeover Proposal or enter into any letter of intent, agreement in principle or agreement with respect to any Takeover Proposal (or resolve to or publicly propose to do any of the foregoing), or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that (x) nothing contained in subclauses (ii) or (iii) above shall prohibit the Company or its board of directors from taking and disclosing to the Company’s stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the ‘34 Act, provided that the board of directors of the Company shall not recommend that the stockholders of the Company tender their Company Common Stock in connection with any such tender or exchange offer unless the board of directors shall have determined in good faith,

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after consultation with its financial advisors and outside counsel, that failing to take such action would reasonably be expected to constitute a breach of the fiduciary duties of the board of directors and that the relevant Takeover Proposal is a Superior Proposal (as defined below) and (y) prior to the Shareholders’ Meeting, if the Company receives an unsolicited bona fide written Takeover Proposal from a third party that the board of directors of the Company determines in good faith (after receiving the advice of a financial adviser of nationally or regionally recognized reputation) is reasonably likely to be a Superior Proposal, the Company and its representatives may conduct such discussions or provide such information as the board of directors of the Company shall determine, but only if, prior to such provision of information or conduct of such discussions, (A) such third party shall have entered into a confidentiality agreement, and (B) the board of directors of the Company determines in its good faith judgment, after consultation with outside counsel, that it is required to do so in order to comply with its fiduciary duties. The Company shall promptly notify Parent in the event it receives any Takeover Proposal, including the identity of the party submitting such proposal.

(b)  The Company shall promptly (but in no event later than 24 hours after receipt) notify Parent of the material terms, conditions and other aspects of any inquiries, proposals or offers with respect to, or which could reasonably be expected to lead to, a Takeover Proposal, and of any modifications or revisions to the terms of any Takeover Proposal.

(c)  For purposes of this Agreement, “Takeover Proposal” means any proposal or offer (whether or not in writing and whether or not delivered to the stockholders of the Company generally) for a merger or other business combination, reorganization, share exchange, recapitalization, liquidation, dissolution or similar transaction involving the Company or to acquire in any manner (including by tender or exchange offer), directly or indirectly, a 25% or more equity interest in, any voting securities of, or assets (including equity interests in other entities) of the Company having an aggregate value equal to 10% or more of the Company’s consolidated net asset value, other than the transactions contemplated by this Agreement. For purposes of this Agreement, “Superior Proposal” means any unsolicited bona fide written Takeover Proposal which (i) contemplates (A) a merger or other business combination, reorganization, share exchange, recapitalization, liquidation, dissolution, tender offer, exchange offer or similar transaction involving the Company as a result of which the Company’s stockholders prior to such transaction in the aggregate cease to own at least 20% of the voting securities of the ultimate parent entity resulting from such transaction, or (B) a sale, lease, exchange, transfer or other disposition (including, without limitation, a contribution to a joint venture) of at least 10% of the value of the net assets of the Company, taken as a whole, and (ii) is on terms which the board of directors of the Company determines (after consultation with its financial advisor and outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, (A) would, if consummated, result in a transaction that is more favorable to its stockholders from a financial point of view (in their capacities as such) than the transactions contemplated by this Agreement (including the terms of any proposal by Parent to modify the terms of the transactions contemplated by this Agreement), and (B) is reasonably likely to be financed and otherwise completed without undue delay.

(d)  The Company agrees that it will, and will cause its officers, employees, directors, agents and representatives to, immediately cease any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Takeover Proposal and will use its reasonable best efforts to cause any such parties (and its agents or advisors) in possession of confidential information regarding the Company that was furnished by or on behalf of the Company to return or destroy all such information. The Company shall use its reasonable best efforts to ensure that its officers, directors and representatives are aware of the provisions of this Section 5.9.

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5.10  Section 16 Matters. Prior to the Effective Date of the Merger, Parent, Subsidiary and the Company shall take all such steps as may be required to cause any dispositions of capital stock of Parent and the Company (including derivative securities) or acquisitions of Parent Common Stock (including derivative securities) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the ‘34 Act with respect to Parent or the Company, to be exempt under Rule 16b-3 under the ‘34 Act.

5.11  Voting Agreement. The Company and Parent acknowledge and agree that Parent and those officers and directors of Parent who hold Company Common Stock, and the Company, have entered, or will enter, into a Voting Agreement providing that at the Shareholders’ Meeting, Parent (and those officers and directors of Parent who hold Company Common Stock) shall vote all of its and their Company Common Stock in the same manner (for, or against, the Merger) as voted by the holders of a majority of the shares of Company Common Stock not owned by Parent. The preceding is only a summary of the Voting Agreement.

5.12  Nasdaq Listing. Parent shall use its reasonable best efforts to cause the Total Merger Consideration to be issued in the Merger to be approved for listing on Nasdaq, prior to the Effective Date, subject to official notice of issuance.

5.13  Tax Treatment. The parties will cooperate with each other and use their respective reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”), including (a) not taking any action that is reasonably likely to prevent the Intended Tax Treatment and (b) reporting the transaction in a manner consistent with the Intended Tax Treatment.

5.14  Indemnification. Parent agrees that, for a period of six years following the Effective Date, Parent shall defend, protect, indemnify and hold harmless each of the Company’s officers and directors (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith, including threatened actions, causes of action, suits or claims, hereafter an “Action” (irrespective of whether any such Indemnitee is a party to such action or other proceeding for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any Action brought or made against such Indemnitee arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto. To the extent that the foregoing indemnification may be unenforceable for any reason, including but not limited to policies of the SEC, Parent shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under law. The obligations of the parties to indemnify or make contribution under this Section 5.14 shall survive termination.

ARTICLE 6
CONDITIONS

6.1  Conditions to the Obligation of Each Party to Effect the Merger. The obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

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(a)  this Agreement shall have been adopted by the requisite vote of the stockholders of the Company, as required by the CBCA and the Company’s articles of incorporation and bylaws;

(b)  no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, shall be in effect that would make the Merger illegal or otherwise prevent the consummation of the Merger provided, however, that prior to invoking this condition, each party shall have complied fully with its obligations under Section 5.6 and, in addition, shall use commercially reasonable efforts to have any such decree, ruling, injunction or order vacated, except as otherwise contemplated by this Agreement;

(c)  The Merger Consideration to be issued in the Merger shall have been approved for listing on the Nasdaq, subject to official notice of issuance; and

(d)  The S-4 shall have been declared effective by the SEC under the ‘33 Act. No stop order suspending the effectiveness of the S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

6.2  Additional Conditions to the Obligations of Parent. The obligations of Parent to effect the Merger shall be subject to fulfillment at or prior to the Effective Date of the following additional conditions:

(a)  Each representation or warranty of the Company shall be true and correct except for circumstances which, when considered individually or in the aggregate, have not had or would not reasonably be expected to have a Company Material Adverse Effect, in each case as if such representations and warranties were made at the date of this Agreement and as of the Closing Date (other than to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of such date and provided that any representation or warranty that is qualified by materiality or Company Material Adverse Effect shall be true and correct in all respects). There shall not have been a breach in any respect by the Company of any covenant or agreement set forth in this Agreement which breach shall not have been remedied within 20 days (or by the Outside Date (as defined below), if sooner) of written notice specifying such breach in reasonable detail and demanding that same be remedied (except where such failure to be true and correct or such breach, taken together with all other such failures and breaches, would not have a Company Material Adverse Effect);

(b)  There shall not be any pending suit, action, investigation or proceeding brought by any governmental authority before any court (domestic or foreign) or any action taken, or any statute, rule, regulation, decree, order or injunction promulgated, enacted, entered into or enforced by any state, federal or foreign government or governmental agency or authority or by any court (domestic or foreign) that would reasonably be expected to have the effect of: (i) making illegal or otherwise restraining or prohibiting the consummation of the Merger or materially delaying the Merger; or (ii) prohibiting or materially limiting the ownership or operation by the Company or Parent or any of their subsidiaries or their properties, or compelling Parent or any of Parent’s subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company and any of its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as a result of the transactions contemplated herein;

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(c)  There shall not have occurred and continue to exist any event that individually or in the aggregate would reasonably be expected to have a Company Material Adverse Effect (other than matters set forth in the Company Disclosure Letter).

(d)  Parent shall have received the written opinion from Steve Conrad, dated as of the Effective Date, which shall be based on such written representations from Parent, the Company and others as such person may reasonably request, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

6.3  Additional Conditions to the Obligation of the Company. The obligations of the Company to effect the Merger shall be subject to fulfillment at or prior to the Effective Date of the following additional conditions:

(a)  Each representation or warranty of Parent and Parent Subsidiaries shall be true and correct except for circumstances which, when considered individually or in the aggregate, have not had or would not reasonably be expected to have a Parent Material Adverse Effect, in each case as if such representations and warranties were made at the date of this Agreement and as of the Closing Date (other than to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of such date and provided that any representation or warranty that is qualified by materiality or Parent Material Adverse Effect shall be true and correct in all respects). There shall not have been a breach in any respect by Parent and Subsidiary of any covenant or agreement set forth herein which breach shall not have been remedied within 10 days (or by the Outside Date, if sooner) of written notice specifying such breach in reasonable detail and demanding that same be remedied (except where such failure to be true and correct or such breach, taken together with all other such failures and breaches, would not have a Parent Material Adverse Effect); or

(b)  There shall not be any pending suit, action, investigation or proceeding brought by any governmental authority before any court (domestic or foreign) or any action taken, or any statute, rule, regulation, decree, order or injunction promulgated, enacted, entered into or enforced by any state, federal or foreign government or governmental agency or authority or by any court (domestic or foreign) that would reasonably be expected to have the effect of making illegal or otherwise restraining or prohibiting the consummation of the Merger or materially delaying the Merger.

(c)  The Company shall have received a legal opinion dated the Effective Date from the Law Office of Stephen E. Rounds as counsel to Parent, in a form previously reviewed by and reasonably satisfactory to the Company.

(d)  The Company shall have received the written opinion from Steve Conrad provided for in Section 6.2(d) to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

(e)  There shall not have occurred and continue to exist any event that individually or in the aggregate would reasonably be expected to have a Parent Material Adverse Effect.

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ARTICLE 7
TERMINATION, AMENDMENT AND WAIVER

7.1  Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Date notwithstanding approval thereof by the stockholders of the Company:

(a)  by mutual written consent of Parent and the Company;

(b)  by Parent, at its sole election, without the consent of the Company, if the holders of more than 200,000 shares of Company Common Stock (3% of the Company Common Stock not held by Parent) properly give notice to Parent under, and otherwise satisfy the requirements of, section 7-113-202 of the CBCA.

(c)  by Parent or the Company if the consummation of the Merger shall not have occurred on or before July 31, 2007 (the “Outside Date”), unless mutually extended beyond such date; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Date to occur on or before such date; provided further that such time periods shall be tolled for any period during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger;

(d)  by Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling each of the parties hereto shall use all reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

(e)  by Parent if:

(i)  the Company Board (or any committee thereof) shall have withdrawn, modified or amended in any manner adverse to Parent its approval of or recommendation in favor of the Merger or shall have recommended or approved a Takeover Proposal or shall have resolved to do any of the foregoing;

(ii)  the Company shall have breached Section 5.9 in any material respect;

(iii)  prior to the Effective Date there shall be a breach of any representation, warranty, covenant or agreement of the Company in this Agreement such that the conditions set forth in Section 6.2(a) are not capable of being satisfied on or before the Outside Date; provided that Parent may not terminate this Agreement pursuant to this clause (iii) if Parent is in material breach of this Agreement; or

(iv)  prior to the Effective Date any governmental agency or third party shall have taken any action or commenced any inquiry related to or based upon matters associated with the Company’s representation in Section 2.25, and such matter has not been resolved prior to the Outside Date to the Parent’s satisfaction in its sole, unfettered discretion.

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(f)  by the Company if, prior to the Effective Date there shall be a breach of any representation, warranty, covenant or agreement of Parent in this Agreement such that the conditions set forth in Section 6.3(a) are not capable of being satisfied on or before the Outside Date; provided that the Company may not terminate this Agreement pursuant to this clause (f) if the Company is in material breach of this Agreement; or

(g)  by Parent or the Company if the vote of the Company’s stockholders taken at a duly convened stockholders meeting shall not have been sufficient to approve the Merger; or

(h)  by Parent or the Company if the ratio of the closing stock price of the Common Stock to the closing stock price of the Parent Common Stock is 20% greater or less than the Exchange Ratio for two (2) or more consecutive trading days, even if the Merger has been approved by the holders of a majority of the minority shares of Company Common Stock.

7.2  Effect of Termination. Upon the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become null and void except as set forth in Section 7.3 (which shall be the sole remedy), which shall survive such termination.

7.3  Fees and Expenses.

(a)  If Parent terminates this Agreement pursuant to Section 7.1(e)(i), or (ii), then in each case the Company shall pay, or cause to be paid, to Parent, as promptly as is reasonably practicable (but in no event later than two business days) following the date of termination an amount (“Termination Fee”) equal to 50% of the legal and financial advisory fees incurred by the Parent. In addition, if (i)(x) this Agreement is terminated pursuant to Section 7.1(c) (by the Company), or 7.1(g) (by Parent or the Company), (y) prior to such termination a Takeover Proposal has been publicly announced, disclosed or communicated and (z) on the date of such termination, Parent is not in material breach of this Agreement and (ii) within 12 months after such termination the Company shall consummate or enter into an agreement with the proponent of such Takeover Proposal or an affiliate of such proponent, then the Company shall pay the Termination Fee concurrently with the earlier of entering into any such agreement or consummating such transaction.

(b)  If Parent terminates this Agreement pursuant to Section 7.1(b), Parent shall reimburse the Company 100% of the Company’s legal and advisory fees.

(c)  If the Company terminates this Agreement pursuant to Section 7.1(e) following the intentional breach by Parent of its obligation to consummate the Merger following the fulfillment of each of the conditions to its obligations as set forth in Sections 6.1 and 6.2 above, then Parent shall pay, or cause to be paid, to the Company, as promptly as is reasonably practicable (but in no event later than two business days) after the date of termination, the Termination Fee.

(d)  If Parent terminates this Agreement pursuant to Section 7.1(d)(iii) following the intentional breach by the Company of its obligation to consummate the Merger following the fulfillment of each of the conditions to its obligations as set forth in Sections 6.1 and 6.3 above, then the Company shall pay, or cause to be paid, to Parent, as promptly as is reasonably practicable (but in no event later than two business days) after the date of termination, the Termination Fee.

36

(e)  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, that if this Agreement is terminated by Parent pursuant to Section 7.1(d)(iv), the Company shall reimburse Parent for all reasonable out-of-pocket fees and expenses incurred by Parent (including the fees and expenses of its counsel and financial advisor) in connection with this Agreement and the transactions contemplated hereby, and provided further that if this Agreement is terminated by the Company pursuant to Section 7.1(e), Parent shall reimburse the Company for all reasonable out-of-pocket fees and expenses incurred by the Company (including the fees and expenses of its counsel and financial advisor) in connection with this Agreement and the transactions contemplated hereby, provided, however, that this Section 7.3(d) shall not be applicable in the event a payment is made pursuant to Section 7.3(b) or (c).

7.4  Amendment. This Agreement may be amended by the parties hereto, at any time before or after approval of this Agreement and the transactions contemplated herein by the respective boards of directors or stockholders of the parties hereto; provided, however, that after any such approval by the stockholders, no amendment which under applicable Law may not be made without stockholder approval shall be made without such stockholder approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

7.5  Waiver. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived at any time prior to the Effective Date by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of or estoppel with respect to, any subsequent or other failure.

ARTICLE 8
GENERAL PROVISIONS

8.1  Notices. All notices and other com-munications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by recognized overnight courier or sent by telecopier to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

(a)  if to the Company:
Crested Corp.
877 N. 8th W.
Riverton, Wyoming 82501
Attn: Harold F. Herron and Steve Youngbauer
Fax 307.857.3050
with a copy to:

Davis Graham & Stubbs
Attn: Scot Anderson
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
Fax 303.893.1379

37

(b)  if to Parent:
U.S. Energy Corp.
877 N. 8th W.
Riverton, Wyoming 82501
Attn: Keith G. Larsen and Steve Youngbauer
Fax 307.857.3050

with a copy to:

The Law Office of Stephen E. Rounds
1544 York Street, Suite 110
Denver, Colorado 80206
Fax 303.377.0231

Notice so given shall (in the case of notice so given by mail) be deemed to be given when received and (in the case of notice so given by cable, telegram, telecopier, telex or personal delivery) on the date of actual transmission or (as the case may be) personal delivery.

8.2  Representations and Warranties. The representations and warranties contained in this Agreement shall not survive the Merger.

8.3  Governing Law; Waiver of Jury Trial.

(a)  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WYOMING (except as to matters of corporate statutory law applicable to the Company, which law shall be the CBCA) REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. ALL MATERS WILL BE TRIED BEFORE EITHER A WYOMING COURT OF LAW OR A FEDERAL COURT OF LAW LOCATED WITHIN WYOMING.

(b)  NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE OR SUCCESSOR OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

8.4  Counterparts; Facsimile Transmission of Signatures. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement. If any party hereto elects to execute and deliver a counterpart signature page by means of facsimile transmission, it shall deliver an original of such counterpart to each of the other parties hereto within ten days of the date hereof, but in no event will the failure to do so affect in any way the validity of the facsimile signature or its delivery.

38

8.5  Assignment; No Third Party Beneficiaries.

(a)  This Agreement and all of the provisions hereto shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations set forth herein shall be assigned by any party hereto without the prior written consent of the other parties hereto and any purported assignment without such consent shall be void.

(b)  Nothing in this Agreement shall be construed as giving any person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof except as provided in Section 5.14.

8.6  Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable Law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

8.7  Entire Agreement. This Agreement (and the Voting Agreement) contain (and as to matters covered by the Voting Agreement, will contain) all of the terms of the understandings of the parties hereto with respect to the subject matters hereof and thereof.

[The remainder of this page is intentionally blank]

39

IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be executed as of the date first written above.

U.S. ENERGY CORP.

By: /s/ Keith G. Larsen
Name: Keith G. Larsen
Title: Chief Executive Officer

CRESTED CORP.

By: /s/ Harold F. Herron
Name: Harold F. Herron
Title: President

[AGREEMENT AND PLAN OF MERGER SIGNATURE PAGE]

APPENDIX B
VOTING AGREEMENT

B-1

Voting Agreement
Between
U.S. Energy Corp. and Crested Corp.
And Certain Shareholders of Crested Corp.

This Voting Agreement (“Agreement”) is entered into on July 31, 2007, but is to be effective as of January 23, 2007, by and between U.S. Energy Corp., a Wyoming  corporation (“USEG”), and the individual shareholders (each, an “Individual Shareholder”) of Crested Corp., a Colorado corporation (“Crested”) identified on the signature page.  Each of USEG and the Individual Shareholders are individually referred to as a “Shareholder;” and collectively those parties are referred to as the “Shareholders.”

WHEREAS, USEG and Crested have entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of Crested with and into USEG (the “Merger”), dated as of the date hereof.  Terms not defined in this Agreement have the meanings defined in the Merger Agreement.

WHEREAS, the Merger Agreement requires that the Shareholders, in their capacities as holders of Crested common stock, enter into, and the Shareholders have agreed to enter into, this Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.           Representations and Warranties of the Shareholders.  The Shareholders represent and warrant to Crested as follows:

(a)           Authority; Binding Obligation.  The Shareholder has all necessary power and authority to enter into this Agreement and perform all of the Shareholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and legally binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms.

(b)           Ownership of Shares. The Shareholder is the beneficial owner or record holder of the number of shares of Crested listed under the Shareholder’s name on the signature page (the “Existing Shares” and, together with any shares of Crested common stock the record or beneficial ownership of which is acquired by the Shareholder after the date hereof, the “Shares” including (only for the individual Shareholders) any shares of common stock of Crested which are acquired pursuant to exercise of options to buy Crested common stock (the “Option Shares”) and, as of the date hereof, the Existing Shares and Option Shares constitute all the shares of Crested common stock owned of record or beneficially by the Shareholder).  Provided, however, that the Existing Shares shown for each individual Shareholder does not reflect that person’s beneficial ownership (as defined in Rule 13d-3 promulgated under the ’34 Act) of shares of Crested common stock which he holds indirectly as an officer or director of USEG.

With respect to the Existing Shares, the Shareholder has (and with respect to the Options Shares, will have), without any restrictions, except as imposed by law and this Agreement, (i) sole voting power and sole power to issue instructions with respect to or otherwise engage in the actions set forth in Section 2; (ii) sole power of disposition; and (iii) sole power to demand dissenters rights under Article 113 of the Colorado Business Corporation Act (subclause (iii) applies only to the Existing Shares).

(c)           No Conflicts. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or constitute a violation of, or a default under, (with or without notice, lapse of time, or both) any contract, agreement, voting agreement, shareholders’ agreement, trust agreement, voting trust, proxy, power of attorney, pooling arrangement, note, mortgage, indenture, instrument, arrangement or other obligation or restriction of any kind to which the Shareholder is a party or to which the Shareholder or Shareholder’s Shares are subject to or bound.

2.           Voting Agreement and Agreement Not to Transfer.

(a)	The Shareholder agrees to vote or cause to be voted all of the Shareholder’s Shares:

(i)  consistent with the vote of holders of a majority of the shares of Crested common stock not held by the Shareholders (the “Majority Vote of the Minority Holders”), whether in favor of, or against, the approval of the Merger Agreement at a meeting of the Crested shareholders, as well as any other matters required to be approved by the Crested shareholders at the meeting wherein the Merger is voted upon by the Crested shareholders.  Provided, however, that USEG may elect not to vote in favor of the Merger, even if the Merger Agreement has been approved by a Majority Vote of the Minority Holders, to the extent such election is permitted pursuant to the termination provisions of the Merger Agreement.

(ii)  against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Crested  under the Merger Agreement; and

(iii) against the following actions (other than the Merger or the consummation of any actions contemplated by the Merger Agreement):

(A) any extraordinary corporate transactions, such as a merger, consolidation or other business combination involving Crested;

(B) any sale, lease, transfer or disposition of a material amount of the assets of Crested, except as may be contemplated by the Company SEC Reports;

(C) any change in the majority of the board of directors of Crested;

(D) any material change in the present capitalization of Crested;

(E) any amendment of Crested’s articles of incorporation or bylaws;

2

(F) any other change in the corporate structure, business, assets or ownership of Crested, provided, however, a vote in favor of amending the Crested Incentive Stock Option Plan to allow for cashless exercise shall be permitted; or

(G) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the contemplated economic benefits to Crested of the Merger and the transactions contemplated by the Merger Agreement.

(b)           The Shareholder(s) agree not to (i) sell, transfer, convey, assign or otherwise dispose of any of his, her or its Existing Shares, or any of the Option Shares if an Individual Shareholder exercises his or her Option before the Effective Date; or (ii) pledge, mortgage or otherwise encumber such Existing or Option Shares.

3.           Cooperation.  The Shareholder(s) agree that he, she or it will not (directly or indirectly) initiate, solicit, encourage or facilitate any Takeover Proposal.

4.           Shareholder Capacity. Each Individual Shareholder is entering this Agreement in his or her capacity as the record or beneficial owner of the Shares and the Option Shares, and not in his or her capacity as a director or officer of Crested. Nothing in this Agreement shall be deemed in any manner to limit the discretion of any Shareholder to take any action, or fail to take any action, in his or her capacity as a director or officer of Crested that may be either (a) required of the Shareholder under applicable law or (b) is otherwise permitted by the Merger Agreement.

5.           Termination. The obligations of the Shareholder(s) hereunder shall terminate upon the consummation of the Merger.  If the Merger is not consummated, the obligations of the Shareholder shall terminate upon the termination of the Merger Agreement.

6.           Specific Performance. The Shareholder(s) acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of its obligations under this Agreement, and that the remedy at law for any breach, or threatened breach, would likely be inadequate.  Accordingly, the Shareholder agrees that Crested shall, in addition to any other rights or remedies which it may have at law or in equity, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain the Shareholder from violating any of his, her, or its obligations under this Agreement.  In connection with any action or proceeding for such equitable or injunctive relief, the Shareholder hereby waives any claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have the obligations of the Shareholder under this Agreement specifically enforced against him, her or it, without the necessity of posting bond or other security, and consents to the entry of equitable or injunctive relief against the Shareholder enjoining or restraining any breach or threatened breach of this Agreement.

3

7.           Indemnification.

(a)           If and only if the Merger is consummated in accordance with the Merger Agreement, USEG and its successors and assigns (the “Indemnifying Party”) shall, to the fullest extent permitted by law, indemnify, defend and hold harmless each Individual Shareholder (as incurred to the extent incurred subsequent to the Effective Date) against all costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred by each Individual Shareholder, regardless of whether incurred prior to or after the Effective Date (collectively, “Costs”) in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of this Agreement other than an action for specific performance under Section 6.  A Shareholder wishing to claim indemnification under this Section 7, upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Indemnifying Party thereof; provided that the failure so to notify shall not affect the obligations of Indemnifying Party under this Section 7 unless and to the extent that Indemnifying Party is actually and materially prejudiced as a result of such failure.  In case any such action shall be brought against an Individual Shareholder, he or she shall promptly notify the Indemnifying Party of the commencement thereof, and the Indemnifying Party shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to Shareholder, and after notice from the Indemnifying Party to Shareholder of its election to so assume the defense thereof, the Indemnifying Party shall not be liable to Shareholder for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by Shareholder.

(b)           If USEG or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its assets to any other entity, then and in each case, USEG shall cause proper provision to be made so that its successors and assigns shall assume the obligations set forth in this Section 7.

(c)           The provisions of this Section 7 shall survive termination of this Agreement.

8.           Miscellaneous.

(a)           Entire Agreement.  This Agreement (and the Merger Agreement) constitutes the entire agreement of the parties  with reference to the transactions contemplated hereby and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties or their respective representatives, agents or attorneys, with respect to the subject matters hereof.

(b)           Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and the other parties to the Merger Agreement and their respective successors, assigns, estate, heirs, executors, administrators and other legal representatives, as the case may be.  Nothing in this Agreement, express or implied, is intended to confer upon any other person, other than parties hereto or their respective successors, assigns, estate, heirs, executors, administrators and other legal representatives, as the case may be, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

4

(c)         Modifications; Waivers. This Agreement shall not be amended, altered or modified in any manner except in writing.  No waiver of breach hereunder shall be considered valid unless in writing, and no waiver shall be deemed a waiver of any subsequent breach.

(d)           Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity and unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

(e)           Governing Law.  This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Wyoming, without regard to the conflict of law principles thereof.

(f)           Jurisdiction and Venue. Any legal action or proceeding with respect to this Agreement may be brought only in Fremont County, Wyoming, or in the courts of the United States of America for Wyoming.  By this Agreement, each party (i) accepts for itself the jurisdiction of and venue in such courts; and (ii) irrevocably consents to the service of process out of such courts by the delivery of notice as provided below, such service to become effective 10 days after delivery.

(g)           Attorney’s Fees. The prevailing party in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party all fees and disbursements of counsel (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding results in a judgment) and (b) any post-judgment or post-award Proceeding including, without limitation, one to enforce or collect any judgment or award resulting from any Proceeding.  All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, fees and disbursements of counsel.

(h)           Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

(i)           Notices. All notices, requests, instructions and other communications to be given hereunder shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail, postage prepaid (return receipt requested), to such party at its address set forth below or such other address as such party may specify to the other party by notice:

If to USEG:

U.S. Energy Corp.
877 N. 8th W.
Riverton, Wyoming 82501
Attention: Keith G. Larsen and Steve Youngbauer
Fax 307.857.3050

5

With copy (which shall not constitute notice) to:

Stephen E. Rounds, Attorney
1544 York Street, Suite 110
Denver, Colorado 80206
Fax 303.377.0231

If to Crested:

Crested Corp.
877 N. 8th W.
Riverton, Wyoming 82501
Attention: Harold F. Herron and Steve Youngbauer
Fax 307.857.3050

With copy (which shall not constitute notice) to:

Davis Graham & Stubbs, LLP
1550 17th Street, Suite 500
Denver, Colorado 80202
Attention: Scot W. Anderson
Fax 303.893.1379

If to an Individual Shareholder, to the address on the signature page

(j)           Advice of Counsel.  Each Individual shareholder acknowledges that he or she has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of this Agreement.  This Agreement shall not be construed against any party by reason of the drafting hereof.

[remainder of page intentionally left blank]

6

IN WITNESS WHEREOF, the parties execute this Agreement to be effective as of the date first above written.

Existing Shares
Crested Corp.

/s/ Harold F. Herron
Harold F. Herron, Co-Chairman

U.S. Energy Corp.	12,024,733

/s/ Keith G. Larsen
Keith G. Larsen, Chairman, CEO

Plateau Resources, Ltd.	60,000

/s/ Harold F. Herron
Harold F. Herron, President

Sutter Gold Mining, Inc.	100,000

/s/ Harold F. Herron
Harold F. Herron, President

7

Individual Shareholders*
		Option Shares for which
	Existing Shares	USEG Shares will be issued

/s/ Daniel P. Svilar	147,850	200,000
Daniel P. Svilar

/s/ Robert Scott Lorimer	15,000	200,000
Robert Scott Lorimer

/s/ Harold F. Herron	3,466	200,000
Harold F. Herron

/s/ Keith G. Larsen	-	200,000
Keith G. Larsen

/s/ Mark J. Larsen		200,000
Mark J. Larsen

		30,000
Donald A. Anderson

/s/ Michael T. Anderson		30,000
Michael T. Anderson

/s/ Michael H. Feinstein		30,000
Michael H. Feinstein

/s/ H. Russell Fraser		30,000
H. Russell Fraser

/s/ Steven R. Youngbauer		50,000
Steven R. Youngbauer

/s/ Kathleen Martin	41,722
Kathleen Martin

/s/ Michael Zwickl	14,203
Michael Zwickl

* Notice for each individual shareholder will be delivered to the USEG address.

8

APPENDIX C
OPINION OF NEIDIGER, TUCKER, BRUNER, INC.

C-1

October 12, 2007

The Special Committee of the Board of Directors
Crested Corp.
877 North 8th West
Riverton, WY 82501

To the Special Committee of the Board of Directors,

Crested Corp., a Colorado corporation (“Crested” or the “CBAG”) has agreed to a merger transaction (the “Transaction”) whereby U.S. Energy Corp., a Wyoming Corporation (“USE”) will acquire all shares of Crested not currently owned by USE (approximately 4,982,984 shares, or 29%).  Upon completion of the Transaction and with the exception of the Crested Common Stock currently held by USE, every two issued and outstanding shares of Crested Common Stock and Crested Common Stock issued on exercise of Crested Stock Options shall be converted into the right to receive one validly issued fully paid and non-assessable share of USE Common Stock.  The Transaction is subject to a Definitive Agreement and Plan of Merger (the “Agreement”) being executed and the terms and conditions therein.

The Special Committee of the Board of Directors of Crested requested that Neidiger, Tucker, Bruner, Inc. (“NTB”) render its opinion (the “Opinion”) as to the fairness of the Transaction from a financial point of view, to the shareholders of Crested excluding USE.  On January 22, 2007, NTB expressed its opinion that the Transaction contemplated was fair and reasonable from a financial point of view to the shareholders of Crested excluding USE.  The Special Committee of the Board of Directors of Crested has requested that NTB provide an update to its opinion dated January 22, 2007.

In connection with our examination, we have among other things:

•
Reviewed Crested and USE audited financial statements and annual 10-K filings with the Securities and Exchange Commission for the fiscal years ended December 31, 2003, December 31, 2004 December 31, 2005 and December 31, 2006.

•
Reviewed Crested and USE unaudited financial statements and quarterly 10-Q filings with the Securities and Exchange Commission for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006 March 31, 2007 and June 30, 2007.

The Special Committee of the Board of Directors
October 12, 2007

•	Conducted discussions with certain members of management of Crested and USE.

•
Reviewed the Preliminary Analysis Presentation to USE prepared by Navigant Capital Advisors, LLC dated November 28, 2006 and revised November 30, 2006.  Reviewed the Fairness Analysis presented to USE by Navigant Capital Advisors, LLC dated October 12, 2007.

•	Reviewed the list of outstanding employee stock options and warrants issued by Crested and USE as provided by management.

•	Reviewed the terms of many recent mergers and acquisitions of companies in the sector and otherwise and premiums paid in acquisitions of a diverse set of companies.

•	Reviewed the historical market prices and trading activity for the publicly traded securities of Crested and USE.

•	Reviewed the financial condition and past operating results of Crested and USE.

•	Reviewed the Merger Agreement dated January 23, 2007 and the First Amendment to Agreement and Plan of Merger dated July 31, 2007 by and among U.S. Energy Corp. and Crested Corp.

•	Reviewed other publicly available information for both Crested Corp. and USE.

•	Conducted such other studies and analyses as we have deemed appropriate.

In rendering our Opinion, we have relied on the accuracy and completeness of the financial and other information provided to us by the Company, and the information provided by the Company’s management and has made no independent verification of such information.

Neidiger, Tucker, Bruner, Inc., as part of its investment banking service, is regularly engaged in the valuation of businesses, securities and assets in connection with mergers,

The Special Committee of the Board of Directors
October 12, 2007

acquisitions, underwritings, sales and distribution of securities, private placements and valuations for estate, corporate and other purposes.

Based on the foregoing and such other factors, as we deem relevant, we are of the opinion that the Transaction contemplated whereby USE will acquire all minority shares of Crested using an exchange ratio of two (2) Crested shares for one (1) share of USE is fair and reasonable from a financial point of view to the shareholders of Crested excluding USE.  We hereby give our expressed permission for Crested and/or USE to include this letter in their filings with the Securities and Exchange Commission.

Sincerely,

NEIDIGER,TUCKER,BRUNER, INC.

/s/ Anthony B. Petrelli

Anthony B. Petrelli
Senior Vice President

ABP:bGw

APPENDIX D
OPINION OF NAVIGANT CAPITAL ADVISORS, LLC

D-1

October 12, 2007

The Board of Directors
U.S. Energy Corp.
877 North 8th West
Riverton, WY 82501

Gentlemen:

We understand that U.S. Energy Corp. (“Parent”) owns approximately 71% of the outstanding common stock of Crested Corp. (“Crested”).  We also understand that Parent and Crested have entered into an Agreement and Plan of Merger (the “Merger Agreement”) which provides that Crested will merge with and into Parent with Parent as the surviving corporation (the “Merger”), and that in the Merger each two issued and outstanding shares of Crested common stock not held by Parent will be converted into the right to receive one share of Parent common stock (the “Exchange Ratio”).

You have requested our opinion (the “Opinion”) as to the fairness, from a financial point of view, to the common stockholders of Parent of the Exchange Ratio.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances.  Among other things, we have:

1.
Reviewed Parent’s and Crested’s audited financial statements included in their respective Annual Reports on Securities and Exchange Commission (“SEC”) Form 10-K for the fiscal years ended December 31, 2002 through 2006 and their respective unaudited financial statements included in their respective Quarterly Reports on SEC Form 10-Q for the six months ended June 30, 2007, together with in each case the related Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Report;

2.
Reviewed the January 23, 2007 Merger Agreement and the First Amendment effective July 31, 2007, including (a) Section 1.5 providing for the conversion of Crested common stock into the right to receive Parent common stock based on the Exchange Ratio and (b) Section 1.6 providing for the cashless exercise at the effective time of the Merger of options to purchase Crested common stock outstanding under Crested’s Incentive Stock Option Plan and the conversion of such shares of Crested common stock into shares of Parent common stock based on the Exchange Ratio;

3.	Reviewed the draft dated January 18, 2007 of a Voting Agreement between Parent, Crested and certain stockholders of Crested;

4.
Reviewed certain internal financial and other data concerning the operations, financial condition and financial forecasts relating to the business, earnings, cash flow, assets, liabilities and prospects of Parent and Crested prepared by management of Parent;

5.	Conducted discussions with members of management of Parent concerning the matters described in subparagraphs 1, 2 and 3 above;

6.	Visited certain facilities and business offices of Parent and Crested;

7.	Visited certain of Parent’s and Crested’s properties;

8.	Reviewed the executed Exploration, Development and Mine Operating Agreement between U.S. Moly, U.S. Energy, Crested, and Kobex Resources Ltd. dated April 3, 2007;

9.	Reviewed the executed Joint Venture Agreement by and between Parent and Crested dated August 1, 1981 and subsequent amendment dated January 20, 1989;

10.	Reviewed the list of outstanding employee stock options and warrants issued by Parent and Crested as provided by Parent;

11.	Evaluated net asset approaches for Parent and Crested as stand-alone entities;

12.	Reviewed the terms of (i) recent mergers and acquisitions of companies in the sector and (ii) premiums paid in acquisitions of a diverse set of companies;

13.
Reviewed the historical market prices, trading activity, and valuation multiples for Parent’s and Crested’s publicly traded securities and compared them with those of certain publicly traded companies; and

14.	Conducted such other studies, analyses and inquiries as we have deemed appropriate.

In preparing our Opinion, we have not independently verified the accuracy and completeness of the information supplied to us with respect to Parent or Crested and do not assume any responsibility with respect thereto, and have further relied upon the assurance of management of Parent that it is not aware of any facts that will make such information inaccurate or misleading in any respect material to our analysis.  We have not made any physical inspection or independent appraisal of any of the properties or assets of Parent, nor have we evaluated the solvency or fair value of Parent under any state or federal laws relating to bankruptcy, insolvency, or similar matters.  Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.  With respect to the financial forecast information furnished to or discussed with us by Parent, we have assumed that such information has been reasonably prepared and that it reflects the best currently available estimates and judgment of Parent’s management as to the expected future financial performance of Parent and Crested.  For purposes of this Opinion, we have assumed that Parent and Crested are not involved in any material transaction other than the Merger and those activities undertaken in the ordinary course of business.

This Opinion only addresses the matters specifically addressed hereby.  Without limiting the foregoing, this Opinion does not address: (i) matters that require legal, regulatory, accounting, insurance, tax or other professional advice; (ii) the underlying business decision of Parent, its security holders or any other party to proceed with or effect the Merger; (iii) the fairness of any portion or aspect of the Merger not expressly addressed in this Opinion; (iv) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of Parent, or any other party other than those set forth in this Opinion; (v) the relative merits of the Merger as compared to any alternative business strategies that might exist for Parent or the effect of any other transaction in which Parent or Crested might engage; (vi) the tax or legal consequences of the Merger to either Parent, its security holders, or any other party; (vii) the degree to which the amount and nature of the compensation from the Merger benefits any individual officers, directors, employees or class of such persons, relative to the benefits to the stockholders of Parent; (viii) the likely price at which Parent’s or Crested’s common stock will trade; or (ix) matters relating to the exercise or conversion of options issued pursuant to Crested’s Incentive Stock Option Plan.  We have not been engaged to initiate any discussions with third parties with respect to a possible acquisition or any other alternative transaction or to negotiate the terms of the Merger, and we have not been asked to, and do not, offer any opinion as to the material terms of the Merger Agreement or the form of the Merger.

We have assumed that the Merger will be consummated on the terms and conditions described in the Merger Agreement reviewed by us, without material delay, waiver, amendment or modification of any material term, condition or agreement therein, and that the definitive Merger Agreement will not differ in any material respect from the draft reviewed.

It should be understood that subsequent developments may affect the conclusions expressed in this Opinion if this Opinion were rendered as of a later date, and we disclaim any obligation to advise any person of any change in any manner affecting this Opinion that may come to our attention after the date of this Opinion.

Based upon the foregoing, and in reliance thereon, it is our opinion that the Exchange Ratio is fair, from a financial point of view, to the holders of Parent’s common stock.

This letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offer or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent; provided, that we consent to a description of and the inclusion of the text of this Opinion in any filing required to be made by Parent with the

SEC in connection with the Merger and in materials delivered to Crested’s stockholders that are a part of such filings, provided that any such description shall or inclusion shall be subject to our prior review and approval.

We will receive a fee from Parent for this Opinion, no portion of which is contingent upon the consummation of the Merger or the conclusions reached in this Opinion.  In addition, Parent has agreed to indemnify us for certain liabilities arising out of our engagement.

Our Opinion is furnished solely for your benefit and may not be relied upon by any other person without our express, prior written consent.  Our Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and our retainer agreement, and subject to the understanding that our obligations in connection with this Opinion are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of ours shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

NAVIGANT CAPITAL ADVISORS, LLC

APPENDIX E
ARTICLE 113 OF THE COLORADO BUSINESS CORPORATION ACT
- DISSENTERS’ RIGHTS

E-1

ARTICLE 113
DISSENTERS’ RIGHTS
UNDER THE COLORADO BUSINESS CORPORATION ACT
Part 1
Right of Dissent—Payment for Shares

§ 7-113-101.  Definitions.

For purposes of this article:

(1)	“Beneficial shareholder” means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
(2)	“Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.
(3)	“Dissenter” means a shareholder who is entitled to dissent from corporate action under § 7-113-102 and who exercises that right at the time and in the manner required by Part 2 of this article.
(4)
“Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

(5)
“Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in C.R.S. § 5-12-101.

(6)
“Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in § 7-107-204.

(7)	“Shareholder” means either a record shareholder or a beneficial shareholder.

§ 7-113-102.  Right to dissent.

(1)	A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any of the following corporate actions:
(a)	Consummation of a plan of merger to which the corporation is a party if:
(I)	Approval by the shareholders of that corporation is required for the merger by §§ 7-111-103 or 7-111-104 or by the articles of incorporation; or
(II)	The corporation is a subsidiary that is merged with its parent corporation under § 7-111-104;
(b)	Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;
(c)	Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under § 7-112-102(1); and
(d)
Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to § 7-112-102(2).

(1.3)
A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934”, as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

(a)	The record date fixed under § 7-107-107 to determine the shareholders entitled to receive notice of the shareholders’ meeting at which the corporate action is submitted to a vote;
(b)	The record date fixed under § 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or
(c)	The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.
(1.8)	The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder’s shares, pursuant to the corporate action, anything except:
(a)	Shares of the corporation surviving the consummation of the plan of merger or share exchange;
(b)
Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934”, as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

(c)	Cash in lieu of fractional shares; or
(d)	Any combination of the foregoing described shares or cash in lieu of fractional shares.
(2)	(Deleted by amendment, L. 96, p. 1321, § 30, effective June 1, 1996.)
(2.5)
A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under § 7-106-104.

(3)
A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

(4)
A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

§ 7-113-103.  Dissent by nominees and beneficial owners.

(1)
A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the record shareholder’s name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters’ rights.  The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

(2)	A beneficial shareholder may assert dissenters’ rights as to the shares held on the beneficial shareholder’s behalf only if:
(a)	The beneficial shareholder causes the corporation to receive the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and
(b)	The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.
(3)
The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters’ rights as to all such shares as to which there is no limitation on the ability to exercise dissenters’ rights.  Any such requirement shall be stated in the dissenters’ notice given pursuant to § 7-113-203.

Part 2
Procedure for Exercise of Dissenters’ Rights

§ 7-113-201.  Notice of dissenters’ rights.

(1)
If a proposed corporate action creating dissenters’ rights under § 7-113-102 is submitted to a vote at a shareholders’ meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters’ rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under Articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting.  Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders’ meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this article by reason of the shareholder’s failure to comply with the provisions of § 7-113-202(1).

(2)
If a proposed corporate action creating dissenters’ rights under § 7-113-102 is authorized without a meeting of shareholders pursuant to § 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in § 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters’ rights under this article, by a copy of this article, and by the materials, if any, that, under Articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders’ meeting.  Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to § 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this article by reason of the shareholder’s failure to comply with the provisions of § 7-113-202(2).

§ 7-113-202.  Notice of intent to demand payment.

(1)
If a proposed corporate action creating dissenters’ rights under § 7-113-102 is submitted to a vote at a shareholders’ meeting and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to § 7-113-201(1), a shareholder who wishes to assert dissenters’ rights shall:

(a)
Cause the corporation to receive, before the vote is taken, written notice of the shareholder’s intention to demand payment for the shareholder’s shares if the proposed corporate action is effectuated; and

(b)	Not vote the shares in favor of the proposed corporate action.
(2)
If a proposed corporate action creating dissenters’ rights under § 7-113-102 is authorized without a meeting of shareholders pursuant to § 7-107-104 and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to § 7-113-201(2) a shareholder who wishes to assert dissenters’ rights shall not execute a writing consenting to the proposed corporate action.

(3)	A shareholder who does not satisfy the requirements of subsections (1) or (2) of this section is not entitled to demand payment for the shareholder’s shares under this article.

§ 7-113-203.  Dissenters’ notice.

(1)
If a proposed corporate action creating dissenters’ rights under § 7-113-102 is authorized, the corporation shall give a written dissenters’ notice to all shareholders who are entitled to demand payment for their shares under this article.

(2)
The dissenters’ notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters’ rights under § 7-113-102 and shall:

(a)	State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;
(b)	State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;
(c)	Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
(d)	Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;
(e)
Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

(f)	State the requirement contemplated in § 7-113-103(3), if such requirement is imposed; and
(g)	Be accompanied by a copy of this article.

§ 7-113-204.  Procedure to demand payment.

(1)	A shareholder who is given a dissenters’ notice pursuant to § 7-113-203 and who wishes to assert dissenters’ rights shall, in accordance with the terms of the dissenters’ notice:
(a)	Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in § 7-113-203(2)(d), duly completed, or may be stated in another writing; and
(b)	Deposit the shareholder’s certificates for certificated shares.
(2)
A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder’s exercise of dissenters’ rights and has only the right to receive payment for the shares after the effective date of such corporate action.

(3)	Except as provided in §§ 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.

(4)
A shareholder who does not demand payment and deposit the shareholder’s share certificates as required by the date or dates set in the dissenters’ notice is not entitled to payment for the shares under this article.

§ 7-113-205.  Uncertificated shares.

(1)
Upon receipt of a demand for payment under § 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

(2)	In all other respects, the provisions of § 7-113-204 shall be applicable to shareholders who own uncertificated shares.

§ 7-113-206.  Payment.

(1)
Except as provided in § 7-113-208, upon the effective date of the corporate action creating dissenters’ rights under § 7-113-102 or upon receipt of a payment demand pursuant to § 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with § 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, the amount the corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest.

(2)	The payment made pursuant to subsection (1) of this section shall be accompanied by:
(a)
The corporation’s balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders’ equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

(b)	A statement of the corporation’s estimate of the fair value of the shares;
(c)	An explanation of how the interest was calculated;
(d)	A statement of the dissenter’s right to demand payment under § 7-113-209; and
(e)	A copy of this article.

§ 7-113-207.  Failure to take action.

(1)
If the effective date of the corporate action creating dissenters’ rights under § 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in § 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2)
If the effective date of the corporate action creating dissenters’ rights under § 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in § 7-113-203, then the corporation shall send a new dissenters’ notice, as provided in § 7-113-203, and the provisions of §§ 7-113-204 to 7-113-209 shall again be applicable.

§ 7-113-208.  Special provisions relating to shares acquired after announcement of proposed corporate action.

(1)
The corporation may, in or with the dissenters’ notice given pursuant to § 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under § 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter’s payment demand under § 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters’ rights are asserted) acquired beneficial ownership of the shares before that date.  With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters’ rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in § 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

(2)	An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by § 7-113-206(2).

§ 7-113-209.  Procedure if dissenter is dissatisfied with payment or offer.

(1)
A dissenter may give notice to the corporation in writing of the dissenter’s estimate of the fair value of the dissenter’s shares and of the amount of interest due and may demand payment of such estimate, less any payment made under § 7-113-206, or reject the corporation’s offer under § 7-113-208 and demand payment of the fair value of the shares and interest due, if:

(a)	The dissenter believes that the amount paid under § 7-113-206 or offered under § 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;
(b)	The corporation fails to make payment under § 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or
(c)	The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by § 7-113-207(1).
(2)
A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.

Part 3
Judicial Appraisal of Shares

§ 7-113-301.  Court action.

(1)
If a demand for payment under § 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest.  If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

(2)
The corporation shall commence the proceeding described in subsection (1) of this section in the district court for the county in this state in which the street address of the corporation’s principal office is located or, if the corporation has no principal office in this state, in the district court for the county in which the street address of its registered agent is located or if the corporation has no registered agent, in the district court for the City and County of Denver.  If the corporation is a foreign corporation without a registered agent, it shall commence the proceeding in the county in which the domestic corporation merged into, or whose shares were acquired by, the foreign corporation would have commenced the action if that corporation were subject to the first sentence of this subsection (2).

(3)
The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition.  Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter’s payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, or as provided by law.

(4)
The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive.  The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value.  The appraisers have the powers described in the order appointing them, or in any amendment to such order.  The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

(5)
Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter’s shares for which the corporation elected to withhold payment under § 7-113-208.

§ 7-113-302.  Court costs and counsel fees.

(1)
The court in an appraisal proceeding commenced under § 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court.  The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under § 7-113-209.

(2)	The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
(a)	Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of Part 2 of this article; or
(b)
Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(3)
If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.                            Indemnification of Directors and Officers.

U.S. Energy Corp.’s articles of incorporation and bylaws provide that USE shall indemnify directors provided that the indemnification shall not eliminate or limit the liability of a director for breach of the director’s duty or loyalty to the corporation or its stockholders, or for acts of omission not in good faith or which involve intentional misconduct or a knowing violation of law.

Wyoming law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if these directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reason to believe their conduct was unlawful. In a derivative action (i.e., one by or in the right of the corporation), indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agent in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

Item 21.                            Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Title of Exhibit
2.1	Plan and Agreement of Merger between U.S. Energy Corp. and Crested Corp. ***	[10]

2.1(a)	Amendment to Plan and Agreement of Merger between U.S. Energy Corp. and Crested Corp	[1]

3.1	Restated Articles of Incorporation	[2]

3.1(a)	Articles of Amendment to Restated Articles of Incorporation	[4]

3.1(b)	Articles of Amendment (Second) to Restated Articles of Incorporation (establishing Series A Convertible Preferred Stock)	[9]

3.1(c)	Articles of Amendment (Third) to Restated Articles of Incorporation (increasing number of authorized shares)	[14]

3.1(d)	Articles of Amendment to Restated Articles of Incorporation (establishing Series P Preferred Stock)	[5]

3.1(e)	Articles of Amendment to Restated Articles of Incorporation (providing that directors may be removed by the shareholders only for cause)	[3]

3.2	Bylaws, as amended through June 27, 2007	[16]

4.1	Amendment to 1998 Incentive Stock Option Plan	[11]

4.2	2001 Incentive Stock Option Plan (amended in 2003)	[7]

4.3-4.10	[intentionally left blank]

4.11
Rights Agreement dated as of September 19, 2001, amended as of September 30, 2005, between U.S. Energy Corp. and Computershare Trust Company, Inc. as Rights Agent. The Articles of Amendment to the Restated Articles of Incorporation creating the Series P Preferred Stock are included  as an exhibit to the Rights Agreement, as well as the form of Right Certificate  and Summary of Rights
[12]

4.12-4.20	[intentionally left blank]

4.21	2001 Officers' Stock Compensation Plan	[18]

5.1	Form of opinion (with consent) on legality of Registrant shares to be issued at closing of merger of Crested Corp.	**

8.1	Form of tax opinion (with consent) of Conrad Henderson, LLC	**

8.2	Fairness opinion dated October 12, 2007 (with consent) of Navigant Capital Advisers, LLC	*

8.3	Fairness opinion dated October 12, 2007 (with consent) of Neidiger, Tucker, Bruner, Inc.	*

10.1	Asset Purchase Agreement with sxr Uranium One Inc. (without exhibits)	[14]

10.2	Form of Production Payment Royalty Agreement (an exhibit to the Asset Purchase Agreement with sxr Uranium One Inc)	[14]

10.3	[intentionally left blank]

10.4	Amended Voting Agreement between Crested Corp., U.S. Energy Corp., and certain other shareholders of Crested Corp.	**

10.5	Amendment to Agreements with UPC (Amendment dated effective January 31, 2007)	[10]

10.6	Purchase and Sale Agreement (without exhibits) - Bell Coast Capital, n/k/a/ Uranium Power Corp. (December 2004)	[8]

10.6(a)	Amendment to Purchase and Sale Agreement with Uranium Power Corp.	[13]

10.7	Mining Venture Agreement (without exhibits) - Uranium Power Corp. (April 2005)	[8]

16	Concurrence letter of former accountants	[15]

21	Subsidiaries of Registrant	**

23.1	Consent of Moss Adams, LLP, independent accountants to Registrant	**

23.2	Consent of Moss Adams, LLP, independent accountants to Crested Corp.	**

23.3	Consent of Epstein Weber & Conover, PLC former independent accountants to Registrant	**

23.4	Consent of Epstein Weber & Conover, PLC former independent accountants to Crested Corp.	**

99.1	Form of Proxy	*

* Filed herewith
** Previously filed.
*** Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and Schedules to the merger agreement have been omitted. Such exhibits and schedules will be submitted supplementally to the Securities and Exchange Commission upon request.

By Reference

[1]	Incorporated by reference from the Registrant’s Form 8-K, filed August 6, 2007.

[2]	Incorporated by reference from the like-numbered exhibit to the Registrant's Annual Report on Form 10-K for the year ended May 31, 1990, filed September 14, 1990.

[3]	Incorporated by reference from exhibit 10.1 to the Registrant’s Form 8-K, filed June 26, 2006.

[4]	Incorporated by reference from the like-numbered exhibit to the Registrant's Annual Report on Form 10-K for the year ended May 31, 1992, filed September 14, 1992.

[5]	Incorporated by reference from the Registrant’s Form S-3 registration statement (333-75864), filed December 21, 2001.

[6]	Incorporated by reference from exhibit 14 to the Registrant's Form 10-K, filed March 30, 2005.

[7]	Incorporated by reference from exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed April 15, 2005.

[8]	Incorporated by reference from like-numbered to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed April 15, 2005.

[9]	Incorporated by reference from the like-numbered exhibit to the Registrant's Annual Report on Form 10-K for the year ended May 31, 1998, filed September 14, 1998.

[10]	Incorporated by reference from the exhibit to the Registrant’s Form 10-k, filed June 7, 2005.

[11]
Incorporated by reference from the like-numbered exhibit to the Registrant's Annual Report on Form 10-K for the year ended on May 31, 2001, filed August 29, 2001, and amended on June 18, 2002 and September 25, 2002.

[12]	Incorporated by reference to exhibit number 4.1 to the Registrant's Form 8A/A, filed November 17, 2005.

[13]	Incorporated by reference from exhibit (b) to the Registrant’s Form 8-K filed January 17, 2006.

[14]	Incorporated by reference from exhibits 10.1 and 10.2 to the Registrant's Form 8-K filed February 23, 2007.

[15]	Incorporated by reference from exhibit to the Registrant’s Form 8-K/A filed February 1, 2007.

[16]	Incorporated by reference from exhibit to the Registrant’s Form 8-K, filed August 6, 2007.

[17]	Incorporated by reference from exhibit to the Registrant’s Form 8-K, filed June 27, 2007.

[18]	Incorporated by reference from the like-numbered exhibit to the Registrant's Form 10-K for the year ended May 31, 2002, filed September 13, 2002.

Item 22.                  Undertakings.

The registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b)
The registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
 (1) The undersigned registrant hereby undertakes as follows: Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(f)
(2) The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 of the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(h)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(i)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riverton, State of Wyoming, on October 22, 2007

U.S. ENERGY CORP. (Registrant)

Date: October 22, 2007	By:	/s/ Keith G. Larsen
Keith G. Larsen, CEO

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement on Form S-4 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Date: October 22, 2007	By:	/s/ Keith G. Larsen
Keith G. Larsen, Director

Date: October 22, 2007	By:	/s/ Mark J. Larsen
Mark J. Larsen, Director

Date: October 22, 2007	By:	/s/ Harold F. Herron
Harold F. Herron, Director

Date: October 22, 2007	By:	/s/ Michael H. Feinstein
Michael H. Feinstein, Director

Date: October 22, 2007	By:	/s/ Allen S. Winters
Allen S. Winters, Director

Date: October 22, 2007	By:	/s/ H. Russell Fraser
H. Russell Fraser, Director

Date: October 22, 2007	By:	/s/ Michael Anderson
Michael Anderson, Director

Date: October 22, 2007	By:	/s/ Robert Scott Lorimer
Robert Scott Lorimer,
Principal Financial Officer/
Chief Accounting Officer